As filed with the Securities and Exchange Commission on June 14, 2018

Registration Statement No. 333-217916

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

POST-EFFECTIVE AMENDMENT NO. 4

TO

REGISTRATION STATEMENT

UNDER

SCHEDULE B

OF

THE SECURITIES ACT OF 1933

THE EXPORT-IMPORT BANK OF KOREA

(Name of Registrant)

THE REPUBLIC OF KOREA

(Co-Registrant and Guarantor)

Names and Addresses of Authorized Representatives in the United States:

Dong Hoon Lee or Young-rok Kim Duly Authorized Representatives of The Export-Import Bank of Korea 460 Park Avenue, 8th Floor New York, NY 10022	Seong-wook Kim Duly Authorized Representative of The Republic of Korea 460 Park Avenue, 9th Floor New York, NY 10022

Copies to:

Jinduk Han, Esq.

Cleary Gottlieb Steen & Hamilton LLP

c/o 19F, Ferrum Tower

19, Eulji-ro 5-gil, Jung-gu

Seoul 04539, Korea

The securities registered hereby will be offered on a delayed or continuous basis pursuant to the procedures set forth in Securities Act Release Nos. 33-6240 and 33-6424.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 14, 2018

PROSPECTUS

$12,082,248,627

The Export-Import Bank of Korea

Debt Securities

Warrants to Purchase Debt Securities

The Republic of Korea

Guarantees

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                 , 2018

EXPLANATORY NOTE

This registration statement relates to US$7,500,000,000 aggregate amount of (i) debt securities (with or without warrants) of The Export-Import Bank of Korea to be offered from time to time as separate issues on terms and in the manner to be specified in a prospectus supplement to be delivered in connection with each such offering and (ii) guarantees that may be issued by The Republic of Korea in respect of debt securities of The Export-Import Bank of Korea on terms and in the manner to be specified in a prospectus supplement to be delivered in connection with each such issuance. The prospectus constituting a part of this registration statement relates to (i) the debt securities (with or without warrants) registered hereunder, (ii) guarantees that may be issued by The Republic of Korea, registered hereunder and (iii) US$4,582,248,627 aggregate principal amount of debt securities (with or without warrants) registered under Registration Statement No.333-212164 (including an aggregate principal amount of US$640,000,000 of debt securities that may be sold by us from time to time in a continuous offering designated Medium-Term Notes, Series A, Due Not Less Than Nine Months From Date of Issue (the “MTNs”)). Of such securities, The Export-Import Bank of Korea has sold US$400,000,000 2.50% notes due 2020, US$600,000,000 floating rate notes due 2022, US$1,000,000,000 3.00% notes due 2022, US$800,000,000 floating rate notes due 2021 and US$700,000,000 floating rate notes due 2023, and US$8,582,248,627 aggregate amount of securities remain unsold.

This registration statement contains a form of prospectus supplement filed as Exhibit K to this registration statement to be used in connection with the sale by us of the MTNs in a continuous offering.

CERTAIN DEFINED TERMS AND CONVENTIONS

All references to the “Bank”, “we”, “our” or “us” mean The Export-Import Bank of Korea. All references to “Korea” or the “Republic” contained in this prospectus mean The Republic of Korea. All references to the “Government” mean the government of Korea.

Unless otherwise indicated, all references to “won”, “Won” or “￦” contained in this prospectus are to the currency of Korea, references to “U.S. dollars”, “Dollars”, “USD”, “$” or “US$” are to the currency of the United States of America, references to “Canadian Dollar” or “CAD” are to the currency of Canada, references to “Euro”, “EUR” or “€” are to the currency of the European Union, references to “Japanese Yen”, “JPY” or “¥” are to the currency of Japan, references to “Chinese Renminbi” or “CNY” are to the currency of the People’s Republic of China, references to “Swiss Franc” or “CHF” are to the currency of Switzerland, references to “British Pound” or “GBP” are to the currency of the United Kingdom, references to “Deutsche Mark” are to the currency of the Federal Republic of Germany, references to “Hong Kong Dollar” or “HKD” are to the currency of Hong Kong, S.A.R., references to “Singapore dollar” or “SGD” are to the currency of Singapore, references to “Turkish Lira” or “TRY” are to the currency of Turkey, references to “Malaysia Ringgit” or “MYR” are to the currency of Malaysia, references to “Brazilian Real” or “BRL” are to the currency of Federative Republic of Brazil, references to “Mexican Peso” or “MXN” are to the currency of the United Mexican States, references to “New Zealand Dollar” or “NZD” are to the currency of New Zealand, references to “Taiwan Dollar” or “TWD” are to the currency of Taiwan, references to “Thai Baht” or “THB” are to the currency of Thailand, references to “Australian Dollar” or “AUD” are to the currency of Australia, references to “Indian Rupee” or “INR” are to the currency of India, references to “Indonesian Rupiah” or “IDR” are to the currency of Indonesia, references to “Saudi Riyal” or “SAR” are to the currency of Saudi Arabia, references to “Russian Ruble” or “RUB” are to the currency of the Russian Federation, references to “Swedish Krona” or “SEK” are to the currency of Sweden, references to “South African Rand” or “ZAR” are to the currency of South Africa, references to “Danish Krone” or “DKK” are to the currency of Denmark and references to “Peruvian Sol” or “PEN” are to the currency of Peru.

In this prospectus, where information has been prepared in thousands, millions or billions of units, amounts may have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. All discrepancies in any table between totals and the sums of the amounts listed are due to rounding.

Our separate financial statements and information included in this prospectus were prepared under International Financial Reporting Standards as adopted by Korea (“Korean IFRS” or “K-IFRS”). References in this prospectus to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for our general operations.

THE EXPORT-IMPORT BANK OF KOREA

Overview

We were established in 1976 as a special governmental financial institution pursuant to the Export-Import Bank of Korea Act, as amended (the “KEXIM Act”). Since our establishment, we have been promoting the export and competitiveness of Korean goods and services in international markets. To this end, we have introduced financing facilities and implemented lending policies that are responsive to the needs of Korean exporters.

Our primary purpose, as stated in the KEXIM Act, is to “promote the sound development of the national economy and economic cooperation with foreign countries by extending the financial aid required for export and import transactions, overseas investment and the development of natural resources abroad.” Over the years, we have developed various financing facilities and lending policies that are consistent with the Government’s overall economic policies. In the latter part of the 1980s, as a result of changing trade conditions and the increased internationalization of the Korean economy, overseas investment credits and import credits were promoted and began to constitute an important portion of our business. In recent years, we have focused on the development of new financing facilities, including structured financing for ships and project financing for the construction of industrial plants and the development of natural resources abroad.

As of December 31, 2017, we had ￦71,884 billion of outstanding loans, including ￦41,369 billion of outstanding export credits, ￦24,107 billion of outstanding overseas investment credits and ￦3,726 billion of outstanding import credits, as compared to ￦76,724 billion of outstanding loans, including ￦42,628 billion of outstanding export credits, ￦27,527 billion of outstanding overseas investment credits and ￦3,741 billion of outstanding import credits as of December 31, 2016.

Although our management has control of our day-to-day operations, our operations are subject to the close supervision of the Government. The Government’s determination each fiscal year regarding the amount of financial support to extend to us, in the form of contributions to capital or transfers of our income to reserves, plays an important role in determining our lending capacity. The Government has the power to appoint or dismiss our President, Deputy President, Senior Executive Directors and Auditor. Moreover, the Minister of Strategy and Finance of the Republic has, on behalf of the Republic, signed the registration statement of which this Prospectus forms a part.

The Government supports our operations pursuant to Article 37 of the KEXIM Act. Article 37 of the KEXIM Act provides that “the annual net losses of the Export-Import Bank of Korea shall be offset each year by the reserve, and if the reserve be insufficient, the Government shall provide funds to cover the deficit.” As a result of the KEXIM Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserves, consisting of our surplus and capital surplus items, are insufficient to cover any of our annual net losses. In light of the above, if we have insufficient funds to make any payment under any of our obligations, including the debt securities covered by this prospectus, the Government would take appropriate steps, such as by making a capital contribution, by allocating funds or by taking other action, to enable us to make such payment when due. The provisions of Article 37 do not, however, constitute a direct guarantee by the Government of our obligations, and the provisions of the KEXIM Act, including Article 37, may be amended at any time by action of the National Assembly.

In January 2014, the Government amended the KEXIM Act to:

•	increase our authorized capital from ￦8,000 billion to ￦15,000 billion;

•	expand our operation scope that enables us, among other things, to invest in (i) funds intended to support export and import transactions by small and medium-sized enterprises and (ii) special purpose companies that carry out value added overseas development projects in a flexible way; and

•	reduce restrictions on our financing and investment activities by providing additional flexibility to us to cope with changes in market conditions.

In March 2016, the Government amended the KEXIM Act, which will take effect at the end of June 2016, to strengthen its enforcement powers by allowing:

•	the Minister of Strategy and Finance to impose any necessary sanctions against the officers of the Bank; and

•	the Financial Services Commission to request the Minister of Strategy and Finance to apply sanctions against the employees of the Bank.

Capitalization

As of December 31, 2017, our authorized capital was ￦15,000 billion and capitalization was as follows:

	December 31, 2017 (1)
	(billions of Won)
Long-Term Debt (2)(3)(4)(5)(6):
Borrowings in Korean Won	￦	—
Borrowings in Foreign Currencies		4,316
Export-Import Financing Debentures		43,109

Total Long-Term Debt	￦	47,425

Capital and Reserves:
Capital Stock(7)	￦	11,815
Additional Paid-in-Capital		—
Capital Adjustments		(129)
Retained Earnings		708
Legal Reserve(8)		329
Voluntary Reserve(8)		—
Reserve for Bad Loans(9)		206
Unappropriated Retained Earnings		173
Other Components of Equity(10)		120

Total Capital and Reserve	￦	12,513

Total Capitalization(8)	￦	59,938

(1)	Except as described in this prospectus, there has been no material adverse change in our capitalization since December 31, 2017.
(2)	Consists of borrowings and debentures with maturities of more than a year remaining.
(3)	We have translated borrowings in foreign currencies as of December 31, 2017 into Won at the rate of ￦1,071.40 to US$1.00, which was the market average exchange rate as announced by the Seoul Monetary Brokerage Services Ltd., on December 31, 2017.
(4)	As of December 31, 2016, we had contingent liabilities totaling ￦42,809 billion, which consisted of ￦38,961 billion under outstanding guarantees and acceptances and ￦3,848 billion under contingent guarantees and acceptances issued on behalf of our clients. For further information relating to our contingent liabilities under outstanding guarantees as of December 31, 2017, see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2017 and 2016—Note 36.”
(5)	As of December 31, 2017, we had entered into 468 interest rate related derivative contracts with a notional amount of ￦38,781 billion and 739 currency related derivative contracts with a notional amount of ￦30,970 billion in accordance with our policy to hedge interest rate and currency risks. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2017 and 2016—Note 20.”

(6)	See “—Description of Assets and Liabilities—Sources of Funding” for an explanation of these sources of funds. All our borrowings, whether domestic or international, are unsecured and unguaranteed.
(7)	As of December 31, 2017, our authorized ordinary share capital was ￦15,000 billion and issued fully-paid capital stock was ￦11,815 billion. See “—Business—Government Support and Supervision.”
(8)	See “—Business—Government Support and Supervision” for a description of the manner in which annual net income is transferred to the legal reserve and may be transferred to the voluntary reserve.
(9)	If the estimated allowance for credit loss determined by K-IFRS for the accounting purposes is lower than that for regulatory purposes as required by Supervisory Regulation of Banking Business, we reserve such difference as the regulatory reserve for bad loans. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2017 and 2016—Note 23.”
(10)	See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2017 and 2016—Note 22.”

Business

Purpose and Authority

We were established in 1976 as a special governmental financial institution pursuant to the KEXIM Act. The KEXIM Act, the Enforcement Decree of the KEXIM Act (the “KEXIM Decree”) and our Articles of Incorporation (the “By-laws”) define and regulate our powers and authority. We are treated as a special juridical entity under Korean law and are not subject to certain of the laws regulating activities of commercial banks.

We were established, as stated in the KEXIM Act, to “promote the sound development of the national economy and economic cooperation with foreign countries by extending the financial aid required for export and import transactions, overseas investment and the development of natural resources abroad.” As an instrument in serving the Government’s public policy objectives, we do not seek to maximize our profits. We do, however, strive to maintain an adequate level of profitability to strengthen our equity base in order to support the growth in the volume of our business.

Our primary purpose has been the provision of loans and guarantees to facilitate Korean companies’ exports and overseas investments and projects. Most of our activities have been carried out pursuant to this authority.

We have the authority to undertake a range of financial activities. These fall into four principal categories:

•	export credits;

•	overseas investment credits;

•	import credits; and

•	guarantee facilities.

Export credits include loans to facilitate Korean exports of capital and non-capital goods and technical and non-technical services. Overseas investment credits consist of loans to finance Korean overseas investments and projects. Import credits include the extension of loans to finance Korean imports of essential materials and natural resources. Guarantee facilities are made available to support the obligations of Korean exporters and importers.

We also have the authority to administer, on behalf of the Government, the Government’s Economic Development Cooperation Fund and the Inter-Korea Cooperation Fund, formerly known as South and North Korea Co-operation Fund.

We may also undertake other business activities incidental to the foregoing, including currency and interest rate swap transactions. We have engaged in such swap transactions for hedging purposes only.

Government Support and Supervision

The Government’s determination each fiscal year, regarding the amount of financial support to extend to us, plays an important role in determining our lending capacity. Such support has included contributions to capital, loans and transfers of our income to reserves.

Our authorized capital was ￦30 billion when the Government enacted the KEXIM Act in 1969. The National Assembly amended the KEXIM Act and increased our authorized capital to ￦150 billion in 1974, ￦500 billion in 1977, ￦1,000 billion in 1986, ￦2,000 billion in January 1998, ￦4,000 billion in September 1998 and ￦8,000 billion in January 2009. In January 2014, the Government further increased our authorized capital to ￦15,000 billion.

As of December 31, 1996, the capital contribution from the Government was approximately ￦686 billion, all in cash. Since 1997, the Government has made capital contributions not only in cash but also in the form of shares of common stock of Government-affiliated entities. Recent examples include the Government’s contributions to our capital of (i) ￦130 billion, ￦40 billion, ￦75 billion, ￦15 billion, ￦10 billion, ￦935 billion, ￦10 billion and ￦65 billion in cash in January 2014, January 2015, August 2015, September 2015, July 2016, September 2016, October 2016 and November 2016, respectively, and (ii) ￦380 billion and ￦1,000 billion in the form of shares of Korea Land & Housing Corporation in July 2014 and December 2015, respectively, ￦500 billion in the form of shares of Korea Aerospace Industries Ltd. in June 2016, ￦125 billion in the form of shares of Yeosu Gwangyang Port Authority in May 2017, ￦125 billion in the form of shares of Incheon Port Authority in May 2017 and ￦1,167 billion in the form of shares of Korea Aerospace Industries Ltd. in June 2017, in order to enhance our capacity to finance projects, including large-scale overseas development projects. Taking into account these capital contributions, our total capital stock was ￦11,815 billion as of December 31, 2017.

Pursuant to the KEXIM Act, only the Government, The Korea Development Bank, The Bank of Korea, certain designated domestic banking institutions, exporters’ associations and international financial organizations may contribute to our capital stock. As of December 31, 2017, the Government directly owned 66% of our capital stock and indirectly owned, through The Bank of Korea and The Korea Development Bank, 10% and 24%, respectively, of our capital stock. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2017 and 2016—Note 1.”

In addition to contributions to our capital, the Government provides funding for our financing activities. The Government has made loans available to us for our lending activities. See “—Description of Assets and Liabilities—Sources of Funding.”

The Government also supports our operation pursuant to Articles 36 and 37 of the KEXIM Act. Article 36 of the KEXIM Act and the By-laws provide that we shall apply our net income earned during each fiscal year, after deduction of depreciation expense for such fiscal year, in the following manner and in order of priority:

•	first, at least 10% of such net income is transferred to our legal reserve until the total amount of our legal reserve equals the total amount of our capital stock;

•	second, if the Minister of Strategy and Finance approves such distribution, the balance of any such net income, after such transfer to the legal reserve, is distributed to the institutions, other than the Government, that have contributed to our capital (up to a maximum 15% annual dividend rate); and

•	third, the remaining balance of any such net income is distributed in whatever manner our Operations Committee determines and the Minister of Strategy and Finance approves, such as additions to our voluntary reserve.

Article 37 of the KEXIM Act provides that “the annual net losses of the Export-Import Bank of Korea shall be offset each year by the reserve, and if the reserve be insufficient, the Government shall provide funds to cover the deficit.” As a result of the KEXIM Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserves are insufficient to cover any of our annual net losses. In light of this provision, if we have insufficient funds to make any payment under any of our obligations, the Government would take appropriate steps by making a capital contribution, by allocating funds or by taking other action to enable us to make such payment when due. The provisions of Article 37 do not, however, constitute a direct guarantee by the Government of our obligations, and the provisions of the KEXIM Act, including Article 37, may be amended at any time by action of the National Assembly.

The Government closely supervises our operations including in the following ways:

•	the President of the Republic appoints our President upon the recommendation of the Minister of Strategy and Finance;

•	the Minister of Strategy and Finance appoints our Deputy President and Senior Executive Directors upon the recommendation of our President;

•	the Minister of Strategy and Finance appoints our Auditor;

•	one month prior to the beginning of each fiscal year, we must submit our proposed program of operations and budget for the fiscal year to the Minister of Strategy and Finance for his approval and immediately after the approval of the Minister of Strategy and Finance, we must report such program to the National Assembly;

•	the Minister of Strategy and Finance must approve our operating manual, which sets out guidelines for all principal operating matters, including the range of permitted financings;

•	the Board of Audit and Inspection, a Government department, examines our settlement of accounts annually;

•	each of the Minister of Strategy and Finance and the Financial Services Commission has broad authority to require reports from us on any matter and to examine our books, records and other documents. On the basis of the reports and examinations, the Minister of Strategy and Finance may issue any orders it deems necessary to enforce the KEXIM Act or delegate examinations to the Financial Services Commission;

•	the Financial Services Commission may supervise our operations to ensure managerial soundness based upon the KEXIM Decree and the Supervisory Regulations of Banking Business legislated by the Financial Services Commission and may issue orders deemed necessary for such supervision;

•	we must submit our annual report to the Ministry of Strategy and Finance (formerly, the Ministry of Finance and Economy) within two months after the end of each fiscal year and to the National Assembly within nine months after the end of each fiscal year outlining our operations and analyzing our activities during the relevant fiscal year; and

•	we may amend our By-laws and operating manual only with the approval of the Minister of Strategy and Finance.

Selected Financial Statement Data

Except where expressly indicated otherwise in this prospectus, loans in Won and loans in foreign currencies are collectively referred to as the “Loans”; bills bought, foreign exchange bought, advances for customers, call loans and interbank loans in foreign currency are collectively referred to as the “Other Loans”; Loans and Other Loans are collectively referred to as the “Loan Credits”; confirmed guarantees and acceptances are collectively referred to as the “Guarantees”; and Loan Credits and Guarantees are collectively referred to as the “Credit Exposure.”

You should read the following selected financial statement data together with our separate financial statements and notes included in this prospectus.

	Year Ended December 31,
	2015		2016		2017
	(billions of Won)
Income Statement Data
Total Interest Income	￦	1,887	￦	2,231	￦	2,684
Total Interest Expense		1,201		1,417		1,604
Net Interest Income		686		815		1,080
Operating Income (Loss)		32		(1,958)		229
Income (Loss) before Income Tax		35		(1,958)		229
Income Tax Expense (Benefit)		14		(471)		56
Net Income (Loss)		22		(1,487)		173

	As of December 31,
	2015		2016		2017
	(billions of Won)
Balance Sheet Data
Total Loan Credits (1)	￦	69,412	￦	76,724	￦	71,884
Total Borrowings (2)		65,197		71,880		66,699
Total Assets		81,890		89,775		83,946
Total Liabilities		70,864		78,555		71,433
Total Shareholders’ Equity		11,026		11,220		12,513

(1)	Gross amount, including bills bought, foreign exchange bought, call loans, inter-bank loans in foreign currency, advance for customers and others and before deducting valuation adjustment of loans in foreign currencies, allowance for loan losses and deferred loan origination fees. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2017 and 2016—Note 10.”
(2)	Includes debentures.

2017

We had net income of ￦173 billion in 2017 compared to net loss of ￦1,487 billion in 2016. The principal factors for the net income of ￦173 billion in 2017 compared to the net loss of ￦1,487 billion in 2016 included:

•	reversal of impairment loss on guarantees of ￦879 billion in 2017 compared to impairment loss on guarantees of ￦1,165 billion in 2016, primarily due to a decrease in refund guarantees to shipbuilding companies, which resulted in an improvement in guarantee quality; and

•	an increase in net interest income to ￦1,080 billion in 2017 from ￦815 billion in 2016, primarily due to an increase in interest income from loans which more than offset an increase in interest expense from debentures.

The above factors were partially offset by income tax expense of ￦56 billion in 2017 compared to income tax benefit of ￦471 billion in 2016, primarily due to income before income tax of ￦229 billion in 2017 compared to loss before income tax of ￦1,958 billion in 2016.

As of December 31, 2017, our total assets decreased by 6% to ￦83,946 billion from ￦89,775 billion as of December 31, 2016, primarily due to a 6% decrease in Loan Credits to ￦71,884 billion as of December 31, 2017 from ￦76,724 billion as of December 31, 2016.

As of December 31, 2017, our total liabilities decreased by 9% to ￦71,433 billion from ￦78,555 billion as of December 31, 2016, primarily due to a 38% decrease in borrowings to ￦6,013 billion as of December 31, 2017 from ￦9,761 billion as of December 31, 2016 and a 2% decrease in debentures to ￦60,685 billion as of December 31, 2017 from ￦62,119 billion as of December 31, 2016.

The decreases in assets and liabilities were primarily due to the appreciation of the Won against the U.S. dollar as of December 31, 2017 compared to December 31, 2016, as a majority of our assets and liabilities consisted of foreign currency loans and debt (including significant percentages in U.S. dollars). The decreases in the volume of loans and debt magnified the effect of the appreciation of the Won against the U.S. dollar.

As of December 31, 2017, our total shareholders’ equity increased by 12% to ￦12,513 billion from ￦11,220 billion as of December 31, 2016, primarily due to an increase in capital stock.

2016

In 2016, we had net loss of ￦1,487 billion compared to net income of ￦22 billion in 2015. The principal factors for the net loss of ￦1,487 billion in 2016 compared to the net income of ￦22 billion in 2015 included:

•	an increase in impairment loss on loans to ￦1,929 billion in 2016 from ￦836 billion in 2015, primarily due to a downgrade of the classification of our exposure to (i) Daewoo Shipbuilding & Marine Engineering Co., Ltd. (“DSME”) from normal to precautionary, following our evaluation of DSME’s financial condition (including a significant increase in its liabilities) and operating results (including a significant operating loss) and (ii) STX Offshore & Shipbuilding Co., Ltd. from substandard to estimated loss, following its filing for court receivership in June 2016; and

•	an increase in impairment loss on guarantees to ￦1,165 billion in 2016 from ￦122 billion in 2015, primarily due to a deterioration in credit quality with respect to guarantees extended to certain borrowers (including DSME and STX Offshore & Shipbuilding).

The above factors were partially offset by an income tax benefit of ￦471 billion in 2016 compared to an income tax expense of ￦13 billion in 2015, primarily due to loss before income tax of ￦1,958 billion in 2016.

As of December 31, 2016, our total assets increased to ￦89,775 billion from ￦81,890 billion as of December 31, 2015, primarily due to an increase in Loan Credits to ￦76,724 billion as of December 31, 2016 from ￦69,412 billion as of December 31, 2015.

As of December 31, 2016, our total liabilities increased to ￦78,555 billion from ￦70,864 billion as of December 31, 2015, primarily due to an increase in debentures to ￦62,119 billion as of December 31, 2016 from ￦53,240 billion as of December 31, 2015, which more than offset a decrease in borrowings to ￦9,761 billion as of December 31, 2016 from ￦11,958 billion as of December 31, 2015.

The increases in assets and liabilities were primarily due to increases in the volume of loans and debt, respectively. The depreciation of the Won against the U.S. dollar as of December 31, 2016 compared to December 31, 2015 magnified the effect of the increase in the volume of loans and debt, as a majority of our assets and liabilities consisted of foreign currency loans and debt (including significant percentages in U.S. dollars).

As of December 31, 2016, our total shareholders’ equity increased to ￦11,220 billion from ￦11,026 billion as of December 31, 2015, primarily due to an increase in capital stock to ￦10,398 billion as of December 31, 2016 from ￦8,878 billion as of December 31, 2015 and an increase in unrealized gains on available-for-sale securities to ￦260 billion from ￦116 billion as of December 31, 2015, which more than offset a decrease in retained earnings to ￦535 billion as of December 31, 2016 from ￦2,028 billion as of December 31, 2015.

Operations

Loan Operations

Our primary objective since our establishment has been to promote the export and competitiveness of Korean goods and services in international markets. To this end, we have introduced various financing facilities and implemented lending policies that are responsive to the needs of Korean exporters and foreign importers. Over the years, we have also developed financing facilities and lending policies that are consistent with the Government’s overall economic policies. In the latter part of the 1980s, as a result of changing trade conditions and the increased internationalization of the Korean economy, overseas investment credits and import credits were promoted and began to constitute an important portion of our business. Our lending programs include (1) export credits to Korean exporters or foreign buyers of Korean goods and services, (2) overseas investment credits to Korean firms and (3) import credits to Korean importers.

Before approving a credit, we consider:

•	economic benefits to the Republic;

•	the industry’s rank in the order of priorities established by the Government’s export-import policy;

•	credit risk associated with the loans to be extended; and

•	the goal of diversifying our lending activities.

The KEXIM Act and the By-laws provide that we may extend credit only where repayment “is considered probable.” Accordingly, we carefully investigate the financial position of each prospective borrower and the technical and financial aspects of the project to be financed, and a loan is made only if we believe there is reasonable assurance of repayment. See “—Credit Policies, Credit Approval and Risk Management—Credit Approval.”

In 2017, we provided Loans of ￦51,360 billion, a decrease of 10% from the previous year, but our commitments of Loans amounted to ￦50,316 billion, an increase of 1% from the previous year. The decrease in disbursements for Loans was primarily attributable to disbursements made in 2017 based on decreased commitments we approved in 2016. The increase in commitments of Loans was primarily due to an increase in new commitments for export credits and import credits.

The following table sets out the total amounts of our outstanding Loan Credits, categorized by type of credit:

	As of December 31,						As % of 2017 Total
	2015		2016		2017
	(billions of Won)
Export Credits
Industrial Plants	￦	15,299	￦	17,105	￦	15,082	21%
Shipbuilding		12,748		14,328		14,855	21
Ferrous & nonferrous metal products		2,088		1,971		1,738	2
Petrochemical products		1,505		1,462		1,577	2
Automobiles		1,221		1,732		1,945	3
Electronic machineries		1,045		1,682		2,048	3
Others (1)		4,290		4,348		4,124	6

Sub-total		38,196		42,628		41,369	58

Overseas Investment Credits		25,641		27,527		24,107	34
Import Credits		3,783		3,741		3,726	5
Call Loans		902		2,765		2,056	3
Others (2)		844		541		1,925	3
Present Value Premium/Discount		46		(478)		(1,297)	(2)

Total Loan Credits	￦	69,412	￦	76,724	￦	71,884	100%

(1)	Includes general machinery, service sector, etc.
(2)	Includes loans for Inter-bank loans in foreign currency, advances for customers, etc.

Source: Internal accounting records

The following table sets out our new loan commitments, categorized by type of credit:

New Loan Credit Commitments by Type of Credit

	As of December 31,						As % of 2017 Total
	2015		2016		2017
	(billions of Won)
Export Credits
Industrial Plants	￦	6,566	￦	3,227	￦	5,051	10%
Shipbuilding		7,889		7,703		7,352	15
Ferrous & nonferrous metal products		2,090		1,327		1,352	3
Petrochemical products		4,782		3,822		4,206	8
Automobiles		2,677		3,494		3,535	7
Electronic machineries		1,834		1,843		2,108	4
Others (1)		7,456		8,901		7,446	15

Sub-total		33,294		30,317		31,050	62

Overseas Investment Credits		14,359		13,369		12,361	25
Import Credits		7,406		6,221		6,905	14

Total	￦	55,060	￦	49,907	￦	50,316	100%

(1)	Includes general machinery, service sector, etc.

Source: Internal accounting records

Export Credits

We offer export credits to either domestic suppliers or foreign buyers to finance export transactions.

Export Credits to domestic suppliers include:

•	export loans to Korean exporters that export capital goods such as ships, industrial plants and machinery;

•	pre-shipment credit to Korean exporters or manufacturers producing export products;

•	technical service credit to Korean companies that export technical services abroad, including overseas construction projects;

•	short-term trade financing to Korean exporters that manufacture export goods under short-term export contracts;

•	small business export credit to small and medium-sized enterprises that manufacture export goods or supply materials needed by their primary exporters;

•	rediscount on trade bills to domestic commercial banks for exporters;

•	forfaiting to Korean exporters by discounting trade bills under the usance line of credit from export transactions on a non-recourse basis; and

•	export factoring to Korean exporters by discounting trade receivables that occurs from open account export transactions on credit on a non-recourse basis.

Export credits to foreign buyers include:

•	direct loans to foreign buyers that purchase Korean goods and services;

•	project finance to foreign companies that intend to import industrial plants, facilities and technical services from Korea for large-scale projects, of which the cash flows from such projects are the main source for repayment;

•	structured finance to foreign shipping companies that purchase ships from Korean shipyards, of which the repayment usually depends on the cash flows generated by the operation of ships; and

•	interbank export loans to creditworthy banks in foreign countries to help foreign buyers obtain credit for the purchase of goods and services of Korean origin.

As of December 31, 2017, export credits in the amount of ￦41,369 billion represented 58% of our total outstanding Loan Credits. Our disbursements of export credits in 2017 amounted to ￦32,938 billion, a decrease of 8% from the previous year, primarily due to decreased activity for construction of industrial plants. Our commitments of export credits in 2017 amounted to ￦31,050 billion, an increase of 2% from the previous year.

We offer export credits to Korean companies in order to provide them with the funds required for the manufacture or construction of capital and non-capital goods and readying of technical services designated in our operating manual for export. Capital goods eligible for export credit financings currently include ships, industrial plants, industrial machinery and overseas construction projects. With respect to eligible items supported by our export credits, ships have traditionally had the largest share of our export credit operations.

We offer export loans and technical service credits to domestic suppliers at fixed (no less than the Commercial Interest Reference Rate under the OECD Arrangement (as defined below)) or floating rates of interest with maturities of up to 12 years for ships and maturities of varying terms, from two to 18 years, for financings of other eligible items. We typically require a minimum down payment of 20% of the contract amount for ship export financings and a minimum down payment of 15% for financings of other eligible items. When the credit rating of a prospective borrower does not meet our internal rating criteria, these export credits are secured by promissory notes issued in connection with the relevant transaction, or letters of guarantees or letters of credit issued or confirmed by a creditworthy international bank or the importer’s government or central bank. Other terms and conditions under such export credit facilities must be in accordance with the Arrangement on Guidelines for Officially Supported Export Credits by the Organization for Economic Cooperation and Development (the “OECD Arrangement”). We offer direct loans to foreign buyers, project finance to project companies and structured finance for ships to foreign shipping companies under similar terms and conditions as export credit financings to domestic suppliers. We offer interbank export loans to overseas banks to facilitate imports by foreign importers of Korean manufactured goods. Interbank export loans are offered at fixed or floating rates of interest with maturities of up to ten years.

Overseas Investment Credits

We extend overseas investment credits to either Korean companies or foreign companies in which a Korean company has an equity share, to finance investments in eligible overseas businesses and projects. Such financing programs include:

•	overseas investment credit to Korean companies that invest abroad in the form of capital subscription, acquisition of stocks and long-term credit;

•	overseas project credit to Korean companies or their overseas subsidiaries engaging in businesses outside Korea;

•	major resources development credit to Korean companies for development of natural resources and acquisition of mining rights abroad; and

•	overseas business credit to foreign companies in which Korean companies have an equity stake, in the form of funds for purchasing equipment or working capital.

As of December 31, 2017, overseas investment credits amounted to ￦24,107 billion, representing 34% of our total outstanding Loan Credits. Our commitments of overseas investment credits in 2017 amounted to ￦12,361 billion, a decrease of 8% from the previous year. Our disbursements of overseas investment credits in 2017 amounted to ￦11,504 billion, a decrease of 22% from the previous year. The decrease in new commitments and disbursements for overseas investment credits was primarily due to decreased demand for overseas investment and project credits.

Proposals for overseas investment credits to finance the acquisition of important materials or the development of natural resources for the Korean economy, as determined by the Government, are given priority, together with projects that promote the export of Korean goods and services. As a result, projects financed by our overseas investment credit program have been mainly in the fields of manufacturing or development of natural resources.

We offer overseas investment credits at either fixed or floating rates of interest with maturities up to 30 years. Such facilities may require security in the form of a bank guarantee, pledge or mortgage on the borrower’s local assets. Depending upon the size of the borrower, we will provide up to 100% of the financing required for the overseas investment project.

Import Credits

We offer import credits to Korean companies that directly import essential materials, natural resources and high-technology materials whose stable and timely supply is required for the national economy, or to Korean companies that import such items after developing them overseas. Import credits are extended for importation of eligible items, including nuclear fuels, aircraft, mineral ores, crude oil, lumber, wood pulp, grains, cotton, sugar, and equipment and machinery for research and development, and for use in advanced technological industries.

As of December 31, 2017, import credits in the amount of ￦3,726 billion represented 5% of our total outstanding Loan Credits. Disbursements and new commitments of import credits amounted to ￦6,918 billion and ￦6,905 billion, respectively, in 2017, an increase of 10% and 11%, respectively, from the previous year, primarily due to an increase in demand for financing for raw materials used for export and domestic consumption.

We offer import credits at either fixed or floating rates of interest with maturities up to ten years for equipment and machinery and shorter maturities of up to two years for other items, which may require security in the form of a bank guarantee, pledge or mortgage on the borrower’s local assets. We generally provide up to 80% of the import contract amount, but provide up to 90% of the import contract amount in the case of small and medium-sized enterprises and up to 100% for transactions with a letter of credit opened by a bank.

Guarantee Operations

We provide guarantees in favor of Korean commercial banks and foreign banks or foreign importers in respect of the obligations of Korean exporters in order to facilitate export and import financings. Such guarantee programs for Korean exporters and importers include (1) financial guarantees to co-financing banks that provide loans for transactions that satisfy our eligibility requirements and (2) project-related guarantees to foreign importers for the performance of Korean exporters on eligible projects in the form of bid bonds, advance payment bonds, performance bonds and retention bonds. Guarantee commitments as of December 31, 2017 decreased to ￦42,809 billion from ￦59,679 billion as of December 31, 2016. Guarantees we had confirmed as of December 31, 2017 decreased to ￦38,961 billion from ￦53,615 billion as of December 31, 2016.

We mainly issue project-related guarantees, which include:

•	advance payment guarantees that are issued to overseas importers of Korean goods and services to support obligations to refund down payments made to Korean exporters in the event of a failure to deliver the goods to be exported; and

•	performance guarantees that are issued to foreign importers to support the performance by Korean exporters of their contractual obligations.

In 2017, we issued project-related confirmed guarantees in the amount of ￦6,052 billion, a decrease of 31% from the previous year.

We also issue letters of credit to foreign exporters to assist in the financing of projects approved in connection with import credit loans, and to Korean exporters to assist in the financing of projects approved in connection with export credit loans.

For further information regarding our guarantee and letter of credit operations, see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2017 and 2016—Note 36.”

Government Account Operations

Economic Development Cooperation Fund

In 1987, the Government established the Economic Development Cooperation Fund (the “EDCF”) to provide loans, at concessional interest rates, to governments or agencies of developing countries for projects that contribute to industrial development or economic stabilization of such countries. We administer the EDCF on behalf of the Government and are responsible for project appraisal, documentation and administrative work relating to the EDCF Loans. The EDCF business accounts are maintained separately from our own account on behalf of the Government, and we derive no separate income or expenditures from our operation of the EDCF business. Government contributions constitute the primary funding source of the EDCF. Loan disbursements by the EDCF in 2017 amounted to ￦749 billion for 101 projects in 32 countries, an increase of 0.4% from the previous year. As of December 31, 2017, the total outstanding loans extended by the EDCF was ￦6,308 billion, an increase of 11% from the previous year.

Inter-Korea Cooperation Fund

In 1991, the Government established the Inter-Korea Cooperation Fund (the “IKCF”) to promote mutual exchanges and cooperation between the Republic and North Korea by engaging in funding and financing activities to support family reunions, cultural events, academic seminars, trade and economic cooperation between the two countries. We administer the IKCF under the initiative and policy coordination of the Ministry of Unification. The IKCF accounts are maintained separately from our own account on behalf of the Government. Government contributions are the major funding source of the IKCF. The IKCF disbursements during 2017 amounted to ￦68 billion for 223 projects, and cumulative total disbursements as of December 31, 2017 were ￦6,745 billion, an increase of 1% from ￦6,677 billion as of December 31, 2016.

Other Operations

We engage in various other activities related to our financing activities.

Activities in which we currently engage include:

•	country information services performed by the Overseas Economic Research Institute, which conducts country studies and country risk evaluation to assist in the efficient utilization of our financial resources;

•	export credit advisory services, which are aimed at bringing about a larger share of overseas bidding by giving Korean exporters a wide range of knowledge on the country, industry, market and financial situation of the importing country in the early stage of the tendering process or contract negotiations;

•	consulting services by in-house professionals including lawyers, accountants and regional experts who consult on international transactions; and

•	management of Korea’s foreign direct investment database.

Description of Assets and Liabilities

Total Credit Exposure

We extend credits to support export and import transactions, overseas investment projects and other relevant products in various forms including loans and guarantees.

The following table sets out our Credit Exposure as of December 31, 2015, 2016 and 2017, categorized by type of exposure extended:

		As of December 31,
		2015			2016			2017
		(billions of Won, except for percentages)
A	Loans in Won	￦	14,953	12%	￦	16,178	13%	￦	18,956	18%
B	Loans in Foreign Currencies		51,385	41		55,523	44		47,873	45
C	Loans (A+B)		66,338	53		71,701	56		66,829	62
D	Other Loans		3,074	2		5,023	4		5,056	5
E	Loan Credits (C+D)		69,412	56		76,724	60		71,884	67
F	Allowances for Loan Losses		(2,405)	(2)		(2,926)	(2)		(3,287)	(3)
G	Loan Credits including present value discounts (E-F)		67,007	54		73,798	58		68,597	64
H	Guarantees		57,096	46		53,615	42		38,961	36
I	Credit Exposure (G+H)		124,103	100		127,413	100		107,558	100

Loan Credits by Geographic Area

The following table sets out the total amount of our outstanding Loan Credits as of December 31, 2015, 2016 and 2017, categorized by geographic area (1):

	As of December 31, (1)						As % of 2017 Total
	2015		2016		2017
	(billions of Won)
Asia(2)	￦	50,272	￦	56,012	￦	54,219	75%
Europe		5,258		5,463		4,334	6
America		9,722		11,190		9,229	13
Africa		4,161		4,059		4,102	6

Total	￦	69,412	￦	76,724	￦	71,884	100%

(1)	For purposes of this table, export credits have been allocated to the geographic areas in which the foreign buyers of Korean exports are located; overseas investment credits have been allocated to the geographic areas in which the overseas investments being financed are located; and import credits have been allocated to the geographic areas in which the sellers of the imported goods are located.
(2)	Includes Australia.

Source: Internal accounting records

We engage in business related to Iran, including transactions involving as counterparties Iranian banks that may be indirectly owned or controlled by the Iranian government. The U.S. State Department has designated Iran as a state sponsor of terrorism, and U.S. law generally prohibits U.S. persons from doing business in Iran. We are a Korean bank and our activities with respect to Iran have not involved any U.S. person in either a managerial or operational role and have been subject to policies and procedures designed to ensure compliance with applicable Korean laws and regulations. We believe that our activities related to Iran are not subject to the mandatory sanctions administered or enforced by the United States Government (including, without limitation, Section 104 of the U.S. Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 (“CISADA”) and the Iran Financial Sanctions Regulations issued by the U.S. Secretary of the Treasury thereunder (the “IFSR”)).

Our business related to Iran consists solely of extensions of credit and financing provided in connection with exports of Korean goods and services to Iran and our disbursements of Iran-related credits are made directly to Korean suppliers or exporters except certain credits made to Iranian banks. Such activities have involved export-related credits to finance the export contracts of Korean exporters supplying goods and services to Iranian companies, credit line extensions to Iranian banks to finance consumer products exports by Korean exporters, extensions of credit through non-recourse discounting of export trade bills, and purchases of promissory notes securing export transactions. Our Loans to Iran represented 0.1%, 0.3% and 0.5% of our total assets as of December 31, 2015, 2016 and 2017, respectively, and also represented 0.1%, 0.3% and 0.7% of our Loan Credits as of those respective dates. Our total operating revenues from transactions with Iran in 2015, 2016 and 2017 represented 0.3%, 0.3% and 0.3% of our total operating revenues, respectively.

We are aware, through press reports and other means, of initiatives by governmental entities in the U.S. and by U.S. institutions such as universities and pension funds, to adopt laws, regulations or policies prohibiting transactions with or investment in, or requiring divestment from, entities doing business with Iran, including, without limitation, CISADA and IFSR. It is possible that such initiatives may result in our being unable to gain or retain entities subject to such prohibitions as customers or as investors in our debt securities. In addition, our reputation may suffer due to our association with Iran. Such a result could have significant adverse effects on our business or the price of our debt securities.

Individual Exposure

The KEXIM Decree imposes limits on our aggregate credits extended to a single person or business group. As of the date hereof, we are in compliance with such requirements.

As of December 31, 2017, our largest Credit Exposure was to Daewoo Shipbuilding & Marine Engineering, or DSME, in the amount of ￦8,065 billion. As of December 31, 2017, our second largest and third largest Credit Exposures, respectively, were to Hyundai Heavy Industries Co., Ltd. in the amount of ￦3,393 billion and to Samsung Heavy Industries Co., Ltd. in the amount of ￦3,183 billion.

The following table sets out our five largest Credit Exposures as of December 31, 2017 (1):

Rank	Name of Borrower	Loan Credits	Guarantees	Total
		(billions of Won)
1	Daewoo Shipbuilding & Marine Engineering Co., Ltd.	￦3,189	￦4,876	￦8,065
2	Hyundai Heavy Industries Co., Ltd.	1,584	1,809	3,393
3	Samsung Heavy Industries Co., Ltd.	939	2,244	3,183
4	Hanwha Engineering & Construction Co., Ltd.	—	2,434	2,434
5	Doosan Heavy Industries Co., Ltd.	900	1,497	2,397

(1)	Excludes loans and guarantees extended to affiliates.

Source: Internal accounting records.

In recent years, DSME, one of the largest shipbuilding and offshore construction companies in Korea, suffered from financial difficulties primarily due to significant losses incurred in connection with the construction of offshore plants resulting from a prolonged slowdown in the global shipbuilding industry. In October 2015, we announced that we, along with The Korea Development Bank, plan to provide financial support to DSME, including provision of liquidity support of up to ￦4.2 trillion. In December 2016, in a bid to improve DSME’s capital structure, we exchanged a term loan in the amount of ￦1 trillion provided by us to DSME for perpetual bonds newly issued by DSME, while KDB engaged in debt-for-equity swaps amounting to ￦1.8 trillion. In March 2017, we and The Korea Development Bank announced a second joint plan to provide an additional ￦2.9 trillion in financial support to DSME, which was approved by the other creditors in April 2017. Based on such plan, we exchanged a term loan in the amount of ￦1.28 trillion provided by us to DSME for perpetual bonds issued by DSME and The Korea Development Bank provided additional debt-to-equity swaps of ￦0.3 trillion in June 2017. Other creditors also provided debt-to-equity swaps for up to 80% of their debt with DSME and rescheduled the maturities of the remainder.

In addition, we have Credit Exposures to a number of financially troubled Korean companies including STX Offshore & Shipbuilding and Sungdong Shipbuilding & Marine Engineering Co., Ltd. STX Offshore & Shipbuilding, which had filed for court receivership in June 2016 and executed debt-for-equity swaps with their creditors (including us), exited court receivership in July 2017. Sungdong Shipbuilding & Marine Engineering, which had been in voluntary out-of-court debt restructuring since 2010, filed for court receivership in March 2018.

As of December 31, 2017, our Credit Exposure to STX Offshore & Shipbuilding and Sungdong Shipbuilding & Marine Engineering amounted to ￦407 billion and ￦2,072 billion, respectively.

Asset Quality

The Supervisory Regulation of Banking Business (“Supervisory Regulation”) legislated by the Financial Services Commission requires banks, including us, to analyze and classify their credits into one of five categories as normal, precautionary, substandard, doubtful or estimated loss by taking into account borrowers’ repayment capacity as well as a number of other factors including the financial position, profitability, transaction history of the relevant borrower and the value of any collateral or guarantee taken as security for the extension of credit. Categorizations are applied to all loans except call loans and interbank loans, which are classified as normal. Credit categorizations are as follows:

Normal	Credits extended to customers which, in consideration of their business and operations, financial conditions and future cash flows, do not raise concerns regarding their ability to repay the credits.

Precautionary	Credits extended to customers (1) which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have potential risks with respect to their ability to repay the credits in the future, although there have not occurred any immediate risks of default in repayment; or (2) which are in arrears for one month or more but less than three months.

Substandard	(1) Credits extended to customers, which in consideration of their business and operations, financial conditions and future cash flows, are judged to have incurred considerable risks for default in repayment as the customers’ ability to repay has deteriorated; or (2) that portion which is expected to be collected of total credits (a) extended to customers which have been in arrears for three months or more, (b) extended to customers which are judged to have incurred serious risks due to the occurrence of final refusal to pay their promissory notes, liquidation or bankruptcy proceedings, or closure of their businesses or (c) of “Doubtful Customers” or “Estimated-loss Customers” (each as defined below).

Doubtful	That portion of credits in excess of the amount expected to be collected of total credits extended to (1) customers (“Doubtful Customers”) which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have incurred serious risks of default in repayment due to noticeable deterioration in their ability to repay; or (2) customers which have been in arrears for three months or more but less than twelve months.

Estimated Loss	That portion of credits in excess of the amount expected to be collected of total credits extended to (1) customers (“Estimated-loss Customers”), which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have to be accounted as a loss as the inability to repay became certain due to serious deterioration in their ability to repay; (2) customers which have been in arrears for twelve months or more; or (3) customers which are judged to have incurred serious risks of default in repayment due to the occurrence of final refusal to pay their promissory notes, liquidation or bankruptcy proceedings, or closure of their businesses.

Under K-IFRS, we establish provisions for credit losses with respect to loans using either a case-by-case or collective approach. We assess individually significant loans on a case-by-case basis and other loans on a collective basis. In addition, if we determine that no objective evidence of impairment exists for a loan, it includes such loan in a group of loans with similar credit risk characteristics and assesses them collectively for impairment regardless of whether such loan is significant. If there is objective evidence that an impairment loss has been incurred for individually significant loans, the amount of the loss is measured as the difference between the financial asset’s carrying amount and the present value of the estimated future cash flows discounted at such asset’s original effective interest rate. Future cash flows are estimated through a case-by-case analysis of individually assessed assets, which takes into account the benefit of any guarantee or other collateral held. The value and timing of future cash flow receipts are based on available estimates in conjunction with facts available at the time of review and reassessed on a periodic basis as new information becomes available. For collectively assessed loans, we base the level of provisions for credit losses on a portfolio basis in light of the homogenous nature of the assets included in each portfolio. The provisions are determined based on a quantitative review of the relevant portfolio, taking into account such factors as the level of arrears, the value of any security, and historical and projected cash recovery trends over the recovery period. For more detailed information regarding our loan loss provisioning policy, see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2017 and 2016—Note 3(14).”

Asset Classifications

The following table provides information on our loan loss reserves:

	As of December 31, 2015				As of December 31, 2016				As of December 31, 2017
	Loan Amount (1) (2)		Loan Loss Reserve (2)		Loan Amount (1) (2)		Loan Loss Reserve (2)		Loan Amount (1) (2)		Loan Loss Reserve (2)
	(billions of Won)
Normal	￦	118,708	￦	449	￦	110,589	￦	343	￦	95,222	￦	270
Precautionary		2,007		297		11,145		1,219		9,007		790
Sub-standard		2,169		888		2,573		757		592		166
Doubtful		1,658		943		1,617		1,041		2,075		1,732
Estimated Loss		210		207		1,588		1,080		1,267		1,207

Total	￦	124,752	￦	2,783	￦	127,512	￦	4,439	￦	108,163	￦	4,165

(1)	These figures include loans (excluding interbank loans and call loans), domestic usance bills, bills bought, notes bought, advances for customers, confirmed acceptances and guarantees.
(2)	These figures exclude the regulatory reserve for loans and guarantees.

Reserves for Credit Losses

Non-performing assets (“NPA”) are defined as assets that are classified as substandard or below.

The following table sets out our 10 largest non-performing assets as of December 31, 2017:

Borrower	Loans		Guarantees		Total
	(billions of Won)
Sungdong Shipbuilding & Marine Engineering Co., Ltd.	￦	1,650	￦	—	￦	1,650
Daesun Shipbuilding & Engineering Co., Ltd.		487		135		622
SPP Shipbuilding Co., Ltd.		534		—		534
STX Offshore & Shipbuilding Co., Ltd.		87		320		407
DB Metal Co., Ltd.		98		—		98
Recaudo Bogota S.A.S.		48		26		74
Kode Novus I, LLC		49		—		49
Kumho Tire Co., Inc.		24		17		40
Kumho Tire Georgia Inc.		32		—		32
Wooyang HC Co., Ltd.		10		21		32

Total	￦	3,019	￦	519	￦	3,538

In the early 1990’s, at the direction of the Government, we extended a commodity loan in the aggregate amount of US$466 million to Vnesheconombank, the Bank for Foreign Economic Affairs of the former Soviet Union, which was guaranteed by the government of the former Soviet Union, as part of the Government’s policy to enhance economic cooperation between the two countries. Since the dissolution of the Soviet Union, the Government had been negotiating repayment terms with the government of the Russian Federation, which agreed to assume the guarantee of the former Soviet Union in respect of the obligations of Vnesheconombank under such loan. In 1995, the two governments came to an agreement on a repayment schedule in respect of approximately half of the loan. Since the agreement was made, US$229 million of the principal was repaid.

In June 2003, the two governments reached an agreement as to the rescheduling of the remaining portion of the loan and the change of the borrower from Vnesheconombank to the government of the Russian Federation. As a result, in September 2003, we upgraded the classification of the outstanding ￦258 billion (including accrued and unpaid interest) of our exposure to the government of the Russian Federation from estimated loss to doubtful in terms of asset quality and established a 70% provisioning level for that credit exposure. In June 2004, we further upgraded the classification of our exposure to the government of the Russian Federation from doubtful to precautionary in terms of asset quality, following the continued repayment of the loan by the government of the Russian Federation in accordance with the agreed payment schedule. As of December 31, 2017, our exposure to the government of the Russian Federation amounted to ￦91 billion and we established a 0.2% provisioning level for that credit exposure.

We cannot provide any assurance that our current level of exposure to non-performing assets will continue in the future or that any of its borrowers (including its largest borrowers as described above) is not currently facing, or in the future will not face, material financial difficulties.

As of December 31, 2017, the amount of our non-performing assets was ￦3,934 billion, a decrease of 32% from ￦5,778 billion as of December 31, 2016. As of December 31, 2017, our non-performing asset ratio was 3.6%, compared to 4.5% as of December 31, 2016.

The following table sets forth our reserves for possible credit losses as of December 31, 2015, 2016 and 2017:

	As of December 31,
	2015		2016		2017
	(billions of Won, except for percentages)
Loan Loss Reserve (A) (1)	￦	2,783	￦	4,439	￦	4,165
NPA (B) (2)		4,037		5,778		3,934
Total Shareholders’ Equity (C)		11,026		11,220		12,513
Reserve to NPA (A/B)		69%		77%		106%
Equity at Risk (B-A)/C		7%		10%		—

(1)	Consists of allowance for loan losses and provisions for confirmed acceptances and guarantees, excluding the regulatory reserve for loans and guarantees.
(2)	Non-performing assets, which are defined as assets that are classified as substandard or below.

Source: Internal accounting records

The following table sets forth our actual loan loss reserve ratios as of December 31, 2015, 2016 and 2017:

Classification of Loans	Actual Reserve Coverage (as of December 31, 2015)	Actual Reserve Coverage (as of December 31, 2016)	Actual Reserve Coverage (as of December 31, 2017)
Normal	0.5%	0.4%	0.3%
Precautionary	17.3%	17.1%	12.1%
Substandard	47.6%	31.6%	28.1%
Doubtful	63.2%	68.4%	85.4%
Estimated Loss	98.0%	75.0%	97.7%

Investments

Under the KEXIM Decree, we are not allowed to hold stocks or securities of more than three years’ maturity in excess of 60% of our equity capital. However, investment in the following securities is not subject to this restriction:

•	Government bonds;

•	BOK currency stabilization bonds;

•	securities acquired via contributions by the Government; and

•	securities acquired through investment approved by the Minister of Strategy and Finance, for research related to our operations, for our financing or pursuant to Korean statutes.

As of December 31, 2017, our total investment in securities amounted to ￦9,381 billion, representing 11% of our total assets. Our securities portfolio consists primarily of available-for-sale securities. Available-for-sale securities mainly consists of marketable securities (including equity securities in Industrial Bank of Korea which was recapitalized by the Government through us) and non-marketable securities (including equity securities in Korea Expressway Corporation, Korea Land & Housing Corporation and Korea Aerospace Industries Ltd. which were in-kind contributions made by the Government to us). In 2014, we sold 976,625 shares of common stock, which represented all of our holding of common stock in Kumho Tire, for ￦11 billion. In 2015, we sold 3,459,279 shares of common stock, which represented all of our holding of common stock in SAMT Co., Ltd., for ￦4 billion. In 2016, we sold 639,505 shares of common stock, which represented 5% of our holdings of common stock in Taihan Electric Wire Co., Ltd., for ￦2 billion. In 2017, we sold 2,199,936 shares of common stock of STX Heavy Industries, which represented all of our holdings of common stock in the company, for ￦19 billion.

The following table sets out the composition of our securities as of December 31, 2015, 2016 and 2017:

	As of December 31, 2015			As of December 31, 2016			As of December 31, 2017
Type of Investment Securities	Amount		%	Amount		%	Amount		%
	(billions of Won, except for percentages)
Available-for-sale Securities	￦	5,837	88%	￦	7,027	89%	￦	6,693	71%
Held-to-maturity Securities		108	2		111	1		89	1
Investments in Associates and Subsidiaries		679	10		766	10		2,599	28

Total	￦	6,624	100%	￦	7,904	100%	￦	9,381	100%

For further information relating to the classification guidelines and methods of valuation for unrealized gains and losses on our securities, see “—Financial Statements and the Auditors—Notes to separate financial statements and of and for the years ended December 31, 2017 and 2016—Note 2 and Note 5.”

Guarantees and Acceptances and Contingent Liabilities

We have credit risk factors that are not reflected on the balance sheet, which include risks associated with guarantees and acceptances. Guarantees and acceptances do not appear on the balance sheet, but rather are recorded as an off-balance sheet item in the notes to the financial statements. Guarantees and acceptances include financial guarantees, project related guarantees, such as bid bond, advance payment bond, performance bond or retention bond, and acceptances and advances relating to trade financings such as letters of credit or import freight. Contingent liabilities, for which the guaranteed amounts were not finalized, appear as unconfirmed guarantees and acceptance items in the notes to the financial statements as off-balance sheet items.

As of December 31, 2017, we had issued a total amount of ￦38,961 billion in confirmed guarantees and acceptances, of which ￦33,088 billion, representing 85% of the total amount, was classified as normal,

￦5,305 billion, representing 14% of the total amount, was classified as precautionary, and ￦567 billion, representing 1% of the total amount, was classified as substandard or below.

Derivatives

The objective in our strategy and policies on derivatives is to actively manage and minimize our foreign exchange and interest rate risks. It is our policy to hedge all currency and interest rate risks wherever possible (taking into consideration the cost of hedging). We use various hedging instruments, including foreign exchange forwards and options, interest rate swaps, and cross currency swaps.

Under our internal trading rules that have been submitted to the Financial Supervisory Service, our policy is to engage in derivative transactions mainly for hedging our own position. As part of our total exposure management system, we monitor our exposure to derivatives and may make real-time inquiries, which enables our Risk Management Department to check our exposure on a regular basis. Under the guidelines set by the Financial Supervisory Service, we are required to submit reports on our derivatives exposure to the Financial Supervisory Service on a quarterly basis. As a measure to reduce the risk of intentional manipulation or error, we have separated responsibility for different functions such as initiation, authorization, approval, recording, monitoring and reporting to the Financial Supervisory Service. The Risk Management Department conducts regular reviews of derivative transactions to monitor any breach of compliance with the relevant regulatory requirements.

As of December 31, 2017, our outstanding loans made at floating rates of interest totaled approximately ￦48,085 billion, whereas our outstanding borrowings made at floating rates of interest totaled approximately ￦51,126 billion, including those raised in Australian Dollar, New Zealand Dollar, Canadian Dollar, Euro, Swiss Franc, Chinese Yuan, Indonesian Rupiah, Indian Rupee, Hong Kong Dollar, Brazil Real, Swedish Krona and Singapore Dollar and swapped into U.S. dollar floating rate borrowings. As a result, we are exposed to possible interest rate risks to the extent that the amount of our borrowings made at floating rates of interest exceeds the amount of our loans made at floating rates of interest. Foreign exchange risk arises because a majority of our assets and liabilities are denominated in non-Won currencies. In order to match our currency and interest rate structure, we generally enter into swap transactions.

The following table shows the unsettled notional amounts and estimated fair values of derivatives we held as of the dates indicated.

	As of December 31,
	2015						2016						2017
	Unsettled Notional Amount		Fair Value of Assets		Fair Value of Liabilities		Unsettled Notional Amount		Fair Value of Assets		Fair Value of Liabilities		Unsettled Notional Amount		Fair Value of Assets		Fair Value of Liabilities
	(billions of Won)
Currency forwards	￦	6,156	￦	208	￦	96	￦	5,581	￦	145	￦	157	￦	6,451	￦	113	￦	152
Currency swaps		19,101		114		3,167		23,132		273		2,501		24,519		547		1,136
Interest rate swaps		23,111		296		160		34,407		395		530		38,781		419		681

Total	￦	48,368	￦	619	￦	3,422	￦	63,120	￦	813	￦	3,188	￦	69,751	￦	1,079	￦	1,969

As of December 31, 2017, we had entered into 739 currency related derivative contracts with a notional amount of ￦30,970 billion and had entered into 468 interest rate related derivative contracts with a notional amount of ￦38,781 billion. In connection with our currency forwards and currency swaps, we had net valuation loss of ￦628 billion in 2017 and ￦2,240 billion in 2016, primarily due to the appreciation of the U.S. dollar against other currencies, which resulted in an increase in the value of our obligations denominated in the U.S. dollar. In connection with our interest rate swaps, we recorded net valuation loss of ￦262 billion in 2017 and ￦135 billion in 2016, primarily due to an increase in benchmark interest swap rates, such as the U.S. dollar interest swap rate in 2017, which resulted in a decrease in the value of our floating-for-fixed interest rate swaps. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2017 and 2016—Note 20.”

Sources of Funding

We obtain funds primarily through borrowings from the issuance of bonds in both domestic and international capital markets, borrowings from domestic and foreign financial institutions, capital contributions and internally generated funds. Internally generated funds result from various activities we carried on and include principal and interest payments on our loans, fees from guarantee operations and other services, and income from marketable securities we hold.

We raised a net total of ￦53,486 billion (new borrowings plus loan repayments by our clients less repayment of our existing debt) during 2017, an 11% decrease compared with the previous year’s ￦60,061 billion. The total loan repayments, including prepayments by our clients, during 2017 amounted to ￦47,448 billion, a decrease of 11% from ￦53,039 billion during 2016.

Since our establishment, the Government has, from time to time, provided us with loans to support our lending to Korean exporters and provide liquidity to us. As of December 31, 2017, we had no outstanding borrowings from the Government. We also issued Won-denominated domestic bonds in the aggregate amounts of ￦11,180 billion, ￦12,270 billion and ￦13,670 billion during 2015, 2016 and 2017, respectively.

We have diversified our funding sources by borrowing from various overseas sources and issuing long-term floating-rate notes and fixed-rate debentures in the international capital markets. These issues were in foreign currencies, including the U.S. dollar, Thai Baht, Malaysia Ringgit, Japanese Yen, Australian Dollar, Euro, Hong Kong Dollar, Singapore Dollar, Swiss Franc, Brazilian Real, Turkish Lira, Mexican Peso, Peruvian Sol, Indian Rupee, Indonesian Rupiah, Chinese Yuan, New Zealand Dollar, Saudi Riyal, Taiwan Dollar, Russian Ruble, South African Rand, Deutsche Mark, Danish Krone, Swedish Krona, Czech Koruna, Norwegian Krone, British Pound and Canadian Dollar and have original maturities ranging from one to thirty years.

During 2017, we issued Eurobonds in the aggregate principal amount of US$4,857 million in various types of currencies under our existing medium term notes program, a 8% decrease from US$5,283 million in 2016. These bond issues consisted of offerings of US$2,250 million, HKD 761 million, BRL 1,611 million, EUR 750 million, CNH 200 million, SGD 200 million, INR 6,300 million, CAD 365 million, AUD 100 million, IDR 2,645,400 million, CHF 250 million and SEK 250 million. In addition, we issued global bonds during 2017 in the aggregate amount of US$3,500 million under our U.S. shelf registration statement (the “U.S. Shelf Program”) compared with US$5,600 million in 2016. As of December 31, 2017, the outstanding amounts of our notes and debentures were US$29,466 million, JPY 77,820 million, HKD 6,561 million, MYR 500 million, BRL 3,222 million, EUR 2,711 million, THB 23,800 million, CHF 400 million, AUD 3,352 million, INR 10,942 million, CNY 11,201 million, IDR 5,395,400 million, PEN 266 million, TRY 21 million, NZD 1,238 million, ZAR 654 million, NOK 2,750 million, CZK 700 million, GBP 60 million, CAD 690 million, SEK 250 million and SGD 621 million.

We also borrow from foreign financial institutions in the form of loans that are principally made by syndicates of commercial banks at floating or fixed interest rates and in foreign currencies, with original maturities ranging from two to five years. As of December 31, 2017, the outstanding amount of such borrowings from foreign financial institutions was US2,500 million.

Our capital stock has increased from time to time since our establishment. From January 1998 to December 2017, the Government contributed ￦10,435 billion to our capital. As of December 31, 2017, our total capital stock amounted to ￦11,815 billion, and the Government, The Bank of Korea and The Korea Development Bank owned 66%, 10% and 24%, respectively, of our capital stock.

In connection with our fund raising activities, we have from time to time sold third parties promissory notes, including related guarantees, acquired as collateral in connection with export credit financings.

The KEXIM Act provides that the aggregate outstanding principal amount of all of our borrowings, including the total outstanding export-import financing debentures we issued in accordance with the KEXIM Decree, may not exceed an amount equal to thirty times the sum of our capital stock plus our reserves. As of December 31, 2017, the aggregate outstanding principal amount of our borrowings (including export-import financing debentures), which was ￦67,075 billion, was equal to 18% of the authorized amount of ￦375,688 billion.

We are not permitted to accept demand or time deposits.

Each year we must submit to the Government for its approval an operating plan which includes our target levels for different types of funding. The following table is the part of the operating plan dealing with fund-raising for 2018:

Sources of Fund	(billions of Won)
Capital Contribution		—
Borrowings		20,040
Net Collection of Loans		26,569
Collection of Loans		45,862
Repayment of Debts		(19,293)
Others		1,391

Total	￦	48,000

Debt

Debt Repayment Schedule

The following table sets out the principal repayment schedule for our outstanding debt (consisting of borrowings and debentures) as of December 31, 2017:

Debt Principal Repayment Schedule

	Maturing on or before December 31,
Currency (1)	2018		2019		2020		2021		Thereafter
	(billions of Won)
Won	￦	11,370	￦	1,040	￦	—	￦	—	￦	1,710
Foreign (2)		8,280		9,256		8,342		6,434		20,644

Total Won Equivalent	￦	19,650	￦	10,296	￦	8,342	￦	6,434	￦	22,354

(1)	Borrowings and debentures in foreign currency have been translated into Won at the market average exchange rates on December 31, 2017, as announced by the Seoul Money Brokerage Services Ltd.
(2)	This figure includes debentures, bank loans, commercial papers and repurchase agreements.

Normally we determine the level of our foreign currency reserves based upon an estimate, at any given time, of aggregate loan disbursements to be made over the next two to three months. Our average foreign currency reserves in 2016 and 2017 were approximately US$4,100 million and US$3,671 million, respectively.

Although we currently believe that such reserves, together with additional borrowings available under our uncommitted short-term backup credit facilities and commercial paper programs, will be sufficient to repay our outstanding debt as it becomes due, there can be no assurance that we will continue to be able to borrow under such credit facilities, or that the devaluation of the Won will not adversely affect our ability to access funds sufficient to repay our foreign currency denominated indebtedness in the future. In addition to maintaining sufficient foreign currency reserves, we monitor the maturity profile of our foreign currency assets and liabilities to ensure that there are sufficient maturing assets to meet our liabilities as they become due. As of December 31, 2017, our foreign currency assets maturing within three months, six months and one year exceeded our foreign currency liabilities coming due within such periods by US$4,519 million, US$5,900 million and US$6,411 million, respectively. As of December 31, 2017, our total foreign currency liabilities exceeded our total foreign currency assets by US$7,630 million.

Internal and External Debt of the Bank

The following table summarizes, as of December 31 of the years indicated, the outstanding internal debt of the Bank:

Internal Debt of the Bank

(billions of Won)
2013	8,130
2014	8,670
2015	9,700
2016	12,080
2017	14,120

The following table sets out, by currency and the equivalent amount in U.S. Dollars, the outstanding external debt of the Bank as of December 31, 2017:

External Debt of the Bank

	Amount in Original Currency		Equivalent Amount in U.S. Dollars (1)
	(billions)
US$	US$	34.8	US$	34.8
Euro (EUR)	EUR	2.7		3.2
Japanese yen (JPY)	JPY	77.8		0.7
Brazilian real (BRL)	BRL	3.2		1.0
Australian Dollars (AUD)	AUD	3.4		2.6
British Pound (GBP)	GBP	0.1		0.1
Thai Baht (THB)	THB	23.8		0.7
Hong Kong dollar (HKD)	HKD	6.6		0.8
Swiss franc (CHF)	CHF	0.4		0.4
Malaysian Ringgit (MYR)	MYR	0.5		0.1
Indonesian rupiah (IDR)	IDR	5,395.4		0.4
Chinese Yuan (CNY)	CNY	11.2		1.7
Norwegian Krone (NOK)	NOK	2.8		0.3
Turkish Lira (TRY)	TRY	0.1		0.0
Mexican Peso (MXN)	MXN	0.3		0.0
New Zealand Dollar (NZD)	NZD	1.2		0.9
Indian Rupee (INR)	INR	10.9		0.2
South African Rand (ZAR)	ZAR	0.7		0.1
Peru Nuevo sol (PEN)	PEN	0.3		0.1
Czech Koruna (CZK)	CZK	0.7		0.5
Canadian Dollar (CAD)	CAD	0.7		0.5
Singapore Dollar (SGD)	SGD	0.6		3.2

			US$	49.2

(1)	Amounts expressed in currencies other than U.S. dollar are converted to U.S. dollar at the exchange rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2017 or the prevailing market rate on December 31, 2017.

The following table summarizes, as of December 31 of the years indicated, the outstanding external debt of the Bank:

External Debt of the Bank

(billions of Won)
2013	40,203
2014	48,411
2015	54,631
2016	59,847
2017	52,710

For further information on the outstanding indebtedness of the Bank, see “—Tables and Supplementary Information.”

Debt Record

We have never defaulted in the payment of principal of, or interest on, any of our obligations.

Credit Policies, Credit Approval and Risk Management

Credit Policies

The Credit Policy Department functions as our centralized policy-making and planning division with respect to our lending activities. The Credit Policy Department formulates and revises our internal regulations on loan programs, sets basic lending guidelines on a country basis and gathers data from our various operating groups and produces various internal and external reports.

Credit Approval

We have multiple levels of loan approval authority, depending on the loan amount and other factors such as the nature of the credit, the conditions of the transaction, and whether the loan is secured. Our Board of Directors can approve loans of any amount. The Chief Executive Credit Committee, Credit Committee, Loan Officer Committee, Director Generals and Directors each have authority to approve loans up to a specified amount. The amount differs depending on the type of loan and certain other factors, for example, whether a loan is collateralized or guaranteed.

At each level of authority, loan applications are reviewed on the basis of the feasibility of the project from a technical, financial and economic point of view in addition to evaluating the probability of recovery. In conducting such a review, the following factors are considered:

•	eligibility of the transaction under our financing criteria;

•	country risk of the country of the borrower and the country in which the related project is located;

•	credit risk of the borrower;

•	a supplier’s ability to perform under the related supply contract;

•	legal disputes over the related project and supply contract; and

•	availability of collateral.

When the credit rating of a prospective borrower does not meet our internal rating criteria, our policy is to ensure that the loans are either guaranteed or made on a partially or fully secured basis. As of December 31, 2017, approximately 12% of our total outstanding loans were guaranteed or made on a partially or fully secured basis.

Risk Management

Our overall risk management policy is set by the Risk Management Committee, which meets on a quarterly basis and from time to time to establish tolerance limits for various exposures, whereas the overall risk management is overseen by the Risk Management Department, which is responsible for monitoring risk exposure.

The Risk Management Department reports our loan portfolio to the Financial Supervisory Service on a quarterly basis. The Risk Management Department also monitors our operating groups’ compliance with internal guidelines and procedures. To manage liquidity risk, we review the strategy for the sources and uses of funds, with each division submitting projected sources and uses to the Treasury Group. The Risk Management Department and the Treasury Group continually monitor our overall liquidity and the Treasury Group prepares both weekly and monthly cash flow forecasts. Our policy is to maintain a liquidity level, which can cover loan disbursements for a period of two to three months going forward. We protect ourselves from potential liquidity squeezes by maintaining sufficient amount of liquid assets with additional back-up of short-term credit lines.

Our core lending activities expose us to market risk, mostly in the form of interest rate and foreign currency risks. The Risk Management Department reports interest rate and foreign exchange gap positions to the Risk Management Committee on a quarterly basis. We also monitor changes in, and matches of, foreign currency assets and liabilities in order to reduce exposure to currency fluctuations.

One of the key components of our risk management policy, which also affects our fund-raising efforts, is to monitor matches of asset maturities and liability maturities. The average maturity as of December 31, 2017 for our Won- and foreign currency-denominated loans was 14 months and 43 months, respectively, and for Won- and foreign currency-denominated liabilities was 21 months and 54 months, respectively.

We follow an overall risk management process where we:

•	determine the risk management objectives;

•	identify key exposures;

•	measure key risks; and

•	monitor risk management results.

Our risk management system is a continuous system that is frequently evaluated and updated on an ongoing basis.

Capital Adequacy

Under the Financial Supervisory Service’s guidelines on risk-adjusted capital which were introduced in consideration of the standards set by the Bank for International Settlements, all banks in Korea, including us, are required to maintain a capital adequacy ratio (Tier I and Tier II) of at least 8% on a consolidated basis. To the extent that we fail to maintain this ratio, the Korean regulatory authorities may require corrective measures ranging from management improvement recommendations to emergency measures such as disposal of assets.

The current capital adequacy requirements of the Financial Services Commission are derived from a new set of bank capital measures, referred to as Basel III, which the Basel Committee on Banking Supervision initially introduced in 2009 and began phasing in starting from 2013. Commencing in July 2013, the Financial Services Commission promulgated a series of amended regulations implementing Basel III, pursuant to which Korean banks, including us, were required to maintain a minimum ratio of Tier I common equity capital (which principally includes equity capital, capital surplus and retained earnings less reserve for credit losses) to risk-weighted assets of 3.5% and Tier I capital to risk-weighted assets of 4.5% from December 1, 2013, which minimum ratios were increased to 4.0% and 5.5%, respectively, from January 1, 2014 and increased further to 4.5% and 6.0%, respectively, from January 1, 2015. Such requirements are in addition to the pre-existing requirement for a minimum ratio of Tier I and Tier II capital (less any capital deductions) to risk-weighted assets of 8.0%, which remains unchanged. The amended regulations also require an additional capital conservation buffer of 0.625% on January 1, 2016, with such buffer to increase to 1.25% on January 1, 2017, to 1.875% on January 1, 2018 and to 2.5% on January 1, 2019, as well as a potential counter-cyclical capital buffer of up to 2.5% starting in 2016, which will be determined on a quarterly basis by the Financial Services Commission. Presently, the Financial Services Commission has set the counter-cyclical capital buffer at 0%. As of December 31, 2017, our capital adequacy ratio, on a consolidated basis, was 12.9%, an increase from 10.8% as of December 31, 2016, which was primarily due to an increase in total capital and a decrease in total risk-weighted assets.

The following table sets forth our capital base and capital adequacy ratios (on a consolidated basis) reported as of December 31, 2015, 2016 and 2017:

	As of December 31,
	2015		2016		2017
	(billions of Won, except for percentages)
Tier I	￦	10,586	￦	11,239	￦	12,447
Capital stock (including capital surplus and capital adjustments)		8,878		10,405		11,686
Retained Earnings(1)		1,611		606		623
Accumulated other comprehensive income		124		286		185
Others		2		3		2
Deductions from Tier I Capital		(29)		(61)		(49)
Capital Adjustments		—		—		—
Deferred Tax Asset		—		—		—
Others		(29)		(61)		(49)
Tier II (General Loan Loss Reserves)		1,301		1,975		1,678
Total Capital		11,887		13,214		14,126
Risk Adjusted Assets		118,438		122,663		109,501
Capital Adequacy Ratios
Tier I common equity		8.9%		9.2%		11.4%
Tier I		8.9%		9.2%		11.4%
Tier I and Tier II		10.0%		10.8%		12.9%

(1)	Net amount after deducting regulatory reserve for bad loans.

Source: Internal accounting records

Overseas Operations

We maintain an international presence through 24 overseas representative offices, which are located in New York City, Tokyo, Beijing, São Paolo, Paris, Washington D.C., Shanghai, New Delhi, Dubai, Moscow, Mexico City, Tashkent, Hanoi, Manila, Jakarta, Yangon, Bogota, Istanbul, Dar es Salaam, Maputo, Accra, Phnom Penh, Addis Ababa and Colombo.

We also have three wholly-owned subsidiaries: KEXIM Bank (UK) Ltd. in London, KEXIM (Asia) Ltd. in Hong Kong and KEXIM Vietnam Leasing Co., Ltd. in Ho Chi Minh City. These subsidiaries are engaged in the merchant banking and lease financing businesses, and assist us in raising overseas financing. We also own 85% of P.T. Koexim Mandiri Finance, a subsidiary in Jakarta, which is primarily engaged in the business of lease financing.

The table below sets forth brief details of our subsidiaries as of December 31, 2017:

	Principal Place of Business	Type of Business	Book Value	Bank’s Holding
			(billions of Won)	(%)
Kexim Bank (UK) Ltd.	United Kingdom	Commercial Banking	￦ 48	100%
KEXIM (Asia) Ltd.	Hong Kong	Commercial Banking	49	100
P.T. Koexim Mandiri Finance	Indonesia	Leasing and Factoring	25	85
Kexim Vietnam Leasing Co., Ltd.	Vietnam	Leasing and Lending	10	100

Property

Our head office is located at 38 Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, Korea, a 45,715 square meter building on a site of 9,110 square meters and owned by us. In addition to the head office, we own a staff training center located near Seoul on a site of 47,881 square meters and a marine finance center, a 4,423 square meter building, located in Busan on a site of 556 square meters. We also maintain 13 branches in Busan, Gwangju, Daegu, Changwon, Daejeon, Suwon, Incheon, Ulsan, Cheongju, Jeonju, Gumi, Yeosu and Wonju. Our domestic branch offices and overseas representative offices are located in facilities held under long-term leases.

Management and Employees

Management

Our governance and management is the responsibility of our Board of Directors, which has authority to decide important matters relating to our business. The Board of Directors is chaired by our President and is comprised of six members: the President, the Deputy President, two Senior Executive Directors and two Non-standing Senior Executive Directors. The Auditor may attend and state his/her opinion at the meetings of the Board of Directors. The President of Korea appoints our President upon the recommendation of the Minister of Strategy and Finance. The Minister of Strategy and Finance appoints the Deputy President and all Senior Executive Directors upon the recommendation of our President. The Minister of Strategy and Finance appoints the Auditor. All Board members and the Auditor serve for three years and are eligible for re-appointment for successive terms of office.

The members of the Board of Directors are currently as follows:

Name	Age	Board Member Since	Position
Sung-soo Eun	56	September 11, 2017	Chairman and President
Young-pyo Hong	62	May 15, 2015	Deputy President
Seung-joong Kang	58	January 18, 2018	Senior Executive Director
Deog-yong Shin	57	January 18, 2018	Senior Executive Director
Sung-bae Kim	63	December 30, 2016	External Director
Gong-pil Choi	60	December 30, 2016	External Director

Our basic policy guidelines for activities are established by the Operations Committee. According to the By-laws, the Operations Committee is composed of officials nominated as follows:

•	President of KEXIM;

•	official of the Ministry of Strategy and Finance, nominated by the Minister of Strategy and Finance;

•	official of the Ministry of Foreign Affairs, nominated by the Minister of Foreign Affairs;

•	official of the Ministry of Trade, Industry & Energy, nominated by the Minister of Trade, Industry & Energy;

•	official of the Ministry of Land, Infrastructure and Transport, nominated by the Minister of Land, Infrastructure and Transport;

•	official of the Ministry of Oceans and Fisheries, nominated by the Minister of Oceans and Fisheries;

•	official of the Financial Services Commission, nominated by the Chairman of the Financial Services Commission;

•	executive director of The Bank of Korea, nominated by the Governor of The Bank of Korea;

•	executive director of the Korea Federation of Banks, nominated by the Chairman of the Korea Federation of Banks;

•	representative of an exporters’ association (Korea International Trade Association), nominated by the Minister of Strategy and Finance after consultation with the Minister of Trade, Industry & Energy;

•	officer of the Korea Trade Insurance Corporation established under the Trade Insurance Act, nominated by the Chairman and President of the Korea Trade Insurance Corporation; and

•	up to two persons who have extensive knowledge and experience in international economic cooperation work, recommended by our President and appointed by the Minister of Strategy and Finance.

The members of the Operations Committee are currently as follows:

Name	Age	Member Since	Position
Sung-soo Eun	56	September 11, 2017	Chairman and President of KEXIM
Kun Il Hwang	57	September 28, 2017	Deputy Minister for International Economic Affairs, Ministry of Strategy and Finance
Kang-hyeon Yun	54	September 22, 2017	Deputy Minister for Economic Affairs, Ministry of Foreign Affairs
Young Sam Kim	54	August 18, 2017	Deputy Minister for International Trade and Investment, Ministry of Trade, Industry & Energy
Il Pyeong Kim	53	September 25, 2017	Assistant Minister for Construction Policy Bureau, Ministry of Land, Infrastructure and Transport
Ki-doo Eom	51	January 25, 2017	Director of Shipping & Logistics Bureau, Ministry of Oceans and Fisheries
Byeong Doo Sohn	53	September 12, 2017	Secretary General, Financial Services Commission
Ho Soon Shin	55	September 26, 2017	Deputy Governor, The Bank of Korea
Jae Moon Hong	57	March 7, 2018	Senior Executive Director, Korea Federation of Banks
Jin Hyun Han	58	February 27, 2018	Executive Vice Chairman, Korea International Trade Association
Byung-tae Kang	58	March 23, 2017	Deputy President, Korea Trade Insurance Corporation
Yoon Heo (Private Sector)	55	February 21, 2017	Professor, Sogang Graduate School of International Studies
Won-chang Jang (Private Sector)	53	February 21, 2017	Professor, Inha University

Employees

As of December 31, 2017, we had 1,076 employees, among whom 775 employees were members of our labor union. We have never experienced a work stoppage of a serious nature. Every two years, the management and union negotiate and enter into a collective bargaining agreement. The most recent collective bargaining agreement was entered into in November 2017.

Tables and Supplementary Information

A. External Debt of the Bank

(1) External Bonds of the Bank

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2017
USD	50,000,000	7.8	April 27, 2009	April 29, 2019	50,000,000
USD	1,250,000,000	5.125	June 29, 2010	June 29, 2020	1,250,000,000
USD	1,000,000,000	4	October 20, 2010	January 29, 2021	1,000,000,000
USD	1,000,000,000	4.375	September 15, 2011	September 15, 2021	1,000,000,000
USD	1,000,000,000	5	January 11, 2012	April 11, 2022	1,000,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2017
USD	100,000,000	6.78	January 27, 2012	January 27, 2027	100,000,000
USD	500,000,000	1.75	February 27, 2013	February 27, 2018	500,000,000
USD	10,000,000	LIBOR 3M + 0.9	June 20, 2013	June 20, 2018	10,000,000
USD	50,000,000	4.369	August 27, 2013	February 27, 2025	50,000,000
USD	35,500,000	2.24	August 29, 2013	September 14, 2018	35,500,000
USD	500,000,000	2.875	September 17, 2013	September 17, 2018	500,000,000
USD	49,000,000	3.81	October 30, 2013	October 30, 2023	49,000,000
USD	45,000,000	3.81	October 30, 2013	October 30, 2023	45,000,000
USD	25,000,000	3.81	October 30, 2013	October 30, 2023	25,000,000
USD	20,000,000	3.9	October 30, 2013	October 30, 2023	20,000,000
USD	50,000,000	3.66	November 06, 2013	November 06, 2023	50,000,000
USD	50,000,000	3.87	November 06, 2013	November 06, 2025	50,000,000
USD	20,000,000	3.67	November 06, 2013	November 06, 2023	20,000,000
USD	50,000,000	3.91	November 07, 2013	November 07, 2025	50,000,000
USD	20,000,000	3.71	November 07, 2013	November 07, 2023	20,000,000
USD	40,000,000	4	November 07, 2013	November 07, 2025	40,000,000
USD	40,000,000	3.73	November 07, 2013	November 07, 2023	40,000,000
USD	50,000,000	3.76	November 08, 2013	November 08, 2023	50,000,000
USD	50,000,000	4.03	November 08, 2013	November 08, 2025	50,000,000
USD	30,000,000	4.03	November 08, 2013	November 08, 2025	30,000,000
USD	20,000,000	4.03	November 08, 2013	November 08, 2025	20,000,000
USD	35,000,000	3.786	November 12, 2013	November 12, 2023	35,000,000
USD	30,000,000	4.03	November 12, 2013	November 12, 2025	30,000,000
USD	38,500,000	1.89	November 26, 2013	December 05, 2018	38,500,000
USD	750,000,000	4	January 14, 2014	January 14, 2024	750,000,000
USD	220,000,000	3.95	January 27, 2014	January 27, 2024	220,000,000
USD	50,000,000	4.14	January 28, 2014	January 28, 2026	50,000,000
USD	50,000,000	4.14	February 03, 2014	February 03, 2026	50,000,000
USD	50,000,000	4.14	February 03, 2014	February 03, 2026	50,000,000
USD	50,000,000	4.06	February 04, 2014	February 04, 2026	50,000,000
USD	50,000,000	4.07	February 04, 2014	February 04, 2026	50,000,000
USD	20,000,000	4.02	February 05, 2014	February 05, 2026	20,000,000
USD	30,000,000	4	February 13, 2014	February 13, 2026	30,000,000
USD	30,000,000	4	February 18, 2014	February 18, 2026	30,000,000
USD	40,000,000	4.04	February 19, 2014	February 19, 2026	40,000,000
USD	36,800,000	2.05	May 22, 2014	May 22, 2019	36,800,000
USD	30,000,000	3.3	July 07, 2014	July 07, 2024	30,000,000
USD	500,000,000	3.25	August 12, 2014	August 12, 2026	500,000,000
USD	500,000,000	2.375	August 12, 2014	August 12, 2019	500,000,000
USD	17,800,000	1.8	September 26, 2014	September 26, 2019	17,800,000
USD	50,000,000	3.409	October 24, 2014	October 24, 2029	50,000,000
USD	50,000,000	3.409	October 24, 2014	October 24, 2029	50,000,000
USD	50,000,000	3.402	October 29, 2014	October 29, 2029	50,000,000
USD	50,000,000	3.23	October 30, 2014	October 30, 2026	50,000,000
USD	30,000,000	3.463	October 31, 2014	October 31, 2029	30,000,000
USD	50,000,000	3.5	November 06, 2014	November 06, 2029	50,000,000
USD	50,000,000	3.5	November 19, 2014	November 19, 2029	50,000,000
USD	50,000,000	3.53	November 20, 2014	November 20, 2029	50,000,000
USD	50,000,000	3.5	November 25, 2014	November 26, 2029	50,000,000
USD	50,000,000	3.35	November 28, 2014	November 28, 2026	50,000,000
USD	1,000,000,000	2.25	January 21, 2015	January 21, 2020	1,000,000,000
USD	1,250,000,000	2.875	January 21, 2015	January 21, 2025	1,250,000,000
USD	50,000,000	2.62	February 27, 2015	February 27, 2023	50,000,000
USD	50,000,000	3.02	March 4, 2015	March 4, 2030	50,000,000
USD	50,000,000	3.02	March 4, 2015	March 4, 2030	50,000,000
USD	30,000,000	3.044	March 6, 2015	March 6, 2030	30,000,000
USD	30,000,000	3.044	March 6, 2015	March 6, 2030	30,000,000
USD	50,000,000	2.81	March 6, 2015	March 6, 2025	50,000,000
USD	50,000,000	2.845	March 10, 2015	March 10, 2025	50,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2017
USD	40,000,000	3.087	March 10, 2015	March 10, 2030	40,000,000
USD	50,000,000	2.8	March 17, 2015	March 17, 2025	50,000,000
USD	50,000,000	LIBOR 3M + 0.4	March 23, 2015	March 23, 2018	50,000,000
USD	50,000,000	LIBOR 3M + 0.4	March 23, 2015	March 23, 2018	50,000,000
USD	50,000,000	2.7	April 1, 2015	April 1, 2027	50,000,000
USD	100,000,000	LIBOR 3M + 0.45	April 10, 2015	April 10, 2018	100,000,000
USD	50,000,000	LIBOR 3M + 0.4	April 23, 2015	April 23, 2018	50,000,000
USD	50,000,000	LIBOR 3M + 0.4	April 23, 2015	April 23, 2018	50,000,000
USD	50,000,000	2.4075	May 8, 2015	May 8, 2023	50,000,000
USD	50,000,000	2.41	May 11, 2015	May 11, 2023	50,000,000
USD	50,000,000	2.4125	May 12, 2015	May 12, 2023	50,000,000
USD	30,000,000	LIBOR 3M + 0.5	May 13, 2015	May 13, 2020	30,000,000
USD	100,000,000	LIBOR 3M + 0.4	May 21, 2015	May 21, 2018	100,000,000
USD	50,000,000	2.675	May 27, 2015	May 27, 2023	50,000,000
USD	50,000,000	2.552	May 27, 2015	May 27, 2023	50,000,000
USD	50,000,000	2.62	May 28, 2015	May 28, 2023	50,000,000
USD	600,000,000	2.625	June 30, 2015	December 30, 2020	600,000,000
USD	400,000,000	3.25	June 30, 2015	August 12, 2026	400,000,000
USD	30,000,000	3.33	August 4, 2015	August 4, 2027	30,000,000
USD	50,000,000	3.45	August 4, 2015	August 4, 2030	50,000,000
USD	50,000,000	3.047	September 1, 2015	September 1, 2025	50,000,000
USD	50,000,000	3.32	September 3, 2015	September 3, 2030	50,000,000
USD	20,000,000	LIBOR 3M + 0.5	September 11, 2015	September 11, 2018	20,000,000
USD	750,000,000	2.5	November 10, 2015	May 10, 2021	750,000,000
USD	1,000,000,000	3.25	November 10, 2015	November 10, 2025	1,000,000,000
USD	50,000,000	LIBOR 3M + 0.7	December 1, 2015	January 31, 2019	50,000,000
USD	50,000,000	LIBOR 3M + 0.7	December 1, 2015	January 31, 2019	50,000,000
USD	25,000,000	LIBOR 3M + 0.65	January 21, 2016	January 21, 2019	25,000,000
USD	50,000,000	3.95	January 21, 2016	January 21, 2031	50,000,000
USD	50,000,000	3.95	January 21, 2016	January 21, 2031	50,000,000
USD	400,000,000	2.125	February 11, 2016	February 11, 2021	400,000,000
USD	50,000,000	3.94	February 11, 2016	February 11, 2031	50,000,000
USD	50,000,000	3.94	February 11, 2016	February 11, 2031	50,000,000
USD	50,000,000	3.83	February 16, 2016	February 16, 2031	50,000,000
USD	30,000,000	LIBOR 3M + 0.7	February 18, 2016	February 18, 2019	30,000,000
USD	50,000,000	2.6	February 25, 2016	February 25, 2026	50,000,000
USD	50,000,000	2.6	February 25, 2016	February 25, 2026	50,000,000
USD	350,000,000	LIBOR 3M + 1.0	March 17, 2016	March 17, 2021	350,000,000
USD	50,000,000	3.72	March 21, 2016	March 21, 2031	50,000,000
USD	30,000,000	LIBOR 3M + 0.7	March 31, 2016	March 31, 2019	30,000,000
USD	1,000,000,000	2.625	May 26, 2016	May 26, 2026	1,000,000,000
USD	1,000,000,000	1.75	May 26, 2016	May 26, 2019	1,000,000,000
USD	500,000,000	LIBOR 3M + 0.7	May 26, 2016	May 26, 2019	500,000,000
USD	50,000,000	2.38	July 01, 2016	July 01, 2026	50,000,000
USD	50,000,000	3.19	July 01, 2016	July 01, 2031	50,000,000
USD	50,000,000	1.57	July 11, 2016	July 11, 2020	50,000,000
USD	50,000,000	3.05	July 13, 2016	July 13, 2031	50,000,000
USD	50,000,000	2.52	July 22, 2016	July 22, 2031	50,000,000
USD	50,000,000	2.085	July 22, 2016	July 22, 2026	50,000,000
USD	50,000,000	1.935	July 28, 2016	July 28, 2021	50,000,000
USD	50,000,000	LIBOR 3M + 0.42	August 02, 2016	February 02, 2018	50,000,000
USD	50,000,000	LIBOR 3M + 0.42	August 02, 2016	February 02, 2018	50,000,000
USD	50,000,000	2.205	August 02, 2016	August 02, 2026	50,000,000
USD	50,000,000	3.09	August 02, 2016	August 02, 2031	50,000,000
USD	50,000,000	2.29	August 03, 2016	August 03, 2026	50,000,000
USD	50,000,000	LIBOR 3M + 0.42	August 05, 2016	February 05, 2018	50,000,000
USD	50,000,000	LIBOR 3M + 0.44	August 08, 2016	August 08, 2018	50,000,000
USD	50,000,000	3.1	August 09, 2016	August 09, 2031	50,000,000
USD	30,000,000	LIBOR 3M + 0.4	August 11, 2016	August 10, 2018	30,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2017
USD	50,000,000	1.31	August 16, 2016	February 16, 2018	50,000,000
USD	50,000,000	1.31	August 16, 2016	February 16, 2018	50,000,000
USD	30,000,000	2.27	August 16, 2016	August 16, 2026	30,000,000
USD	50,000,000	2.29	August 17, 2016	August 17, 2026	50,000,000
USD	45,000,000	3.25	August 19, 2016	August 19, 2031	45,000,000
USD	50,000,000	LIBOR 3M + 0.4	August 24, 2016	August 24, 2018	50,000,000
USD	50,000,000	LIBOR 3M + 0.4	August 24, 2016	August 24, 2018	50,000,000
USD	50,000,000	1.45	August 30, 2016	August 30, 2019	50,000,000
USD	50,000,000	2.01	August 30, 2016	August 30, 2024	50,000,000
USD	50,000,000	3.08	September 30, 2016	September 30, 2031	50,000,000
USD	750,000,000	LIBOR 3M + 0.46	October 21, 2016	October 21, 2019	750,000,000
USD	750,000,000	1.5	October 21, 2016	October 21, 2019	750,000,000
USD	700,000,000	2.375	October 21, 2016	April 21, 2027	700,000,000
USD	300,000,000	1.875	October 21, 2016	October 21, 2021	300,000,000
USD	33,000,000	LIBOR 3M + 0.38	November 01, 2016	November 01, 2018	33,000,000
USD	100,000,000	LIBOR 3M + 0.56	November 01, 2016	November 01, 2018	100,000,000
USD	50,000,000	2.74	November 17, 2016	November 17, 2028	50,000,000
USD	200,000,000	LIBOR 3M + 0.3	November 23, 2016	February 23, 2018	200,000,000
USD	50,000,000	LIBOR 3M + 0.39	November 29, 2016	May 29, 2018	50,000,000
USD	50,000,000	3.23	December 12, 2016	December 12, 2028	50,000,000
USD	50,000,000	3.2	December 14, 2016	December 14, 2028	50,000,000
USD	50,000,000	LIBOR 3M + 0.35	December 20, 2016	March 20, 2018	50,000,000
USD	30,000,000	3.42	January 06, 2017	January 06, 2029	30,000,000
USD	30,000,000	3.42	January 06, 2017	January 06, 2029	30,000,000
USD	50,000,000	LIBOR 3M + 0.36	January 09, 2017	January 09, 2018	50,000,000
USD	50,000,000	LIBOR 3M + 0.36	January 09, 2017	January 09, 2018	50,000,000
USD	50,000,000	3.47	January 12, 2017	January 12, 2032	50,000,000
USD	50,000,000	3.38	January 18, 2017	January 18, 2032	50,000,000
USD	30,000,000	3.4	January 18, 2017	January 18, 2032	30,000,000
USD	50,000,000	3.33	January 19, 2017	January 19, 2032	50,000,000
USD	500,000,000	2.125	January 25, 2017	January 25, 2020	500,000,000
USD	500,000,000	2.75	January 25, 2017	January 25, 2022	500,000,000
USD	500,000,000	LIBOR 3M + 0.875	January 25, 2017	January 25, 2022	500,000,000
USD	20,000,000	LIBOR 3M + 0.38	January 26, 2017	July 26, 2018	20,000,000
USD	50,000,000	LIBOR 3M + 0.36	February 02, 2017	February 03, 2018	50,000,000
USD	20,000,000	LIBOR 3M + 0.38	February 07, 2017	August 07, 2018	20,000,000
USD	50,000,000	3.475	February 17, 2017	February 17, 2032	50,000,000
USD	50,000,000	3.475	February 17, 2017	February 17, 2032	50,000,000
USD	50,000,000	LIBOR 3M + 0.72	March 23, 2017	March 23, 2022	50,000,000
USD	50,000,000	3.25	April 24, 2017	April 24, 2029	50,000,000
USD	50,000,000	3.54	April 24, 2017	April 26, 2032	50,000,000
USD	50,000,000	LIBOR 3M + 0.4	June 01, 2017	June 01, 2020	50,000,000
USD	100,000,000	LIBOR 3M + 0.68	June 01, 2017	June 01, 2021	100,000,000
USD	120,000,000	LIBOR 3M + 0.33	June 19, 2017	January 19, 2019	120,000,000
USD	180,000,000	LIBOR 3M + 0.55	June 19, 2017	January 19, 2021	180,000,000
USD	400,000,000	LIBOR 3M + 0.8	July 05, 2017	July 05, 2022	400,000,000
USD	50,000,000	LIBOR 3M + 0.32	July 06, 2017	January 06, 2019	50,000,000
USD	50,000,000	3.58	August 17, 2017	August 17, 2037	50,000,000
USD	50,000,000	3.56	August 18, 2017	August 18, 2037	50,000,000
USD	200,000,000	4.1	October 11, 2017	October 11, 2047	200,000,000
USD	50,000,000	3.65	October 25, 2017	October 25, 2047	50,000,000
USD	50,000,000	3.65	October 25, 2017	October 25, 2047	50,000,000
USD	400,000,000	2.5	November 01, 2017	November 01, 2020	400,000,000
USD	1,000,000,000	3	November 01, 2017	November 01, 2022	1,000,000,000
USD	600,000,000	LIBOR 3M + 0.925	November 01, 2017	November 01, 2022	600,000,000
USD	50,000,000	3.55	November 08, 2017	November 08, 2037	50,000,000
USD	50,000,000	3.55	November 08, 2017	November 08, 2037	50,000,000
USD	50,000,000	3.65	November 17, 2017	November 17, 2047	50,000,000
USD	50,000,000	3.65	November 17, 2017	November 17, 2047	50,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2017
USD	50,000,000	3.72	November 17, 2017	November 17, 2047		50,000,000
USD	20,000,000	3.72	November 17, 2017	November 17, 2047		20,000,000
USD	50,000,000	3.65	November 27, 2017	November 27, 2047		50,000,000
USD	50,000,000	3.7	December 06, 2017	December 06, 2047		50,000,000

		Subtotal in Original Currency			USD	29,465,600,000

		Subtotal in Equivalent Amount of Won(1)			￦	31,569,443,840,000

JPY	15,000,000,000	3.24	June 20, 2008	June 20, 2018		15,000,000,000
JPY	5,000,000,000	2.5	December 29, 2009	December 27, 2019		5,000,000,000
JPY	3,600,000,000	0.5	September 15, 2011	September 15, 2021		3,600,000,000
JPY	4,220,000,000	0.63	August 29, 2013	September 14, 2020		4,220,000,000
JPY	11,000,000,000	0.64	March 14, 2014	March 14, 2019		11,000,000,000
JPY	39,000,000,000	0.37	September 25, 2015	September 25, 2018		39,000,000,000

		Subtotal in Original Currency			JPY	77,820,000,000

		Subtotal in Equivalent Amount of Won(2)			￦	738,597,402,000

HKD	252,000,000	4.05	June 24, 2010	June 24, 2020		252,000,000
HKD	120,000,000	3.45	September 23, 2011	September 23, 2021		120,000,000
HKD	250,000,000	3.92	November 08, 2011	November 08, 2021		250,000,000
HKD	60,000,000	3.92	November 08, 2011	November 08, 2021		60,000,000
HKD	380,000,000	2.525	February 13, 2014	February 13, 2019		380,000,000
HKD	370,000,000	2.525	February 13, 2014	February 13, 2019		370,000,000
HKD	200,000,000	2.42	September 30, 2014	September 30, 2019		200,000,000
HKD	160,000,000	1.98	February 2, 2015	February 3, 2020		160,000,000
HKD	300,000,000	1.9	February 2, 2015	February 3, 2020		300,000,000
HKD	300,000,000	2.28	April 13, 2015	April 13, 2022		300,000,000
HKD	850,000,000	1.57	May 11, 2015	May 11, 2018		850,000,000
HKD	300,000,000	1.8	January 22, 2016	January 22, 2018		300,000,000
HKD	200,000,000	1.8	January 22, 2016	January 22, 2018		200,000,000
HKD	380,000,000	HIBOR 3M + 0.715	January 25, 2016	January 25, 2018		380,000,000
HKD	120,000,000	HIBOR 3M + 0.715	January 25, 2016	January 25, 2018		120,000,000
HKD	380,000,000	2.2	February 16, 2016	February 15, 2019		380,000,000
HKD	345,000,000	1.93	June 24, 2016	June 24, 2021		345,000,000
HKD	300,000,000	1.44	July 15, 2016	July 12, 2019		300,000,000
HKD	300,000,000	1.5	August 02, 2016	August 02, 2019		300,000,000
HKD	233,000,000	2.1	November 03, 2016	November 03, 2023		233,000,000
HKD	266,000,000	2.52	March 03, 2017	March 03, 2021		266,000,000
HKD	252,000,000	2.405	October 26, 2017	October 26, 2022		252,000,000
HKD	243,000,000	2.69	December 14, 2017	December 14, 2022		243,000,000

		Subtotal in Original Currency			HKD	6,561,000,000

		Subtotal in Equivalent Amount of Won(3)			￦	899,316,270,000

MYR	500,000,000	4.5	March 12, 2008	March 12, 2018		500,000,000

		Subtotal in Original Currency			MYR	500,000,000

		Subtotal in Equivalent Amount of Won(4)			￦	131,735,000,000

BRL	22,000,000	9.32	September 26, 2014	September 26, 2018		22,000,000
BRL	340,000,000	BRL CDI 3M + 0.48	May 12, 2016	January 31, 2018		340,000,000
BRL	606,120,000	8.52	September 26, 2016	September 26, 2019		606,120,000
BRL	192,000,000	BRL CDI 3M + 0.38	November 14, 2016	November 01, 2018		192,000,000
BRL	192,000,000	BRL CDI 3M + 0.38	November 16, 2016	November 07, 2018		192,000,000
BRL	130,000,000	BRL CDI 3M + 0.4	December 21, 2016	December 14, 2018		130,000,000
BRL	128,500,000	BRL CDI 3M + 0.4	December 21, 2016	December 14, 2018		128,500,000
BRL	145,000,000	BRL CDI 3M + 0.452	January 26, 2017	December 21, 2018		145,000,000
BRL	145,000,000	BRL CDI 3M + 0.452	January 26, 2017	December 21, 2018		145,000,000
BRL	500,000,000	BRL CDI 3M + 0.33	April 13, 2017	June 28, 2018		500,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2017
BRL	500,000,000	BRL CDI 3M + 0.34	April 19, 2017	October 18, 2018		500,000,000
BRL	160,500,000	7.02	September 01, 2017	September 03,2019		160,500,000
BRL	160,500,000	7.02	September 01, 2017	September 03,2019		160,500,000

		Subtotal in Original Currency			BRL	3,221,620,000

		Subtotal in Equivalent Amount of Won(5)			￦	1,042,032,989,000

EUR	117,000,000	3.875	July 12, 2012	July 12, 2032		117,000,000
EUR	30,000,000	3.6	July 19, 2012	July 19, 2027		30,000,000
EUR	750,000,000	2	April 30, 2013	April 30, 2020		750,000,000
EUR	250,000,000	2	May 15, 2013	April 30, 2020		250,000,000
EUR	20,000,000	EURIBOR 3M + 0.745	February 05, 2014	March 27, 2019		20,000,000
EUR	750,000,000	0.375	March 15, 2016	March 15, 2019		750,000,000
EUR	750,000,000	0.5	May 30, 2017	May 30, 2022		750,000,000

		Subtotal in Original Currency			EUR	2,667,000,000

		Subtotal in Equivalent Amount of Won(6)			￦	3,411,759,750,000

THB	1,500,000,000	6.28	August 07, 2008	August 07, 2018		1,500,000,000
THB	3,000,000,000	3.95	June 28, 2010	June 28, 2020		3,000,000,000
THB	1,000,000,000	4.4	November 25, 2011	November 25, 2021		1,000,000,000
THB	1,500,000,000	3.9	August 27, 2012	August 27, 2022		1,500,000,000
THB	2,800,000,000	4.34	March 11, 2013	March 11, 2023		2,800,000,000
THB	2,000,000,000	3.81	March 11, 2013	March 11, 2018		2,000,000,000
THB	1,500,000,000	4.78	July 31, 2013	July 31, 2025		1,500,000,000
THB	500,000,000	4.78	July 31, 2013	July 31, 2025		500,000,000
THB	10,000,000,000	2.18	September 4, 2015	September 4, 2018		10,000,000,000

		Subtotal in Original Currency			THB	23,800,000,000

		Subtotal in Equivalent Amount of Won(7)			￦	779,926,000,000

CHF	45,000,000	2.1	September 05, 2013	December 30, 2023		45,000,000
CHF	5,000,000	2.1	September 06, 2013	December 30, 2023		5,000,000
CHF	100,000,000	1.125	March 03, 2014	September 03, 2019		100,000,000
CHF	250,000,000	0.17	July 18, 2017	July 18, 2025		250,000,000

		Subtotal in Original Currency			CHF	400,000,000

		Subtotal in Equivalent Amount of Won(8)			￦	437,888,000,000

AUD	45,000,000	7.35	August 10, 2011	August 10, 2021		45,000,000
AUD	20,000,000	6.8	April 11, 2012	April 11, 2022		20,000,000
AUD	100,000,000	4.75	April 24, 2013	April 24, 2019		100,000,000
AUD	93,100,000	4.05	May 23, 2013	May 17, 2018		93,100,000
AUD	22,000,000	5.975	August 08, 2013	August 08, 2023		22,000,000
AUD	25,000,000	BBSW 3M + 1.45	August 08, 2013	August 08, 2018		25,000,000
AUD	63,000,000	4.43	August 29, 2013	September 14, 2018		63,000,000
AUD	100,000,000	5.375	September 12, 2013	September 12, 2019		100,000,000
AUD	36,000,000	4.42	November 26, 2013	December 05, 2018		36,000,000
AUD	100,000,000	5.125	February 25, 2014	February 25, 2020		100,000,000
AUD	50,000,000	5.125	February 25, 2014	February 25, 2020		50,000,000
AUD	300,000,000	4.5	April 17, 2014	April 17, 2019		300,000,000
AUD	200,000,000	BBSW 3M + 1.08	April 17, 2014	April 17, 2019		200,000,000
AUD	100,000,000	4.75	June 03, 2014	June 03, 2021		100,000,000
AUD	76,600,000	3.5	September 26, 2014	September 26, 2019		76,600,000
AUD	250,000,000	4.25	November 21, 2014	May 21, 2020		250,000,000
AUD	250,000,000	BBSW 3M + 1.15	November 21, 2014	May 21, 2020		250,000,000
AUD	21,000,000	5.15	November 24, 2014	November 24, 2029		21,000,000
AUD	300,000,000	3.7	August 19, 2015	February 19, 2021		300,000,000
AUD	350,000,000	BBSW 3M + 1.2	August 19, 2015	February 19, 2021		350,000,000
AUD	200,000,000	4	December 07, 2016	June 07, 2027		200,000,000
AUD	50,000,000	4	December 15, 2016	June 07, 2027		50,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2017
AUD	150,000,000	3.5	February 14, 2017	February 14, 2022		150,000,000
AUD	250,000,000	BBSW 3M + 1.17	February 14, 2017	February 14, 2022		250,000,000
AUD	100,000,000	4	February 14, 2017	June 07, 2027		100,000,000
AUD	60,000,000	3.98	October 10, 2017	October 10, 2027		60,000,000
AUD	40,000,000	3.4	December 08, 2017	December 08, 2024		40,000,000

		Subtotal in Original Currency			AUD	3,351,700,000

		Subtotal in Equivalent Amount of Won(9)			￦	2,799,205,772,000

INR	4,641,700,000	5.46	September 26, 2016	September 26, 2019		4,641,700,000
INR	3,200,000,000	6.2	August 07, 2017	August 07, 2021		3,200,000,000
INR	3,100,000,000	6.2	August 25, 2017	August 07, 2021		3,100,000,000

		Subtotal in Original Currency			INR	10,941,700,000

		Subtotal in Equivalent Amount of Won(10)			￦	182,835,807,000

CNY	120,000,000	4.55	August 23, 2013	August 23, 2023		120,000,000
CNY	300,000,000	4.5	November 06, 2013	November 06, 2023		300,000,000
CNY	500,000,000	3.625	January 27, 2014	January 27, 2019		500,000,000
CNY	500,000,000	4.5	January 27, 2014	January 27, 2024		500,000,000
CNY	700,000,000	3.7	November 28, 2014	November 28, 2019		700,000,000
CNY	300,000,000	4.5	February 17, 2015	February 17, 2018		300,000,000
CNY	243,000,000	4.5	February 17, 2015	February 17, 2018		243,000,000
CNY	300,000,000	4.46	February 25, 2015	February 25, 2020		300,000,000
CNY	250,000,000	4.5	February 25, 2015	February 25, 2018		250,000,000
CNY	500,000,000	4.2	February 26, 2015	February 26, 2022		500,000,000
CNY	300,000,000	4.05	February 26, 2015	February 26, 2020		300,000,000
CNY	1,000,000,000	4.4	March 03, 2015	March 3, 2018		1,000,000,000
CNY	275,000,000	4.785	March 18, 2015	March 18, 2019		275,000,000
CNY	300,000,000	4.79	March 27, 2015	March 27, 2019		300,000,000
CNY	1,250,000,000	3.6	June 10, 2015	June 10, 2018		1,250,000,000
CNY	137,000,000	4.1	July 24, 2015	July 24, 2018		137,000,000
CNY	300,000,000	4.1	July 24, 2015	July 24, 2018		300,000,000
CNY	188,000,000	4.005	July 30, 2015	July 30, 2018		188,000,000
CNY	1,000,000,000	4.1	August 06, 2015	August 06, 2018		1,000,000,000
CNY	280,000,000	4.2	August 07, 2015	August 07, 2018		280,000,000
CNY	215,000,000	5.2	February 16, 2016	February 16, 2019		215,000,000
CNY	200,000,000	5.1	March 02, 2016	March 02, 2019		200,000,000
CNY	200,000,000	4.85	March 09, 2016	March 09, 2019		200,000,000
CNY	200,000,000	4.95	March 17, 2016	March 17, 2019		200,000,000
CNY	200,000,000	4.4	March 30, 2016	March 30, 2019		200,000,000
CNY	220,000,000	4.5	April 01, 2016	April 01, 2019		220,000,000
CNY	280,000,000	3.62	June 24, 2016	June 22, 2018		280,000,000
CNY	333,000,000	3.84	July 28, 2016	July 28, 2019		333,000,000
CNY	200,000,000	3.6	August 11, 2016	August 11, 2018		200,000,000
CNY	210,000,000	4.45	December 09, 2016	December 09, 2019		210,000,000
CNY	200,000,000	5.535	March 17, 2017	March 17, 2022		200,000,000

		Subtotal in Original Currency			CNY	11,201,000,000

		Subtotal in Equivalent Amount of Won(11)			￦	1,833,043,650,000

IDR	500,000,000,000	8	August 27, 2014	May 15, 2018		500,000,000,000
IDR	600,000,000,000	8	October 17, 2014	October 17, 2019		600,000,000,000
IDR	600,000,000,000	8	February 17, 2015	May 15, 2018		600,000,000,000
IDR	650,000,000,000	8.1	March 24, 2015	March 24, 2018		650,000,000,000
IDR	400,000,000,000	8	July 22, 2015	October 17, 2019		400,000,000,000
IDR	665,400,000,000	6.9	June 14, 2017	January 08, 2021		665,400,000,000
IDR	655,000,000,000	6.9	June 14, 2017	January 08, 2021		655,000,000,000
IDR	655,000,000,000	6.9	July 14, 2017	January 08, 2021		655,000,000,000
IDR	670,000,000,000	7.25	December 07, 2017	December 07, 2024		670,000,000,000

		Subtotal in Original Currency			IDR	5,395,400,000,000

		Subtotal in Equivalent Amount of Won(12)			￦	426,236,600,000

PEN	61,000,000	6.875	September 07, 2010	September 07, 2022		61,000,000
PEN	47,000,000	6.875	July 08, 2011	September 07, 2022		47,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2017
PEN	20,000,000	6.875	July 19, 2011	September 07, 2022		20,000,000
PEN	15,000,000	6.875	August 05, 2011	September 07, 2022		15,000,000
PEN	54,500,000	7.25	October 25, 2011	October 25, 2041		54,500,000
PEN	13,600,000	7.15	November 04, 2011	November 04, 2021		13,600,000
PEN	54,500,000	6.875	November 21, 2011	September 07, 2022		54,500,000

		Subtotal in Original Currency			PEN	265,600,000

		Subtotal in Equivalent Amount of Won(13)			￦	87,855,168,000

SGD	68,000,000	1.95	June 15, 2015	June 15, 2018		68,000,000
SGD	250,000,000	2.04	July 24, 2015	July 24, 2018		250,000,000
SGD	42,750,000	1.75	June 17, 2016	June 15, 2018		42,750,000
SGD	60,000,000	2.04	November 09, 2016	July 24, 2018		60,000,000
SGD	200,000,000	2.318	September 27, 2017	September 27, 2022		200,000,000

		Subtotal in Original Currency			SGD	620,750,000

		Subtotal in Equivalent Amount of Won(14)			￦	496,991,072,500

TRY	21,000,000	8.54	September 26, 2014	September 26, 2018		21,000,000

		Subtotal in Original Currency			TRY	21,000,000

		Subtotal in Equivalent Amount of Won(15)			￦	5,960,220,000

NZD	20,500,000	5.18	November 26, 2013	December 05, 2018		20,500,000
NZD	66,000,000	4.5	May 22, 2014	May 17, 2018		66,000,000
NZD	74,600,000	4.97	May 22, 2014	May 22, 2019		74,600,000
NZD	100,000,000	5.125	August 27, 2014	August 27, 2019		100,000,000
NZD	12,000,000	4.46	September 26, 2014	September 26, 2019		12,000,000
NZD	100,000,000	5.125	October 15, 2014	October 15, 2019		100,000,000
NZD	55,000,000	4.2	December 15, 2014	December 11, 2018		55,000,000
NZD	400,000,000	3.5	July 28, 2016	July 28, 2021		400,000,000
NZD	10,000,000	2.63	November 25, 2016	November 16, 2020		10,000,000
NZD	400,000,000	4	March 09, 2017	March 09, 2022		400,000,000

		Subtotal in Original Currency			NZD	1,238,100,000

		Subtotal in Equivalent Amount of Won(16)			￦	940,559,808,000

ZAR	653,600,000	8	November 25, 2016	November 16, 2020		653,600,000

		Subtotal in Original Currency			ZAR	653,600,000

		Subtotal in Equivalent Amount of Won(17)			￦	56,608,296,000

CAD	325,000,000	2.711	December 05, 2014	December 05, 2019		325,000,000
CAD	65,000,000	3.16	February 16, 2017	February 16, 2032		65,000,000
CAD	300,000,000	1.927	February 24, 2017	February 24, 2020		300,000,000

		Subtotal in Original Currency			CAD	690,000,000

		Subtotal in Equivalent Amount of Won(18)			￦	588,356,100,000

NOK	500,000,000	3	May 22, 2013	May 23, 2018		500,000,000
NOK	250,000,000	4.55	June 26, 2013	June 26, 2025		250,000,000
NOK	250,000,000	4.55	June 26, 2013	June 26, 2025		250,000,000
NOK	250,000,000	4.55	June 26, 2013	June 26, 2025		250,000,000
NOK	300,000,000	4.5075	September 09, 2013	September 11, 2023		300,000,000
NOK	300,000,000	4.5075	September 10, 2013	September 11, 2023		300,000,000
NOK	300,000,000	4.5075	September 11, 2013	September 11, 2023		300,000,000
NOK	300,000,000	4.5075	September 12, 2013	September 11, 2023		300,000,000
NOK	300,000,000	4.5075	September 13, 2013	September 11, 2023		300,000,000

		Subtotal in Original Currency			NOK	2,750,000,000

		Subtotal in Equivalent Amount of Won(19)			￦	357,115,000,000

CZK	700,000,000	PRIBOR 3M + 0.5	June 17, 2013	June 17, 2018		700,000,000

		Subtotal in Original Currency			CZK	700,000,000

		Subtotal in Equivalent Amount of Won(20)			￦	35,014,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2017
GBP	30,000,000	GBP LIBOR 3M + 0.32	August 05, 2016	August 05, 2019		30,000,000
GBP	30,000,000	GBP LIBOR 3M + 0.28	August 16, 2016	August 16, 2019		30,000,000

		Subtotal in Original Currency			GBP	60,000,000

		Subtotal in Equivalent Amount of Won(21)			￦	86,371,800,000

SEK	250,000,000	1.28	December 11, 2017	December 11, 2024		250,000,000

		Subtotal in Original Currency			SEK	250,000,000

		Subtotal in Equivalent Amount of Won(22)			￦	32,475,000,000

	Total External Bonds of the Bank in Equivalent Amount of Won				￦	46,939,327,544,500

*	Repaid on the respective maturity dates.
(1)	U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to Won 1,071.40, the market average exchange rate in effect on December 31, 2017, as announced by Seoul Money Brokerage Services, Ltd.
(2)	Japanese Yen amounts are converted to Won amounts at the rate of JPY 100.00 to Won 949.11, the market average exchange rate in effect on December 31, 2017, as announced by Seoul Money Brokerage Services, Ltd.
(3)	Hong Kong Dollar amounts are converted to Won amounts at the rate of HKD 1.00 to Won 137.07, the market average exchange rate in effect on December 31, 2017, as announced by Seoul Money Brokerage Services, Ltd.
(4)	Malaysia Ringgit amounts are converted to Won amounts at the rate of MYR 1.00 to Won 263.47, the market average exchange rate in effect on December 31, 2017, as announced by Seoul Money Brokerage Services, Ltd.
(5)	Brazilian Real amounts are converted to Won amounts at the rate of BRL 1.00 to Won 323.45, the prevailing market rate on December 31, 2017.
(6)	Euro amounts are converted to Won amounts at the rate of EUR 1.00 to Won 1,279.25, the market average exchange rate in effect on December 31, 2017, as announced by Seoul Money Brokerage Services, Ltd.
(7)	Thai Baht amounts are converted to Won amounts at the rate of THB 1.00 to Won 32.77, the market average exchange rate in effect on December 31, 2017, as announced by Seoul Money Brokerage Services, Ltd.
(8)	Swiss Franc amounts are converted to Won amounts at the rate of CHF 1.00 to Won 1,094.72, the market average exchange rate in effect on December 31, 2017, as announced by Seoul Money Brokerage Services, Ltd.
(9)	Australian Dollar amounts are converted to Won amounts at the rate of AUD 1.00 to Won 835.16, the market average exchange rate in effect on December 31, 2017, as announced by Seoul Money Brokerage Services, Ltd.
(10)	Indian Rupee amounts are converted to Won amounts at the rate of INR 1.00 to Won 16.71, the prevailing market rate on December 31, 2017.
(11)	Chinese Yuan amounts are converted to Won amounts at the rate of CNY 1.00 to Won 163.65, the market average exchange rate in effect on December 31, 2017, as announced by Seoul Money Brokerage Services, Ltd.
(12)	Indonesian Rupiah amounts are converted to Won amounts at the rate of IDR 100.00 to Won 7.90, the market average exchange rate in effect on December 31, 2017, as announced by Seoul Money Brokerage Services, Ltd.
(13)	Peruvian Sol amounts are converted to Won amounts at the rate of PEN 1.00 to Won 330.78, the prevailing market rate on December 31, 2017.
(14)	Singapore Dollar amounts are converted to Won amounts at the rate of SGD 1.00 to Won 800.63, the market average exchange rate in effect on December 31, 2017, as announced by Seoul Money Brokerage Services, Ltd.
(15)	Turkish Lira amounts are converted to Won amounts at the rate of TRY 1.00 to Won 283.82, the prevailing market rate on December 31, 2017.
(16)	New Zealand Dollar amounts are converted to Won amounts at the rate of NZD 1.00 to Won 759.68, the market average exchange rate in effect on December 31, 2017, as announced by Seoul Money Brokerage Services, Ltd.
(17)	South African Rand amounts are converted to Won amounts at the rate of ZAR 1.00 to Won 86.61, the prevailing market rate on December 31, 2017.
(18)	Canadian Dollar amounts are converted to Won amounts at the rate of CAD 1.00 to Won 852.69, the market average exchange rate in effect on December 31, 2017, as announced by Seoul Money Brokerage Services, Ltd.
(19)	Norwegian Krone amounts are converted to Won amounts at the rate of NOK 1.00 to Won 129.86, the market average exchange rate in effect on December 31, 2017, as announced by Seoul Money Brokerage Services, Ltd.
(20)	Czech Koruna amounts are converted to Won amounts at the rate of CZK 1.00 to Won 50.02, the market average exchange rate in effect on December 31, 2017, as announced by Seoul Money Brokerage Services, Ltd.
(21)	British Pound amounts are converted to Won amounts at the rate of GBP 1.00 to Won 1,439.53, the market average exchange rate in effect on December 31, 2017, as announced by Seoul Money Brokerage Services, Ltd.
(22)	Swedish Krona amounts are converted to Won amounts at the rate of SEK 1.00 to Won 129.9, the market average exchange rate in effect on December 31, 2017, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of the Bank

Lender	Classifications	Range of Interest Rates	Range of Years of Issue	Range of Years of Maturity	Principal Amount Outstanding as of December 31, 2017(1)
		(%)			(millions of Won)
Bank of Tokyo-Mitsubishi UFJ, LTD	Borrowings from BTMU	LIBOR 3M + 0.6	2014	2019		321,420
HSBC Bank PLC, London	Borrowings from HSBC	LIBOR 3M + 0.5	2015	2018		160,710
Syndicated Lenders	Borrowings from Syndicated Lenders	LIBOR 3M + 0.5	2015	2018		428,560
Bank of Tokyo-Mitsubishi UFJ, LTD	Borrowings from BTMU	LIBOR 3M + 0.4	2015	2018		214,280
Agricultural Bank of China, Seoul	Borrowings from ABC	LIBOR 3M+0.85	2016	2021		107,140
Bank of America, N.A.	Borrowings from BA-ML	LIBOR 3M+0.73	2016	2019		214,280
Syndicated Lenders	Borrowings from Syndicated Lenders	LIBOR 3M+0.60	2016	2019		428,560
Bank of Tokyo-Mitsubishi UFJ, LTD	Borrowings from BTMU	LIBOR 3M+0.45	2017	2018		214,280
Syndicated Lenders	Borrowings from Syndicated Lenders	LIBOR 3M+0.57	2017	2020		267,850
HSBC Bank PLC, London	Borrowings from HSBC	LIBOR 3M+0.45	2017	2018		160,710
Bank of America, N.A.	Borrowings from BA-ML	LIBOR 3M+0.7	2017	2021		160,710

Long-term Borrowings from Foreign Financial Institution					￦	2,678,500

Compulsory Loan		LIBOR 3M + 0.5 ~ 0.78	2014	2024	￦	2,976,435
Foreign Currency CP		-0.4 ~ 1.69	2017	2018	￦	115,726

Total External Borrowings of the Bank					￦	5,770,661

(1)	Converted to Won amounts at the relevant market average exchange rates in effect on December 31, 2017 as announced by Seoul Money Brokerage Services, Ltd.

B. Internal Debt of the Bank

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2017
	(%)			(millions of Won)
Bonds
Short-term Industrial Finance Bonds	1.35~1.84	2017	2018	￦	3,570,000
Long-term Industrial Finance Bonds	1.41~4.70	2014~2017	2018~2032		10,550,000

Total Bonds	1.35~4.70	2014~2017	2018~2032		14,120,000

Total Internal Debt				￦	14,120,000

Financial Statements and the Auditors

The Minister of Strategy and Finance appoints our internal Auditor who is responsible for examining our financial operations and auditing our financial statements and accounting records. The present internal Auditor is Cho Yong Soon, who was appointed for a three-year term on January 18, 2018.

We prepare our financial statements annually for submission to the Minister of Strategy and Finance, accompanied by an opinion of the Auditor. Although we are not legally required to have financial statements audited by external auditors, an independent public accounting firm has audited our separate financial statements since 1983 and consolidated financial statements since 1998. As of the date of this prospectus, our independent auditor is KPMG Samjong Accounting Corp., located at 27th Floor, Gangnam Finance Center, 737 Yeoksam-dong, Gangnam-gu, Seoul, Korea which has audited our separate financial statements as of and for the year ended December 31, 2017 included in this prospectus. Deloitte Anjin LLC, located at 9th Floor, One IFC Bldg., 10 Gukjegeumyung-ro, Yeongdeungpo-gu, Seoul, Korea has audited our separate financial statements as of and for the year ended December 31, 2016 included in this prospectus.

Our separate financial statements and information included in this prospectus were prepared under K-IFRS. For a summary of financial statement preparation and significant accounting policies, see “—Notes to Separate Financial Statements as of and for the years ended December 31, 2017 and 2016—Note 2.” These principles and procedures differ in certain material respects from generally accepted accounting principles in the United States.

We recognize interest income on loans and debt securities using the effective interest method. See “—Notes to Separate Financial Statements as of and for the years ended December 31, 2017 and 2016—Note 3(17).”

We classify a non-derivative financial asset as held for trading if either it is acquired for the purpose of selling it in the near term, or it is part of a portfolio of identified financial instruments that are managed together and for which there is evidence of a recent actual pattern of short-term profit taking. We classify debt securities with fixed or determinable payments and fixed maturities, and which we intend to hold to maturity, as held-to-maturity securities. We classify investments that are categorized as neither trading securities nor held-to-maturity securities as available-for-sale securities. We record our trading and available-for-sale securities at fair value. However, investments in available-for-sale securities that do not have readily determinable fair values are recognized at cost. We record held-to-maturity securities at amortized cost. We recognize impairment losses on securities in current operations when the recoverable amounts are less than the carrying amount of equity securities or amortized cost of debt securities.

We record debenture issuance costs as discounts on debentures and amortize them over the maturity period of the debentures using the effective interest method.

Our financial statements are separate financial statements prepared in accordance with the requirements of K-IFRS 1027 Separate Financial Statements, in which a parent, or an investor with joint control of, or significant influence over, an investee accounts for the investments based on the cost method or valuation methods in accordance with K-IFRS 1039 Financial Instruments.

Since we initially adopted K-IFRS in 2013, our premises and equipment on the statements of financial position as of January 1, 2013 have been measured at their fair value in accordance with IFRS 1 paragraph 30(b), and we have chosen to apply the cost model to the premises and equipment in accordance with IAS 16 paragraph 29.

Independent Auditors’ Report

The Board of Directors and Stockholder

The Export-Import Bank of Korea:

We have audited the accompanying separate financial statements of the Export-Import Bank of Korea (the “Bank”), which comprise the separate statement of financial position as of December 31, 2017, and the separate statements of comprehensive income, changes in equity and cash flows for the year ended December 31, 2017, and notes, comprising a summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Separate Financial Statements

Management is responsible for the preparation and fair presentation of these separate financial statements in accordance with Korean International Financial Reporting Standards (“K-IFRS”) and for such internal control as management determines is necessary to enable the preparation of separate financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an audit opinion on these separate financial statements based on our audit. We conducted our audit in accordance with Korean Standards on Auditing. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the separate financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the separate financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the separate financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the separate financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the separate financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the separate financial statements present fairly, in all material respects, the financial position of the Export-Import Bank of Korea as of December 31, 2017, and its financial performance and its cash flows for the year then ended in accordance with K-IFRS.

Other matters

The accompanying statement of financial position of the Bank as of December 31, 2016, and the related statements of comprehensive loss, changes in equity and cash flows for the year then ended, were audited by Deloitte Anjin LLC whose report thereon dated March 29, 2017, expressed an unqualified opinion.

The procedures and practices utilized in the Republic of Korea to audit such separate financial statements may differ from those generally accepted and applied in other countries.

/s/ KPMG Samjong Accounting Corp.

KPMG Samjong Accounting Corp.

Seoul, Korea

March 30, 2018

This report is effective as of March 30, 2018, the audit report date. Certain subsequent events or circumstances, which may occur between the audit report date and the time of reading this report, could have a material impact on the accompanying separate financial statements and notes thereto. Accordingly, the readers of the audit report should understand that the above audit report has not been updated to reflect the impact of such subsequent events or circumstances, if any.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENT OF FINANCIAL POSITION

AS OF DECEMBER 31, 2017 AND 2016

	Korean won
	December 31, 2017		December 31, 2016
	(In millions)
ASSETS:
Cash and due from financial institutions (Notes 4, 5 and 7)	￦	2,091,920	￦	3,863,279
Financial assets at fair value through profit or loss (“FVTPL”) (Notes 4, 5, 8 and 20)		1,616,973		1,899,065
Hedging derivative assets (Notes 4, 5 and 20)		228,121		168,417
Loans (Notes 4, 5, 10 and 37)		68,223,320		73,418,788
Financial investments (Notes 4, 5 and 9)		6,781,955		7,138,785
Investments in associates and subsidiaries (Note 11)		2,598,607		766,084
Tangible assets, net (Note 12)		268,465		273,137
Intangible assets, net (Note 13)		47,622		42,599
Deferred tax assets (Note 34)		1,126,199		1,159,376
Retirement benefit assets, net (Note 18)		12,227		—
Other assets (Notes 4, 5, 14 and 37)		950,531		1,045,768

	￦	83,945,940	￦	89,775,298

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Financial liabilities at FVTPL (Notes 4, 5 and 20)	￦	911,778	￦	852,699
Hedging derivative liabilities (Notes 4, 5 and 20)		1,058,196		2,335,530
Borrowings (Notes 4, 5 and 15)		6,013,457		9,761,389
Debentures (Notes 4, 5 and 16)		60,685,098		62,119,016
Provisions (Note 17)		675,118		1,651,947
Retirement benefit liabilities , net (Note 18)		—		2,092
Other liabilities (Notes 4, 5, 19 and 37)		2,088,950		1,832,644

		71,432,597		78,555,317

STOCKHOLDERS’ EQUITY:
Capital stock (Note 21)	￦	11,814,963	￦	10,398,055
Additional paid-in capital		—		6,723
Capital adjustments		(129,339)		—
Other components of equity (Notes 20 and 22)		119,739		280,017
Retained earnings (Note 23) (Regulatory reserve for bad loans as of December 31, 2017 and 2016: ￦206,330 million and ￦476,882 million)		707,980		535,186

		12,513,343		11,219,981

	￦	83,945,940	￦	89,775,298

See accompanying notes to the separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	Korean won
	Year ended December 31, 2017		Year ended December 31, 2016
	(In millions)
OPERATING INCOME(LOSS):
Net interest income (Notes 24 and 37):
Interest income	￦	2,683,728	￦	2,231,474
Interest expenses		(1,603,753)		(1,416,819)

		1,079,975		814,655

Net commission income (Notes 25 and 37):
Commission income		401,102		456,708
Commission expenses		(9,373)		(8,448)

		391,729		448,260

Dividend income (Note 26)		35,352		23,060
Gain on financial assets at FVTPL (Note 27)		263,982		194,413
Gain (Loss) on hedging derivative assets (Notes 20 and 28)		1,208,274		(656,561)
Gain (Loss) on financial investments (Note 29)		16,143		(1,165)
Gain (Loss) on foreign exchange transaction		(1,528,844)		265,983
Other net operating income (expenses) (Note 30)		54,270		390,368
Impairment loss on credit (Note 31)		(1,080,828)		(3,233,679)
General and administrative expenses (Note 32)		(210,715)		(203,139)

Total operating income (loss)		229,338		(1,957,805)

NON OPERATING INCOME (EXPENSES) (Note 33):
Net gain on investments in associates and subsidiaries		9,670		3,584
Net other non-operating expenses		(10,156)		(3,964)

		(486)		(380)

INCOME (LOSS) BEFORE INCOME TAX		228,852		(1,958,185)
INCOME TAX EXPENSE (BENEFIT) (Note 34)		56,058		(470,896)

NET INCOME (LOSS)		172,794		(1,487,289)

(Adjusted income (loss) after reserve for bad loans for the years ended December 31, 2017 and 2016: ￦595,796 million and ￦(2,040,195) million) (Note 23)
OTHER COMPREHENSIVE INCOME (LOSS) FOR THE YEAR (Note 22)
Items not reclassified subsequently to profit or loss:
Remeasurements of net defined benefit liability		(3,207)		20,918
Income tax effect		776		(5,061)

		(2,431)		15,857
Items that are or maybe reclassified subsequently to profit or loss:
Gain (Loss) on valuation on Available-For-Sale (“AFS”) securities		(179,477)		188,914
Cash flow hedging gains or losses		(467)		1,298
Income tax effect		22,097		(46,032)

		(157,847)		144,180

TOTAL COMPREHENSIVE INCOME (LOSS)	￦	12,516	￦	(1,327,252)

See accompanying notes to the separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

					Other components of equity
	Capital stock		Additional paid-in capital (Capital adjustments)		Valuation on AFS securities		Cash flow Hedging gains or losses		Remeasurement elements of defined benefit plans		Retained earnings		Total
	(Korean won in millions)
January 1, 2016	￦	8,878,055	￦	—	￦	116,369	￦	(131)	￦	3,742	￦	2,027,863	￦	11,025,898
Dividends												(5,388)		(5,388)
Paid-in capital increase		1,520,000		6,723										1,526,723
Total comprehensive loss														(1,327,252)
Net loss												(1,487,289)		(1,487,289)
Other comprehensive income:														160,037
Gain on valuation of AFS securities, net of tax						143,195								143,195
Gain on valuation of cash flow hedge, net of tax								985						985
Remeasurement elements of defined benefit plans, net of tax										15,857				15,857

December 31, 2016	￦	10,398,055	￦	6,723	￦	259,564	￦	854	￦	19,599	￦	535,186	￦	11,219,981

January 1, 2017	￦	10,398,055	￦	6,723	￦	259,564	￦	854	￦	19,599	￦	535,186	￦	11,219,981
Paid-in capital increase		1,416,908		(136,062)										1,280,846
Total comprehensive loss														12,516
Net income												172,794		172,794
Other comprehensive income:														(160,278)
Loss on valuation of AFS securities, net of tax						(157,579)								(157,579)
Loss on valuation of cash flow hedge, net of tax								(268)						(268)
Remeasurement elements of defined benefit plans, net of tax										(2,431)				(2,431)

December 31, 2017	￦	11,814,963	￦	(129,339)	￦	101,985	￦	586	￦	17,168	￦	707,980	￦	12,513,343

See accompanying notes to the separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	Korean won
	2017		2016
	(In millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	￦	172,794	￦	(1,487,289)

Adjustments to reconcile net income (loss) to net cash used in operating activities:
Income tax expense (benefit)		56,058		(470,896)
Interest income		(2,683,728)		(2,231,474)
Interest expenses		1,603,753		1,416,819
Dividend income		(35,352)		(23,060)
Dividend received from subsidiaries and associates		(9,905)		(7,999)
Loss on financial assets held for trading		808		2,670
Loss on AFS financial assets		4,722		8,726
Transfer to derivatives’ credit risk provision		41,204		68,062
Loss on debenture redemption		2,455		45
Loss on foreign exchange transactions		1,986,736		1,708,018
Impairment loss on credit		1,080,828		3,233,680
Impairment loss of investments in subsidiaries and associates		236		4,415
Loss on fair value hedged items		184,212		47,389
Depreciation and amortization		18,159		12,708
Loss on disposals of tangible, intangible and other assets		24		14
Impairment loss on tangible, intangible and other assets		217		538
Loss on valuation of derivative assets		1,054,473		1,389,192
Retirement benefits		9,098		12,390
Provision for others		1,344		16,317
Gain on financial assets held for trading		(5,046)		(25,378)
Gain on AFS financial assets		(20,865)		(7,561)
Reversal of derivatives’ credit risk provision		(9,525)		(31,315)
Gain on foreign exchange transactions		(492,192)		(1,997,850)
Gain on fair value hedged items		(277,508)		(524,283)
Gain on valuation of derivative assets		(1,802,086)		(671,414)
Gain on disposals of tangible assets, intangible assets and other assets		(60)		(782)
Reversal of impairment loss on tangible, intangible and other assets		(50)		—
Changes in operating assets and liabilities:
Due from financial institutions		1,032,475		(15,749)
Financial assets at FVTPL		481,539		(418,485)
Hedging derivative net assets		(733,261)		(855,891)
Loans		(1,854,328)		(7,037,664)
Other assets		(27,447)		(78,000)
Provisions		(910,287)		68,209
Payment of retirement benefits		(26,624)		(37,168)
Other liabilities		93,906		(151,993)
Other provisions		(1,724)		—

(Continued)

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	Korean won
	2017		2016
	(In millions)
Payment (Refund) of income tax		(4,660)		3,845
Interest received		2,304,960		2,104,451
Interest paid		(1,395,738)		(1,220,613)
Dividend received		45,257		31,059

Net cash used in operating activities		(115,128)		(7,166,317)

CASH FLOWS FROM INVESTING ACTIVITIES:
Disposals of AFS and HTM financial assets	￦	912,204	￦	462,608
Disposals of subsidiaries and associates		44		—
Disposals of tangible assets		101		1,356
Disposals of intangible assets		536		—
Acquisitions of AFS and HTM securities		(973,564)		(896,343)
Acquisitions of Investments in subsidiaries and associates		(365,283)		(91,174)
Acquisitions of tangible assets		(4,314)		(9,881)
Acquisitions of intangible assets		(14,965)		(19,651)

Net cash used in investing activities		(445,241)		(553,085)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in call money		316		—
Proceeds from borrowings		4,915,469		8,698,157
Proceeds from debentures		24,094,658		26,128,039
Increase in guarantee deposits		—		4
Increase in capital stock		—		1,020,000
Decrease in call money		—		(207,952)
Repayment of borrowings		(7,655,267)		(10,841,478)
Repayment of debentures		(20,809,262)		(18,303,440)
Expense related to issuance of capital		(6,810)		—
Payment of dividends		—		(5,388)

Net cash provided by financing activities		539,104		6,487,942

NET DECREASE IN CASH AND CASH EQUIVALENTS		(21,265)		(1,231,460)
CASH AND CASH EQUIVALENTS, BEGINNING OF THE YEAR		1,354,694		2,455,307
EFFECTS OF FOREIGN EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS		(517,435)		130,847

CASH AND CASH EQUIVALENTS, END OF THE YEAR (Notes 7 and 35)	￦	815,994	￦	1,354,694

See accompanying notes to the separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

1. GENERAL:

(1) Summary of the Export-Import Bank of Korea

The Export-Import Bank of Korea (the “Bank” or the “Company”) was established in 1976 as a special financial institution under the Export-Import Bank of Korea Act (the “EXIM Bank Act”) to grant financial facilities for overseas trade (i.e., export and import), investments and resources development activities. As of December 31, 2017, the Bank operates 10 domestic branches, 3 domestic offices, 4 overseas subsidiaries, and 24 overseas offices.

The Bank’s authorized capital is ￦15,000,000 million, and through numerous capital increases since the establishment, its paid-in capital is ￦11,814,963 million as of December 31, 2017. The Government of the Republic of Korea (the “Government”), the Bank of Korea (“BOK”), and the Korea Development Bank hold 66.27%, 9.86%, and 23.87%, respectively, of the ownership of the Bank as of December 31, 2017.

The Bank, as a trustee of the Government, has managed the Economic Development Cooperation Fund (“EDCF”) since June 1987 and the Inter-Korean Cooperation Fund (“IKCF”) since March 1991. The funds are accounted for separately and are not included in the Bank’s separate financial statements. The Bank receives fees from the Government for the trustee services.

(2) Summary of subsidiaries and associates

1) Subsidiaries of the Bank as of December 31, 2017 and 2016 are as follows (Korean won in millions):

(December 31, 2017)

Subsidiaries	Location	Capital stock	Main business	Number of shares owned	Percentage of ownership (%)	Financial statements as of
KEXIM Bank UK Limited	United Kingdom	GBP 20 mil.	Finance	20,000,000	100.00	Dec. 31, 2017
KEXIM Vietnam Leasing Co.(*)	Vietnam	USD 13 mil.	Finance	—	100.00	Dec. 31, 2017
PT.KOEXIM Mandiri Finance	Indonesia	IDR 52,000 mil.	Finance	442	85.00	Dec. 31, 2017
KEXIM Asia Limited	Hong Kong	USD 30 mil.	Finance	30,000,000	100.00	Dec. 31, 2017

(*)	This entity does not issue share certificates.

(December 31, 2016)

Subsidiaries	Location	Capital stock	Main business	Number of shares owned	Percentage of ownership (%)	Financial statements as of
KEXIM Bank UK Limited	United Kingdom	GBP 20 mil.	Finance	20,000,000	100.00	Dec. 31, 2016
KEXIM Vietnam Leasing Co.(*)	Vietnam	USD 13 mil.	Finance	—	100.00	Dec. 31, 2016
PT.KOEXIM Mandiri Finance	Indonesia	IDR 52,000 mil.	Finance	442	85.00	Dec. 31, 2016
KEXIM Asia Limited	Hong Kong	USD 30 mil.	Finance	30,000,000	100.00	Dec. 31, 2016

(*)	This entity does not issue share certificates.

2) Associates of the Bank as of December 31, 2017 and 2016 are as follows (Korean won in millions):

(December 31, 2017)

Associates	Location	Capital stock		Main business	Number of shares owned	Percentage of ownership (%)	Financial statements as of
Korea Asset Management Corporation	Korea	KRW	860,000 mil.	Financial service	44,482,396	25.86	Dec. 31, 2017
Credit Guarantee and Investment Fund	Philippines	USD	700 mil.	Financial service	100,000,000	14.29	Sep. 30, 2017
Korea Marine Guarantee Incorporated Company	Korea	KRW	322,357 mil.	Financial service	135,000 mil	41.88	Dec. 31, 2017
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.	Korea	KRW	1,319,693 mil.	Shipbuilding	93,294,100	81.25	Sep. 30, 2017
DAESUN Shipbuilding & Engineering Co., Ltd.	Korea	KRW	7,730 mil.	Shipbuilding	1,040,000	67.30	Sep. 30, 2017
KTB Newlake Global Healthcare PEF	Korea	KRW	10,280 mil.	Financial service	257,000,000	25.00	Dec. 31, 2017
KBS-KDB Private Equity Fund	Korea	KRW	11,361 mil.	Financial service	2,366,875,000	20.83	Dec. 31, 2017
Korea Shipping and Maritime Transportation	Korea	KRW	904,884 mil.	Financial service	1,810,000	40.00	Dec. 31, 2017
Korea Aerospace Industries. Ltd.	Korea	KRW	487,376 mil.	Manufacturing	25,745,964	26.41	Dec. 31, 2017

(December 31, 2016)

Associates	Location	Capital stock		Main business	Number of shares owned	Percentage of ownership (%)	Financial statements as of
Korea Asset Management Corporation	Korea	KRW	860,000 mil.	Financial service	44,482,396	25.86	Dec. 31, 2016
Credit Guarantee and Investment Fund	Philippines	USD	700 mil.	Financial service	100,000,000	14.29	Sep. 30, 2016
Korea Marine Guarantee Incorporated Company	Korea	KRW	256,620 mil.	Financial service	26,999,999	52.63	Dec. 31, 2016
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.	Korea	KRW	1,319,376 mil.	Shipbuilding	93,294,100	70.71	Sep. 30, 2016
DAESUN Shipbuilding & Engineering Co., Ltd.	Korea	KRW	7,730 mil.	Shipbuilding	1,040,000	67.27	Sep. 30, 2016
EQP Global Energy Infrastructure PEF	Korea	KRW	1,235 mil.	Financial service	279,610,108	22.64	Dec. 31, 2016
KTB Newlake Global Healthcare PEF	Korea	KRW	4,610 mil.	Financial service	1,152,500,000	25.00	Dec. 31, 2016
KBS-KDB Private Equity Fund	Korea	KRW	2,406 mil.	Financial service	501,250,000	20.83	Dec. 31, 2016

2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES:

(1) Basis of Financial Statement Presentation

The Bank’s separate financial statements are prepared under K-IFRS.

These financial statements are separate financial statements prepared in accordance with K-IFRS No.1027, ‘Separate Financial Statements’ presented by a parent, an investor with joint control of, or significant influence over, an investee, in which the investments are accounted for at cost.

The accompanying separate financial statements have been prepared on the historical cost basis except for certain non-current assets and financial instruments that are measured at fair values, as explained in the accounting policies below. Historical cost is based on the fair values of the consideration given.

The principal accounting policies are set out below. Except for the effect of the Amendments to K-IFRSs and new interpretations set out below, the principal accounting policies used to prepare the financial statements as of and for the year ended December 31, 2017 are consistent with the accounting policies used to prepare the financial statements as of and for the year ended December 31, 2016.

- Amendments to K-IFRS No.1007—Statement of Cash Flows

These amendments are effective for annual periods beginning on or after January 1, 2017. An entity shall provide a classification of changes in liabilities arising from financing activities, including both changes arising from cash flows and non-cash flows. The adoption of the amendments has no significant impact on the bank’s financial statements.

- Amendments to K-IFRS No.1012—Income Taxes

These amendments are effective for annual periods beginning on or after January 1, 2017. The amendments clarify the concept of temporary differences on unrealized gain and loss, in condition that debt instruments, which are measured on fair values, are under tax base amount. The adoption of the amendments had no significant impact on the Bank’s financial statements.

(2) Functional Currency

The separate financial statements of the Bank are prepared in functional currency of the respective operation. These separate financial statements are presented in Korean won, which is the Bank’s functional currency and the currency of the primary economic environment in which the Bank operates.

(3) Significant Estimates and Judgments

The preparation of separate financial statements requires the application of accounting policies and certain critical accounting estimates and assumptions may have a significant impact on assets (liabilities) and income (expenses). The management’s estimate may differ from the actual outcome if the management’s estimate and assumption based on its best judgment at the reporting date are different from an actual environment.

Estimates and assumptions are continually evaluated and the change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only, or the period of the change and future periods, if the change affects both.

1) Significant Estimates and Assumptions

Uncertainty in estimates and assumptions with significant risk that will result in material adjustment are as follows:

① Fair value of financial instruments

The fair value of financial instruments where no active market exists or where quoted prices are not otherwise available are determined by using valuation techniques. Financial instruments that are not actively traded in the market and with less transparent market price, will have less objective fair value and will require judgment in liquidity, concentration, uncertainty in market factors and assumption in price determination and other risks.

As described in the significant accounting policies ‘Recognition and Measurement of Financial Instruments’ diverse valuation techniques are used to determine the fair value of financial instruments, from general market accepted valuation model to internally developed valuation model that incorporates various types of assumptions and variables.

② Provision of credit losses (allowances for loan losses, provisions for acceptances and guarantees, financial guarantee contracts and unused loan commitments)

The Bank determines and recognizes allowances for loan losses through impairment testing and recognizes provisions for acceptances and guarantees, financial guarantee contracts and unused loan commitments. The amount of provisions of credit losses is determined by the methodology and assumptions used for estimating expected cash flows of the borrower for allowances on individual loans and collectively assessing allowances for groups of loans, guarantees and unused loan commitments.

③ Defined benefit obligation

The present value of defined benefit obligations is measured by the independent actuaries using projected unit credit method. It is determined by actuarial assumptions and variables such as future increases in salaries, rate of retirement, discount rate and others.

2) Critical judgments in applying the accounting policies

Critical judgments in applying the accounting policies that have significant impact on the amount recognized in the separate financial statements are as follows:

① Impairment of AFS equity investments

As described in the significant accounting policies in ‘Impairment of Financial Assets’, when there is significant or prolonged decline in the fair value of an investment in an equity instrument below its original cost, there is objective evidence that AFS equity investments are impaired.

Accordingly, the Bank considers the decline in the fair value of over 30% against the original cost as “significant decline” and a six-month continuous decline in the market price for marketable equity instrument as “prolonged decline”.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(1) General

The significant accounting policies applied in the preparation of these separate financial statements after transition to K-IFRS are set out below.

(2) Foreign Currency

1) Foreign currency transactions

In preparing the separate financial statements of the Bank, transactions in currencies other than the Bank’s functional currency (foreign currencies) are recorded by applying the rates of exchange at the dates of the transactions.

At the end of each reporting period foreign currency monetary items are translated using the closing rate which is the spot exchange rate at the end of the reporting period. Non-monetary items that are measured at fair value in a foreign currency are translated using the spot exchange rates at the date when the fair value was determined and non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the spot exchange rate at the date of the transaction. Exchange differences arising on the settlement of monetary items or on translating monetary items at rates different from those at which they were translated on initial recognition during the period or in previous financial statements are recognized in profit or loss in the period in which they arise. When gains or losses on a non-monetary item are recognized in other comprehensive income, any exchange component of those gains or losses are recognized in other comprehensive income. Conversely, when gains or losses on a non-monetary item are recognized in profit or loss, any exchange component of those gains or losses are recognized in profit or loss.

2) Foreign operations

The results and financial position of all foreign operations, whose functional currency differs from the Bank’s presentation currency, are translated into the Bank’s presentation currency using the following procedures;

Assets and liabilities for each statement of financial position presented are translated at the closing rate at the date of that statement of financial position. Income and expenses for statement of comprehensive income presented are translated at average exchange rates for the period.

Any fair value adjustments to the carrying amounts of assets and liabilities arising from the acquisition of that foreign operation are treated as assets and liabilities of the foreign operation. Thus they are expressed in the functional currency of the foreign operation and are translated into the presentation currency at the closing rate.

On the disposal of a foreign operation, the cumulative amount of the exchange differences relating to that foreign operation, recognized in other comprehensive income and accumulated in the separate component of equity, are reclassified from equity to profit or loss (as a reclassification adjustment) when the gains or losses on disposal are recognized. On the partial disposal of a subsidiary that includes a foreign operation, the Bank reattributes the proportionate share of the cumulative amount of the exchange differences recognized in other comprehensive income to the non-controlling interests in that foreign operation. In any other partial disposal of a foreign operation, the Bank reclassifies to profit or loss only the proportionate share of the cumulative amount of the exchange differences recognized in other comprehensive income.

(3) Recognition and Measurement of Financial Instruments

1) Initial recognition

The Bank recognizes a financial asset or a financial liability in its separate statement of financial position when the Bank becomes a party to the contractual provisions of the instrument. A regular way purchase or sale of financial assets (a purchase or sale of a financial asset under a contract whose terms require delivery of the asset within the time frame established generally by market regulation or practice) is recognized using trade date accounting.

The Bank classifies the financial assets as financial assets at FVTPL, HTM investments, AFS financial assets, loans, receivables and financial liabilities as financial liabilities at FVTPL and other financial liabilities as the nature and holding purpose of financial instrument at initial recognition in the purpose of financial reporting.

At initial recognition, a financial asset or financial liability is measured at its fair value plus or minus, in the case of a financial asset or financial liability not at FVTPL, transaction costs that are directly attributable to the acquisition or issue of the financial asset or financial liability. The fair value of a financial instrument on initial recognition is normally the transaction price (that is, the fair value of the consideration given or received).

2) Subsequent measurement

After initial recognition, financial instruments are measured at one of the following based on classification at initial recognition.

① Amortized cost

The amortized cost of a financial asset or financial liability is the amount at which the financial asset or financial liability is measured at initial recognition and adjusted to reflect minus the principal repayments, plus or minus the cumulative amortization using the effective interest method (as defined below) and minus any reduction (directly or through the use of an allowances account) for impairment or bad debt expenses.

② Fair value

The Bank primarily uses fair values for the measurement of financial instruments. Fair values are the published price quotations in an active market and are based on the market prices or the dealer price quotations of financial instruments traded in an active market where available

A financial instrument is regarded as quoted in an active market if quoted prices are readily and regularly available from an exchange, dealer, broker, industry group, pricing service or regulatory agency, and those prices represent actual and regularly occurring market transactions on an arm’s length basis.

The Bank uses valuation models that are commonly used by market participants and customized for the Bank to determine fair values of common over-the-counter (OTC) derivatives such as options, interest rate swaps and currency swaps which are based on the inputs observable in markets. However for these more complex instruments, the Bank uses internally developed models, which are usually based on valuation methods and techniques generally recognized as standard within the industry, or the value measured by the independent external valuation institution as the fair values if all or some of the inputs to the valuation models are not market observable and therefore it is necessary to measure fair value on certain assumptions.

Also, the Bank classified measurements of fair value recognized in the financial statements into the following hierarchy.

• Level 1:	Fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities.

• Level 2:	Fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices).

• Level 3:	Fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

The fair value measurement is categorized in its entirety in the level of the lowest-level input that is significant to the entire measurement. For this purpose, input that is significant is estimated by the entire measurement.

On the other hand, the fair value hierarchy of foreign currency financial instruments is not affected by fluctuation of foreign exchange rate.

Unobservable inputs are used to measure fair value to the extent that relevant observable inputs are not available, thereby allowing for significant adjustments. In this situation, the measurement is regarded as Level 3.

If the valuation technique does not reflect all factors which market participants would consider in setting a price, the fair value is adjusted to reflect those factors. These factors include counterparty credit risk, bid-ask spread, liquidity risk and others.

The chosen valuation technique makes maximum use of market inputs and relies as little as possible on entity-specific inputs. It incorporates all factors that market participants would consider in setting a price and is consistent with accepted economic methodologies for pricing financial instruments. Periodically, the Bank calibrates the valuation technique and tests it for validity using prices from any observable current market transactions in the same instrument or based on any available observable market data.

3) Derecognition

Derecognition is the removal of a previously recognized financial asset or financial liability from the separate statement of financial position. The following is criteria for removal;

☐ Derecognition of financial assets

Financial assets are derecognized when the contractual rights to the cash flows from the financial assets expire or the financial assets have been transferred and substantially all the risks and rewards of ownership of the financial assets are also transferred or the financial assets have been neither transferred nor retained substantially all the risks, rewards of ownership and control. Therefore, if the Bank neither transfers nor retains substantially all the risks and rewards of ownership of the financial assets, the Bank continues to recognize the financial asset to the extent of its continuing involvement in the financial asset.

☐ Derecognition of financial liabilities

Financial liabilities are derecognized from the separate statement of financial position when the obligation specified in contract is discharged, canceled or expires.

4) Offsetting

Financial assets and financial liabilities are offset and the net amounts are presented in the separate statement of financial position when, and only when, the Bank currently has a legally enforceable right to set off the recognized amounts and intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

(4) Cash and cash equivalents

Cash and cash equivalents include cash on hand, foreign currency, and highly liquid short term investments that are readily convertible to known amounts of cash, which are subject to an insignificant risk of changes in value.

(5) Financial assets at FVTPL

Financial assets are classified as at FVTPL when the financial asset is contingent consideration that may be paid by an acquirer as part of business combination to which K-IFRS No.1103 applies, the financial asset is classified as held for trading, or the financial asset is designated by the Bank as at FVTPL upon initial recognition.

A non-derivative financial asset is classified as held for trading if either

•	It is acquired for the purpose of selling it in the near term, or

•	It is part of a portfolio of identified financial instruments that are managed together and for which there is evidence of a recent actual pattern of short-term profit taking

The Bank may designate certain financial assets, other than contingent consideration that may be paid by an acquirer as part of business combination to which K-IFRS No.1103 applies or held for trading, upon initial recognition as at FVTPL when one of the following conditions is met:

•	It eliminates or significantly reduces a measurement or recognition inconsistency (sometimes referred to as ‘an accounting mismatch’) that would otherwise arise from measuring assets or liabilities or recognizing the gains and losses on them on different bases

•	A group of financial assets is managed and its performance is evaluated on a fair value basis, in accordance with a documented risk management or investment strategy, and information about the group is provided internally on that basis to the Bank’s key management personnel.

•	A contract contains one or more embedded derivatives may designate the entire hybrid (combined) contract as a financial asset at FVTPL if allowed according to K-IFRS No.1039, ‘Financial Instruments: Recognition and measurement’.

After initial recognition, a financial asset at FVTPL is measured at fair value and gains or losses arising from a change in the fair value are recognized in profit or loss. Interest income, dividend income, and gains or losses from sale and repayment from financial assets at FVTPL are recognized in the statement of comprehensive income as net gains on financial instruments at FVTPL.

(6) Financial Investments

AFS and HTM financial assets are presented as financial investments.

1) AFS financial assets

Profit or loss of financial assets classified as AFS, except for impairment loss and foreign exchange gains and losses, is recognized as other comprehensive income, and cumulative profit or loss is reclassified from equity to current profit or loss at the derecognition of financial asset and it is recognized as part of other operating profit or loss in the separate statements of comprehensive income.

However, interest income measured using effective interest rate is recognized in current profit or loss, and dividends of financial assets classified as AFS are recognized when the right to receive payment is established.

AFS financial assets denominated in foreign currencies are translated at the closing rate.

For such a financial asset, exchange differences resulting from changes in amortized cost are recognized in profit or loss as part of other operating income and expenses. For AFS equity instruments that are not monetary items for example, equity instruments, the gains or losses that are recognized in other comprehensive income includes any related foreign exchange component.

2) HTM financial assets

HTM financial assets are non-derivative financial assets with fixed or determinable payments and fixed maturity that the Bank’s management has the positive intention and ability to hold to maturity. HTM financial assets are subsequently measured at amortized cost using the effective interest method after initial recognition and interest income is recognized using the effective interest rate.

(7) Loans

Non-derivative financial assets are classified as loans if these are not quoted in an active market and payments are fixed or determinable. After initial recognition, these are subsequently measured at amortized cost using the effective interest method.

(8) Impairment of financial assets

The Bank assesses at the end of each reporting period whether there is any objective evidence that a financial asset or group of financial assets is impaired. A financial asset or a group of financial assets is impaired and impairment losses are incurred, if there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset (a ‘loss event’) and that loss event (or events) has an impact on the estimated future cash flows of the financial asset or group of financial assets that can be reliably estimated. However, losses expected as a result of future events, no matter how likely, are not recognized.

If there is objective evidence that an impairment loss has been incurred, the amount of the loss is measured and recognized in profit or loss by category of financial assets.

1) Loans

If there is objective evidence that an impairment loss on loans carried at amortized cost has been incurred, the amount of the loss is measured as the difference between the loan’s carrying amount and the present value of estimated future cash flows (excluding future credit losses that have not been incurred) discounted at the loan’s original effective interest rate. The Bank first assesses whether objective evidence of impairment exists individually for loans that are individually significant (individual evaluation of impairment), and individually or collectively for loans that are not individually significant.

If the Bank determines that no objective evidence of impairment exists for an individually assessed loan, whether significant or not, it includes the loan in a group of loans with similar credit risk characteristics and collectively assesses them for impairment (collective evaluation of impairment).

☐ Individual assessment of impairment

Individual assessment of impairment losses are calculated by discounting the expected future cash flows of a loan at its original effective interest rate and comparing the resultant present value with the loan’s current carrying amount. This process normally encompasses management’s best estimate, such as operating cash flow of borrower and fair value less cost to sell of any collateral held and the timing of anticipated receipts.

☐ Collective assessment of impairment

The methodology based on historical loss experience is used to estimate inherent incurred loss on groups of loans for collective evaluation of impairment. Such methodology incorporates factors such as type of product and borrowers, credit rating, portfolio size, loss emergence period, recovery period and applies probability of default (PD) on each loan (or pool of loans) and loss given default (LGD) by type of collateral. Also, consistent assumptions are applied to form a formula-based model in estimating inherent loss and to determine factors on the basis of historical loss experience and current condition. The methodology and assumptions used for estimating future cash flows are reviewed regularly to reduce any differences between loss estimates and actual loss experience.

2) AFS financial assets

When a decline in the fair value of an AFS financial asset has been recognized in other comprehensive income and there is objective evidence that the asset is impaired, the cumulative loss (the difference between the acquisition cost and current fair value, less any impairment loss on that financial asset previously recognized in profit or loss) that had been recognized in other comprehensive income is reclassified from equity to profit or loss as part of other operating income and expenses.

If, in a subsequent period, the fair value of an AFS debt instrument classified as increases and the increase can be objectively related to an event occurring after the impairment loss was recognized in profit or loss, the impairment loss is reversed, with the amount of the reversal recognized in profit or loss as part of other operating income and expenses. However, impairment losses recognized in profit or loss for an AFS equity instrument classified as available for sale are not reversed through profit or loss.

3) HTM financial assets

If there is objective evidence that an impairment loss on HTM financial assets carried at amortized cost has been incurred, the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the financial asset’s original effective interest rate. Impairment loss of HTM financial assets is directly deducted from the carrying amount. The amount of the loss is recognized in profit or loss as part of other operating income and expenses. In case of financial asset classified as HTM, if, in a subsequent period, the amount of the impairment loss is decreased and objectively related to the event occurring after the impairment is recognized, the previously recognized impairment loss is reversed to the extent of amortized cost at the date of recovery. The amount of reversal is recognized in profit or loss as part of other operating income and expenses in the separate statement of comprehensive income.

(9) Derivatives

The Bank enters into numerous numbers of derivatives such as currency forward, interest rate swaps, currency swaps and others for trading purpose or to manage its exposures to fluctuations in interest rates and currency exchange and others. These derivatives are presented as financial assets and liabilities at FVTPL and derivatives for hedging in accordance with purpose and subsequent measurement.

Derivatives are initially recognized at fair value at the date the derivative contract is entered into and are subsequently measured to their fair value at the end of each reporting period. The resulting gain or loss is recognized in net profit or loss immediately unless the derivative is designated and effective as a hedging instrument, in such case the timing of the recognition in profit or loss depends on the nature of the hedge relationship. The Bank designates certain derivatives as hedging instruments to hedge the risk of changes in fair value of a recognized asset or liability or firm contracts (fair value hedge).

At the inception of the hedge there is formal designation and documentation of the hedging relationship and the Bank’s risk management objective and strategy for undertaking the hedge. That documentation includes identification of the hedging instrument, the hedged item or transaction, the nature of the risk being hedged and how the entity will assess the hedging instrument’s effectiveness in offsetting the exposure to changes in the hedged item’s fair value attributable to the hedged risk.

1) Derivative for trading

All derivatives, except for derivatives that are designated and qualify for hedge accounting are classified as financial instruments held for trading and measured at fair value. Gains or losses arising from a change in fair value are recognized in profit or loss as part of net gains on financial instruments at FVTPL.

2) Derivative financial instruments for hedging

Changes in the fair value of derivatives that are designated and qualify as fair value hedges are recognized in profit or loss immediately, together with any changes in the fair value of the hedged asset or liability that are attributable to the hedged risk. The change in the fair value of the hedging instrument and the change in the hedged item attributable to the hedged risk are recognized in the line of the comprehensive income statement relating to the hedged item in the income statement.

Fair value hedge accounting is discontinued prospectively if the hedging instrument expires or is sold, terminated or exercised, or the hedge no longer meets the criteria for hedge accounting or the Bank revokes the designation. Once fair value hedge accounting is discontinued, the adjustment to the carrying amount of a hedged item for which the effective interest method is used is fully amortized to profit or loss by the maturity of the financial instrument in the separate statements of comprehensive income.

The effective portion of changes in the fair value of derivatives that are designated and qualify as cash flow hedges is recognized in other comprehensive income. The gain or loss relating to the ineffective portion is recognized immediately in profit or loss, and is recognized in the line of the separate statements of comprehensive income relating to the hedged item.

① Fair value hedge

Fair value hedge is a hedge of the exposure to changes in fair value of a recognized asset or liability or an unrecognized firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. When applying fair value hedge, the gain or loss on the hedged item attributable to the hedged risk shall adjust the carrying amount of the hedged item and be recognized in profit or loss.

The Bank shall discontinue prospectively the fair value hedge if the hedging instrument expires or is sold, terminated or exercised, the hedge no longer meets the criteria for hedge accounting or the Bank revokes the designation. Any adjustment arising from the gain or loss on the hedged item attributable to the hedged risk to the carrying amount of a hedged financial instrument for which the effective interest method is used shall be amortized to profit or loss.

The Bank uses interest rate swaps for hedging changes of fair values in hedged items arising from changes in interest rates. The Bank also uses currency swaps for hedging changes of fair values in hedged items arising from changes in foreign exchange rates

② Cash flow hedge

Cash flow hedge is a hedge of the exposure to variability in cash flows that is attributable to a particular risk associated with a recognized asset or liability (such as all or some future interest payments on variable rate debt) or a highly probable forecast transaction and could affect profit or loss. When applying cash flow hedge, the portion of the gain or loss on the hedging instrument that is determined to be an effective hedge shall be recognized in other comprehensive income; and the ineffective portion of the gain or loss on the hedging instrument are recognized in profit or loss. If a hedge of a forecast transaction subsequently results in the recognition of a financial asset or a financial liability, the associated gains or losses that were recognized in other comprehensive income are reclassified from equity to profit or loss as a reclassification adjustment in the same period or periods during which the hedged forecast cash flows affect profit or loss.

The Bank shall discontinue prospectively the cash flow hedge if hedging instrument expires or is sold, terminated or exercised, the hedge no longer meets the criteria for hedge accounting or the Bank revokes the designation. The forecasted transaction is no longer expected to occur, any related cumulative gain or loss on the hedging instrument that has been recognized in other comprehensive income from the period when the hedge was effective are reclassified from equity to profit or loss as a reclassification adjustment.

The Bank uses interest rate swaps for hedging changes of cash flows in hedged items arising from changes in interest rates. The Bank also uses currency swaps for hedging changes of cash flows in hedged items arising from changes in foreign exchange.

3) Embedded derivatives

An embedded derivative is separated from the host contract and accounted for as a derivative if, and only if the economic characteristics and risks of the embedded derivative are not closely related to those of the host contract and a separate instrument with the same terms as the embedded derivative would meet the definition of a derivative and the hybrid (combined) instrument is not measured at fair value with changes in fair value recognized in profit or loss. Gains or losses arising from a change in the fair value of embedded derivative separated from host contract are recognized in profit or loss as part of net gains on financial instruments at FVTPL.

4) Day one profit and loss

If the Bank uses a valuation technique that incorporates data not obtained from observable markets for the fair value at initial recognition of financial instruments, there may be a difference between the transaction price and the amount determined using that valuation technique. In these circumstances, the fair value of financial instruments is recognized as the transaction price and the difference is amortized by using straight- line method over the life of the financial instruments. If the fair value of the financial instruments is determined using observable market inputs, the difference between the transaction price and amounts determined using observable markets inputs are recognized in the profit or loss.

(10) Tangible assets

1) Recognition and measurement

All property and equipment that qualify for recognition as an asset are measured at their cost and subsequently carried at their cost less any accumulated depreciation and any accumulated impairment losses.

The cost of property and equipment includes any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management and the initial estimate of the costs of dismantling and removing the item and restoring the site on which it is located.

Subsequent expenditures are capitalized only when they prolong the useful life or enhance values of the assets but the costs of the day-to-day servicing of the assets such as repair and maintenance costs are recognized in profit or loss as incurred. If part of an item of an asset has a useful life different from that of the entire asset, it is recognized as a separate asset.

2) Depreciation

Land is not depreciated whereas other property and equipment are depreciated using the method that reflects the pattern in which the asset’s future economic benefits are expected to be consumed by the Bank. The depreciable amount of an asset is determined after deducting its residual value.

The depreciation method is straight-line and estimated useful lives of the assets are as follows.

Property and equipment	Estimated useful lives
Buildings and structures	10–60 years
Vehicles	4 years
Tools, furniture and fixtures	4–20 years

The residual value, the useful life and the depreciation method applied to an asset are reviewed at least at each financial year-end and, if expectations differ from previous estimates or if there has been a significant change in the expected pattern of consumption of the future economic benefits embodied in the asset, the changes are accounted for as a change in an accounting estimate.

(11) Intangible assets

Intangible assets are measured initially at cost and subsequently carried at its cost less any accumulated amortization and any accumulated impairment losses.

Intangible assets are amortized using the straight-line method with no residual value over their estimated useful economic life since the assets are available for use.

Intangible assets	Estimated useful lives
Software	5 years
System development costs	5 years

The amortization period and the amortization method for intangible assets with a definite useful life are reviewed at least at each financial year-end. The useful life of an intangible asset that is not being amortized is reviewed each period to determine whether events and circumstances continue to support an indefinite useful life assessment for that asset. If there is any change, it is accounted for as a change in an accounting estimate.

(12) Impairment of non-financial assets

The Bank assesses at the end of each reporting period whether there is any indication that a non-financial asset, except for deferred tax assets, assets arising from employee benefits and non-current assets (or group of assets to be sold) classified as held for sale, may be impaired. If any such indication exists, the Bank estimates the recoverable amount of the asset. However, irrespective of whether there is any indication of impairment, the Bank tests goodwill acquired in a business combination, an intangible asset with an indefinite useful life and an intangible asset not yet available for use for impairment annually by comparing its carrying amount with its recoverable amount.

The recoverable amount is estimated for the individual asset. If it is not possible to estimate the recoverable amount of the individual asset, the Bank determines the recoverable amount of the cash-generating unit to which the asset belongs (the asset’s cash-generating unit).

The recoverable amount of an asset is the higher of its fair value less costs to sell and its value in use. If the recoverable amount of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount and such impairment loss is recognized immediately in profit or loss.

(13) Financial liabilities at FVTPL

Financial liabilities at FVTPL include contingent consideration that may be paid by an acquirer as part of a business combination to which K-IFRS No.1103 applies, short-term financial liabilities and financial liabilities recognized as financial liabilities at FVTPL initially. Financial liabilities at FVTPL are stated at fair value, with any gains or losses arising on remeasurement recognized in profit or loss. Otherwise, the transaction cost is recognized in current profit or loss.

(14) Provisions

A provision is recognized if the Bank has a present obligation (legal or constructive) as a result of the past event and it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. The risks and uncertainties that inevitably surround many events and circumstances are taken into account in reaching the best estimate of a provision, and where the effect of the time value of money is material, the amount of a provision is the present value of the expenditures expected to be required to settle the obligation.

Provisions on confirmed and unconfirmed acceptances and guarantees, unfunded commitments of credit card and unused credit line of consumer and corporate loans are recognized using valuation model that applies the credit conversion factor, default rates, and loss given default. Provisions are reviewed at the end of each reporting period and adjusted to reflect the current best estimate. If it is no longer probable that an outflow of resources embodying economic benefits will be required to settle the obligation, the provisions are reversed.

(15) Financial guarantee contracts

A financial guarantee contract is a contract that requires the issuer (the Bank) to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payments when due in accordance with the original or modified terms of a debt instrument.

Financial guarantee contracts are initially recognized at fair value and are amortized over the life of the contract. After initial recognition, financial guarantee contracts are measured at the greater of:

•	The amount determined in accordance with K-IFRS No.1037, ‘Provisions, Contingent Liabilities and Contingent Assets’ and

•	The initial amount recognized, less, when appropriate, cumulative amortization recognized in accordance with K-IFRS No.1018, ‘Revenue’

(16) Equity and Reserve

Equity and Reserve are any contract or agreement that evidences a residual interest in the assets of an entity after deducting all of its liabilities

(17) Interest income and expenses

Interest income and expenses are recognized using the effective interest method. Effective interest method is a method of calculating the amortized cost of a financial asset or a financial liability (or groups of financial assets or financial liabilities) and of allocating the interest income or interest expenses over the relevant period.

The effective interest rate is the rate that exactly discounts estimated future cash receipts or payments through the expected life of the financial instrument or, where appropriate, a shorter period, to the net carrying amount of the financial asset or financial liability. When calculating the effective interest rate, the Bank estimates cash flows considering all contractual terms of the financial instrument but does not consider future credit losses. The calculation includes all fees and points paid or received between parties to the contract that are an integral part of the effective interest rate, transaction costs, and all other premiums or discounts. In those rare cases when it is not possible to estimate reliably the cash flows or the expected life of a financial instrument (or group of financial instruments), the Bank uses the contractual cash flows over the full contractual term of the financial instrument (or group of financial instruments).

Interest on impaired financial assets is recognized using the rate of interest used to discount the future cash flows for the purpose of measuring the impairment loss.

(18) Fee and commission income

The Bank recognizes financial service fee in accordance with the accounting standard of the financial instrument related to the fees earned.

1) Fees that are an integral part of the effective interest of a financial instrument

Such fees are generally treated as adjustments of effective interest. Such fees may include compensation for activities such as evaluating the borrower’s financial condition, evaluating and recording guarantees, collateral and other security arrangements, negotiating the terms of the instrument, preparing and processing documents and closing the transaction and origination fees received on issuing financial liabilities measured at amortized cost.

However, fees relating to the creation or acquisition of a financial asset at FVTPL are recognized as revenue immediately

2) Fees earned as services are provided

Such fees are recognized as revenue as the services are provided.

3) Fees that are earned on the execution of a significant act

Such fees are recognized as revenue when the significant act has been completed.

(19) Dividend income

Dividend income is recognized in profit or loss when the right to receive payment is established. Dividend income from financial assets at FVTPL and financial investment is recognized in profit or loss as part of dividend income in the separate statements of comprehensive income.

(20) Employee compensation and benefits

1) Defined contribution plans

When employees render service related to defined contribution plans, contributions related to employees services are recognized in current profit or loss without contributions included in cost of assets. Contributions which are supposed to be paid are recognized in accrued expenses after deducting any amount already paid. Also, if contributions already paid exceed contributions which would be paid at the end of period, the amount of excess is recognized in prepaid expenses.

2) Defined benefit plans

The Group’s net obligation in respect of defined benefit plans is calculated separately for each plan by estimating the amount of future benefit that employees have earned in the current and prior periods, discounting that amount and deducting the fair value of any plan assets.

The calculation of defined benefit obligations is performed annually by a qualified actuary using the projected unit credit method. When the calculation results in a potential asset for the Group, the recognized asset is limited to the present value of economic benefits available in the form of any future refunds from the plan or reductions in future contributions to the plan. To calculate the present value of economic benefits, consideration is given to any applicable minimum funding requirements.

Remeasurements of the net defined benefit liability, which comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling (if any, excluding interest), are recognized immediately in OCI. The Group determines the net interest expense (income) on the net defined benefit liability (asset) for the period by applying the discount rate used to measure the defined benefit obligation at the beginning of the annual period to the then-net defined benefit liability (asset), taking into account any changes in the net defined benefit liability (asset) during the period as a result of contributions and benefit payments. Net interest expense and other expenses related to defined benefit plans are recognized in profit or loss.

When the benefits of a plan are changed or when a plan is curtailed, the resulting change in benefit that relates to past service or the gain or loss on curtailment is recognized immediately in profit or loss. The Group recognizes gains and losses on the settlement of a defined benefit plan when the settlement occurs.

3) Short-term employee benefits

Short-term employee benefits are employee benefits that are due to be settled within 12 months after the end of the period in which the employees render the related service.

Short-term employee benefits are recognized in current profit and loss when employees render the related service. Short-term employee benefits are not discounted.

(21) Income taxes

Income tax expense represents the sum of the tax currently payable and deferred tax.

1) Current tax

Current income tax is the amount of income taxes payable (recoverable) in respect of the taxable profit (tax loss) for a period. The difference between the taxable profit and accounting profit may arise when income or expenses are included in accounting profit in one period, but is included in taxable profit in a different period, and if there is revenue that is exempt from taxation, expenses that are not deductible in determining taxable profit (tax loss). Current income tax liabilities (assets) for the current and prior periods are measured at the amount expected to be paid to (recovered from) the taxation authorities, using the tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The Bank offsets current income tax assets and current income tax liabilities if, and only if, the Bank has a legally enforceable right to set off the recognized amounts and intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

2) Deferred tax

Deferred tax is recognized, using the asset-liability method, on temporary differences arising between the tax base amount of assets and liabilities and their carrying amount in the financial statements. Deferred tax liabilities are recognized for all taxable temporary differences and deferred tax assets are recognized for all deductible temporary differences to the extent that it is probable that taxable profit will be available against which the deductible temporary difference can be utilized. However, deferred tax liabilities are not recognized if they arise from the initial recognition of goodwill; deferred tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss.

Deferred tax is provided on temporary differences arising on investments in subsidiaries, associates and joint ventures, except for deferred tax liabilities which the timing of the reversal of the temporary difference is controlled by the Bank and it is probable that the temporary difference will not reverse in the foreseeable future.

The carrying amount of a deferred tax asset is reviewed at the end of each reporting period. The Bank reduces the carrying amount of a deferred tax asset to the extent that it is no longer probable that sufficient taxable profit will be available to allow the benefit of part or all of the deferred tax asset to be utilized.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period. The measurement of deferred tax liabilities and deferred tax assets reflects the tax consequences that would follow from the manner in which the Bank expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

The Bank offsets deferred tax assets and deferred tax liabilities when the Bank has a legally enforceable right to set off current tax assets against current tax liabilities; and the deferred tax assets and the deferred tax liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity; or different taxable entity which intend either to settle current tax liabilities and assets on a net basis or to realize the assets and settle the liabilities simultaneously, in each future period in which significant amounts of deferred tax liabilities or assets are expected to be settled or recovered.

(22) New standards and interpretations not yet adopted

1) Amendments to K-IFRS No.1109—Financial Instruments

K-IFRS No.1109, published on September 25, 2015, is effective for annual periods beginning on or after January 1, 2018, with earlier application permitted. It replaces existing guidance in K-IFRS No.1039, ‘Financial Instruments: Recognition and Measurement’. The Bank plans to adopt K-IFRS No.1109 for the year beginning on January 1, 2018 and will recognize the accumulated effect resulting from initial application of K-IFRS No.1109 on the date of initial application, which is January 1, 2018.

Adoption of K-IFRS No. 1109 will generally be applied retrospectively, except for the following:

•	Exemption allowing the Bank not to restate comparative information for prior periods with respect to classification and measurement (including impairment) changes; and

•	Prospective application of new hedge accounting except for those specified in K-IFRS 1109 for retrospective application such as accounting for the time value of options.

The key features of the new standard, K-IFRS No.1109, are 1) classification and measurement of financial assets that reflects the business model in which the assets are managed and their cash flow characteristics, 2) impairment methodology that reflects ‘expected credit loss’ (ECL) model for financial assets, and 3) expanded scope of hedged items and hedging instruments which qualify for hedge accounting and changes in assessment method for effect of hedging relationships.

K-IFRS No.1109 will require the Bank to assess the financial impact from application of K-IFRS No.1109 and revise its accounting processes and internal controls related to financial instruments. Actual impact of adopting K-IFRS No.1109 will be dependent on the financial instruments the Bank holds and economic conditions at that time as well as accounting policy elections and judgment that it will make in the future.

For the application of K-IFRS No.1109, the Bank performed analysis and identified necessary modifications to internal controls and implemented change in accounting systems relating to financial instruments in 2017.

To assess financial impacts from application of K-IFRS No.1109, the Bank performed an impact analysis on the 2017 separate financial statements based on the situation and available information as of December 31, 2017. Expected financial impacts on the Bank’s separate financial statements by the main topics of K-IFRS No.1109 were summarized as follows:

The financial analysis disclosed herein is subject to change depending on additional information that the Bank uses hereafter and related decision making.

☐ Classification and measurement of financial assets

When K-IFRS No.1109 is applied, the Bank will classify financial assets to be measured at amortized cost, fair value through other comprehensive income (“FVOCI”) or fair value through profit or loss (“FVPL”) on the basis of the Bank’s business model for managing the financial assets and the contractual cash flow characteristics of the financial assets. If a hybrid contract contains a host that is a financial asset, the embedded derivatives shall not be separated from the host, and the hybrid contract as a whole shall be classified as a financial asset.

Business model	Contractual cash flows that are solely payments of principal and interests	All other cases
For collecting contractual cash flows	At amortized cost (*1)	At FVPL (*2)
For both collecting contractual cash flows and selling financial assets	At FVOCI (*1)
For trading, and others	At FVPL

(*1)	The Bank may irrevocably designate a financial asset as at FVPL to eliminate or significantly reduce an accounting mismatch.
(*2)	The Bank may irrevocably designate equity instruments that is not held for trading as at FVOCI.

As there are more stringent requirements for a financial asset to be classified as measured at amortized costs or FVOCI under K-IFRS No.1109 compared to the existing guidance in K-IFRS No.1039, the adoption of K-IFRS No.1109 would potentially increase the portion of financial assets that are measured at FVPL, which would also increase the volatility in the Bank’s profit or loss.

Expected impacts on the classification and measurements of the non-derivative financial instruments as of December 31, 2017, based on the information from the revised accounting system were as follows (Korean won in millions):

	Classification under K-IFRS No.1039	Classification under K-IFRS No.1109	Amounts under K-IFRS No.1039 (*)		Amounts under K-IFRS No.1109 (*)
Due from banks	Loans and receivables	Amortized cost	￦	2,091,920	￦	2,091,920
Loans	Loans and receivables	FVPL		18,216		13,577
	Loans and receivables	FVOCI		1,095,968		866,319
	Loans and receivables	Amortized cost		70,371,948		70,371,948
Other financial assets	Loans and receivables	Amortized cost		1,102,062		1,102,062
Trading assets (debt securities)	FVTPL	FVPL		38,665		38,665
Trading assets (equity securities)	FVTPL	FVPL		725,613		725,613
AFS financial assets (debt securities)	AFS financial assets	FVOCI		911,518		911,518
AFS financial assets (equity securities)	AFS financial assets	FVPL		134,324		134,324
	AFS financial assets	FVOCI		5,646,636		5,646,636
HTM financial assets (debt securities)	HTM financial assets	Amortized cost		89,477		89,477

Total of the non-derivative financial instruments			￦	82,226,347	￦	81,992,059

(*)	These are amounts before deduction of allowance for loan loss, and exclude loan valuation adjustment related to fair value hedging amounting to ￦24,182 million.

Based on the management’s impact assessment to date, as of December 31, 2017, loans and receivables amounted to ￦ 18,216 million and AFS financial assets amounted to ￦ 134,324 million, previously measured at amortized cost, respectively, are expected to be classified as financial assets measured at FVPL upon adoption of K-IFRS No.1109 as of January 1, 2018. As a result, the portion of financial assets measured at FVPL in non-derivative financial assets is expected to increase from 0.93% under K-IFRS No.1039 as of December 31, 2017 to 1.13% under K-IFRS No.1109 as of January 1, 2018, which would increase the volatility in the Bank’s profit or loss.

☐ Classification and measurement of financial liabilities

According to K-IFRS No.1109, changes in fair value of the financial liability designated as at FVPL that is attributable to changes in the credit risk shall be presented as other comprehensive income, not recognized in profit or loss. Amounts presented in other comprehensive income shall not be subsequently transferred to profit or loss. However, if recognizing the changes in fair value as other comprehensive income creates or enlarges accounting mismatch, the amounts shall be recognized as profit or loss.

As a portion of the change in fair value which has been recognized in profit or loss under the existing standard, K-IFRS No.1039, will be presented in other comprehensive income under K-IFRS No.1109, profit or loss related to valuation of financial liabilities is likely to decrease.

Based on the management’s impact assessment to date, as of December 31, 2017, out of financial liability amounted to ￦ 78,450,674 million under K-IFRS No.1039, no financial liability was expected to be designated as at FVPL upon adoption of K-IFRS No.1109.

☐ Impairment: Financial assets and contract assets

In accordance with the existing standard K-IFRS No.1039, impairment is recognized only if evidence of impairment based on ‘incurred loss model’ is identified. In accordance with K-IFRS No.1109, the new accounting standard, impairment shall be recognized based on ‘expected credit loss impairment model’ for debt instruments, lease receivables, contract assets, loan commitments and financial guarantee contracts, which are measured at amortized cost or FVOCI.

According to K-IFRS No.1109, a loss allowance shall be measured at the amounts of 12 month expected credit losses or lifetime expected credit losses, by the three stages in the table below depending on the extent of significant increase in credit risk since initial recognition. Hence, an early recognition of credit risk may be available compared to the ‘incurred loss model’ in the existing standard K-IFRS No.1039.

Stages (*1)		Loss allowance
Stage 1	No significant increase in credit risk since initial recognition (*2)

12-Month Expected Credit Losses: the portion of lifetime expected credit losses that represent the expected credit losses that result from default events on financial instruments that are possible within 12 months after the reporting date

Lifetime Expected Credit Losses: the expected credit losses that result from all possible default events over the expected life of a financial instrument

Stage 2	Significant increase in credit risk since initial recognition
Stage 3	Objective evidence of credit risk management

(*1)	In cases of trade receivable or contract assets in scope of K-IFRS No.1115 ‘Revenue from Contracts with Customers’, if there is no significant financing component in contracts with customers, loss allowance for such assets shall be measured at lifetime expected credit losses. If a significant financing component exists, entities can elect to measure the loss allowance for trade receivable or contract assets at lifetime expected credit losses. In cases of lease receivable, entities can elect to measure the loss allowance at lifetime expected credit losses as well.
(*2)	If financial instruments have low credit risk at the end of the reporting period, it is also considered that credit risk of such instruments has not increased significantly since initial recognition.

According to K-IFRS No.1109, the Bank only recognizes the cumulative changes in lifetime expected credit losses since initial recognition as a loss allowance for financial assets impaired at its initial recognition.

Based on the management’s impact assessment to date, as of December 31, 2017, expected impacts on loss allowances based on information from the revised accounting system were as follows (Korean won in millions):

Detail	Stages	Loans		Loss allowance under K-IFRS No.1039		Loss allowance under K-IFRS No.1109
Loans and receivables	Stage 1	￦	64,646,271	￦	209,161	￦	228,664
	Stage 2		3,185,189		96,182		402,351
	Stage 3		4,099,725		2,840,651		2,840,893
	Reclassification		2,315,657		309,554		—

	Subtotal		74,246,842		3,455,548		3,471,908

Acceptances and guarantee contracts/ Commitments	Stage 1		48,995,311		744,674		757,402
	Stage 2		12,335,103		541,790		722,570
	Stage 3		1,216,148		512,427		512,440

	Subtotal		62,546,562		1,798,891		1,992,412

Debt securities	Stage 1		1,000,995		—		1,840

Total		￦	137,794,399	￦	5,254,439	￦	5,466,160

☐ Hedge accounting

Although the new standard K-IFRS No.1109 maintains ‘Mechanics of hedging accounting’—fair value hedge, cash flow hedge and hedge of a net investment in a foreign operation—as defined in existing standard K-IFRS No.1039, the new standard replaces the complex and rule-based requirements for hedge accounting defined in existing standard K-IFRS No.1039 with a principle-based approach focusing an entity’s risk management activities. As a result of the changes, scope of hedged items and hedging instruments are expanded and qualifying criteria for hedge accounting are eased by removing criteria for evaluation of hedge effectiveness and quantitative evaluation (80~125%).

When applying hedge accounting under K-IFRS No.1109, hedge accounting to certain transactions that do not meet the requirements for hedge accounting under the existing standard K-IFRS No.1039 may be applicable, and the volatility of the profit or loss may be reduced.

According to the transitional provisions for hedge accounting, when initially applying K-IFRS No.1109, the Bank may adopt as its accounting policy to continue to apply the hedge accounting requirements of the existing standard K-IFRS No.1039.

The Bank plans to apply hedge accounting for the transactions that meet the requirements for hedge accounting under K-IFRS No.1109. As of December 31, 2017, there was no applicable transaction for hedge accounting under K-IFRS No.1109 which do not meet the requirements for hedge accounting under the existing standard K-IFRS No.1039.

2) Amendments to K-IFRS No.1115—Revenue from Contracts with Customers

The core principle under K-IFRS No.1115 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amendments introduces a five-step approach to revenue recognition and measurement: 1) Identify the contract with a customer, 2) Identify the performance obligations in the contract, 3) Determine the transaction price, 4) Allocate the transaction price to the performance obligations in the contract and, 5) Recognize revenue when (or as) the entity satisfies a performance obligation. This standard will supersede K-IFRS No.1011, ‘Construction Contracts’, K-IFRS

No.1018, ‘Revenue’, K-IFRS No.2113, ‘Customer Loyalty Programmes’, K-IFRS No.2115, ‘Agreements for the Construction of Real Estate’, K-IFRS No.2118, ‘Transfers of Assets from Customers’, and K-IFRS No.2031, ‘Revenue-Barter Transactions Involving Advertising Services’. The amendments are effective for annual periods beginning on or after January 1, 2018.

The Bank does not expect the application of K-IFRS No.1115 will have a significant impact on the separate financial statements.

3) Amendments to K-IFRS No.1116—Leases

K-IFRS No.1116 replaces existing standards, including K-IFRS No.1017, ‘Leases’, K-IFRS No.2104, ‘Determining whether an Arrangement contains a Lease’, K-IFRS No.2015, ‘Operating Leases—Incentives’ and K-IFRS No.2027, ’Evaluating the Substance of Transactions Involving the Legal Form of a Lease’.

At inception of a contract, an entity shall assess whether the contract is, or contains, a lease. However, as a practical expedient, for the contracts previously identified as leases or not, an entity is not required to reassess whether the contract is, or contains, a lease at the date of initial application.

For a contract that is, or contains, a lease, a lessee or a lessor shall account for each lease component within the contract as a lease separately from non-lease components of the contract.

A lessee shall recognize a right-of-use asset, which indicates an asset that represents a lessee’s right to use an underlying asset for the lease term, and a lease liability, which indicates obligation to make lease payments. However, a lessee may elect not to apply the requirements to short-term leases and leases for which the underlying asset is of low value. Also, as a practical expedient, a lessee may elect, by class of underlying asset, not to separate non-lease components from lease components, and instead account for each lease component and any associated non-lease components as a single lease component.

There has not been a material change in the accounting treatments for a lessor from the existing standard K-IFRS No.1017. K-IFRS No.1116 is effective for annual periods beginning on or after January 1, 2019, with earlier application permitted.

4. RISK MANAGEMENT:

4-1. Summary

(1) Overview of Risk Management Policy

The financial risks that the Bank is exposed to are credit risk, market risk, liquidity risk, operational risk, interest risk, credit concentration risk, strategy/reputational risk, outsourcing risk, settlement risk and others. Credit risk, market risk, liquidity risk, and operational risk have been recognized as the Bank’s key risks.

The Bank’s risk management system focuses on increasing transparency, developing risk management environment, and preemptive response to risks due to rapid changes in financial environment to support the Bank’s long-term strategy and business decision efficiently.

The Note regarding financial risk management provides information about the risks that the Bank is exposed to, the objective, policies and process for managing the risk, the methods used to measure the risk, and capital adequacy. Additional quantitative information is disclosed throughout the separate financial statements.

(2) Risk Management Group

1) Risk Management Committee

The Risk Management Committee establishes risk management strategies in accordance with the directives of the Board of Directors and determines the Bank’s target risk appetite, approves significant risk matters and reviews the level of risks that the Bank is exposed to and the appropriateness of the Bank’s risk management operations as an ultimate decision-making authority.

2) Risk Management Council

The Risk Management Council is a consultative group which reviews and makes decisions on matters delegated by the Risk Management Committees and discusses the detailed issues relating to the Bank’s risk management.

3) Risk Management Practices Committee

The Risk Management Practices Committee assists the Risk Management Committee and the Risk Management Council. It performs practical work relating to risk management plan, risk management strategy, risk measurement, risk analysis, economic capital limit and others.

4-2. Credit risk

(1) Overview of Credit Risk

Credit risk is the risk of possible losses in an asset portfolio in the events of counterparty’s default, breach of contract and deterioration in the credit quality of the counterparty. For the risk management reporting purposes, the individual borrower’s default risk, country risk, specific risks and other credit risk exposure components are considered as a whole.

(2) Credit Risk Management

The Bank controls the credit concentration risk exposure by applying and managing total exposure limits to prevent the excessive risk concentration to specific industry and specific borrowers. The Bank maintains allowances for loan losses associated with credit risk on loans and receivables to manage its credit risk.

The Bank recognizes impairment loss on loans with carrying amount at amortized cost when there is any objective indication of impairment. Under K-IFRS, impairment loss is based on losses incurred at the end of the reporting period and the Bank should not recognize expected losses that are probable due to future events. The Bank measures inherent incurred losses on financial assets classified as loans and receivables and present it in the separate financial statements through the use of an allowances account which is charged against the related financial assets.

(3) Maximum exposure to credit risk

The Bank’s maximum exposure of financial instruments to credit risk as of December 31, 2017 and 2016 is as follows (Korean won in millions):

	Dec. 31, 2017		Dec. 31, 2016
Cash and due from financial institutions	￦	2,091,920	￦	3,863,279
Financial assets at FVTPL		891,360		688,542
Hedging derivative assets		228,121		168,417
Loans (*1)		71,486,133		76,297,126
Financial investments		1,000,995		1,049,016
Other financial assets		1,102,062		1,034,028
Acceptances and guarantee contracts		42,808,774		59,679,048
Commitments (*2)		19,737,788		20,209,143

	￦	139,347,153	￦	162,988,599

(*1)	Loans exclude loans valuation adjusted related to fair value hedging.
(*2)	Commitments exclude commitments on purchase of beneficiary certificates which are included in other commitments in Note 36.

(4) Credit risk of loans

The Bank maintains allowances for loan losses associated with credit risk on loans to manage its credit risk.

The Bank recognizes impairment loss on loans with carrying amount at amortized cost when there is any objective indication of impairment. Under K-IFRS, impairment loss is based on losses incurred at the end of the reporting period and the Bank should not recognize expected losses that are probable due to future events. The Bank measures inherent incurred losses on financial assets classified as loans and present them in the separate financial statements through the use of an allowances account which is charged against the related financial assets.

The Bank writes off on non-profitable loans, non-recoverable loans, loans classified as estimated loss by asset quality category, loans requested to be written off by Financial Supervisory Service (“FSS”) and others upon approval of Loan Management Committee.

Loans are categorized as follows (Korean won in millions):

(December 31, 2017)

	Individual assessment		Collective assessment		Total		Ratio (%)
Loans:
Normal
Not past due	￦	2,123,302	￦	66,023,655	￦	68,146,957	94.79
Past due		—		30		30	0.01
Impaired		3,610,399		126,860		3,737,259	5.20

Subtotal		5,733,701		66,150,545		71,884,246	100.00

Net deferred origination fees and costs:
Normal
Not past due		(37)		(396,944)		(396,981)	99.72
Past due		—		—		—	—
Impaired		(1,138)		6		(1,132)	0.28

Subtotal		(1,175)		(396,938)		(398,113)	100.00

Carrying amounts before deducting allowances:
Normal
Not past due		2,123,265		65,626,711		67,749,976	94.77
Past due		—		30		30	0.01
Impaired		3,609,261		126,866		3,736,127	5.22

Subtotal		5,732,526		65,753,607		71,486,133	100.00

Allowances:
Normal
Not past due		(368,644)		(254,029)		(622,673)	18.94
Percentage (%)		17.36		0.39		0.92
Past due		—		(22)		(22)	0.01
Percentage (%)		—		73.33		73.33
Impaired		(2,601,057)		(63,243)		(2,664,300)	81.05
Percentage (%)		72.07		49.85		71.31

Subtotal		(2,969,701)		(317,294)		(3,286,995))	100.00

Percentage (%)		51.80		0.48		4.60
Carrying amounts:
Normal
Not past due		1,754,621		65,372,682		67,127,303	98.43
Past due		—		8		8	0.01
Impaired		1,008,204		63,623		1,071,827	1.56

Total	￦	2,762,825	￦	65,436,313	￦	68,199,138	100.00

(December 31, 2016)

	Individual assessment		Collective assessment		Total		Ratio (%)
Loans:
Normal
Not past due	￦	241,823	￦	69,339,999	￦	69,581,822	90.68
Past due		—		653		653	0.01
Impaired		4,817,339		2,324,247		7,141,586	9.31

Subtotal		5,059,162		71,664,899		76,724,061	100.00

Net deferred origination fees and costs:
Normal
Not past due		(330)		(417,549)		(417,879)	97.88
Past due		—		—		—	—
Impaired		(9,097)		41		(9,056)	2.12

Subtotal		(9,427)		(417,508)		(426,935)	100.00

Carrying amounts before deducting allowances:
Normal
Not past due		241,493		68,922,450		69,163,943	90.65
Past due		—		653		653	0.01
Impaired		4,808,242		2,324,288		7,132,530	9.34

Subtotal		5,049,735		71,247,391		76,297,126	100.00

Allowances:
Normal
Not past due		(17,998)		(271,919)		(289,917)	9.91
Percentage (%)		7.44		0.39		0.42
Past due		—		(12)		(12)	0.01
Percentage (%)		—		1.84		1.84
Impaired		(2,210,717)		(425,089)		(2,635,806)	90.08
Percentage (%)		45.98		18.29		36.95

Subtotal		(2,228,715)		(697,020)		(2,925,735)	100.00

Percentage (%)		44.14		0.98		3.83
Carrying amounts:
Normal
Not past due		223,495		68,650,531		68,874,026	93.87
Past due		—		641		641	0.01
Impaired		2,597,525		1,899,199		4,496,724	6.12

Total	￦	2,821,020	￦	70,550,371	￦	73,371,391	100.00

The above carrying amounts exclude loan valuation adjustment related to fair value hedging amounting to ￦24,182 million and ￦47,397 million, as of December 31, 2017 and 2016, respectively.

1) Credit quality of loans that are neither past due nor impaired

Credit quality of loans that are neither past due nor impaired as of December 31, 2017 and 2016 are as follows (Korean won in millions):

(December 31, 2017)

	Loans									Deferred loan origination fees and costs
Criteria	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)			Allowances		Carrying amount
Best	￦	2,802,177	￦	9,769,413	￦	2,121,958	￦	14,693,548	21.56	￦	(62,402)	￦	(9,752)	￦	14,621,394
Outstanding		4,451,381		29,153,655		1,696,223		35,301,259	51.80		(318,151)		(72,261)		34,910,847
Good		6,485,730		7,888,486		1,226,780		15,600,996	22.90		(13,665)		(144,840)		15,442,491
Below normal		1,763,682		787,472		—		2,551,154	3.74		(2,763)		(395,820)		2,152,571

	￦	15,502,970	￦	47,599,026	￦	5,044,961	￦	68,146,957	100.00	￦	(396,981)	￦	(622,673)	￦	67,127,303

(December 31, 2016)

	Loans									Deferred loan origination fees and costs
Criteria	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)			Allowances		Carrying amount
Best	￦	924,617	￦	6,333,727	￦	1,131,151	￦	8,389,495	12.06	￦	(27,901)	￦	(3,452)	￦	8,358,142
Outstanding		5,397,037		37,044,358		2,423,723		44,865,118	64.48		(366,295)		(89,116)		44,409,707
Good		5,281,579		9,713,537		1,114,213		16,109,329	23.15		(23,141)		(181,360)		15,904,828
Below normal		56,897		160,983		—		217,880	0.31		(542)		(15,989)		201,349

	￦	11,660,130	￦	53,252,605	￦	4,669,087	￦	69,581,822	100.00	￦	(417,879)	￦	(289,917)	￦	68,874,026

2) Aging analysis of loans that are past due but not impaired

Aging analysis of loans that are past due but not impaired as of December 31, 2017 and 2016 are as follows (Korean won in millions):

(December 31, 2017)

	Loans									Deferred loan origination fees and costs
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)			Allowances		Carrying amount
Within one months	￦	30	￦	—	￦	—	￦	30	100.00	￦	—	￦	(22)	￦	8
Within two months		—		—		—		—	—		—		—		—
Within three months		—		—		—		—	—		—		—		—
Over three months		—		—		—		—	—		—		—		—

	￦	30	￦	—	￦	—	￦	30	100.00	￦	—	￦	(22)	￦	8

(December 31, 2016)

	Loans									Deferred loan origination fees and costs
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)			Allowances		Carrying amount
Within one months	￦	—	￦	653	￦	—	￦	653	100.00	￦	—	￦	(12)	￦	641
Within two months		—		—		—		—	—		—		—		—
Within three months		—		—		—		—	—		—		—		—
Over three months		—		—		—		—	—		—		—		—

	￦	—	￦	653	￦	—	￦	653	100.00	￦	—	￦	(12)	￦	641

3) Loans assessed for impairment on individual basis

Loans assessed for impairment on individual basis by country and industry of the Bank’s counterparties as of December 31, 2017 and 2016 are as follows (Korean won in millions):

(December 31, 2017)

	Loans						Allowance						Allowance ratio (%)
	Domestic		Foreign		Total		Domestic		Foreign		Total		Domestic	Foreign	Total
Manufacturing	￦	3,449,650	￦	35,365	￦	3,485,015	￦	(2,484,785)	￦	(35,365)	￦	(2,520,150)	72.03	100.00	72.31
Transportation		—		17,218		17,218		—		—		—	—	—	—
Construction		1,187		—		1,187		(1,187)		—		(1,187)	100.00	—	100.00
Public Sector & Others		—		105,841		105,841		—		(79,720)		(79,720)	—	75.32	75.32

	￦	3,450,837	￦	158,424	￦	3,609,261	￦	(2,485,972)	￦	(115,085)	￦	(2,601,057)	72.04	72.64	72.07

(December 31, 2016)

	Loans						Allowance						Allowance ratio (%)
	Domestic		Foreign		Total		Domestic		Foreign		Total		Domestic	Foreign	Total
Manufacturing	￦	3,623,910	￦	793,121	￦	4,417,031	￦	(1,732,272)	￦	(324,327)	￦	(2,056,599)	47.80	40.89	46.56
Transportation		—		390,023		390,023		—		(153,153)		(153,153)	—	39.27	39.27
Construction		1,188		—		1,188		(965)		—		(965)	81.23	—	81.23

	￦	3,625,098	￦	1,183,144	￦	4,808,242	￦	(1,733,237)	￦	(477,480)	￦	(2,210,717)	47.81	40.36	45.98

(5) Credit quality of securities (debt securities)

1) Securities (debt securities) exposed to credit risk as of December 31, 2017 and 2016 are as follows (Korean won in millions):

	Dec. 31, 2017		Dec. 31, 2016
Securities that are neither past due nor impaired	￦	1,039,660	￦	1,090,209

2) Credit quality of securities (debt securities) that are neither past due nor impaired as of December 31, 2017 and 2016 are as follows (Korean won in millions):

(December 31, 2017)

	Credit quality (*)
	Grade 1		Grade 2		Grade 3		Grade 4		Grade 5		Total
Financial assets at FVTPL	￦	38,665	￦	—	￦	—	￦	—	￦	—	￦	38,665
AFS financial assets		911,518		—		—		—		—		911,518
HTM financial assets		89,477		—		—		—		—		89,477

	￦	1,039,660	￦	—	￦	—	￦	—	￦	—	￦	1,039,660

(December 31, 2016)

	Credit quality (*)
	Grade 1		Grade 2		Grade 3		Grade 4		Grade 5		Total
Financial assets at FVTPL	￦	41,193	￦	—	￦	—	￦	—	￦	—	￦	41,193
AFS financial assets		937,682		—		—		—		—		937,682
HTM financial assets		111,334		—		—		—		—		111,334

	￦	1,090,209	￦	—	￦	—	￦	—	￦	—	￦	1,090,209

(*)	Credit quality is classified based on internal credit quality grade as below.

Credit rating
Grade 1	AAA ~ BBB
Grade 2	BBB- ~ BB
Grade 3	BB- ~ B
Grade 4	B- ~ C
Grade 5	D

(6) Concentration of credit risk

The amounts disclosed below exclude loan valuation adjustment related to fair value hedging amounting to ￦24,182 million and ￦47,397 million, as of December 31, 2017 and 2016, respectively.

1) Loans by country where the credit risk belongs to as of December 31, 2017 and 2016 are as follows (Korean won in millions):

(December 31, 2017)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowances
Asia:
Korea	￦	18,939,007	￦	5,315,232	￦	604,003	￦	24,858,242	34.58	￦	(6,410)	￦	(2,995,149)
China		—		1,833,920		311,601		2,145,521	2.98		(366)		(37,646)
Saudi Arabia		—		3,795,685		24,637		3,820,322	5.31		(52,670)		(8,303)
India		—		2,743,764		26,628		2,770,392	3.85		(22,580)		(4,003)
Indonesia		17,000		3,234,658		8,326		3,259,984	4.54		(70,546)		(10,627)
Vietnam		—		3,250,478		16,027		3,266,505	4.54		(22,466)		(20,972)
Australia		—		2,170,414		836		2,171,250	3.02		(19,996)		(4,234)
Philippines		—		245,572		—		245,572	0.34		(50)		(10,126)
Qatar		—		678,507		—		678,507	0.94		(2,832)		(2,302)
Singapore		—		163,068		75,507		238,575	0.33		(851)		(318)
Oman		—		975,651		10,707		986,358	1.37		(11,643)		(3,121)
Hong Kong		—		999,457		387,148		1,386,605	1.93		(2,383)		(2,491)
The United Arab Emirates		—		2,921,077		4,863		2,925,940	4.08		(27,197)		(6,928)
Others		—		2,296,222		3,168,744		5,464,966	7.61		(53,012)		(16,618)

Subtotal		18,956,007		30,623,705		4,639,027		54,218,739	75.42		(293,002)		(3,122,838)

Europe:
Russia		—		362,699		—		362,699	0.50		(15)		(1,208)
United Kingdom		—		444,050		66,542		510,592	0.71		(1,469)		(433)
France		—		144,968		3,062		148,030	0.21		(2,188)		(83)
Netherlands		—		2,642		12,918		15,560	0.02		—		(44)
Malta		—		125,602		—		125,602	0.17		(1,211)		—
Uzbekistan		—		669,111		155,895		825,006	1.15		(6,263)		(4,770)
Greece		—		237,504		—		237,504	0.33		(1,327)		(114)
Turkey		—		659,824		2,802		662,626	0.92		(9,059)		(1,999)
Germany		—		281,095		402		281,497	0.39		(478)		(709)
Ukraine		—		119,102		—		119,102	0.17		(3,000)		(91)
Cyprus		—		232,689		—		232,689	0.32		(2,354)		—
Hungary		—		145,347		—		145,347	0.20		(1,095)		(5,433)
Others		—		568,424		99,041		667,465	0.94		(3,692)		(2,097)

Subtotal		—		3,993,057		340,662		4,333,719	6.03		(32,151)		(16,981)

America:
Panama		—		1,215,278		—		1,215,278	1.69		(3,273)		(6,440)
United States		—		2,540,975		72,629		2,613,604	3.64		(7,733)		(80,463)
The British Virgin Islands		—		219,215		—		219,215	0.30		(2,363)		(47)
Mexico		—		834,136		—		834,136	1.16		(6,167)		(2,194)
Bermuda		—		819,398		—		819,398	1.14		(7,173)		(16,533)
Brazil		—		2,097,645		—		2,097,645	2.92		(5,589)		(4,117)
Others		—		1,426,809		3,299		1,430,108	1.99		(5,843)		(23,511)

Subtotal		—		9,153,456		75,928		9,229,384	12.84		(38,141)		(133,305)

Africa:
Marshall Islands		—		1,903,658		—		1,903,658	2.65		(11,349)		(8,025)
Liberia		—		444,802		—		444,802	0.62		(3,344)		(666)
Madagascar		—		371,684		—		371,684	0.52		(1,832)		(1,200)
Others		—		1,382,260		—		1,382,260	1.92		(18,294)		(3,980)

Subtotal		—		4,102,404		—		4,102,404	5.71		(34,819)		(13,871)

Total	￦	18,939,007	￦	47,872,622	￦	5,055,617	￦	71,884,246	100.00	￦	(398,113)	￦	(3,286,995)

(December 31, 2016)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowances
Asia:
Korea	￦	16,178,355	￦	7,433,406	￦	675,959	￦	24,287,720	31.66	￦	(6,044)	￦	(2,255,609)
China		—		2,147,381		536,056		2,683,437	3.50		(375)		(41,352)
Saudi Arabia		—		4,451,009		114,817		4,565,826	5.95		(57,984)		(8,827)
India		—		3,170,986		23,457		3,194,443	4.16		(40,039)		(4,729)
Indonesia		—		3,904,200		8,598		3,912,798	5.10		(75,269)		(12,155)
Vietnam		—		3,604,195		5,322		3,609,517	4.70		(24,334)		(19,593)
Australia		—		2,512,815		687		2,513,502	3.28		(22,004)		(5,088)
Philippines		—		396,781		119,642		516,423	0.67		(342)		(17,603)
Qatar		—		819,726		—		819,726	1.07		(3,108)		(2,696)
Singapore		—		565,149		859,666		1,424,815	1.86		(7,331)		(282,355)
Oman		—		1,015,439		499		1,015,938	1.32		(12,493)		(3,300)
Hong Kong		—		818,417		452,790		1,271,207	1.66		(2,011)		(2,383)
The United Arab Emirates		—		2,762,836		1,255		2,764,091	3.60		(31,206)		(6,773)
Others		—		1,960,112		1,472,634		3,432,746	4.47		(17,173)		(31,064)

Subtotal		16,178,355		35,562,452		4,271,382		56,012,189	73.00		(299,713)		(2,693,527)

Europe:
Russia		—		300,311		—		300,311	0.39		(30)		(1,215)
United Kingdom		—		273,722		47,954		321,676	0.42		(1,788)		(529)
France		—		203,346		2,964		206,310	0.27		(3,323)		(56)
Netherlands		—		56,519		17,993		74,512	0.10		(58)		(72)
Malta		—		164,505		—		164,505	0.21		(1,578)		—
Uzbekistan		—		792,432		—		792,432	1.03		(6,755)		(3,605)
Greece		—		393,479		—		393,479	0.51		(2,546)		(161)
Ireland		—		483,400		—		483,400	0.63		(120)		(9,200)
Turkey		—		551,139		129		551,268	0.72		(8,749)		(1,912)
Germany		—		256,316		10,802		267,118	0.35		(639)		(854)
Ukraine		—		179,123		—		179,123	0.23		(5,439)		(3,955)
Cyprus		—		308,763		—		308,763	0.40		(2,901)		—
Hungary		—		188,796		981		189,777	0.25		(1,207)		(208)
Others		—		680,658		549,512		1,230,170	1.60		(4,664)		(1,733)

Subtotal		—		4,832,509		630,335		5,462,844	7.11		(39,797)		(23,500)

America:
Panama		—		2,023,831		—		2,023,831	2.64		(7,066)		(165,235)
United States		—		2,511,557		114,805		2,626,362	3.42		(14,093)		(9,299)
The British Virgin Islands		—		556,399		—		556,399	0.73		(2,633)		(132)
Mexico		—		975,627		—		975,627	1.27		(6,773)		(2,361)
Bermuda		—		1,574,929		—		1,574,929	2.05		(11,823)		(1,571)
Brazil		—		2,310,664		—		2,310,664	3.01		(6,320)		(7,023)
Others		—		1,119,823		2,617		1,122,440	1.48		(5,800)		(4,214)

Subtotal		—		11,072,830		117,422		11,190,252	14.60		(54,508)		(189,835)

Africa:
Marshall Islands		—		2,311,812		—		2,311,812	3.01		(13,978)		(13,869)
Liberia		—		553,247		—		553,247	0.72		(3,828)		(423)
Madagascar		—		419,247		—		419,247	0.55		(2,114)		(1,381)
Others		—		770,904		3,566		774,470	1.01		(12,997)		(3,200)

Subtotal		—		4,055,210		3,566		4,058,776	5.29		(32,917)		(18,873)

Total	￦	16,178,355	￦	55,523,001	￦	5,022,705	￦	76,724,061	100.00	￦	(426,935)	￦	(2,925,735)

2) Loans by industry as of December 31, 2017 and 2016 are as follows (Korean won in millions):

(December 31, 2017)

	Loans									Deferred loan origination fees		Allowances
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Manufacturing	￦	14,316,259	￦	21,739,146	￦	264,633	￦	36,320,038	50.53	￦	(163,359)	￦	(3,090,742)
Transportation		273,905		6,663,808		—		6,937,713	9.65		(39,566)		(27,784)
Financial institutions		2,477,740		4,929,310		4,762,571		12,169,621	16.93		(5,451)		(17,960)
Wholesale and retail		691,117		1,212,952		25,590		1,929,659	2.68		(3,447)		(8,444)
Real estate		9,000		318,201		—		327,201	0.46		(1,917)		(801)
Construction		752,442		599,986		447		1,352,875	1.88		(588)		(9,790)
Public sector and others		435,545		12,409,218		2,376		12,847,139	17.87		(183,785)		(131,474)

Total	￦	18,956,008	￦	47,872,621	￦	5,055,617	￦	71,884,246	100.00	￦	(398,113)	￦	(3,286,995)

(December 31, 2016)

	Loans									Deferred loan origination fees		Allowances
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Manufacturing	￦	12,877,156	￦	26,376,000	￦	682,688	￦	39,935,844	52.05	￦	(140,372)	￦	(2,638,379)
Transportation		118,280		8,544,474		5,349		8,668,103	11.30		(54,707)		(193,863)
Financial institutions		1,083,455		5,029,908		4,247,297		10,360,660	13.50		(6,363)		(22,269)
Wholesale and retail		587,628		1,298,182		86,383		1,972,193	2.57		(3,686)		(6,897)
Real estate		14,000		479,473		—		493,473	0.64		(2,339)		(351)
Construction		914,316		556,976		447		1,471,739	1.92		(501)		(9,079)
Public sector and others		583,520		13,237,988		541		13,822,049	18.02		(218,967)		(54,897)

Total	￦	16,178,355	￦	55,523,001	￦	5,022,705	￦	76,724,061	100.00	￦	(426,935)	￦	(2,925,735)

3) Concentration of credit risk of securities (debt securities) by industry as of December 31, 2017 and 2016 are as follows (Korean won in millions):

	Dec. 31, 2017			Dec. 31, 2016
	Amount		Ratio (%)	Amount		Ratio (%)
Financial Assets at FVTPL
Government and government sponsored institutions	￦	—	—	￦	1	0.01
Banking and insurance		12,729	32.92		18,431	44.74
Others		25,936	67.08		22,761	55.25

Subtotal		38,665	100.00		41,193	100.00

AFS financial assets
Government and government sponsored institutions		165,117	18.11		57,881	6.17
Banking and insurance		370,859	40.69		521,069	55.57
Others		375,542	41.20		358,732	38.26

Subtotal		911,518	100.00		937,682	100.00

HTM financial assets
Government and government sponsored institutions		5,356	5.98		12,107	10.87
Banking and insurance		61,076	68.26		63,995	57.48
Others		23,045	25.76		35,232	31.65

Subtotal		89,477	100.00		111,334	100.00

Total	￦	1,039,660		￦	1,090,209

4) Concentration of credit risk of securities (debt securities) by country as of December 31, 2017 and 2016 are as follows (Korean won in millions):

	Dec. 31, 2017			Dec. 31, 2016
	Amount		Ratio (%)	Amount		Ratio (%)
Financial assets at FVTPL
United States		24,895	64.39		14,805	35.94
Others		13,770	35.61		26,388	64.06

Subtotal		38,665	100.00		41,193	100.00

AFS financial assets
Korea		323,725	35.51		490,004	52.26
United States		427,449	46.89		312,020	33.28
Others		160,334	17.60		135,658	14.46

Subtotal		911,518	100.00		937,682	100.00

HTM financial assets
Korea		28,616	31.98		30,305	27.22
China		27,912	31.19		19,435	17.46
Others		32,949	36.83		61,594	55.32

Subtotal		89,477	100.00		111,334	100.00

Total	￦	1,039,660		￦	1,090,209

5) Credit enhancement and its financial effect as of December 31, 2017 and 2016 are as follows (Korean won in millions):

(December 31, 2017)

	Loans (*)		Acceptances and guarantees		Unused loan commitments		Total		Ratio (%)
Maximum exposure to credit risk	￦	71,486,133	￦	42,808,774	￦	19,737,788	￦	134,032,695	100.00

Credit enhancement:
Deposits and savings		93,112		93,168		7,840		194,120	0.15
Export guarantee insurance		—		884,694		1,806		886,500	0.66
Guarantee		3,851,033		1,902,263		1,381,731		7,135,027	5.32
Securities		149,004		410,282		17,450		576,736	0.43
Real estate		1,720,631		1,146,484		432,126		3,299,241	2.46
Ships		859,813		205,874		9,643		1,075,330	0.80
Others		1,515,638		23,402		9,838		1,548,878	1.16

Subtotal		8,189,231		4,666,167		1,860,434		14,715,832	10.98

Exposure to credit risk after deducting credit enhancement	￦	63,296,902	￦	38,142,607	￦	17,877,354	￦	119,316,863	89.02

(*) Loans exclude loans valuation adjusted related to fair value hedging.

(December 31, 2016)

	Loans (*)		Acceptances and guarantees		Unused loan commitments		Total		Ratio (%)

Maximum exposure to credit risk	￦	76,297,126	￦	59,679,048	￦	20,209,143	￦	156,185,317	100.00

Credit enhancement:
Deposits and savings		69,923		153,399		6,399		229,721	0.15
Export guarantee insurance		83,570		1,426,227		—		1,509,797	0.97
Guarantee		3,534,868		1,609,041		1,946,773		7,090,682	4.54
Securities		102,084		462,146		3,188		567,418	0.36
Real estate		1,606,953		1,026,476		162,671		2,796,100	1.79
Ships		964,495		142,389		61,996		1,168,880	0.75
Others		1,710,137		—		9,207		1,719,344	1.10

Subtotal		8,072,030		4,819,678		2,190,234		15,081,942	9.66

Exposure to credit risk after deducting credit enhancement	￦	68,225,096	￦	54,859,370	￦	18,018,909	￦	141,103,375	90.34

(*) Loans exclude loans valuation adjusted related to fair value hedging.

4-3. Liquidity risk

(1) Overview of liquidity risk

Liquidity risk is the risk that the Bank is unable to meet its payment obligations arising from financial liabilities as they become due. The Bank discloses all financial asset, financial liabilities and off-balance-sheet items, such as loan commitments and analysis of the contractual maturity, which are related to liquidity risk, into seven categories. The cash flows disclosed in the maturity analysis are undiscounted contractual amounts, including principal and future interest, which resulted in disagreement with the discounted cash flows included in the separate statements of financial position. However, for derivatives, each discounted cash flow consisting of current fair value is presented.

(2) Principles of the liquidity risk management

1) Liquidity risk is managed with integration. The Bank measures, reports and controls liquidity risk by quantification with reasonable method.

2) Liquidity risk reflects financing plans and fund-using plans, and the Bank reports the liquidity risk with preciseness, timeliness and consistency.

3) The Bank establishes liquidity risk management strategy by analyzing liquidity maturity, liquidity gap structure and market environment.

(3) Liquidity risk management

Risk management department monitors changes by liquidity risk sources and compliance of risk limits. It notifies related departments to prepare countermeasures in case the measured liquidity risk is close to risk limits. Also, it analyzes crisis situations and effects of the crisis situations and reports to the Risk Management Committee on a regular basis. Each related department monitors changes of liquidity risk sources and compliance of risk limits by itself and if exposure to new risk is expected, it discusses the matter with the head of risk management department.

(4) Measurement of liquidity risk

The Bank measures liquidity ratio, liquidity gap ratio and others for local currency and foreign currencies and simulates analysis reflecting market environment, product features and the Bank’s strategies.

(5) Analysis on remaining contractual maturity of financial liabilities and off-balance sheet items

Remaining contractual maturity and amount of financial liabilities and off-balance sheet items as of December 31, 2017 and 2016 is as follows (Korean won in millions):

(December 31, 2017)

	On demand		Within 1 month		1 to 3 months		3 to 6 Months		6 to 12 months		1 year to 5 years		Over 5 years		Total
Financial liabilities:
Financial liabilities at FVTPL	￦	911,778	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	911,778
Hedging derivative liabilities		—		206		57,322		91,587		45,610		449,538		413,933		1,058,196
Borrowings		—		216,013		15,770		1,139,708		424,604		3,936,528		575,566		6,308,189
Debentures		—		912,759		3,000,853		5,332,189		9,803,980		31,884,629		17,443,603		68,378,013
Other financial liabilities		—		985,367		—		—		65,689		34,810		708,632		1,794,498

	￦	911,778	￦	2,114,345	￦	3,073,945	￦	6,563,484	￦	10,339,883	￦	36,305,505	￦	19,141,734	￦	78,450,674

Off-balance sheet items(*):
Commitments	￦	19,737,788	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	19,737,788
Financial guarantee contracts		14,493,065		—		—		—		—		—		—		14,493,065

	￦	34,230,853	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	34,230,853

(*)	Guarantees and loan commitments and other credit facilities provided by the Bank have maturities. However, if the counterparty requests the payment immediately, the payment must be fulfilled.

(December 31, 2016)

	On demand		Within 1 month		1 to 3 months		3 to 6 Months		6 to 12 months		1 year to 5 years		Over 5 years		Total
Financial liabilities:
Financial liabilities at FVTPL	￦	852,699	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	852,699
Hedging derivative liabilities		—		77,926		140,842		23,318		492,940		1,129,531		470,973		2,335,530
Borrowings		—		35,518		939,079		2,242,728		590,711		5,421,887		849,677		10,079,600
Debentures		—		3,314,357		4,216,493		3,650,867		8,342,283		32,336,081		17,993,116		69,853,197
Other financial liabilities		—		674,028		358		—		191,671		57,685		717,276		1,641,018

	￦	852,699	￦	4,101,829	￦	5,296,772	￦	5,916,913	￦	9,617,605	￦	38,945,184	￦	20,031,042	￦	84,762,044

Off-balance sheet items(*):
Commitments	￦	20,209,143	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	20,209,143
Financial guarantee contracts		15,663,910		—		—		—		—		—		—		15,663,910

	￦	35,873,053	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	35,873,053

(*)	Guarantees and loan commitments and other credit facilities provided by the Bank have maturities. However, if the counterparty requests the payment immediately, the payment must be fulfilled.

4-4. Market risk

(1) Overview of market risk

1) Definition of market risk

Market risk is the risk of possible losses that arise from the changes of market factors, such as interest rate, stock price, foreign exchange rate, commodity value and other market factors related to the fair value or future cash flows of the financial instruments. The Bank classifies exposures to market risk into either foreign exchange rate risk or interest rate risk. Foreign exchange risk means that possible losses on assets and liabilities denominated in foreign currencies due to changes of foreign exchange rate. Interest rate risk means that possible losses on assets and liabilities due to changes of interest rate.

2) Market risk management group

The Bank operates the Risk Management Committee and the Risk Management Council for managing risks and risk limits. The Risk Management Practices Committee assists the Risk Management Committee and the Risk Management Council for practical matters, such as managing adequate assets and liabilities by analyzing foreign exchange risk, interest rate risk, liquidity risk, money balance plan and effects by initiating new product. Market risk is managed by product and currency for minimizing segments exposed to changes of foreign exchange, interest rate and securities’ price. Foreign exchange risk is measured by definite method and probabilistic method and definite method is used for limits management. Interest rate value at risk (“VaR”) and interest rate earning at risk (“EaR”) are measured by Bank for International Settlements (“BIS”) standards, definite method and probabilistic method and definite method is used for limits management. Meanwhile, the Bank performs financial crisis analysis supposing exceptional, but possible events for evaluating latent weakness. The analysis is used for important decision making, such as risk mitigation, emergency plan development and limit setup. The results of the analysis are reported to the board of directors and management on a quarterly basis.

(2) Foreign exchange risk

1) Management of foreign exchange risk

Foreign exchange risk management limit is set up and included in internal capital management limit. A risk management division head monitors changes of foreign exchange risk by source and compliance of risk limits regularly. A finance division head also monitors changes of foreign exchange risk by source and compliance of risk limits. The finance division head needs to cooperate with the risk management division head in case it is expected that the Bank will be exposed to a new risk. The risk management division head orders related divisions to prepare countermeasures in case it is apprehended that foreign exchange risk exceeds risk limit. If foreign exchange risk exceeds the risk limit, the risk management division head orders related divisions to prepare countermeasures and reports to Risk Management Committee after resolving the exceeded limit problem.

2) Measurement of foreign exchange risk

Foreign exchange risk is managed by foreign exchange VaR and foreign exchange position. Foreign exchange VaR is measured on a monthly basis and foreign exchange position is measured on a daily basis. It is measured separately by currency for assets and liabilities denominated in foreign currencies exceeding 5% of total assets and liabilities denominated in foreign currencies.

3) Measurement method

① VaR

The Bank uses a yearly VaR to measure market risk. The yearly VaR is a statistically estimated maximum amount of loss that could occur in one year under normal distribution of financial variables. The Bank calculates

VaR using equal weighted-average method based on historical changes in market rates, prices and volatilities over the previous five years data and measures VaR at a 99% single tail confidence level. VaR is a commonly used market risk management technique. However, the method has some limitations.

VaR estimates possible losses over a certain period at a particular confidence level using past market movement data. Past market movement, however, is not necessarily a good indicator of future events, as there may be conditions and circumstances in the future that the model does not anticipate. As a result, the timing and magnitude of the actual losses can be different, depending on the assumptions made at the time of calculation. In addition, the time periods used for the model, generally one day or 10 days, are assumed to be a sufficient holding period before liquidating the relevant underlying positions. If these holding periods are not sufficient, or too long, the VaR results may understate or overstate the potential loss.

② Stress testing

The stress testing is carried out to analyze the abnormal market situation reflecting intrinsic volatility of foreign exchange that has significant influent on the value of portfolio. The Bank mainly uses historical scenario tool and also uses hypothetical scenario tool for the analysis of an abnormal market situation. Stress testing is performed at least once in every quarter.

③ Results of measurement

Results of foreign exchange VaR as of December 31, 2017 and 2016 are as follows (Korean won in millions):

	December 31, 2017								December 31, 2016
	Average		Minimum		Maximum		Ending		Average		Minimum		Maximum		Ending
Foreign exchange risk	￦	55,558	￦	6,117	￦	111,035	￦	37,718	￦	64,770	￦	39,693	￦	102,371	￦	39,693

(3) Interest rate risk

1) Management of interest rate risk

Interest rate risk management limit is set up and included in internal capital management limit. A risk management division head monitors changes of interest rate risk by source and compliance of risk limits regularly. A finance division head also monitors changes of interest rate risk by source and compliance of risk limits. The finance division head needs to cooperate with the risk management division head in case it is expected that the Bank will be exposed to a new risk. The risk management division head orders related divisions to prepare countermeasures in case it is apprehended that interest rate risk exceeds risk limit. If interest rate risk exceeds the risk limit, the risk management division head orders related divisions to prepare countermeasures and reports to Risk Management Committee after resolving the exceeded limit problem.

2) Measurement of interest rate risk

Interest rate risk is managed by measuring interest rate EaR and interest rate VaR and uses interest rate sensitivity gap and duration gap as supplementary index. Interest rate EaR and interest rate VaR are measured on a monthly basis, and interest rate sensitivity gap and duration gap are measured on a daily basis. The Bank simulates analysis reflecting market environment, product features and the Bank’s strategies.

3) Measurement method

① VaR

The Bank uses a yearly VaR to measure market risk. The yearly VaR is a statistically estimated maximum amount of loss that could occur in one year under normal distribution of financial variables. The Bank calculates

VaR using equal-weighted-average method based on historical changes in market rates, prices and volatilities over the previous 5 years data and measures VaR at a 99% single tail confidence level. This means the actual amount of loss may exceed the VaR, on average, once out of 100 business days. VaR is a commonly used market risk management technique. However, the method has some shortcomings.

VaR estimates possible losses over a certain period at a particular confidence level using past market movement data. Past market movement, however, is not necessarily a good indicator of future events, as there may be conditions and circumstances in the future that the model does not anticipate. As a result, the timing and magnitude of the actual losses can be different depending on the assumptions made at the time of calculation. In addition, the time periods used for the model, generally one day or 10 days, are assumed to be a sufficient holding period before liquidating the relevant underlying positions. If these holding periods are not sufficient, or too long, the VaR results may understate or overstate the potential loss.

② Stress testing

The stress testing is carried out to analyze the abnormal market situation reflecting intrinsic volatility of interest rate that has significant influence on the value of portfolio. The Bank mainly uses historical scenario tool and also uses hypothetical scenario tool for the analysis of an abnormal market situation. Stress testing is performed at least once in every quarter.

③ Results of measurement

Results of interest rate VaR as of December 31, 2017 and 2016 is as follows (Korean won in millions):

	December 31, 2017								December 31, 2016
	Average		Minimum		Maximum		Ending		Average		Minimum		Maximum		Ending
Interest rate risk	￦	112,024	￦	58,413	￦	179,886	￦	96,423	￦	105,424	￦	92,314	￦	155,703	￦	97,983

4-5. Capital risk

The Bank follows the standard of capital adequacy established by the Financial Services Commission. The standard is based on Basel III, which was established by Basel Committee on Banking Supervision in BIS. According to the standard, domestic banks should maintain at least 8% or above of BIS capital ratio for risk-weighted asset, and quarterly report BIS capital ratio to the Financial Supervisory Service.

According to Korean Banking Supervision rules for operations, the Bank’s capitals are mainly divided into two categories:

1) Tier 1 capital (basic capital): Basic capital is composed of capital stock-common and other basic capital. Capital stock-common includes common stock satisfied with qualifications, capital surplus, retained earnings, accumulated other comprehensive income, other reserves and non-controlling interests among the common stock of consolidated subsidiaries. Other basic capital includes securities and capital surplus satisfied with qualifications

2) Tier 2 capital (supplementary capital): Supplementary capital is composed of the securities and capital surplus satisfied with qualifications, non-controlling interests among the securities of consolidated subsidiaries and the amounts of less than below 1.25% of credit risk-weighted asset like allowance for credit losses in respect of credits classified as normal or precautionary.

The risk-weighted asset includes intrinsic risks in total assets, errors of internal operation processes and loss risk from external events. It indicates a size of assets reflecting the level of risks that the Bank bears. The Bank computes the risk-weighted asset by risks (credit risk, market risk and operational risk) and uses it for calculation of BIS capital ratio.

5. FINANCIAL ASSETS AND FINANCIAL LIABILITIES:

5-1. Classification and fair value

(1) Carrying amounts and fair values of financial instruments as of December 31, 2017 and 2016 are as follows (Korean won in millions):

	Classification	December 31, 2017				December 31, 2016
		Carrying amount		Fair value		Carrying amount		Fair value
Financial assets:
Cash and due from financial institutions	Non-recurring	￦	2,091,920	￦	2,092,008	￦	3,863,279	￦	3,863,247
Financial assets at FVTPL	Recurring		1,616,973		1,616,973		1,899,065		1,899,065
Hedging derivative assets	Recurring		228,121		228,121		168,417		168,417
Loans	Non-recurring		68,223,320		69,459,210		73,418,788		75,098,073
AFS financial assets	Recurring		6,692,478		6,692,478		7,027,451		7,027,451
HTM financial assets	Non-recurring		89,477		89,119		111,334		111,131
Other financial assets	Non-recurring		933,510		933,510		983,090		983,090

		￦	79,875,799	￦	81,111,419	￦	87,471,424	￦	89,150,474

Financial liabilities:
Financial liabilities at FVTPL	Recurring	￦	911,778	￦	911,778	￦	852,699	￦	852,699
Hedging derivative liabilities	Recurring		1,058,196		1,058,196		2,335,530		2,335,530
Borrowings	Non-recurring		6,013,457		5,985,700		9,761,389		9,762,894
Debentures	Non-recurring		60,685,098		61,193,068		62,119,016		62,917,874
Other financial liabilities	Non-recurring		1,794,498		1,794,498		1,641,018		1,641,018

		￦	70,463,027	￦	70,943,240	￦	76,709,652	￦	77,510,015

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. For each class of financial assets and financial liabilities, the Bank discloses the fair value of that class of assets and liabilities in a way that permits them to be compared with their carrying amount at the end of each reporting period. The best evidence of fair value of financial instruments is quoted price in an active market.

Methods for measuring fair value of financial instruments are as follows:

Financial instruments	Method of measuring fair value
Loans and receivables

As demand deposits and transferable deposits do not have maturity and are readily convertible to cash, the carrying amounts of these deposits approximate their fair values. Fair values of the deposits with the maturity of more than one year are determined by discounted cash flow model (“DCF model”).

DCF model is also used to determine the fair value of loans. Fair value is determined by discounting the cash flows expected from the each contractual period by applying the discount rates for each period.

Investment securities	Trading financial assets and liabilities and AFS financial assets are measured at fair value using a quoted market price in an active market. If a quoted market price is not available, they are measured by using a price quoted by a third party, such as a pricing service or broker or using the DCF model.

Derivatives	For exchange traded derivative, quoted price in active market is used to determine fair value and for OTC derivative, fair value is determined primarily using the DCF model. The Bank uses internally developed valuation models that are widely used by market participants to determine fair value of plain OTC derivatives including option, interest rate swap and currency swap based on observable market parameters. However, some complex financial instruments are valued using the results of independent pricing services, where part or all of the inputs are not observable in the market.

Borrowings	Fair value is determined using DCF model discounting contractual future cash flows by appropriate discount rate.

Debentures

Fair value of debentures denominated in local currency is determined by using the valuation of independent third-party pricing services in accordance with the market prices that are quoted in active markets.

Fair value of debentures denominated in foreign currencies is determined by DCF model.

Fair values of financial assets and financial liabilities classified as fair value Level 3 of the fair value hierarchy are determined by using the valuation of independent third-party pricing services. Meanwhile, carrying amounts of other financial assets and financial liabilities are regarded as an approximation of fair values.

(2) Fair value hierarchy

Fair value hierarchy of financial assets and liabilities which are not measured at fair value as of December 31, 2017 and 2016 is as follows (Korean won in millions):

(December 31, 2017)

	Level 1		Level 2		Level 3		Total
Financial assets:
Cash and due from financial institutions	￦	647,521	￦	—	￦	1,444,487	￦	2,092,008
Loans		—		—		69,459,210		69,459,210
HTM financial assets		—		89,119		—		89,119
Other financial assets		—		—		933,510		933,510

	￦	647,521	￦	89,119	￦	71,837,207	￦	72,573,847

Financial liabilities:
Borrowings	￦	—	￦	5,985,700	￦	—	￦	5,985,700
Debentures		—		61,193,068		—		61,193,068
Other financial liabilities		—		—		1,794,498		1,794,498

	￦	—	￦	67,178,768	￦	1,794,498	￦	68,973,266

(December 31, 2016)

	Level 1		Level 2		Level 3		Total
Financial assets:
Cash and due from financial institutions	￦	991,779	￦	—	￦	2,871,468	￦	3,863,247
Loans		—		—		75,098,073		75,098,073
HTM financial assets		—		111,131		—		111,131
Other financial assets		—		—		983,090		983,090

	￦	991,779	￦	111,131	￦	78,952,631	￦	80,055,541

Financial liabilities:
Borrowings	￦	—	￦	9,762,894	￦	—	￦	9,762,894
Debentures		—		62,917,874		—		62,917,874
Other financial liabilities		—		—		1,641,018		1,641,018

	￦	—	￦	72,680,768	￦	1,641,018	￦	74,321,786

Fair value hierarchy of financial assets and liabilities measured at fair value as of December 31, 2017 and 2016 is as follows (Korean won in millions):

(December 31, 2017)

	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets at FVTPL	￦	725,613	￦	891,360	￦	—	￦	1,616,973
Hedging derivative assets		—		228,121		—		228,121
AFS financial assets		319,416		812,471		3,906,416		5,038,303

	￦	1,045,029	￦	1,931,952	￦	3,906,416	￦	6,883,397

Financial liabilities:
Financial liabilities at FVTPL	￦	—	￦	911,778	￦	—	￦	911,778
Hedging derivative liabilities		—		1,058,196		—		1,058,196

	￦	—	￦	1,969,974	￦	—	￦	1,969,974

(December 31, 2016)

	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets at FVTPL	￦	1,210,523	￦	688,542	￦	—	￦	1,899,065
Hedging derivative assets		—		168,417		—		168,417
AFS financial assets		755,825		937,683		3,931,733		5,625,241

	￦	1,966,348	￦	1,794,642	￦	3,931,733	￦	7,692,723

Financial liabilities:
Financial liabilities at FVTPL	￦	—	￦	852,699	￦	—	￦	852,699
Hedging derivative liabilities		—		2,335,530		—		2,335,530

	￦	—	￦	3,188,229	￦	—	￦	3,188,229

The Bank classifies financial instruments as three level of fair value hierarchy as below;

Level 1:	Financial instruments measured at quoted prices from active markets are classified as fair value Level 1. This level includes listed equity securities, derivatives, and government bonds traded in an active exchange market.

Level 2:	Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as Level 2. This level includes the majority of debt and general OTC derivatives such as swap, futures and options

Level 3:	Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as Level 3. This level includes unlisted equity securities, structured bonds and OTC derivatives.

The valuation techniques and input variables of level 2 financial instruments subsequently not measured at fair value are as follows (Korean won in millions):

(December 31, 2017)

	Fair value		Valuation techniques	Input variables
Financial assets
HTM financial assets
Debt securities	￦	89,119	DCF Model	Discount rate
Financial liabilities
Borrowings		5,985,700	DCF Model	Discount rate
Debentures		61,193,068	DCF Model	Discount rate

(December 31, 2016)

	Fair value		Valuation techniques	Input variables
Financial assets
HTM financial assets
Debt securities	￦	111,131	DCF Model	Discount rate
Financial liabilities
Borrowings		9,762,894	DCF Model	Discount rate
Debentures		62,917,874	DCF Model	Discount rate

The valuation techniques and input variables of level 3 financial instruments subsequently not measured at fair value as of December 31, 2017 and 2016 are as follows (Korean won in millions):

(December 31, 2017)

	Fair value		Valuation techniques	Input variables
Financial assets
Loans	￦	69,459,210	DCF Model	Discount rate
Other financial assets		933,510	DCF Model	Discount rate
Financial liabilities
Other financial liabilities		1,794,498	DCF Model	Discount rate

(December 31, 2016)

	Fair value		Valuation techniques	Input variables
Financial assets
Loans	￦	75,098,073	DCF Model	Discount rate
Other financial assets		983,090	DCF Model	Discount rate
Financial liabilities
Other financial liabilities		1,641,018	DCF Model	Discount rate

The valuation techniques and input variables of level 2 financial instruments, measured at fair value after initial recognition, as of December 31, 2017 and 2016 are as follows (Korean won in millions):

(December 31, 2017)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at FVTPL
Debt securities	￦	38,665	DCF Model	Discount rate
Derivative assets for trading		852,695	DCF Model	Discount rate
Hedging derivative assets		228,121	DCF Model	Discount rate
AFS financial assets
Debt securities		812,471	DCF Model	Discount rate
Financial liabilities
Financial liabilities at FVTPL
Derivative liabilities for trading		911,778	DCF Model	Discount rate
Hedging derivative liabilities		1,058,196	DCF Model	Discount rate

(December 31, 2016)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at FVTPL
Debt securities	￦	41,193	DCF Model	Discount rate
Derivative assets for trading		647,349	DCF Model	Discount rate
Hedging derivative assets		168,417	DCF Model	Discount rate
AFS financial assets
Debt securities		937,683	DCF Model	Discount rate
Financial liabilities
Financial liabilities at FVTPL
Derivative liabilities for trading		852,699	DCF Model	Discount rate
Hedging derivative liabilities		2,335,530	DCF Model	Discount rate

Below table accounts for quantitative information of fair value using input factor, which is significant but unobservable, and relation between unobservable input factor and estimate of fair value.

(December 31, 2017)

	Fair value (Korean won in millions)		Valuation techniques	Significant unobservable input factors	Range	Relationship between unobservable input factors and fair value estimates
AFS financial assets:
Unlisted stock	￦	3,906,416	DCF Model CCA Methods NAV Methods FTE Methods	Discount rate	5.49%~19.31%	If discount rate is decreased (increased)/if growth rate is increased (decrease), fair value is increased (decreased).
				Growth rate	—

(December 31, 2016)

	Fair value (Korean won in millions)		Valuation techniques	Significant unobservable input factors	Range	Relationship between unobservable input factors and fair value estimates
AFS financial assets:
Unlisted stock	￦	3,931,733	DCF Model CCA Methods NAV Methods	Discount rate	4.50%~20.04%	If discount rate is decreased (increased)/if growth rate is increased (decrease), fair value is increased (decreased).
				Growth rate	—

1) Changes in Level 3 financial assets that are measured at fair value for the years ended December 31, 2017 and 2016 are as follows (Korean won in millions):

(2017)

	Beginning balance		Profit (Loss)	Other comprehen- sive income	Purchases/ issues		Sales/ settlements	Transfers into Level 3 / Transfers out of Level 3		Ending balance
Financial assets
AFS financial assets	￦	3,931,733	￦ (80)	￦ (87,259)	￦	64,366	￦ (2,344)	￦	—	￦	3,906,416

(2016)

	Beginning balance		Profit (Loss)	Other comprehen- sive income		Purchases/ issues		Sales/ settlements	Transfers into Level 3 / Transfers out of Level 3		Ending balance
Financial assets
AFS financial assets	￦	3,704,041	￦ (114)	￦	192,185	￦	34,434	￦ (2,703)	￦	3,890	￦	3,931,733

2) In relation to changes in Level 3 of the fair value hierarchy, total gains or losses recognized in profit or loss for the period, and total gains or losses for financial instruments held at the end of the reporting period in the separate statement of comprehensive income for the years ended December 31, 2017 and 2016 are as follows (Korean won in millions):

	2017		2016
Total gains (losses) for financial instruments held at the end of the reporting period	￦	(80)	￦	(114)
Total losses included in profit or loss for the period		(80)		(114)

3) The sensitivity of fair value analysis for the Level 3 financial instruments

The Bank performed the sensitivity analysis for the Level 3 financial instruments for which fair value would be measured differently upon reasonably possible alternative assumptions. The Bank classified the effect from changes upon the alternative assumptions into favorable effect and unfavorable effect and presented the most favorable effect or the most unfavorable effect in the table hereunder. Stocks are the financial instruments subject to sensitivity analysis, which are classified as Level 3 and of for which changes in fair value are recognized as other comprehensive income. Meanwhile, equity instruments which are recognized as cost among the financial instruments and are classified as Level 3 are excluded from the sensitivity analysis.

Sensitivity analysis details per market risk variable of each Level 3 financial instrument held and measured at fair value are as follows (Korean won in millions):

(December 31, 2017)

	Net income (loss)				Other comprehensive income (loss)
	Favorable		Unfavorable		Favorable		Unfavorable
Financial assets:
AFS Financial assets (*)	￦	—	￦	—	￦	3,175,806	￦ (936,590)

(*)	Changes in fair value of stocks are computed along with the increases or decreases in either growth rate from nil to 1 % and discount rate or liquidation value from negative 1 % to 1 % and discount rate, which are unobservable inputs.

(December 31, 2016)

	Net income (loss)				Other comprehensive income (loss)
	Favorable		Unfavorable		Favorable		Unfavorable
Financial assets:
AFS Financial assets (*)	￦	—	￦	—	￦	4,477,511	￦ (1,106,192)

(*)	Changes in fair value of stocks are computed along with the increases or decreases in either growth rate from nil to 1 % and discount rate or liquidation value from negative 1 % to 1 % and discount rate, which are unobservable inputs.

(3) The table below provides the Bank’s financial assets and financial liabilities that are carried at cost since the fair values of the financial instruments are not readily determinable in the separate statements of financial position. (Korean won in millions)

	Dec. 31, 2017		Dec. 31, 2016
AFS financial assets
Unlisted securities (*)	￦	1,648,692	￦	1,396,762
Equity investments to unincorporated entities (*)		5,483		5,448

	￦	1,654,175	￦	1,402,210

(*)	AFS financial assets are unlisted equity securities and equity investments and recorded as at cost since they do not have quoted prices in an active market and the fair values are not measured with reliability.

5-2. Carrying amounts of financial instruments

Carrying amounts of financial instruments as of December 31, 2017 and 2016 are as follows (Korean won in millions):

(December 31, 2017)

	Financial assets at FVTPL		Loans		AFS financial assets		HTM financial assets		Hedging derivative assets		Total
Financial assets:
Cash and due from financial institutions	￦	—	￦	2,091,920	￦	—	￦	—	￦	—	￦	2,091,920
Financial assets at FVTPL		1,616,973		—		—		—		—		1,616,973
Hedging derivative assets		—		—		—		—		228,121		228,121
Loans		—		68,223,320		—		—		—		68,223,320
Financial investments		—		—		6,692,478		89,477		—		6,781,955
Other financial assets		—		933,510		—		—		—		933,510

Total	￦	1,616,973	￦	71,248,750	￦	6,692,478	￦	89,477	￦	228,121	￦	79,875,799

	Financial liabilities at FVTPL		Financial liabilities at amortized cost		Hedging derivative liabilities		Total
Financial liabilities:
Financial liabilities at FVTPL	￦	911,778	￦	—	￦	—	￦	911,778
Hedging derivative liabilities		—		—		1,058,196		1,058,196
Borrowings		—		6,013,457		—		6,013,457
Debentures		—		60,685,098		—		60,685,098
Other financial liabilities		—		1,794,498		—		1,794,498

Total	￦	911,778	￦	68,493,053	￦	1,058,196	￦	70,463,027

(December 31, 2016)

	Financial assets at FVTPL		Loans		AFS financial assets		HTM financial assets		Hedging derivative assets		Total
Financial assets:
Cash and due from financial institutions	￦	—	￦	3,863,279	￦	—	￦	—	￦	—	￦	3,863,279
Financial assets at FVTPL		1,899,065		—		—		—		—		1,899,065
Hedging derivative assets		—		—		—		—		168,417		168,417
Loans		—		73,418,788		—		—		—		73,418,788
Financial investments		—		—		7,027,451		111,334		—		7,138,785
Other financial assets		—		983,090		—		—		—		983,090

Total	￦	1,899,065	￦	78,265,157	￦	7,027,451	￦	111,334	￦	168,417	￦	87,471,424

	Financial liabilities at FVTPL		Financial liabilities at amortized cost		Hedging derivative liabilities		Total
Financial liabilities:
Financial liabilities at FVTPL	￦	852,699	￦	—	￦	—	￦	852,699
Hedging derivative liabilities		—		—		2,335,530		2,335,530
Borrowings		—		9,761,389		—		9,761,389
Debentures		—		62,119,016		—		62,119,016
Other financial liabilities		—		1,641,018		—		1,641,018

Total	￦	852,699	￦	73,521,423	￦	2,335,530	￦	76,709,652

5-3. Offset on financial instruments

The Bank has conditional rights of setoff that are enforceable and exercisable only in the events mentioned in agreements regardless of meeting some or all of the offsetting criteria in K-IFRS No.1032 for financial instruments. Cash collaterals do not meet the offsetting criteria in K-IFRS No.1032, but they can be set off with net amount of financial instruments.

The effects of netting agreements as of December 31, 2017 and 2016 are as follow (Korean won in millions):

(December 31, 2017)

	Gross amounts of recognized financial assets (liabilities)		Gross amounts of recognized financial liabilities (assets) to be setoff		Net amounts of financial assets (liabilities) presented in the separate statement of financial position		Amount that is not offset in the financial statements				Net amount
							Financial instruments		Cash collateral
Financial assets:
Derivatives	￦	1,080,816	￦	—	￦	1,080,816	￦	(535,438)	￦	(38,009)	￦	507,369
Financial liabilities:
Derivatives		1,969,974		—		1,969,974		(535,438)		(667,220)		767,316

(December 31, 2016)

	Gross amounts of recognized financial assets (liabilities)		Gross amounts of recognized financial liabilities (assets) to be setoff		Net amounts of financial assets (liabilities) presented in the separate statement of financial position		Amount that is not offset in the financial statements				Net amount
							Financial instruments		Cash collateral
Financial assets:
Derivatives	￦	815,766	￦	—	￦	815,766	￦	(371,033)	￦	—	￦	444,733
Financial liabilities:
Derivatives		3,188,229		—		3,188,229		(371,033)		(1,638,738)		1,178,458

5-4. Transfer of financial assets

The Bank has securities sold under repurchase agreements (“RP”), and it refers to the financial assets that have been transferred, but presented in the separate financial statements since the assets do not meet the conditions of de-recognition. In case of securities sold under the RP, securities are disposed, but the Bank agrees to repurchase at the fixed amount, so that the Bank retains substantially all the risks and rewards of ownership of the securities. There are no carrying amounts of transferred assets and relevant liabilities as of December 31, 2017 and December 31, 2016.

6. OPERATING SEGMENT:

Though the Bank conducts business activities related to financial services, in accordance with relevant laws such as the Export-Import Bank of Korea Act, it does not report separate segment information, as management considers the Bank to be operating under one core business.

7. CASH AND DUE FROM FINANCIAL INSTITUTIONS:

(1) Cash and cash equivalents as of December 31, 2017 and 2016 are as follows (Korean won in millions):

Detail	Dec. 31, 2017		Dec. 31, 2016
Due from financial institutions in local currency	￦	439,119	￦	441,618
Due from financial institutions in foreign currencies		1,652,801		3,421,661

Subtotal		2,091,920		3,863,279

Restricted due from financial institutions		(985,926)		(2,178,585)
Due from financial institutions with original maturities of more than three months at acquisition date		(290,000)		(330,000)

Subtotal		(1,275,926)		(2,508,585)

Total (*)	￦	815,994	￦	1,354,694

(*)	It is equal to the due from financial institutions as presented on the separate statements of cash flows.

(2) Details of due from financial institutions as of December 31, 2017 and 2016 are as follows (Korean won in millions):

Detail	December 31, 2017			December 31, 2016
	Amount		Interest (%)	Amount		Interest (%)
Due from financial institutions in local currency:
Demand deposits	￦	1,439	—	￦	1,857	—
Time deposits		430,000	1,60 ~ 2.15		330,000	1,60 ~ 1.94
Others		4,900	1.10		3,800	1.35
Margin for derivatives		2,780	—		105,961	—

Subtotal		439,119			441,618

Due from financial institutions in foreign currencies:
Demand deposits		44,057	—		39,892	—
Time deposits		28,473	—		682,502	0.00 ~ 0.66
On demand		572,133	—		362,884	—
Offshore demand deposits		24,993	—		46,230	—
Others		784,438	0.00 ~ 0.45		2,287,237	0.00 ~ 0.45
Margin for derivatives		198,707	—		2,916	—

Subtotal		1,652,801			3,421,661

Total	￦	2,091,920		￦	3,863,279

(3) Restricted due from financial institutions as of December 31, 2017 and 2016 are as follows (Korean won in millions):

Detail	Financial Institution	Dec. 31, 2017		Dec. 31, 2016		Reason for restriction
Others	DEUTSCHE BANK TRUST COMPANY AMERICAS and others	￦	985,926	￦	2,178,585	Credit support annex for derivative transactions

8. FINANCIAL ASSETS AT FVTPL:

Details of financial assets at FVTPL as of December 31, 2017 and 2016 are as follows (Korean won in millions):

	Dec. 31, 2017		Dec. 31, 2016
Equity securities
Beneficiary certificates	￦	725,613	￦	1,210,523

Debt securities
Debt securities in foreign currency		38,665		41,193
Derivative assets
Stocks		1,444		2,151
Interest product		329,246		231,219
Currency product		521,982		413,979
Others		23		—

Subtotal		852,695		647,349

Total	￦	1,616,973	￦	1,899,065

9. FINANCIAL INVESTMENTS:

Details of financial investments as of December 31, 2017 and 2016 are as follows (Korean won in millions):

	Dec. 31, 2017		Dec. 31, 2016
AFS securities in local currency
Equity securities
Marketable securities	￦	220,370	￦	755,825
Non-marketable securities		5,410,644		5,248,767
Equity investments in unincorporated entities		62,117		41,822
Others		65,642		23,097
Debt securities
Debt securities		149,085		353,467

Subtotal		5,907,858		6,422,978

AFS securities in foreign currencies
Equity securities
Stocks		17,764		15,835
Paid-in capital		4,423		4,423
Debt securities
Debt securities (*)		762,433		584,215

Subtotal		784,620		604,473

HTM securities in foreign currencies
Debt securities
Debt securities		89,477		111,334

Total	￦	6,781,955	￦	7,138,785

(*)	It includes securities, which are pledged as collateral amounting to ￦31,220 million and ￦11,651 million as of December 31, 2017, and 2016, respectively.

10. LOANS:

Loans as presented below exclude loan valuation adjustment related to fair value hedging amounting to ￦24,182 million and ￦47,397 million, as of December 31, 2017 and 2016, respectively.

(1) Details of loans as of December 31, 2017 and 2016 are as follows (Korean won in millions):

	Detail	Dec. 31, 2017		Dec. 31, 2016
Loans in local currency	Loans for export	￦	12,027,416	￦	10,590,820
	Loans for foreign investments		797,992		798,796
	Loans for import		1,959,237		1,391,905
	Troubled Debt Restructuring (*1)		2,161,537		1,973,981
	Others		2,009,825		1,422,853

	Subtotal		18,956,007		16,178,355

Loans in foreign currencies	Loans for export		25,985,848		29,592,407
	Loans for foreign investments		19,518,443		22,709,442
	Loans for rediscounted trading notes		—		84,595
	Loans for import		1,594,141		2,138,489
	Overseas funding loans		546,938		590,133
	Domestic usance bills (*2)		172,830		211,097
	Others		54,422		196,838

	Subtotal		47,872,622		55,523,001

Others	Foreign-currency bills bought		1,063,717		1,348,135
	Advance payments on acceptances and guarantees		10,656		353,618
	Call loans		2,056,086		2,765,307
	Interbank loans in foreign currencies		1,925,158		555,645

	Subtotal		5,055,617		5,022,705

	Total		71,884,246		76,724,061
	Net deferred origination fees and costs		(398,113)		(426,935)
	Allowance for loan losses		(3,286,995)		(2,925,735)

	Total	￦	68,199,138	￦	73,371,391

(*1)	Representing loans originated by the Bank to companies that are undergoing debt restructuring activities.
(*2)	Representing receivables associated with letters of credit issued by domestic banks in Korea.

(2) Loans classified by type of customers as of December 31, 2017 and 2016 are as follows (Korean won in millions):

(December 31, 2017)

	Detail	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Customer	Large enterprise	￦	8,000,990	￦	29,003,791	￦	160,194	￦	37,164,975	60.29
	Small and medium sized enterprise		8,511,777		6,207,018		132,851		14,851,646	24.09
	Public sector and others		1,083,874		8,545,395		—		9,629,269	15.62

	Subtotal		17,596,641		43,756,204		293,045		61,645,890	100.00

	Net deferred origination fees and costs		(3,886)		(392,432)		—		(396,318)
	Allowance for loan losses		(2,891,976)		(368,530)		(9,700)		(3,270,206)

	Subtotal		14,700,779		42,995,242		283,345		57,979,366

Financial institution	Bank		1,359,366		2,368,339		4,494,987		8,222,692	80.31
	Others		—		1,748,079		267,585		2,015,664	19.69

	Subtotal		1,359,366		4,116,418		4,762,572		10,238,356	100.00

	Net deferred origination fees and costs		—		(1,795)		—		(1,795)
	Allowance for loan losses		(800)		(8,450)		(7,539)		(16,789)

	Subtotal		1,358,566		4,106,173		4,755,033		10,219,772

	Total	￦	16,059,345	￦	47,101,415	￦	5,038,378	￦	68,199,138

(December 31, 2016)

	Detail	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Customer	Large enterprise	￦	7,423,734	￦	34,017,701	￦	569,826	￦	42,011,261	62.29
	Small and medium sized enterprise		7,671,167		7,181,736		205,582		15,058,485	22.33
	Public sector and others		419,103		9,938,046		8,494		10,365,643	15.38

	Subtotal		15,514,004		51,137,483		783,902		67,435,389	100.00

	Net deferred origination fees and costs		(3,193)		(420,868)		—		(424,061)
	Allowance for loan losses		(1,847,258)		(913,829)		(142,853)		(2,903,940)

	Subtotal		13,663,553		49,802,786		641,049		64,107,388

Financial institution	Bank		664,351		2,787,481		3,929,626		7,381,458	79.47
	Others		—		1,598,037		309,177		1,907,214	20.53

	Subtotal		664,351		4,385,518		4,238,803		9,288,672	100.00

	Net deferred origination fees and costs		—		(2,874)		—		(2,874)
	Allowance for loan losses		(941)		(17,198)		(3,656)		(21,795)

	Subtotal		663,410		4,365,446		4,235,147		9,264,003

	Total	￦	14,326,963	￦	54,168,232	￦	4,876,196	￦	73,371,391

(3) Changes in allowance for loan losses for the year ended December 31, 2017 and 2016, are as follows (Korean won in millions):

(2017)

	Individual assessment		Collective assessment		Total
Beginning balance	￦	2,228,715	￦	697,020	￦	2,925,735
Written-off		(205,540)		(79,080)		(284,620)
Collection of written-off loans		445		18,094		18,539
Loan-for-equity swap		(48,404)		(4,093)		(52,497)
Others		—		(938,437)		(938,437)
Unwinding effect		(74,103)		(5,745)		(79,848)
Foreign exchange translation		(10,137)		(15,932)		(26,069)
Additional provisions, net of reversals		706,250		1,017,942		1,724,192
Transfer in (out)		372,475		(372,475)		—

Ending balance	￦	2,969,701	￦	317,294	￦	3,286,995

(2016)

	Individual assessment		Collective assessment		Total
Beginning balance	￦	1,994,753	￦	410,543	￦	2,405,296
Written-off		(458,272)		(94,618)		(552,890)
Collection of written-off loans		48,043		16,971		65,014
Loan-for-equity swap		(749,980)		(2,646)		(752,626)
Others		—		(124,729)		(124,729)
Unwinding effect		(39,148)		(9,743)		(48,891)
Foreign exchange translation		1,877		4,087		5,964
Additional provisions, net of reversals		1,077,240		851,357		1,928,597
Transfer in (out)		354,202		(354,202)		—

Ending balance	￦	2,228,715	￦	697,020	￦	2,925,735

11. INVESTMENTS IN ASSOCIATES AND SUBSIDIARIES:

(1) Details of investments in associates and subsidiaries as of December 31, 2017 and 2016 are as follows (Korean won in millions):

(December 31, 2017)

Company (*1)	Detail	Location	Business	Year-end	Ownership (%)	Net asset		Carrying amount
KEXIM Bank UK Limited	Subsidiary	United Kingdom	Financial service	December	100.00	￦	45,079	￦	48,460
KEXIM Vietnam Leasing Co.	Subsidiary	Vietnam	Financial service	December	100.00		15,568		10,275
PT.KOEXIM Mandiri Finance	Subsidiary	Indonesia	Financial service	December	85.00		27,359		25,270
KEXIM Asia Limited	Subsidiary	Hong Kong	Financial service	December	100.00		60,176		49,139
Korea Asset Management Corporation	Associate	Korea	Financial service	December	25.86		450,571		380,520
Credit Guarantee and Investment Fund (*2,5)	Associate	Philippines	Financial service	December	14.29		113,046		115,486
Korea Marine Guarantee Inc.	Associate	Korea	Financial service	December	41.88		130,788		135,000
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd. (*3,5)	Associate	Korea	Shipbuilding	December	81.25		(972,550)		—
DAESUN Shipbuilding & Engineering Co., Ltd. (*3,5)	Associate	Korea	Shipbuilding	December	67.30		(264,588)		—
KTB Newlake Global Healthcare PEF	Associate	Korea	Financial service	December	25.00		2,010		2,570
KBS-KDB Private Equity Fund	Associate	Korea	Financial service	December	20.83		2,096		2,367
Korea Shipping and Maritime Transportation	Associate	Korea	Financial service	December	40.00		304,812		362,000
Korea Aerospace Industries. Ltd.	Associate	Korea	Manufacturing	December	26.41		301,181		1,467,520

Total								￦	2,598,607

(December 31, 2016)

Company (*1)	Detail	Location	Business	Year-end	Ownership (%)	Net asset		Carrying amount
KEXIM Bank UK Limited	Subsidiary	United Kingdom	Financial service	December	100.00	￦	44,107	￦	48,460
KEXIM Vietnam Leasing Co.	Subsidiary	Vietnam	Financial service	December	100.00		15,851		10,275
PT.KOEXIM Mandiri Finance	Subsidiary	Indonesia	Financial service	December	85.00		24,730		25,270
KEXIM Asia Limited	Subsidiary	Hong Kong	Financial service	December	100.00		65,709		49,139
Korea Asset Management Corporation	Associate	Korea	Financial service	December	25.86		446,956		380,520
Credit Guarantee and Investment Fund (*2)	Associate	Philippines	Financial service	December	14.29		127,209		115,486
Korea Marine Guarantee Inc. (*4)	Associate	Korea	Financial service	December	52.63		130,811		135,000
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd. (*3)	Associate	Korea	Shipbuilding	December	70.71		(918,623)		—
DAESUN Shipbuilding & Engineering Co., Ltd. (*3)	Associate	Korea	Shipbuilding	December	67.27		(262,593)		—
EQP Global Energy Infrastructure PEF	Associate	Korea	Financial service	December	22.64		(417)		280
KTB Newlake Global Healthcare PEF	Associate	Korea	Financial service	December	25.00		760		1,153
KBS-KDB Private Equity Fund	Associate	Korea	Financial service	December	20.83		421		501

Total								￦	766,084

(*1)	In cases of associates, the amounts represent net asset after taking into account percentage of ownership.
(*2)	As of December 31, 2017 and 2016, Credit Guarantee and Investment Fund is classified into an associate because the Bank has significant influence in the way of representation on the board of directors or equivalent governing body of the investee.
(*3)	Those companies are under the creditor-led work out programs. The Bank should hold at least 75% of the voting rights to have substantive control based on the creditor’s agreement. As the Bank holds only 69.01% and 70.06% of the voting rights, respectively, those are classified into associates.
(*4)	Based on the stockholders’ agreement, the Bank does not have substantial control over the entity, thereby classifying the entity as an associate.
(*5)	Financial statements as of September 30, 2017 are using (due to the unavailability of the ones as of December 31, 2017) in which the significant transactions or events, which occurred between the end of preceding reporting period of an associate and that of the Bank, had been reflected.

(2) Changes in investments in associates and subsidiaries for the years ended December 31, 2017 and 2016 are as follows (Korean won in millions):

(2017)

Company	Detail	Beginning balance		Acquisition		Disposals		Impairment loss		Ending balance
KEXIM Bank UK Limited	Subsidiary	￦	48,460	￦	—	￦	—	￦	—	￦	48,460
KEXIM Vietnam Leasing Co.	Subsidiary		10,275		—		—		—		10,275
PT.KOEXIM Mandiri Finance	Subsidiary		25,270		—		—		—		25,270
KEXIM Asia Limited	Subsidiary		49,139		—		—		—		49,139
Korea Asset Management Corporation	Associate		380,520		—		—		—		380,520
Credit Guarantee and Investment Fund	Associate		115,486		—		—		—		115,486
Korea Marine Guarantee Inc.	Associate		135,000		—		—		—		135,000
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.	Associate		—		236		—		(236)		—
DAESUN Shipbuilding & Engineering Co., Ltd.	Associate		—		—		—		—		—
EQP Global Energy Infrastructure PEF	Associate		280		—		(280)		—		—
KTB Newlake Global Healthcare PEF	Associate		1,153		1,417		—		—		2,570
KBS-KDB Private Equity Fund	Associate		501		1,866		—		—		2,367
Korea Shipping and Maritime Transportation	Associate		—		362,000		—		—		362,000
Korea Aerospace Industries. Ltd.	Associate		—		1,467,520		—		—		1,467,520

Total		￦	766,084	￦	1,833,039	￦	(280)	￦	(236)	￦	2,598,607

(2016)

Company	Detail	Beginning balance		Acquisition		Impairment loss		Ending balance
KEXIM Bank UK Limited	Subsidiary	￦	48,460	￦	—	￦	—	￦	48,460
KEXIM Vietnam Leasing Co.	Subsidiary		10,275		—		—		10,275
PT.KOEXIM Mandiri Finance	Subsidiary		25,270		—		—		25,270
KEXIM Asia Limited	Subsidiary		49,139		—		—		49,139
Korea Asset Management Corporation	Associate		380,520		—		—		380,520
Credit Guarantee and Investment Fund	Associate		115,486		—		—		115,486
Korea Marine Guarantee Inc.	Associate		50,000		85,000		—		135,000
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.	Associate		—		3,382		(3,382)		—
DAESUN Shipbuilding & Engineering Co., Ltd.	Associate		—		1,033		(1,033)		—
EQP Global Energy Infrastructure PEF	Associate		175		105		—		280
KTB Newlake Global Healthcare PEF	Associate		—		1,153		—		1,153
KBS-KDB Private Equity Fund	Associate		—		501		—		501

Total		￦	679,325	￦	91,174	￦	(4,415)	￦	766,084

(3) Summarized financial information of associates and subsidiaries as of and for the years ended December 31, 2017 and 2016 are as follows (Korean won in millions):

(December 31, 2017)

Company	Assets		Liabilities		Operating income (loss)		Net income (loss)		Comprehensive net income (loss)
KEXIM Bank UK Limited	￦	453,479	￦	408,400	￦	3,470	￦	2,831	￦	(1,129)
KEXIM Vietnam Leasing Co.		144,783		129,216		1,786		1,599		(2,166)
PT.KOEXIM Mandiri Finance		176,436		149,077		2,769		2,397		(5,003)
KEXIM Asia Limited		423,166		362,989		3,452		3,094		(13,969)
Korea Asset Management Corporation		3,567,608		1,825,259		60,350		45,137		33,104
Credit Guarantee and Investment Fund		837,193		46,106		12,234		12,310		15,269
Korea Marine Guarantee Inc.		331,270		18,978		(849)		(1,863)		(1,785)
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.		1,294,318		2,703,607		43,967		7,976		15,412
DAESUN Shipbuilding & Engineering Co., Ltd.		420,575		795,346		(10,398)		(143)		(143)
KTB Newlake Global Healthcare PEF		8,279		239		(671)		(671)		(671)
KBS-KDB Private Equity Fund		10,516		454		(915)		(915)		(915)
Korea Shipping and Maritime Transportation		764,796		2,767		27,646		(153,589)		(142,856)
Korea Aerospace Industries. Ltd.		3,166,223		2,025,818		(208,873)		(235,186)		(239,776)

(December 31, 2016)

Company	Assets		Liabilities		Operating income (loss)		Net income (loss)		Comprehensive net income (loss)
KEXIM Bank UK Limited	￦	525,225	￦	481,117	￦	2,881	￦	1,759	￦	(11,236)
KEXIM Vietnam Leasing Co.		167,145		151,294		1,835		1,515		2,504
PT.KOEXIM Mandiri Finance		172,187		143,093		3,492		3,419		6,177
KEXIM Asia Limited		422,804		357,094		3,284		2,736		7,240
Korea Asset Management Corporation		2,546,010		817,641		57,506		97,236		98,095
Credit Guarantee and Investment Fund		940,953		50,755		10,892		10,805		13,531
Korea Marine Guarantee Inc.		259,610		11,061		(4,569)		(4,181)		(4,327)
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.		1,896,604		3,195,746		25,475		154,866		151,407
DAESUN Shipbuilding & Engineering Co., Ltd.		387,613		777,970		(25,466)		39,452		39,428
EQP Global Energy Infrastructure PEF		1		1,845		(1,846)		(1,846)		(1,846)
KTB Newlake Global Healthcare PEF		3,327		286		(1,002)		(1,002)		(1,002)
KBS-KDB Private Equity Fund		2,325		303		(384)		(384)		(384)

12. TANGIBLE ASSETS:

(1) Details of tangible assets for the year ended December 31,2017, and 2016, are as follows (Korean won in millions):

(December 31, 2017)

Detail	Acquisition cost		Accumulated depreciation		Government grants		Book value
Lands	￦	190,807	￦	—	￦	—	￦	190,807
Buildings		97,539		(33,834)		(17)		63,688
Vehicles		3,961		(3,088)		—		873
Furniture and fixture		35,014		(21,917)		—		13,097

Total	￦	327,321	￦	(58,839)	￦	(17)	￦	268,465

(December 31, 2016)

Detail	Acquisition cost		Accumulated depreciation		Government grants		Book value
Lands	￦	190,807	￦	—	￦	—	￦	190,807
Buildings		97,539		(31,139)		(17)		66,383
Vehicles		4,087		(2,809)		—		1,278
Furniture and fixture		36,199		(21,530)		—		14,669

Total	￦	328,632	￦	(55,478)	￦	(17)	￦	273,137

(2) Changes in tangible assets for the year ended December 31, 2017, and 2016, are as follows (Korean won in millions):

(2017)

Detail	Beginning balance		Acquisitions		Disposals		Depreciation		Ending balance
Lands	￦	190,807	￦	—	￦	—	￦	—	￦	190,807
Buildings		66,383		—		—		(2,696)		63,687
Vehicles		1,278		230		(41)		(593)		874
Furniture and fixture		14,669		4,084		(5)		(5,651)		13,097

Total	￦	273,137	￦	4,314	￦	(46)	￦	(8,940)	￦	268,465

(2016)

Detail	Beginning balance		Acquisitions		Disposals		Depreciation		Ending balance
Lands	￦	191,193	￦	—	￦	(386)	￦	—	￦	190,807
Buildings		69,268		—		(186)		(2,699)		66,383
Vehicles		1,355		538		(12)		(603)		1,278
Furniture and fixture		9,682		9,343		(3)		(4,353)		14,669

Total	￦	271,498	￦	9,881	￦	(587)	￦	(7,655)	￦	273,137

13. INTANGIBLE ASSETS:

(1) Details of intangible assets for the year ended December 31,2017, and 2016, are as follows (Korean won in millions):

(December 31, 2017)

Detail	Acquisition cost		Accumulated Depreciation		Accumulated Impairment Losses		Book value
Computer software	￦	22,206	￦	(9,169)	￦	—	￦	13,037
System development fees		46,405		(15,566)		—		30,839
Memberships		4,501		—		(755)		3,746

Total	￦	73,112	￦	(24,735)	￦	(755)	￦	47,622

(December 31, 2016)

Detail	Acquisition cost		Accumulated Depreciation		Accumulated Impairment Losses		Book value
Computer software	￦	20,836	￦	(8,436)	￦	—	￦	12,400
System development fees		45,906		(19,840)		—		26,066
Memberships		4,671		—		(538)		4,133

Total	￦	71,413	￦	(28,276)	￦	(538)	￦	42,599

(2) Changes in intangible assets for the year ended December 31, 2017, and 2016, are as follows (Korean won in millions):

(2017)

Detail	Beginning balance		Acquisitions		Disposals		Amortization		Impairment		Ending balance
Computer software	￦	12,400	￦	3,939	￦	—	￦	(3,302)	￦	—	￦	13,037
System development fees		26,066		10,690		—		(5,917)		—		30,839
Memberships		4,133		336		(506)		—		(217)		3,746

Total	￦	42,599	￦	14,965	￦	(506)	￦	(9,219)	￦	(217)	￦	47,622

(2016)

Detail	Beginning balance		Acquisitions		Disposals		Amortization		Impairment		Ending balance
Computer software	￦	5,419	￦	8,766	￦	—	￦	(1,785)	￦	—	￦	12,400
System development fees		18,449		10,885		—		(3,268)		—		26,066
Memberships		4,671		—		—		—		(538)		4,133

Total	￦	28,539	￦	19,651	￦	—	￦	(5,053)	￦	(538)	￦	42,599

14. OTHER ASSETS:

(1) Details of other assets as of December 31, 2017 and 2016 are as follows (Korean won in millions):

	Dec. 31, 2017		Dec. 31, 2016
Other financial assets :
Guarantee deposits	￦	38,153	￦	37,933
Accounts receivable		238,046		196,474
Accrued income		825,800		799,443
Receivable spot exchange		63		178
Allowances for loan losses on other assets		(168,552)		(50,938)

Subtotal		933,510		983,090

Other assets :
Advance payments		1		14,843
Prepaid expenses		2,048		17,080
Current income tax asset		4,703		2,942
Sundry assets		10,269		27,813

Subtotal		17,021		62,678

Total	￦	950,531	￦	1,045,768

(2) Changes in allowances for loan losses on other assets for the years ended December 31, 2017 and 2016 are as follows (Korean won in millions):

	2017		2016
Beginning balance	￦	50,938	￦	43,120
Write-off		—		(7,521)
Collection of written-off loans		15		58
Foreign exchange translation		(8)		2
Additional provisions		117,622		7,815
Others		(15)		7,464

Ending balance	￦	168,552	￦	50,938

15. BORROWINGS:

(1) Details of borrowings as of December 31, 2017 and 2016 are as follows (Korean won in millions):

(December 31, 2017)

Detail	Lender	Interest rate (%)	Amount
Borrowings in foreign currencies:
Borrowings from the Government	MINISTRY OF STRATEGY AND FINANCE	LIBOR 3M+0.50 ~ LIBOR 3M+0.78	￦	2,976,435
Long term borrowings from foreign financial institutions	BANK OF AMERICA N.A and others	LIBOR 3M+0.40 ~ LIBOR 3M+0.85		2,678,500
Discount on borrowings				(2,224)
Commercial papers	BRED BANQUE POPULAIRE	(-)0.40		42,727
Offshore commercial papers denominated in foreign currency	BARCLAYS BANK PLC LONDON and others	(-)0.39 ~ 1.69		72,999
Others (Foreign banks)	DBS BANK LTD, SINGAPORE BRANCH and others	0.00 ~ 0.06		172,830
Others (CSA)	CITIBANK N.A., HONG KONG and others	—		72,190

Total			￦	6,013,457

(December 31, 2016)

Detail	Lender	Interest rate (%)	Amount
Borrowings in foreign currencies:
Borrowings from the Government	MINISTRY OF STRATEGY AND FINANCE	LIBOR 3M+0.50 ~ LIBOR 3M+0.78	￦	3,199,262
Long term borrowings from foreign financial institutions	BANK OF AMERICA N.A and others	LIBOR 3M+0.40 ~ LIBOR 3M+1.10		3,746,350
Discount on borrowings				(5,507)
Commercial papers	CITIBANK N.A., HONG KONG and others	0.27 ~ 2.00		2,433,674
Offshore commercial papers denominated in foreign currency	BARCLAYS BANK PLC LONDON	0.52 ~ 1.48		164,646
Others (Foreign banks)	DBS BANK LTD, SINGAPORE BRANCH and others	0.16 ~ 3.69		211,097
Others (CSA)	JP MORGAN CHASE and others	—		11,867

Total			￦	9,761,389

(2) Details of borrowings from other financial institutions as of December 31, 2017 and 2016 are as follows (Korean won in millions):

(December 31, 2017)

Detail	Call money		Borrowings in foreign currency		Total
General bank	￦	—	￦	3,037,022	￦	3,037,022

(December 31, 2016)

Detail	Call money		Borrowings in foreign currency		Total
General bank	￦	—	￦	6,562,127	￦	6,562,127

Borrowings presented above exclude present value discounts.

16. DEBENTURES:

Details of debentures as of December 31, 2017 and 2016 are as follows (Korean won in millions):

Detail	December 31, 2017			December 31, 2016
	Interest rate (%)	Amount		Interest rate (%)	Amount
Local currency:
Floating rate	1.67 ~ 1.83	￦	1,100,000	1.49 ~1.65	￦	2,070,000
Fixed rate	1.35 ~ 4.70		13,020,000	1.26 ~ 4.50		10,010,000

Subtotal			14,120,000			12,080,000

Fair value hedging income			(80,211)			(48,530)
Discount on debentures:			(78,861)			(47,354)

Subtotal			13,960,928			11,984,116

Foreign currencies
Floating rate	LIBOR+0.30 ~ LIBOR +1.00		7,685,330	LIBOR +0.30 ~ LIBOR +1.00		9,427,017
Fixed rate	0.17 ~ 9.32		39,253,997	0.12 ~ 9.32		40,876,373

Subtotal			46,939,327			50,303,390

Fair value hedging income			(98,744)			(27,290)
Discount on debentures			(116,413)			(141,200)

Subtotal			46,724,170			50,134,900

Total		￦	60,685,098		￦	62,119,016

17. PROVISIONS:

(1) Details of provisions as of December 31, 2017 and 2016 are as follows (Korean won in millions):

	Dec. 31, 2017		Dec. 31, 2016
Provisions for acceptances and guarantees	￦	509,038	￦	1,407,910
Provisions for unused loan commitments		166,080		228,839
Provisions for others		—		15,198

Total	￦	675,118	￦	1,651,947

(2) Changes in provisions for the years ended December 31, 2017 and 2016 are as follows (Korean won in millions):

(2017)

Detail	Acceptances and guarantees						Unused loan commitments		Provision for others		Total
	Individual assessment		Collective assessment		Subtotal
Beginning balance	￦	403,504	￦	1,004,406	￦	1,407,910	￦	228,839	￦	15,198	￦	1,651,947
Foreign exchange translation		(5,572)		(14,047)		(19,619)		(104)		—		(19,723)
Additional provisions (Reversal of provision)		(314,764)		(564,489)		(879,253)		(62,655)		1,344		(940,564)
Transfers in (out)		370,270		(370,270)		—		—		(14,818)		(14,818)
Payment		—		—		—		—		(1,724)		(1,724)

Ending balance	￦	453,438	￦	55,600	￦	509,038	￦	166,080	￦	—	￦	675,118

(2016)

Detail	Acceptances and guarantees						Unused loan commitments		Provision for others		Total
	Individual assessment		Collective assessment		Subtotal
Beginning balance	￦	50,761	￦	190,958	￦	241,719	￦	151,618	￦	—	￦	393,337
Foreign exchange translation		876		116		992		51		—		1,043
Additional provisions (Reversal of provision)		351,808		813,391		1,165,199		77,170		16,317		1,258,686
Transfers in (out)		59		(59)		—		—		—		—
Payment		—		—		—		—		(1,119)		(1,119)

Ending balance	￦	403,504	￦	1,004,406	￦	1,407,910	￦	228,839	￦	15,198	￦	1,651,947

18. RETIREMENT BENEFIT PLAN:

The Bank operates both defined benefit plan and defined contribution plan.

(1)	Defined benefit plan

The Bank operates defined benefit plans which have the following characteristics:

•	The entity has the obligation to pay the agreed benefits to all its current and past employees.

•	The entity is liable for actuarial risk (excess of actual payment against expected amount) and investment risk.

The present value of the defined benefit obligation recognized in the separate statements of financial position is calculated annually by independent actuaries in accordance with actuarial valuation method. The present value of the defined benefit obligation is calculated using the Projected Unit Credit method (the ‘PUC’). The data used in the PUC such as interest rates, future salary increase rate, mortality rate, consumer price index and expected return on plan asset are based on observable market data and historical data which are annually updated.

Actuarial assumptions may differ from actual results due to change in the market, economic trend and mortality trend which may affect defined benefit obligation liabilities (assets) and future payments. Actuarial gains and losses arising from changes in actuarial assumptions are recognized in the period incurred through other comprehensive income or loss.

(2) Details of net defined benefit obligation as of December 31, 2017 and 2016 are as follows (Korean won in millions):

	Dec. 31, 2017		Dec. 31, 2016
Present value of defined benefit obligations	￦	79,956	￦	72,105
Fair value of plan assets		(92,183)		(70,013)

Defined benefit liabilities (assets), net	￦	(12,227)	￦	2,092

(3) Changes in net defined benefit obligations for the years ended December 31, 2017 and 2016 are as follows (Korean won in millions):

(2017)

	Present value of the defined benefit obligation		Plan assets		Net defined benefit obligation
Beginning balance	￦	72,105	￦	(70,013)	￦	2,092
Contributions from the employer		—		(27,100)		(27,100)
Current service cost		8,912		—		8,912
Interest expense (income)		2,612		(2,548)		64
Return on plan assets, excluding the interest expense (income)		—		1,258		1,258
Actuarial gains and losses arising from changes in financial assumptions		(3,081)		—		(3,081)
Actuarial gains and losses arising from experience adjustments		5,029		—		5,029
Management fee on plan assets		—		122		122
Benefits paid		(5,621)		6,098		477

Ending balance	￦	79,956	￦	(92,183)	￦	(12,227)

(2016)

	Present value of the defined benefit obligation		Plan assets		Net defined benefit obligation
Beginning balance	￦	82,504	￦	(34,716)	￦	47,788
Contributions from the employer		—		(37,693)		(37,693)
Current service cost		10,605		—		10,605
Interest expense (income)		2,955		(1,246)		1,709
Return on plan assets, excluding the interest expense (income)		—		622		622
Actuarial gains and losses arising from changes in financial assumptions		(5,127)		—		(5,127)
Actuarial gains and losses arising from experience adjustments		(16,414)		—		(16,414)
Management fee on plan assets		—		76		76
Benefits paid		(2,418)		2,944		526

Ending balance	￦	72,105	￦	(70,013)	￦	2,092

(4) Details of plan assets as of December 31, 2017 and 2016 are as follows (Korean won in millions):

	Dec. 31, 2017		Dec. 31, 2016
Cash and cash equivalent	￦	3	￦	—
Debt securities		15,073		17,337
Others		77,107		52,676

Total	￦	92,183	￦	70,013

(5) Actuarial assumptions used in retirement benefit obligation assessment as of December 31, 2017 and 2016 are as follows:

	Dec. 31, 2017	Dec. 31, 2016
Discount rate	3.89%	3.64%
Expected wage growth rate	2.43%	2.16%

(6) Assuming that all the other assumptions remain unchanged, the effect of changes in the significant actuarial assumptions which were made within the reasonable limit on retirement benefit obligations as of December 31, 2017 and 2016 are as follows:

(December 31, 2017)

Detail	1%p Increase		1%p Decrease
Change of discount rate	￦	(9,081)	￦	10,819
Change of future salary increase rate		10,883		(9,290)

(December 31, 2016)

Detail	1%p Increase		1%p Decrease
Change of discount rate	￦	(8,745)	￦	10,520
Change of future salary increase rate		10,575		(8,941)

The above sensitivity analysis does not present any actual changes in the retirement benefit obligations as there is no change in actuarial assumptions which is independently made due to the correlation among the assumptions. In addition, the actuarial present value of promised retirement benefits in the sensitivity analysis is determined using the projected unit credit method, which is used in the calculation of the retirement benefit obligations in the separate financial statements.

(7) Retirement benefit cost incurred from the defined contribution plan for the years ended December 31, 2017 and 2016 are as follows (Korean won in millions):

	2017		2016
Retirement benefits	￦	677	￦	562

19. OTHER LIABLITIES:

Details of other liabilities as of December 31, 2017 and 2016 are as follows (Korean won in millions):

	Dec. 31, 2017		Dec. 31, 2016
Other financial liabilities:
Financial guarantee contract liabilities	￦	1,123,773	￦	969,765
Foreign exchanges payable		213		43,178
Accounts payable		57,022		18,463
Accrued expenses		613,328		609,449
Guarantee deposit received		162		163

Subtotal		1,794,498		1,641,018

Other liabilities:
Allowance for credit loss in derivatives		69,910		38,232
Unearned income		220,441		145,060
Sundry liabilities		4,101		8,334

Subtotal		294,452		191,626

Total	￦	2,088,950	￦	1,832,644

20. DERIVATIVES:

The Bank operates derivatives both for trading and hedging purposes. Derivatives held for trading purpose are included in financial assets and liabilities at FVTPL.

(1) Details of derivative assets and liabilities as of December 31, 2017 and 2016 are as follows (Korean won in millions):

(December 31, 2017)

			Derivative assets
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	38,780,733	￦	89,305	￦	—	￦	329,246	￦	418,551
Currency:
Currency forwards		6,451,057		—		—		113,466		113,466
Currency swaps		24,518,828		138,816		—		408,516		547,332

Subtotal		30,969,885		138,816		—		521,982		660,798

Stock:
Stock options		2,298,275		—		—		1,444		1,444
Other:
Other derivative		—		—		—		23		23

Total	￦	72,048,893	￦	228,121	￦	—	￦	852,695	￦	1,080,816

			Derivative liabilities
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	38,780,733	￦	369,290	￦	—	￦	311,850	￦	681,140
Currency:
Currency forwards		6,451,057		—		—		152,478		152,478
Currency swaps		24,518,828		688,906		—		447,433		1,136,339

Subtotal		30,969,885		688,906		—		599,911		1,288,817

Stock:
Stock options		2,298,275		—		—		—		—
Other:
Other derivative		—		—		—		17		17

Total	￦	72,048,893	￦	1,058,196	￦	—	￦	911,778	￦	1,969,974

(December 31, 2016)

			Derivative assets
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	34,406,712	￦	163,959	￦	—	￦	231,219	￦	395,178
Currency:
Currency forwards		5,581,111		—		—		145,185		145,185
Currency swaps		23,132,311		4,458		—		268,794		273,252

Subtotal		28,713,422		4,458		—		413,979		418,437

Stock:
Stock options		1,012,200		—		—		2,151		2,151

Total	￦	64,132,334	￦	168,417	￦	—	￦	647,349	￦	815,766

			Derivative liabilities
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	34,406,712	￦	281,054	￦	—	￦	249,051	￦	530,105
Currency:
Currency forwards		5,581,111		—		—		157,340		157,340
Currency swaps		23,132,311		2,054,476		—		446,308		2,500,784

Subtotal		28,713,422		2,054,476		—		603,648		2,658,124

Stock:
Stock options		1,012,200		—		—		—		—

Total	￦	64,132,334	￦	2,335,530	￦	—	￦	852,699	￦	3,188,229

(2) Gains and losses from fair value hedging instruments and hedged items attributable to the hedged risk for the years ended December 31, 2017 and 2016 are as follows (Korean won in millions):

	2017		2016
Fair value hedge—hedged items	￦	93,296	￦	447,638
Fair value hedge—hedging instruments		1,208,424		(656,561)

(3) The Bank recognized ￦(467) million and ￦1,298 million as other comprehensive income (loss) (before tax effect), and no amount was recognized as the ineffectiveness of cash flow hedge in earnings for the years ended December 31, 2017, and ￦(95) thousand was for the years ended December 31, 2016.

21. CAPITAL STOCK:

As of December 31, 2017, the authorized capital and paid-in capital of the Bank are ￦15,000,000 million and ￦11,814,963 million, respectively. The Bank does not issue share certificates.

Changes in capital stock for the years ended December 31, 2017 and 2016 are as follows (Korean won in millions):

	2017		2016
Beginning balance	￦	10,398,055	￦	8,878,055
Paid-in capital increase		1,416,908		1,520,000

Ending balance	￦	11,814,963	￦	10,398,055

22. OTHER COMPONENTS OF EQUITY:

(1) Details of other components of equity as of December 31, 2017 and 2016 are as follows (Korean won in millions):

	Dec. 31, 2017		Dec. 31, 2016
Gain on valuation of AFS securities	￦	101,985	￦	259,564
Gain on valuation of cash flow hedge		586		854
Remeasurement elements of net defined benefit obligation		17,168		19,599

Total	￦	119,739	￦	280,017

(2) Changes in other reserves for the years ended December 31, 2017 and 2016 are as follows (Korean won in millions):

(2017)

	Beginning balance		Increase (Decrease)		Tax effect		Ending balance
Gain on valuation of AFS securities	￦	259,564	￦	(179,477)	￦	21,898	￦	101,985
Gain on valuation of cash flow hedge		854		(467)		199		586
Remeasurement of net defined benefit obligation		19,599		(3,207)		776		17,168

Total	￦	280,017	￦	(183,151)	￦	22,873	￦	119,739

(2016)

	Beginning balance		Increase (Decrease)		Tax effect		Ending balance
Gain on valuation of AFS securities	￦	116,369	￦	188,913	￦	(45,718)	￦	259,564
Gain (Loss) on valuation of cash flow hedge		(131)		1,299		(314)		854
Remeasurement of net defined benefit obligation		3,742		20,918		(5,061)		19,599

Total	￦	119,980	￦	211,130	￦	(51,093)	￦	280,017

23. RETAINED EARNINGS:

(1) Details of retained earnings as of December 31, 2017 and 2016 are as follows (Korean won in millions):

	Dec. 31, 2017		Dec. 31, 2016
Legal reserve (*1)	￦	328,856	￦	328,856
Voluntary reserve (*2)		—		1,216,737
Reserve for bad loan		206,330		476,882
Unappropriated retained earnings (deficit)		172,794		(1,487,289)

Total	￦	707,980	￦	535,186

(*1)	Pursuant to the EXIM Bank Act, the Bank appropriates 10% of net income for each accounting period as legal reserve, until the accumulated reserve equals to its paid-in capital.
(*2)	The Bank appropriates the remaining balance of net income, after the appropriation of legal reserve and declaration of dividends, to voluntary reserve.

(2) Changes in retained earnings for the years ended December 31, 2017 and 2016 are as follows (Korean won in millions):

	2017		2016
Beginning balance	￦	535,186	￦	2,027,863
Net income (loss) for the period		172,794		(1,487,289)
Dividends		—		(5,388)

Ending balance	￦	707,980	￦	535,186

(3) Details of dividends for the year ended December 31, 2017, and 2016, are as follows (Korean won in millions):

	2017		2016
The Government	￦	—	￦	3,981
BOK		—		707
Korea Development Bank		—		700

Total	￦	—	￦	5,388

(4) Statements of appropriations of retained earnings (deficit) for the years ended December 31, 2017 and 2016 are as follows (Korean Won in millions):

	2017 (Expected date of appropriation: Mar. 30, 2018)				2016 (Date of appropriation: Mar. 29, 2017)
I.Retained earnings (deficit) before appropriations:			￦	172,794			￦	(1,487,288)
1.Unappropriated retained earnings carried over from prior years	￦	—			￦	—
2.Net income (loss)		172,794				(1,487,288)
II.Other reserve transferred				—				—
III.Appropriations:				172,794				(1,487,288)
1.Legal reserve		17,280				—
2.Dividend		59,596				—
3.Other reserve		—				(1,216,737)
4.Reserve for bad loans		95,918				(270,552)

IV.Unappropriated Retained earnings (deficit) at the end of the period			￦	—			￦	—

(5) Reserve for bad loans

Reserve for bad loans is calculated and disclosed according to Article 29 (1) and (2), Regulation on Supervision of Banking Business. In accordance with Regulation on Supervision of Banking Business etc., if the estimated allowance for credit loss determined by K-IFRS for the accounting purpose is lower than those for the regulatory purpose required by Regulation on Supervision of Banking Business, the Bank should reserve such difference as the regulatory reserve for bad loans. Due to the fact that regulatory reserve for bad loans is a voluntary reserve, the amounts that exceed the existing reserve for bad loans over the compulsory reserve for bad loans at the period-end date are reversed in profit. In case of accumulated deficit, the Bank should recommence setting aside reserve for bad loans at the time when accumulated deficit reduced to zero.

1) Reserve for bad loans

Details of reserve for bad loans as of December 31, 2017 and 2016 are as follows (Korean won in millions):

	Dec. 31, 2017		Dec. 31, 2016
Accumulated reserve for bad loans	￦	206,330	￦	476,882
Expected reserve for bad loans		95,918		—
Expected deficit recovery		—		(270,552)

Reserve for bad loans	￦	302,248	￦	206,330

2) Required reserve for bad loans and net income after adjusting reserve for bad loans.

Details of required reserve for bad loans and net income after adjusting the reserve for the years ended December 31, 2017 and 2016 are as follows (Korean won in millions):

	2017		2016
Net income (loss) for the period	￦	172,794	￦	(1,487,289)
Required reserve for (reversal of) bad loans		423,002		(552,906)

Net profit (loss) after adjusting the reserve for bad loans(*)	￦	595,796	￦	(2,040,195)

(*)	Adjusted profit (loss) considering reserves for bad debt as above is calculated by assuming that the provision in reserves for bad debt before income tax is reflected in net income.

24. NET INTEREST INCOME:

Net interest income is the amount after deduction of interest expenses from interest income, and the details are as follows:

(1) Details of interest income for the years ended December 31, 2017 and 2016 are as follows (Korean won in millions):

	2017		2016
Interest of due from financial institutions:
Due from financial institutions in local currency	￦	3,318	￦	2,158
Due from financial institutions in foreign currencies		15,195		8,410

Subtotal		18,513		10,568

Interest of financial assets at FVTPL:
Interest of trading securities		1,554		1,855
Interest of investments:
Interest of AFS securities		17,760		13,275
Interest of HTM securities		2,045		2,350

Subtotal		19,805		15,625

Interest of loans:
Interest of loans in local currency		713,638		503,531
Interest of loans in foreign currencies		1,856,733		1,662,002
Interest of bills bought		25,373		15,011
Interest of advances for customers		151		140
Interest of call loans		30,817		13,948
Interest of interbank loans		12,511		3,587

Subtotal		2,639,223		2,198,219

Interest of others		4,633		5,207

Total	￦	2,683,728	￦	2,231,474

(2) Details of interest expenses for the years ended December 31, 2017 and 2016 are as follows (Korean won in millions):

	2017		2016
Interest of borrowings:
Borrowings in local currency	￦	2	￦	—
Borrowings in foreign currencies		142,225		111,543

Subtotal		142,227		111,543

Interest of call money		4,462		2,894
Interest of debentures:
Interest of debentures in local currency		205,939		185,960
Interest of debentures in foreign currencies		1,233,202		1,098,592

Subtotal		1,439,141		1,284,552

Interest of others		17,923		17,830

Total	￦	1,603,753	￦	1,416,819

25. NET COMMISION INCOME:

Net commission income is the amount after deduction of commission expenses from commission income, and the details are as follows.

(1) Details of commission income for the years ended December 31, 2017 and 2016 are as follows (Korean won in millions):

	2017		2016
Commission income in local currency:
Commissions income on management of EDCF	￦	15,383	￦	14,645
Commissions income on management of IKCF		2,279		2,277
Other commission income in local currency		—		4

Subtotal		17,662		16,926

Commission income in foreign currency:
Commissions income on letter of credit		2,239		1,788
Commissions income on confirmation on export letter of credit		713		184
Commissions income on loans commitment		38,027		40,826
Arrangement fee		7,223		7,294
Advisory fee		2,002		803
Cancelation fee		22		—
Prepayment fee		5,299		13,854
Brokerage fee for foreign currency exchange funds		2,681		2,724
Sundry commissions income on foreign exchange		139		464
Structuring fee		9,914		3,643
Other commission income in foreign currency		2,477		304

Subtotal		70,736		71,884

Others:
Other commission income		5,984		8,230
Guarantee fees on local currency:
Guarantee fees on local currency		21,795		—
Guarantee fees on foreign currency:
Guarantee fees on foreign currency		224,281		288,046
Premium for guarantee		60,644		71,622

Subtotal		284,925		359,668

Total	￦	401,102	￦	456,708

(2) Details of commission expenses for the years ended December 31, 2017 and 2016 are as follows (Korean won in millions):

	2017		2016
Commission expenses in local currency:
Commissions expenses on domestic transaction	￦	447	￦	443
Commission expenses in foreign currency:
Service fees paid to credit-rating agency		3,458		3,155
Sundry commission expenses on foreign exchange		1,267		795
Sundry commissions expenses on offshore transaction		1		11

Subtotal		4,726		3,961

Others:
Other commissions expenses		4,200		4,044

Total	￦	9,373	￦	8,448

26. DIVIDEND INCOME:

Details of dividend income for the years ended December 31, 2017 and 2016 are as follows (Korean won in millions):

	2017		2016
AFS securities	￦	35,352	￦	23,060
Investment in associates (*)		9,905		7,999

Total	￦	45,257	￦	31,059

(*)	Classified as income from investments in associates.

27. GAIN (LOSS) ON FINANCIAL ASSETS AT FVTPL:

Details of gain (loss) on financial assets at FVTPL for the years ended December 31, 2017 and 2016 are as follows (Korean won in millions):

	2017		2016
Trading securities:
Gain on valuation	￦	5,046	￦	12,574
Loss on valuation		(808)		(2,670)
Gain on disposal		13,742		12,804
Loss on disposal		(322)		(2,540)

Subtotal		17,658		20,168

Trading derivatives:
Gain on valuation		988,657		493,518
Loss on valuation		(845,063)		(518,897)
Gain on transaction		635,756		878,785
Loss on transaction		(533,026)		(679,161)

Subtotal		246,324		174,245

Total	￦	263,982	￦	194,413

28. GAIN (LOSS) ON HEDGING DERIVATIVES:

Details of gain (loss) on hedging derivatives for the years ended December 31, 2017 and 2016 are as follows (Korean won in millions):

	2017		2016
Gain on hedging derivatives	￦	1,456,521	￦	308,363
Loss on hedging derivatives		(248,247)		(964,924)

Total	￦	1,208,274	￦	(656,561)

29. GAIN (LOSS) ON FINANCIAL INVESTMENTS:

(1) Details of gain (loss) on financial investments for the years ended December 31, 2017 and 2016 are as follows (Korean won in millions):

	2017		2016
AFS securities:
Gain on disposal	￦	20,865	￦	7,561
Loss on disposal		(1,128)		(80)
Impairment loss		(3,594)		(8,646)

Total	￦	16,143	￦	(1,165)

(2) There is no gain or loss on HTM securities for the years ended December 31, 2017 and 2016, respectively. In addition, details of interest income of HTM securities are stated in Note 24.

30. OTHER OPERATING INCOME (EXPENSES):

Details of other operating income (expenses) for the years ended December 31, 2017 and 2016 are as follows (Korean won in millions):

	2017		2016
Other operating income:
Gain on disposal of loans	￦	1,655	￦	—
Gain on fair value hedged items		277,508		541,626
Others		1,064		1,888

Subtotal		280,227		543,514

Other operating expenses:
Loss on fair value hedged items		184,212		93,988
Contribution to miscellaneous funds		5,177		5,424
Loss on redemption		2,455		45
Transfer of other provisions		1,344		16,316
Others		32,769		37,373

Subtotal		225,957		153,146

Total	￦	54,270	￦	390,368

31. IMPAIRMENT LOSS ON CREDIT:

Details of (reversal of) impairment loss on credit for the years ended December 31, 2017 and 2016 are as follows (Korean won in millions):

	2017		2016
Loans	￦	1,724,192	￦	1,928,597
Other financial assets		117,622		7,815
Guarantees		(879,253)		1,165,199
Unused loan commitments		(62,655)		77,170
Financial guarantee contract		180,922		54,898

Total	￦	1,080,828	￦	3,233,679

32. GENERAL AND ADMINISTRATIVE EXPENSES:

Details of general and administrative expenses for the years ended December 31, 2017 and 2016 are as follows (Korean won in millions):

	Detail	2017		2016
General and administrative	Short-term employee benefits	￦	99,072	￦	105,026
Expenses in financing department	Office expenses		56,026		56,144

	Subtotal		155,098		161,170

Office expenses of EDCF			1,731		1,636

General and administrative—Others	Retirement benefits (defined contributions)		677		562
	Retirement benefits (defined benefits)		9,098		12,390
	Depreciation of tangible assets		8,940		7,655
	Amortization of intangible assets		9,219		5,053
	Taxes and duties		25,952		14,673

	Subtotal		53,886		41,969

	Total	￦	210,715	￦	203,139

33. NON-OPERATING INCOME (EXPENSES):

Details of non-operating income (expenses) for the years ended December 31, 2017 and 2016 are as follows (Korean won in millions):

	Detail	2017		2016
Gain (Loss) on investments in associates and subsidiaries	Dividend income	￦	9,905	￦	7,999
	Impairment loss		(235)		(4,415)

	Subtotal		9,670		3,584

Others income	Gain on disposal of land		—		373
	Gain on disposal of building		—		346
	Gain on disposal of tangible assets		60		63
	Reversal of impairment loss on intangible assets		50		—
	Rent income		156		159
	Interest on other loans		85		85
	Income on research project		2,912		2,110
	Indemnity received for breach of contact A/C		5		1
	Other miscellaneous Income		1,790		11,982

	Subtotal		5,058		15,119

Others expenses	Loss on disposal of tangible assets		5		14
	Loss on disposal of intangible assets		20		—
	Impairment loss on intangible assets		217		538
	Expenses for contribution		3,117		3,235
	Court cost		3,571		3,002
	Expenses on research project		7,202		4,944
	Other miscellaneous expenses		1,082		7,350

	Subtotal		15,214		19,083

	Total	￦	(10,156)	￦	(3,964)

34. INCOME TAX EXPENSE (BENEFIT):

(1) Details of income tax expense (benefit) for the years ended December 31, 2017 and 2016 are as follows (Korean won in millions):

	2017		2016
Current income tax payable	￦	8	￦	—
Adjustment recognized in the period for current tax of prior periods		—		(4,203)
Changes in deferred income taxes due to temporary differences		33,177		(415,599)
Changes in deferred income taxes directly recognized in equity		22,873		(51,094)

Income tax expense (benefit)	￦	56,058	￦	(470,896)

(2) Changes in temporary differences and deferred income tax assets (liabilities) for the years ended December 31, 2017 and 2016 are as follows (Korean won in millions):

(2017)

Detail	Temporary differences						Deferred tax assets (liabilities)— ending balance
	Beginning balance		Increase (Decrease)		Ending balance
Depreciation	￦	82	￦	—	￦	82	￦	20
Fair value hedging income (loss)		(123,217)		(79,921)		(203,138)		(49,159)
Financial guarantee contract liability		805,555		137,961		943,516		228,331
Loans		(196,157)		(181,567)		(377,724)		(91,409)
Allowance for loan losses		208,405		463,449		671,854		162,589
Unused commitment provisions		228,839		(62,759)		166,080		40,191
Net deferred origination fees and costs		426,935		(28,822)		398,113		96,343
Long-term income in advance		(6,216)		309		(5,907)		(1,430)
Provisions for acceptances and guarantees		1,407,910		(898,873)		509,037		123,187
Loan-for-equity swap		1,723,573		(3,734)		1,719,839		416,201
Loss on valuation of derivatives		(2,286,929)		1,354,342		(932,587)		(225,686)
Gain on valuation of derivatives		2,375,073		(1,493,790)		881,283		213,271
Defined benefit liability		(1,061)		(14,979)		(16,040)		(3,882)
Accrued interest and interest receivables related to swap transaction		(293,700)		74,517		(219,183)		(53,042)
Tangible assets		(176,588)		1,430		(175,158)		(42,388)
Others		215,931		11,215		227,146		54,968
Loss carried forward		851,792		490,078		1,341,870		324,733

Subtotal		5,160,227		(231,144)		4,929,083		1,192,838

Deferred income tax assets (liabilities) directly adjusted in equity								(66,639)

Total							￦	1,126,199

(2016)

Detail	Temporary differences						Deferred tax assets (liabilities)— ending balance
	Beginning balance		Increase (Decrease)		Ending balance
Depreciation	￦	—	￦	82	￦	82	￦	20
Fair value hedging income (loss)		307,106		(430,323)		(123,217)		(29,818)
Financial guarantee contract liability		660,653		144,902		805,555		194,944
Loans		—		(196,157)		(196,157)		(47,470)
Allowance for loan losses		662,184		(453,779)		208,405		50,434
Unused commitment provisions		151,618		77,221		228,839		55,379
Net deferred origination fees and costs		446,118		(19,183)		426,935		103,318
Long-term income in advance		(16,534)		10,318		(6,216)		(1,504)
Provisions for acceptances and guarantees		241,719		1,166,191		1,407,910		340,714
Loan-for-equity swap		1,203,226		520,347		1,723,573		417,105
Loss on valuation of derivatives		(3,081,608)		794,679		(2,286,929)		(553,437)
Gain on valuation of derivatives		2,803,407		(428,334)		2,375,073		574,768
Defined benefit liability		43,282		(44,343)		(1,061)		(257)
Accrued interest and interest receivables related to swap transaction		(294,246)		546		(293,700)		(71,075)
Tangible assets		(178,007)		1,419		(176,588)		(42,734)
Others		213,179		2,752		215,931		52,254
Loss carried forward		69,646		782,146		851,792		206,134

Subtotal		3,231,743		1,928,484		5,160,227		1,248,775

Deferred income tax assets (liabilities) directly adjusted in equity								(89,399)

Total							￦	1,159,376

(3) Details of the reconciliation between net income (loss) before income tax and income tax expense (benefit) for the years ended December 31, 2017 and 2016 are as follows (Korean won in millions):

	2017		2016
Income (Loss) before income tax	￦	228,852	￦	(1,958,185)
Income tax expense (benefit) calculated at statutory tax rate (Corporate tax rate: 11% up to ￦200 million, 22% over ￦200 million to ￦20 billion and 24.2% over ￦20 billion)		54,920		(473,418)
Adjustments:
Non-taxable income		(1,215)		(342)
Non-deductible expense		362		6,198
Unrecognized temporary differences		57		1,068
Others		6,302		318

		5,506		7,242

Adjustment recognized in the period for current tax of prior periods		(4,368)		(4,720)

Income tax expense (benefit)	￦	56,058	￦	(470,896)

Effective tax rate (*)		24.50%		—

(*)	The Bank had net loss before income tax during the year ended December 31, 2016, hence the Bank did not calculate the average effective tax rate from operation.

(4) Details of deferred tax relating to items that are recognized directly in equity as of December 31, 2017 and 2016 are as follows (Korean won in millions):

Detail	Dec. 31, 2017		Dec. 31, 2016
Loss on valuation of AFS securities	￦	(60,971)	￦	(82,869)
Loss on valuation of cash flow hedge		(187)		(272)
Remeasurement of net defined benefit liability		(5,481)		(6,257)

Total	￦	(66,639)	￦	(89,398)

(5) Unrecognized deferred tax assets and liabilities

The Bank does not recognize deferred tax liabilities for taxable temporary difference of ￦48,818 million related to investments in associates and subsidiaries as of December 31, 2017 because the Bank is able to control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

The Bank also does not recognize deferred tax assets for deductible temporary differences of ￦4,469 million related to impairment loss of AFS securities as of December 31, 2017 because the realizable period has already passed.

35. STATEMENTS OF CASH FLOWS:

(1) Details of non-cash flow transactions for the years ended December 31, 2017 and 2016 are as follows (Korean won in millions):

Detail	2017		2016
Loan-for-equity swap	￦	—	￦	35,009
Investment in kind		1,416,908		500,000
Gain (Loss) on valuation of AFS securities		(179,477)		188,914
Remeasurement of net defined benefit liability		3,207		21,740

(2) Changes in liabilities arising from financing activities for the year ended December 31, 2017 are as follows (Korean won in millions):

Detail	Borrowings		Debentures		Total
Beginning balance	￦	9,761,389	￦	62,119,016	￦	71,880,405
Change in cash flows		(2,739,482)		3,285,396		545,914
Amortization		3,137		161,295		164,432
Foreign exchange transaction		(1,011,587)		(4,781,714)		(5,793,301)
Change in fair value hedged items		—		(98,895)		(98,895)

Ending balance	￦	6,013,457	￦	60,685,098	￦	66,698,555

36. CONTINGENT LIABILITIES AND COMMITMENTS:

(1) Details of contingent liabilities and commitments as of December 31, 2017 and 2016 are as follows (Korean won in millions):

Detail		Dec. 31, 2017		Dec. 31, 2016
Guarantees	Confirmed	￦	38,960,799	￦	53,615,073
	Unconfirmed		3,847,975		6,063,975

	Subtotal		42,808,774		59,679,048

Loan commitments	Local currency, foreign currency loan commitments		17,996,772		18,571,869
	Others		1,825,727		1,758,176

	Subtotal		19,822,499		20,330,045

	Total	￦	62,631,273	￦	80,009,093

(2) Details of guarantees that have been provided for others as of December 31, 2017 and 2016 are as follows (Korean won in millions):

Detail		Dec. 31, 2017		Dec. 31, 2016
Confirmed guarantees	Local currency:
	Performance of contracts	￦	50,709	￦	71,301
	Repayment of advances		227,091		43,536
	Others		602,187		384,223

	Subtotal		879,987		499,060

	Foreign currency:
	Performance of contracts		10,096,151		13,989,701
	Repayment of advances		11,091,318		20,239,595
	Acceptances of imported goods		3,277		1,245
	Acceptances of import letter of credit outstanding		89,480		172,857
	Foreign liabilities		10,964,999		11,547,142
	Others		5,835,587		7,165,473

	Subtotal		38,080,812		53,116,013

Unconfirmed guarantees	Foreign liabilities		1,569,782		1,337,732
	Repayment of advances		2,243,202		4,549,899
	Performance of contracts		33,793		159,687
	Underwriting of import credit		1,163		16,617
	Others		35		40

	Subtotal		3,847,975		6,063,975

	Total	￦	42,808,774	￦	59,679,048

(3) Details of guarantees classified by country as of December 31. 2017 and 2016 are as follows (Korean won in millions):

(December 31, 2017)

		Confirmed guarantees			Unconfirmed guarantees			Total
Detail		Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Asia	Korea	￦	26,140,921	67.10	￦	2,197,447	57.11	￦	28,338,368	66.20
	Saudi Arabia		1,914,178	4.91		—	—		1,914,178	4.47
	India		441,562	1.13		78,704	2.05		520,266	1.22
	Indonesia		970,827	2.49		122,053	3.17		1,092,880	2.55
	Vietnam		960,748	2.47		301,267	7.83		1,262,015	2.95
	Australia		697,324	1.79		50,666	1.32		747,990	1.75
	Philippines		126,536	0.32		8,614	0.22		135,150	0.32
	Qatar		290,789	0.75		—	—		290,789	0.68
	Oman		326,291	0.84		75,970	1.97		402,261	0.94
	Others		983,640	2.52		117,139	3.04		1,100,779	2.56

	Subtotal		32,852,816	84.32		2,951,860	76.71		35,804,676	83.64

Europe	United Kingdom		329,506	0.85		—	—		329,506	0.77
	France		394,781	1.01		52,095	1.35		446,876	1.04
	Uzbekistan		280,884	0.72		1,163	0.03		282,047	0.66
	Others		449,278	1.15		184,849	4.80		634,127	1.48

	Subtotal		1,454,449	3.73		238,107	6.18		1,692,556	3.95

America	United States		2,348,208	6.03		194,670	5.06		2,542,878	5.94
	Brazil		471,757	1.21		—	—		471,757	1.10
	Mexico		265,381	0.68		1,942	0.05		267,323	0.62
	Bermuda		191,686	0.49		—	—		191,686	0.45
	Others		281,531	0.72		33,958	0.88		315,489	0.74

	Subtotal		3,558,563	9.13		230,570	5.99		3,789,133	8.85

Africa	Madagascar		159,293	0.41		—	—		159,293	0.37
	Marshall Islands		568,553	1.46		—	—		568,553	1.33
	Others		367,125	0.95		427,438	11.12		794,563	1.86

	Subtotal		1,094,971	2.82		427,438	11.12		1,522,409	3.56

	Total	￦	38,960,799	100.00	￦	3,847,975	100.00	￦	42,808,774	100.00

(December 31, 2016)

		Confirmed guarantees			Unconfirmed guarantees			Total
Detail		Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Asia	Korea	￦	39,410,253	73.51	￦	4,706,038	77.61	￦	44,116,291	73.92
	Saudi Arabia		2,279,926	4.25		—	—		2,279,926	3.82
	India		550,354	1.03		49,334	0.81		599,688	1.00
	Indonesia		1,145,558	2.14		15,579	0.26		1,161,137	1.95
	Vietnam		1,042,485	1.94		442,065	7.29		1,484,550	2.49
	Australia		839,002	1.56		57,149	0.94		896,151	1.50
	Philippines		347,199	0.65		3,588	0.06		350,787	0.59
	Qatar		351,311	0.66		—	—		351,311	0.59
	Singapore		18,629	0.03		—	—		18,629	0.03
	Oman		306,690	0.57		157,827	2.60		464,517	0.78
	Others		566,106	1.06		144,818	2.39		710,924	1.19

	Subtotal		46,857,513	87.40		5,576,398	91.96		52,433,911	87.86

Europe	United Kingdom		409,953	0.76		—	—		409,953	0.69
	France		484,456	0.90		103,897	1.71		588,353	0.99
	Uzbekistan		397,164	0.74		50,318	0.83		447,482	0.75
	Others		196,489	0.37		71,302	1.18		267,791	0.45

	Subtotal		1,488,062	2.77		225,517	3.72		1,713,579	2.88

America	United States		2,659,726	4.96		191,982	3.17		2,851,708	4.78
	Brazil		566,466	1.06		532	0.01		566,998	0.95
	Mexico		315,010	0.59		2,191	0.04		317,201	0.53
	Bermuda		235,275	0.44		—	—		235,275	0.39
	Others		347,805	0.65		45,998	0.76		393,803	0.66

	Subtotal		4,124,282	7.70		240,703	3.98		4,364,985	7.31

Africa	Madagascar		179,677	0.33		—	—		179,677	0.30
	Marshall Islands		657,903	1.23		—	—		657,903	1.10
	Others		307,636	0.57		21,357	0.34		328,993	0.55

	Subtotal		1,145,216	2.13		21,357	0.34		1,166,573	1.95

	Total	￦	53,615,073	100.00	￦	6,063,975	100.00	￦	59,679,048	100.00

(4) Details of guarantees classified by industry as of December 31, 2017 and 2016 are as follows (Korean won in millions):

(December 31, 2017)

	Confirmed guarantees			Unconfirmed guarantees			Total
Detail	Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Manufacturing	￦	18,577,567	47.68	￦	3,087,986	80.25	￦	21,665,553	50.61
Transportation		1,850,655	4.75		56,203	1.46		1,906,858	4.45
Finance		2,051,157	5.26		1,163	0.03		2,052,320	4.79
Wholesale and retail		863,844	2.22		217,253	5.65		1,081,097	2.53
Property related business		353,741	0.91		59,345	1.54		413,086	0.96
Construction		9,251,902	23.75		22,135	0.58		9,274,037	21.67
Public and others		6,011,933	15.43		403,890	10.49		6,415,823	14.99

Total	￦	38,960,799	100.00	￦	3,847,975	100.00	￦	42,808,774	100.00

(December 31, 2016)

	Confirmed guarantees			Unconfirmed guarantees			Total
Detail	Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Manufacturing	￦	26,653,851	49.71	￦	4,992,780	82.34	￦	31,646,631	53.03
Transportation		2,176,509	4.06		159,308	2.63		2,335,817	3.91
Finance		2,166,443	4.04		16,777	0.28		2,183,220	3.66
Wholesale and retail		1,593,684	2.97		61,393	1.01		1,655,077	2.77
Property related business		540,841	1.01		—	—		540,841	0.91
Construction		12,489,998	23.30		107,003	1.76		12,597,001	21.11
Public and others		7,993,747	14.91		726,714	11.98		8,720,461	14.61

Total	￦	53,615,073	100.00	￦	6,063,975	100.00	￦	59,679,048	100.00

(5) Global Medium-Term Note Program (“GMTN”) and Commercial Paper (“CP”) programs

The Bank has been establishing the following programs regarding the issue of foreign currency bonds and CPs:

1)	Established on August 1, 1991, initially, and annually renewed, U.S. Shelf Registration to issue foreign bonds under the Securities and Exchange Commission rule of the United States of America with an issuance limit of USD 50 billion;

2)	Established on May 14, 1997 and May 16, 1997, initially, and annually renewed, CP program to issue CPs with issuance limits of USD 6 billion and USD 2 billion, respectively;

3)	Established on November 6, 1997, initially, and annually renewed, Euro Medium-Term Note Program to issue mid-to-long-term foreign currency bonds with an issuance limit of USD 25 billion;

4)	Established on March 12, 2008 and February 2, 2012, initially, and renewed, MYR MTN program to issue Malaysian Ringgit-denoted bonds with issuance limits of MYR 3 billion and 1 billion respectively.

5)	Established on 1995, initially, and renewed every two years, Yen Shelf Registration to issue Samurai bond with an issuance limit of JPY 500 billion;

6)	Established on May 31, 2010, Australian Domestic Debt Issuance Program to issue Kangaroo bond with limit of AUD 4 billion;

7)	Established on January 17, 2011, and renewed every two years, Uridashi Shelf Registration to issue Uridashi bond with an issuance limit of JPY 500 billion.

(6) Pending litigations

As of December 31, 2017, 10 lawsuits (aggregated claim amount: ￦162,892 million) were filed as a plaintiff and 9 pending litigations as a defendant were filed (aggregated claim amount: ￦124,535 million). The Bank’s management expects that there is no significant impact on the financial statements due to these lawsuits but it is possible to make additional loss to the Bank due to the results of future litigation.

(7) Written-off loans

The Bank manages written-off loans that have claims on debtors due to the limitation of statute, uncollected after write-off, etc. The written-off loans as of December 31, 2017 and 2016 are ￦1,385,885 million and ￦1,300,714 million, respectively.

37. TRANSACTIONS AND BALANCES WITH RELATED PARTIES:

Related parties consist of entities related to the Bank, post-employment benefits, a key management personnel and a close member of that person’s family, an entity controlled or jointly controlled and an entity influenced significantly.

(1) Details of related parties as of December 31, 2017 are as follows:

Detail	Relationship	Percentage (%)
Parent:
Korean government	Parent	66.27
Subsidiaries and Associates:
KEXIM Bank UK Limited	Subsidiary	100.00
PT.KOEXIM Mandiri Finance	Subsidiary	85.00
KEXIM Vietnam Leasing Co.	Subsidiary	100.00
KEXIM Asia Limited	Subsidiary	100.00
Korea Asset Management Corporation	Associate	25.86
Credit Guarantee and Investment Fund	Associate	14.29
Korea Marine Guarantee Inc.	Associate	41.88
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.	Associate	81.25
DAESUN Shipbuilding & Engineering Co., Ltd.	Associate	67.30
KTB Newlake Global Healthcare PEF	Associate	25.00
KBS-KDB Private Equity Fund	Associate	20.83
Korea Shipping and Maritime Transportation	Associate	40.00
Korea Aerospace Industries. Ltd.	Associate	26.41

(2) Significant balances of receivables, payables and guarantees with the related parties

1)	Significant balances of receivables and payables with the related parties as of December 31, 2017 and 2016 are as follows (Korean won in millions):

(December 31, 2017)

Detail	Receivables		Allowance /Provisions		Payables
Subsidiaries:
KEXIM Bank UK Limited	￦	136,805	￦	—	￦	93
PT.KOEXIM Mandiri Finance		145,109		227		—
KEXIM Vietnam Leasing Co.		122,994		195		—
KEXIM Asia Limited		121,267		58		59

Subtotal		526,175		480		152

Associates:
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.		1,931,974		1,590,951		—
DAESUN Shipbuilding & Engineering Co., Ltd.		459,156		284,443		41,743

Subtotal		2,391,130		1,875,394		41,743

Total	￦	2,917,305	￦	1,875,874	￦	41,895

(December 31, 2016)

Detail	Receivables		Allowance /Provisions		Payables
Subsidiaries:
KEXIM Bank UK Limited	￦	146,398	￦	—	￦	12
PT.KOEXIM Mandiri Finance		139,349		231		—
KEXIM Vietnam Leasing Co.		144,758		217		—
KEXIM Asia Limited		139,390		—		55

Subtotal		569,895		448		67

Associates:
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.		2,067,494		752,585		—
DAESUN Shipbuilding & Engineering Co., Ltd.		387,691		239,280		25,266

Subtotal		2,455,185		991,865		25,266

Total	￦	3,025,080	￦	992,313	￦	25,333

2)	Guarantees provided to the related parties as of December 31, 2017 and 2016 are as follows (Korean won in millions):

(December 31, 2017)

Detail	Confirmed guarantees		Unconfirmed guarantees		Loans commitments		Other commitments
Subsidiaries:
KEXIM Bank UK Limited	￦	—	￦	—	￦	202,495	￦	15,000
PT.KOEXIM Mandiri Finance		—		—		16,071		—
KEXIM Vietnam Leasing Co.		—		—		16,071		—
KEXIM Asia Limited		—		—		88,766		20,892

Subtotal		—		—		323,403		35,892

Associates:
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.		25,997		98,061		210,000		—
DAESUN Shipbuilding & Engineering Co., Ltd.		92,812		77,425		—		—

Subtotal		118,809		175,486		210,000		—

Total	￦	118,809	￦	175,486	￦	533,403	￦	35,892

(December 31, 2016)

Detail	Confirmed guarantees		Unconfirmed guarantees		Loans commitments		Other commitments
Subsidiaries:
KEXIM Bank UK Limited	￦	24,170	￦	—	￦	238,075	￦	16,919
PT.KOEXIM Mandiri Finance		—		—		42,298		—
KEXIM Vietnam Leasing Co.		—		—		12,085		—
KEXIM Asia Limited		—		—		77,765		42,902

Subtotal		24,170		—		370,223		59,821

Associates:
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.		714,437		144,446		44,000		—
DAESUN Shipbuilding & Engineering Co., Ltd.		88,731		54,477		13,671		—

Subtotal		803,168		198,923		57,671		—

Total	￦	827,338	￦	198,923	￦	427,894	￦	59,821

(3) Profit and loss on transactions with related parties

Profit and loss on transactions with related parties for the years ended December 31, 2017 and 2016 are as follows (Korean won in millions):

Detail	2017						2016
	Revenue		Provision for allowance		Expenses		Revenue		Provision for allowance		Expenses
Subsidiaries:
KEXIM Bank UK Limited	￦	2,149	￦	—	￦	535	￦	2,394	￦	—	￦	363
PT.KOEXIM Mandiri Finance		2,293		(4)		—		1,603		4		—
KEXIM Vietnam Leasing Co.		2,191		(22)		1		1,832		1		—
KEXIM Asia Limited		2,385		58		116		2,152		—		448

Subtotal		9,018		32		652		7,981		5		811

Associates:
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.		82,413		887,790		—		210,703		440,713		2,743
DAESUN Shipbuilding & Engineering Co., Ltd.		49,297		49,047		59		7,042		9,089		8

Subtotal		131,710		936,837		59		217,745		449,802		2,751

Total	￦	140,728	￦	936,869	￦	711	￦	225,726	￦	449,807	￦	3,562

(4) Money dealing with related parties

Money dealing with related parties for the years ended December 31, 2017 and 2016 are as follows (Korean won in millions):

Detail	2017				2016
	Financing transaction				Financing transaction
	Loan		Collection		Loan		Collection
Subsidiaries:
KEXIM Bank UK Limited	￦	240,458	￦	231,744	￦	304,543	￦	316,538
PT.KOEXIM Mandiri Finance		297,385		275,019		268,612		270,885
KEXIM Vietnam Leasing Co.		209,031		214,802		355,063		359,067
KEXIM Asia Limited		320,952		315,549		314,651		314,859
Associates:
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.		34,000		216,503		884,377		10,000
DAESUN Shipbuilding & Engineering Co., Ltd.		99,450		—		16,701		12,810

Total	￦	1,201,276	￦	1,253,617	￦	2,143,947	￦	1,284,159

(5) Details of compensation to key management for the years ended December 31, 2017 and 2016 are as follows (Korean won in millions):

Detail	2017		2016
Short-term employee benefits	￦	2,418	￦	2,473
Retirement benefits		162		153

Total	￦	2,580	￦	2,626

38. APPROVAL OF FINANCIAL STATEMENTS:

The financial statements of the Bank were approved by board of directors on March 29, 2018, and were finally approved by the Operations Committee on March 30, 2018.

THE REPUBLIC OF KOREA

Land and History

Territory and Population

Located generally south of the 38th parallel on the Korean peninsula, The Republic of Korea covers about 38,000 square miles, approximately one-fourth of which is arable. The Republic has a population of approximately 51 million people. The country’s largest city and capital, Seoul, has a population of about 10 million people.

Map of the Republic of Korea

Political History

Dr. Rhee Seungman, who was elected President in each of 1948, 1952, 1956 and 1960, dominated the years after the Republic’s founding in 1948. Shortly after President Rhee’s resignation in 1960 in response to student-led demonstrations, a group of military leaders headed by Park Chung Hee assumed power by coup. The military leaders established a civilian government, and the country elected Mr. Park as President in October 1963. President Park served as President until his assassination in 1979 following a period of increasing strife between the Government and its critics. The Government declared martial law and formed an interim government under Prime Minister Choi Kyu Hah, who became the next President. After clashes between the

Government and its critics, President Choi resigned, and General Chun Doo Hwan, who took control of the Korean army, became President in 1980.

In late 1980, the country approved, by national referendum, a new Constitution, providing for indirect election of the President by an electoral college and for certain democratic reforms, and shortly thereafter, in early 1981, re-elected President Chun.

Responding to public demonstrations in 1987, the legislature revised the Constitution to provide for direct election of the President. In December 1987, Roh Tae Woo won the Presidency by a narrow plurality, after opposition parties led by Kim Young Sam and Kim Dae Jung failed to unite behind a single candidate. In February 1990, two opposition political parties, including the one led by Kim Young Sam, merged into President Roh’s ruling Democratic Liberal Party.

In December 1992, the country elected Kim Young Sam as President. The election of a civilian and former opposition party leader considerably lessened the controversy concerning the legitimacy of the political regime. President Kim’s administration reformed the political sector and deregulated and internationalized the Korean economy.

In December 1997, the country elected Kim Dae Jung as President. President Kim’s party, the Millennium Democratic Party (formerly known as the National Congress for New Politics), formed a coalition with the United Liberal Democrats led by Kim Jong Pil, with Kim Jong Pil becoming the first prime minister in President Kim’s administration. The coalition, which temporarily ended before the election held in April 2000, continued with the appointment of Lee Han Dong of the United Liberal Democrats as the Prime Minister in June 2000. The coalition again ended in September 2001.

In December 2002, the country elected Roh Moo Hyun as President. President Roh and his supporters left the Millennium Democratic Party in 2003 and formed a new party, the Uri Party, in November 2003. On August 15, 2007, 85 members of the National Assembly, previously belonging to the Uri Party, or the Democratic Party, formed the United New Democratic Party (the “UNDP”). The Uri Party merged into the UNDP on August 20, 2007. In February 2008, the UNDP merged back into the Democratic Party. In December 2011, the Democratic Party merged with the Citizens Unity Party to form the Democratic United Party, which changed its name to the Democratic Party in May 2013.

In December 2007, the country elected Lee Myung-Bak as President. He commenced his term on February 25, 2008. On April 9, 2018, the Korean prosecutor’s office indicted former President Lee on 16 counts of corruption, including bribery, abuse of power, embezzlement and other irregularities.

In December 2012, the country elected Park Geun-hye as President. She commenced her term on February 25, 2013. On December 9, 2016, the National Assembly voted in favor of impeaching President Park for a number of alleged constitutional and criminal violations, including violation of the Constitution and abuse of power by allowing her confidant to exert influence on state affairs and allowing senior presidential aides to aid in her extortion from companies. President Park was suspended from power immediately, with the prime minister simultaneously taking over the role of acting President. On March 10, 2017, the Constitutional Court unanimously upheld the parliamentary vote to impeach President Park, triggering her immediate dismissal. In connection with its investigation of former President Park, the special independent prosecutor also conducted related investigations of several large Korean business groups and members of their senior management for bribery, embezzlement and other possible misconduct, which the Korean prosecutor’s office has continued following the end of the special independent prosecutor’s term. On April 17, 2017, the Korean prosecutor’s office indicted former President Park on 18 charges including bribery, abuse of power and coercion. On April 6, 2018, the Seoul Central District Court found former President Park guilty of 16 counts of corruption, including bribery, abuse of power and coercion, and sentenced her to 24 years in prison and assessed a fine of Won 18 billion.

A special election to elect a new President was held on May 9, 2017 and the country elected Moon Jae-in as President. He commenced his term on May 10, 2017. The Moon administration’s key policy priorities include:

•	investigating corruption involving high-ranking government officials, anti-corruption and reform of chaebol (Korean conglomerates);

•	denuclearization of and establishing peace on the Korean Peninsula and enhancing Korea’s core military strength in response to North Korea’s nuclear capabilities;

•	reducing fine dust emissions, closing old nuclear power plants and reexamining the construction of new nuclear power plants;

•	creating new jobs, resolving youth unemployment and enacting laws prohibiting discrimination against non-regular workers;

•	creating jobs for senior citizens, increasing basic pension and providing government subsidies for Alzheimer’s disease treatment;

•	protecting small business owners and restricting establishment of large-scale stores and multi-complex shopping malls.

Government and Politics

Government and Administrative Structure

Governmental authority in the Republic is centralized and concentrated in a strong Presidency. The President is elected by popular vote and can only serve one term of five years. The President chairs the State Council, which consists of the prime minister, the deputy prime ministers, the respective heads of Government ministries and the ministers of state. The President can select the members of the State Council and appoint or remove all other Government officials, except for elected local officials.

The President can veto new legislation and take emergency measures in cases of natural disaster, serious fiscal or economic crisis, state of war or other similar circumstances. The President must promptly seek the concurrence of the National Assembly for any emergency measures taken and failing to do so automatically invalidates the emergency measures. In the case of martial law, the President may declare martial law without the consent of the National Assembly; provided, however, that the National Assembly may request the President to rescind such martial law.

The National Assembly exercises the country’s legislative power. The Constitution and the Election for Public Offices Act provide for the direct election of about 84% of the members of the National Assembly and the distribution of the remaining seats proportionately among parties winning more than 5 seats in the direct election or receiving over 3% of the popular vote. National Assembly members serve four-year terms. The National Assembly enacts laws, ratifies treaties and approves the national budget. The executive branch drafts most legislation and submits it to the National Assembly for approval.

The country’s judicial branch comprises the Supreme Court, the Constitutional Court and lower courts of various levels. The President appoints the Chief Justice of the Supreme Court and appoints the other Justices of the Supreme Court upon the recommendation of the Chief Justice. All appointments to the Supreme Court require the consent of the National Assembly. The Chief Justice, with the consent of the conference of Supreme Court Justices, appoints all the other judges in Korea. Supreme Court Justices serve for six years and all other judges serve for ten years. Other than the Chief Justice, justices and judges may be reappointed to successive terms.

The President formally appoints all nine judges of the Constitutional Court, but three judges must be designated by the National Assembly and three by the Chief Justice of the Supreme Court. Constitutional Court judges serve for six years and may be reappointed to successive terms.

Administratively, the Republic comprises eight provinces, one special autonomous province (Jeju), one special city (Seoul), six metropolitan cities (Busan, Daegu, Incheon, Gwangju, Daejon and Ulsan) and one special autonomous city (Sejong). From 1961 to 1995, the national government controlled the provinces and the President appointed provincial officials. Local autonomy, including the election of provincial officials, was reintroduced in June 1995.

Political Parties

The 20th legislative general election was held on April 13, 2016 and the term of the National Assembly members elected in the 20th legislative general election commenced on May 30, 2016. Currently, there are four major political parties: The Minjoo Party of Korea, or MPK, the Liberty Korea Party, or LKP, the Bareun Future Party, or BFP, and the Party for Democracy and Peace, or PDP

As of March 31, 2018, the parties control the following number of seats in the National Assembly:

	MPK	LKP	BFP	PDP	Others	Total
Number of seats	121	116	30	14	12	293

Relations with North Korea

Relations between the Republic and North Korea have been tense over most of the Republic’s history. The Korean War began with the invasion of the Republic by communist forces from the north in 1950, which was repelled by the Republic and the United Nations forces led by the United States. Following a military stalemate, an armistice was reached establishing a demilitarized zone monitored by the United Nations in the vicinity of the 38th parallel in 1953.

North Korea maintains a military force estimated at more than a million regular troops, mostly concentrated near the northern side of the demilitarized zone, and 7 million reserves. The Republic’s military forces, composed of approximately 630,000 regular troops and 3 million reserves, maintain a state of military preparedness along the southern side of the demilitarized zone. In addition, the United States has maintained its military presence in the Republic since the signing of the armistice and currently has approximately 28,500 troops stationed in the Republic. The Republic and the United States share a joint command structure over their military forces in Korea. In October 2014, the United States and the Republic agreed to implement a conditions-based approach to the dissolution of their joint command structure at an appropriate future date, which would allow the Republic to assume the command of its own armed forces in the event of war on the Korean peninsula.

The level of tension between the two Koreas has fluctuated and may increase abruptly as a result of current and future events. In particular, since the death of Kim Jong-il in December 2011, there has been increased uncertainty with respect to the future of North Korea’s political leadership and concern regarding its implications for political and economic stability in the region. Kim Jong-il’s third son, Kim Jong-eun, has assumed power as his father’s designated successor.

In addition, there have been heightened security concerns in recent years stemming from North Korea’s nuclear weapons and ballistic missile programs as well as its hostile military and other actions against Korea. Some of the significant incidents in recent years include the following:

•	From time to time, North Korea has conducted ballistic missile tests. In February 2016, North Korea launched a long-range rocket in violation of its agreement with the United States as well as United Nations sanctions barring it from conducting launches that use ballistic missile technology. Despite international condemnation, North Korea released a statement that it intends to continue its rocket launch program and it conducted a series of ballistic missile tests in 2016 and 2017. In response, the United Nations Security Council issued unanimous statements condemning North Korea and agreeing to continue to closely monitor the situation and to take further significant measures, and in December 2017, unanimously passed a resolution extending existing sanctions that were imposed on North Korea.

•	North Korea renounced its obligations under the Nuclear Non-Proliferation Treaty in January 2003 and conducted three rounds of nuclear tests between October 2006 and February 2013. In January 2016, North Korea conducted a fourth nuclear test, claiming that the test involved its first hydrogen bomb. In September 2016, North Korea conducted a fifth nuclear test, claiming to have successfully detonated a nuclear warhead that could be mounted on ballistic missiles. In September 2017, North Korea announced that it successfully conducted its sixth nuclear test by detonating a hydrogen bomb designed to be mounted on an intercontinental ballistic missile, which resulted in increased tensions in the region and elicited strong objections worldwide. In response to such tests (as well as North Korea’s long-range ballistic missile program), the United Nations Security Council unanimously passed several rounds of resolutions condemning North Korea’s actions and significantly expanding the scope of the sanctions applicable to North Korea, while the United States and the European Union also imposed additional sanctions on North Korea.

•	In August 2015, two Korean soldiers were injured in a landmine explosion near the Korean demilitarized zone. Claiming the landmines were set by North Koreans, the Korean army re-initiated its propaganda program toward North Korea utilizing loudspeakers near the demilitarized zone. In retaliation, the North Korean army fired artillery rounds on the loudspeakers, resulting in the highest level of military readiness for both Koreas.

•	In March 2010, a Korean naval vessel was destroyed by an underwater explosion, killing many of the crewmen on board. The Government formally accused North Korea of causing the sinking, while North Korea denied responsibility. Moreover, in November 2010, North Korea fired more than one hundred artillery shells that hit Korea’s Yeonpyeong Island near the Northern Limit Line, which acts as the de facto maritime boundary between Korea and North Korea on the west coast of the Korean peninsula, causing casualties and significant property damage. The Government condemned North Korea for the attack and vowed stern retaliation should there be further provocation.

North Korea’s economy also faces severe challenges, which may further aggravate social and political pressures within North Korea. Although a bilateral summit between the two Koreas was held on April 27, 2018 and a summit between the United States and North Korea was held on June 12, 2018, there can be no assurance that the level of tension on the Korean peninsula will not escalate in the future or that such escalation will not have a material adverse impact on the Republic’s economy and us. Any further increase in tension, which may occur, for example, if North Korea experiences a leadership crisis, high-level contacts between the Republic and North Korea break down or further military hostilities occur, could have a material adverse effect on the Republic’s economy and us. Over the longer term, reunification of the two Koreas could occur. Reunification may entail a significant economic commitment by the Republic.

Foreign Relations and International Organizations

The Republic maintains diplomatic relations with most nations of the world, most importantly with the United States with which it entered into a mutual defense treaty and several economic agreements. The Republic also has important relationships with Japan and China, its largest trading partners together with the United States.

The Republic belongs to a number of supranational organizations, including:

•	United Nations;

•	the International Monetary Fund, or the IMF;

•	the World Bank;

•	the Asian Development Bank, or ADB;

•	the Multilateral Investment Guarantee Agency;

•	the International Finance Corporation;

•	the International Development Association;

•	the African Development Bank;

•	the European Bank for Reconstruction and Development;

•	the Bank for International Settlements;

•	the World Trade Organization, or WTO;

•	the Inter-American Development Bank, or IDB; and

•	the Organization for Economic Cooperation and Development, or OECD.

The Economy

The following table sets forth information regarding certain of the Republic’s key economic indicators for the periods indicated.

	As of or for the year ended December 31,
	2013		2014		2015		2016			2017 (6)
	(billions of dollars and trillions of Won, except percentages)
GDP Growth (at current prices)		3.8%		4.0%		5.3%		5.0%			5.4	%(6)
GDP Growth (at chained 2010 year prices)		2.9%		3.3%		2.8%		2.9%			3.1	%(6)
Inflation		1.3%		1.3%		0.7%		1.0%			1.9%
Unemployment (1)		3.1%		3.5%		3.6%		3.7%			3.7%
Trade Surplus (2)		$44.0		$47.2		$90.3		$89.2			$95.2
Foreign Currency Reserves		$346.5		$363.6		$368.0		$371.1			$389.3
External Liabilities(3)		$423.5		$424.3		$396.1		$384.1			$418.8	(6)
Fiscal Balance	￦	14.2	￦	8.5	￦	(0.2)	￦	16.9		￦	24.0	(6)
Direct Internal Debt of the Government(4) (as % of GDP(5))		32.8%		34.6%		37.3%		38.5	%(6)		N/A	%(7)
Direct External Debt of the Government(4) (as % of GDP(5))		0.6%		0.5%		0.5%		0.4	%(6)		N/A	%(7)

(1)	Average for year.
(2)	Derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(3)	Calculated under the criteria based on the sixth edition of Balance of Payment Manual, or BPM6, published by the International Monetary Fund in December 2010.
(4)	Does not include guarantees by the Government. See “—Debt—External and Internal Debt of the Government—Guarantees by the Government” for information on outstanding guarantees by the Government.
(5)	At chained 2010 year prices.
(6)	Preliminary.
(7)	Not available.

Source: The Bank of Korea

Worldwide Economic and Financial Difficulties

In recent years, the global financial markets have experienced significant volatility as a result of, among other things:

•	the financial difficulties affecting many governments worldwide, in particular in southern Europe and Latin America;

•	the slowdown of economic growth in China and other major emerging market economies;

•	interest rate fluctuations as well as the possibility of increases in policy rates by the U.S. Federal Reserve and other central banks;

•	political and social instability in various countries in the Middle East and Northern Africa, including Iraq, Syria and Yemen, as well as in the Ukraine and Russia; and

•	fluctuations in oil and commodity prices.

In light of the high level of interdependence of the global economy, any of the foregoing developments could have a material adverse effect on the Korean economy and financial markets.

As a result of adverse global financial and economic conditions, there has been significant volatility in the Korea Composite Stock Index in recent years. See “—The Financial System—Securities Markets”. There is no guarantee that the stock prices of Korean companies will not decline again in the future. Future declines in the index and large amounts of sales of Korean securities by foreign investors and subsequent repatriation of the proceeds of such sales may continue to adversely affect the value of the Won, the foreign currency reserves held by financial institutions in Korea, and the ability of Korean companies and banks to raise capital. In addition, the value of the Won relative to major foreign currencies in general and the U.S. dollar in particular has fluctuated widely in recent years. A depreciation of the Won generally increases the cost of imported goods and services and the required amount of the Won revenue for Korean companies to service foreign currency-denominated debt.

In the event that difficult conditions in the global credit markets continue or the global economy deteriorates in the future, the Korean economy could be adversely affected and Korean banks may be forced to fund their operations at a higher cost or may be unable to raise as much funding as they need to support their lending and other activities.

In addition to the global developments, domestic developments that could lead or contribute to a material adverse effect on the Korean economy include, among other things, the following:

•	steadily rising household debt consisting of housing loans and merchandise credit, which increased to approximately ￦1,450.9 trillion as of December 31, 2017 from ￦843.2 trillion as of December 31, 2010, primarily due to increases in mortgage loans and purchases with credit cards;

•	a slowdown in consumer spending and depressed consumer sentiment, due in part to national tragedies including the sinking of the Sewol passenger ferry in April 2014, which led to the death of hundreds of passengers, and the outbreak of infectious diseases, such as the outbreak of the Middle East Respiratory Syndrome (“MERS”) in May 2015, which resulted in the death of over 30 people and the quarantine of thousands;

•	a substantial increase in the Korean government’s expenditures for pension and social welfare programs, due in part to an aging population (defined as the population of people aged 65 years or older) that accounts for 13.8% of the Republic’s total population as of December 31, 2017, an increase from 7.2% as of December 31, 2000, and is expected to surpass 15% in 2020 and 20% in 2026, which could lead to the Korean government’s budget deficit;

•	increasing delinquencies and credit defaults by consumer and small- and medium-sized enterprise borrowers;

•	decreases in the market prices of Korean real estate;

•	the occurrence of severe health epidemics, including epidemics that affect the livestock industry; and

•	deterioration resulting from territorial or trade disputes or disagreements in foreign policy (such as the ongoing controversy between Korea and China regarding the decision to allow the United States to deploy the Terminal High Altitude Area Defense system in Korea).

Gross Domestic Product

GDP measures the market value of all final goods and services produced within a country for a given period and reveals whether a country’s productive output rises or falls over time. Economists present GDP in both current market prices and “real” or “inflation-adjusted” terms. In March 2009, the Republic adopted a method known as the “chain-linked” measure of GDP, replacing the previous fixed-base, or “constant” measure of GDP, to show the real growth of the aggregate economic activity, as recommended by the System of National Accounts 1993. GDP at current market prices values a country’s output using the actual prices of each year, whereas the “chain-linked” measure of GDP is compiled by using “chained indices” linking volume growth between consecutive time periods. In March 2014, the Republic published a revised GDP calculation method by implementing the System of National Accounts 2008 and updating the reference year from 2005 to 2010 to align Korean national accounts statistics with the recommendations of the new international standards for compiling national economic accounts and to maintain comparability with other nations’ accounts. The main components of these revisions include, among other things, (i) recognizing expenditures for research and development and creative activity for the products of entertainment, literary and artistic originals as fixed investment, (ii) incorporating a wide array of new and revised source data such as the economic census, the population and housing census and 2010 benchmark input-output tables, which provide thorough and detailed information on the structure of the Korean economy, (iii) developing supply-use tables, which provide a statistical tool for ensuring consistency among the production, expenditure and income approaches to measuring GDP and (iv) recording merchandise trade transactions based on ownership changes rather than movements of goods across the national border.

The following table sets out the composition of the Republic’s GDP at current market and chained 2010 year prices and the annual average increase in the Republic’s GDP.

Gross Domestic Product

	2013	2014	2015	2016	2017 (1)	As % of GDP 2017 (1)
	(billions of Won)
Gross Domestic Product at Current Market Prices:
Private	727,799.9	748,200.8	771,239.2	798,728.9	832,234.7	48.1
Government	214,467.3	224,724.2	234,766.4	249,166.9	265,347.0	15.3
Gross Capital Formation	416,000.3	435,078.1	452,315.1	480,261.6	537,732.6	31.1
Exports of Goods and Services	770,114.8	747,134.3	709,122.0	694,216.1	745,645.6	43.1
Less Imports of Goods and Services	(698,936.9)	(669,058.0)	(600,239.3)	(581,662.3)	(652,156.8)	(37.7)
Statistical Discrepancy	—	—	(3,079.4)	1,074.9	1,595.5	0.1
Expenditures on Gross Domestic Product	1,429,445.4	1,486,079.3	1,564,123.9	1,641,786.0	1,730,398.5	100.0
Net Factor Income from the Rest of the World	10,199.0	4,684.5	4,259.2	4,422.8	62.9	0.0
Gross National Income (2)	1,439,644.4	1,490,763.9	1,568,383.1	1,646,208.9	1,730,461.4	100.0
Gross Domestic Product at Chained 2010 Year Prices:
Private	680,349.5	692,236.0	707,492.7	725,362.3	744,284.4	47.8
Government	199,783.4	205,869.2	212,021.6	221,514.2	229,100.7	14.7
Gross Capital Formation	409,153.8	430,685.5	462,114.3	488,039.9	537,370.0	34.5
Exports of Goods and Services	788,788.0	804,797.1	803,746.1	824,330.0	840,019.9	54.0
Less Imports of Goods and Services	(696,724.6)	(706,938.4)	(721,740.4)	(755,861.0)	(808,985.5)	(52.0)
Statistical Discrepancy	(172.8)	1,019.1	2,481.2	3,261.9	3,366.9	0.2
Expenditures on Gross Domestic Product (3)	1,380,832.6	1,426,972.4	1,466,788.3	1,509,755.0	1,555,995.3	100.0
Net Factor Income from the Rest of the World in the Terms of Trade	10,037.5	4,706.4	4,249.8	4,293.6	261.0	0.0
Trading Gains and Losses from Changes in the Terms of Trade	(19,138.8)	(14,000.4)	38,787.9	59,90505	65,729.0	4.2
Gross National Income (4)	1,371,733.1	1,417,814.2	1,510,005.6	1,574,137.3	1,622,212.6	104.3
Percentage Increase (Decrease) of GDP over Previous Year At Current Prices	3.8	4.0	5.3	5.0	5.4
At Chained 2010 Year Prices	2.9	3.3	2.8	2.9	3.1

(1)	Preliminary.
(2)	GDP plus net factor income from the rest of the world is equal to the Republic’s gross national income.
(3)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add to the total GDP.
(4)	Under the “chain-linked” measure of Gross National Income, the components of Gross National Income will not necessarily add to the total Gross National Income.

Source: The Bank of Korea.

The following table sets out the Republic’s GDP by economic sector at current market prices:

Gross Domestic Product by Economic Sector

(at current market prices)

	2013	2014	2015	2016	2017 (1)	As % of GDP 2017 (1)
	(billions of Won)
Industrial Sectors:	531,054.1	547,231.2	578,352.0	608,403.1	654,616.6	37.8
Agriculture, Forestry and Fisheries	30,437.2	31,560.3	32,612.2	31,647.0	33,935.4	2.0
Mining and Manufacturing	406,127.7	411,030.4	426,228.8	442,502.4	479,927.3	27.7
Mining and Quarrying	2,471.0	2,520.2	2,577.1	2,802.1	2,815.2	0.2
Manufacturing	403,656.7	408,510.2	423,651.7	439,700.3	477,112.1	27.6
Electricity, Gas and Water Supply	30,238.7	37,373.8	44,988.9	49,879.4	47,531.0	2.7
Construction	64,250.5	67,266.7	74,522.1	84,374.3	93,222.9	5.4
Services:	772,184.1	807,624.1	845,294.8	882,458.9	914,424.9	52.8
Wholesale and Retail Trade, Restaurants and Hotels	150,251.9	152,205.2	156,363.1	164,350.4	168,423.0	9.7
Transportation and Storage	46,772.0	50,306.8	56,154.6	59,230.7	56,987.2	3.3
Finance and Insurance	72,478.1	75,859.8	78,699.7	81,075.7	85,784.4	5.0
Real Estate and Leasing	103,527.1	109,549.0	114,618.7	118,359.9	122,262.5	7.1
Information and Communication	50,589.2	52,510.8	54,257.2	56,710.7	57,581.0	3.3
Business Activities	94,758.4	100,936.7	106,944.2	110,894.2	115,417.2	6.7
Public Administration and Defense	93,776.3	98,333.5	102,848.3	107,601.0	114,832.9	6.6
Education	71,599.3	74,007.8	76,237.2	77,664.4	79,432.7	4.6
Health and Social Work	52,851.5	57,129.7	61,980.4	68,100.9	74,356.4	4.3
Cultural and Other Services	35,580.3	36,784.7	37,191.4	38,471.0	39,347.6	2.3
Taxes Less Subsidies on Products	126,207.2	131,224.0	140,477.2	150,924.2	161,356.9	9.3
Gross Domestic Product at Current Market Prices	1,429,445.4	1,486,079.3	1,564,123.9	1,641,786.0	1,730,398.5	100.0
Net Factor Income from the Rest of the World	10,199.0	4,684.5	4,259.2	4,422.8	62.9	0.0
Gross National Income at Current Market Price	1,439,644.4	1,490,763.9	1,568,383.1	1,646,208.9	1,730,461.4	100.0

(1)	Preliminary.

Source: The Bank of Korea.

The following table sets out the Republic’s GDP per capita:

Gross Domestic Product per capita

(at current market prices)

	2012	2013	2014	2015	2016 (1)
GDP per capita (thousands of Won)	27,439	28,346	29,284	30,660	31,952
GDP per capita (U.S. dollar)	24,350	25,886	27,805	27,097	27,533
Average Exchange Rate (in Won per U.S. dollar)	1,126.9	1,095.0	1,053.2	1,131.5	1,160.5

(1)	Preliminary.

Source: The Bank of Korea.

The following table sets out the Republic’s Gross National Income, or GNI, per capita:

Gross National Income per capita

(at current market prices)

	2012	2013	2014	2015	2016 (1)
GNI per capita (thousands of Won)	27,721	28,548	29,377	30,744	31,984
GNI per capita (U.S. dollar)	24,600	26,070	27,892	27,171	27,561
Average Exchange Rate (in Won per U.S. dollar)	1,126.9	1,095.0	1,053.2	1,131.5	1,160.5

(1)	Preliminary.

Source: The Bank of Korea.

The following table sets out the Republic’s GDP by economic sector at chained 2010 year prices:

Gross Domestic Product by Economic Sector

(at chained 2010 year prices)

	2013	2014	2015	2016	2017 (1)	As % of GDP 2017 (1)
	(billions of Won)
Industrial Sectors:	510,804.1	527,016.1	538,722.4	554,601.8	578,793.5	37.2
Agriculture, Forestry and Fisheries	28,357.7	29,378.2	29,251.4	28,441.6	28,530.8	1.8
Mining and Manufacturing	399,773.1	413,839.1	421,057.7	430,968.9	449,524.2	28.9
Mining and Quarrying	2,347.1	2,344.40	2,314.5	2,357.1	2,261.5	0.1
Manufacturing	397,426.0	411,494.7	418,743.2	428,611.8	447,262.7	28.7
Electricity, Gas and Water Supply	26,629.2	27,327.9	28,722.1	29,495.0	30,399.3	2.0
Construction	56,044.1	56,470.9	59,691.2	65,696.3	70,339.2	4.5
Services:	739,463.1	763,853.5	785,323.3	806,312.4	823,800.7	52.9
Wholesale and Retail Trade, Restaurants and Hotels	145,620.3	149,150.5	152,013.0	156,323.0	157,472.7	10.1
Transportation and Storage	47,556.1	48,646.9	49,486.3	50,616.8	51,765.3	3.3
Finance and Insurance	78,583.9	83,020.5	88,568.7	90,844.7	94,249.9	6.1
Real Estate and Leasing	93,999.5	97,112.9	98,773.8	99,559.1	100,496.5	6.5
Information and Communication	52,773.2	55,164.8	56,532.2	58,282.1	59,743.4	3.8
Business Activities	87,244.6	91,424.0	95,713.9	97,986.2	99,948.1	6.4
Public Administration and Defense	85,024.5	87,052.8	88,495.2	90,625.4	93,008.8	6.0
Education	64,773.0	64,865.2	65,158.4	65,234.3	65,574.5	4.2
Health and Social Work	51,247.1	54,740.1	58,653.1	63,157.9	67,738.3	4.4
Cultural and Other Services	32,683.2	33,106.0	32,999.7	33,682.9	33,803.2	2.2
Taxes Less Subsidies on Products	130,627.4	136,454.6	142,688.3	149,817.1	154,793.8	9.9
Gross Domestic Product at Chained 2010 Year Prices(2)	1,380,832.6	1,426,972.4	1,466,788.3	1,509,755.0	1,555,995.3	100.0

(1)	Preliminary.
(2)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add to the total GDP.

Source: The Bank of Korea.

GDP growth in 2012 was 2.3% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.2% and exports of goods and services increased by 5.1%, which more than offset a decrease in gross domestic fixed capital formation by 0.5% and an increase in imports of goods and services by 2.4%, each compared with 2011.

GDP growth in 2013 was 2.9% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.2%, exports of goods and services increased by 4.3% and gross domestic fixed capital formation increased by 3.3%, which more than offset an increase in imports of goods and services by 1.7%, each compared with 2012.

GDP growth in 2014 was 3.3% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.0%, exports of goods and services increased by 2.0% and gross domestic fixed capital formation increased by 3.4%, which more than offset an increase in imports of goods and services by 1.5%, each compared with 2013.

GDP growth in 2015 was 2.8% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.4% and gross domestic fixed capital formation increased by 5.1%, which more than offset a decrease in exports of goods and services by 0.1% and an increase in imports of goods and services by 2.1%, each compared with 2014.

GDP growth in 2016 was 2.9% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 3.0%, gross domestic fixed capital formation increased by 5.6% and exports of goods and services increased by 2.6%, which more than offset an increase in imports of goods and services by 4.7%, each compared with 2015.

Based on preliminary data, GDP growth in 2017 was 3.1% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.8%, gross domestic fixed capital formation increased by 8.6% and exports of goods and services increased by 1.9%, which more than offset an increase in imports of goods and services by 7.0%, each compared with 2016.

Principal Sectors of the Economy

Industrial Sectors

The following table sets out production indices for the principal industrial products of the Republic and their relative contribution to total industrial production:

Industrial Production

(2015 = 100)

	Index Weight (1)	2013	2014	2015	2016	2017 (2)
All Industries	10,000.0	100.1	100.3	100.0	102.3	104.2
Mining and Manufacturing	9,611.6	100.0	100.2	100.0	102.4	104.0
Mining	33.9	106.9	98.5	100.0	101.4	107.9
Petroleum, Crude Petroleum and Natural Gas	8.7	145.9	120.4	100.0	96.8	86.8
Metal Ores	0.9	124.7	126.6	100.0	95.0	84.0
Non-metallic Minerals	24.3	99.1	93.6	100.0	102.7	113.3
Manufacturing	9,577.7	100.0	100.3	100.0	102.4	104.0
Food Products	434.4	97.2	98.2	100.0	102.4	103.0
Beverage Products	82.4	96.1	97.2	100.0	103.7	105.3
Tobacco Products	43.2	100.2	107.9	100.0	113.0	122.4
Textiles	160.6	108.7	106.6	100.0	98.0	94.9
Wearing Apparel, Clothing Accessories and Fur Articles	145.2	111.0	104.0	100.0	95.9	96.8
Tanning and Dressing of Leather, Luggage and Footwear	42.1	107.4	105.9	100.0	93.1	81.5
Wood and Products of Wood and Cork (Except Furniture)	31.7	100.4	96.4	100.0	101.6	106.2
Pulp, Paper and Paper Products	126.8	99.4	101.1	100.0	99.4	97.5
Printing and Reproduction of Recorded Media	50.2	102.9	102.7	100.0	101.7	101.4
Coke, hard-coal and lignite fuel briquettes and Refined Petroleum Products	471.0	89.7	94.3	100.0	106.3	110.9
Chemicals and Chemical Products	847.5	97.0	97.8	100.0	105.6	109.2
Pharmaceuticals, Medicinal Chemicals and Botanical Products	144.1	96.7	98.1	100.0	109.2	117.8
Rubber and Plastic Products	421.1	99.4	100.1	100.0	100.5	99.9
Non-metallic Minerals	271.7	97.4	93.8	100.0	109.2	111.3
Basic Metals	827.6	98.1	101.7	100.0	100.7	100.8
Fabricated Metal Products	557.8	100.9	104.6	100.0	99.3	94.3
Electronic Components, Computer, Radio, Television and Communication Equipment and Apparatuses	1,794.3	100.4	98.7	100.0	107.0	110.9
Medical, Precision and Optical Instruments, Watches and Clocks	148.1	115.2	104.2	100.0	101.0	118.1
Electrical Equipment	479.5	101.4	103.4	100.0	103.3	106.5
Other Machinery and Equipment	803.6	102.8	103.2	100.0	101.4	115.5
Motor Vehicles, Trailers and Semitrailers	1,076.4	96.1	98.7	100.0	97.7	94.9
Other Transport Equipment	506.5	123.7	109.9	100.0	89.0	68.7
Furniture	69.5	88.4	94.7	100.0	107.0	112.5
Other Products	42.4	104.0	103.8	100.0	104.4	108.3
Electricity, Gas	388.4	100.0	100.7	100.0	100.8	106.3
Total Index	10,000.0	100.1	100.3	100.0	102.3	104.2

(1)	Index weights were established on the basis of an industrial census in 2010 and reflect the average annual value added by production in each of the classifications shown, expressed as a percentage of total value added in the mining, manufacturing and electricity and gas industries in that year.
(2)	Preliminary.

Source: The Bank of Korea; Korea National Statistical Office.

Industrial production increased by 0.7% in 2013, primarily due to increased exports. Industrial production increased by 0.2% in 2014, primarily due to increased exports. Industrial production decreased by 0.3% in 2015, primarily due to decreased exports. Industrial production increased by 2.3% in 2016, primarily due to increased domestic consumption. Based on preliminary data, industrial production increased by 1.9% in 2017, primarily due to increased domestic consumption and exports.

Manufacturing

The manufacturing sector increased production by 0.6% in 2013, primarily due to increased demand for consumer electronics products, electronic equipment, chemical products, medical equipment and transport equipment, and by 0.3% in 2014, primarily due to increased demand for basic metals, machinery and equipment and motor vehicles, trailers and semitrailers. The manufacturing sector decreased production by 0.3% in 2015, primarily due to decreased demand for other transport equipment, fabricated metal products, other machinery and equipment, and basic metals. The manufacturing sector increased production by 2.4% in 2016 and by 1.6% in 2017 (based on preliminary data), primarily due to increased demand for consumer electronics products, electronic components, communication equipment and chemical products, which more than offset decreased demand for motor vehicles, trailers and semitrailers.

Automobiles. In 2013, automobile production decreased by 0.9%, domestic sales volume recorded a decrease of 2.0% and export sales volume recorded a decrease of 2.6%, compared with 2012, primarily due to decreased supply of automobiles resulting mainly from partial strikes by unionized workers of automobile manufacturers in August 2013 and the appreciation of the Won against the U.S. dollar and the Japanese Yen. In 2014, automobile production increased by 0.1% and domestic sales volume recorded an increase of 4.6%, compared with 2013, primarily due to increased domestic demand for recreational vehicles, and export sales volume recorded a decrease of 0.8%, compared with 2013, primarily due to decreased demand for automobiles in Eastern Europe and South America. In 2015, automobile production increased by 0.7% and domestic sales volume recorded an increase of 7.7%, compared with 2014, primarily due to continued increase in domestic demand for recreational vehicles, and export sales volume recorded a decrease of 2.9%, compared with 2014, primarily due to decreased demand for automobiles in China, Russia, Eastern Europe and South America. In 2016, automobile production decreased by 7.2% and export sales volume recorded a decrease of 11.8%, compared with 2015, primarily due to the slowdown of the global economy, and domestic sales volume recorded an increase of 1.0%, compared with 2015, primarily due to the reduction of individual consumption tax on cars. Based on preliminary data, in 2017, automobile production decreased by 2.7%, domestic sales volume recorded a decrease of 2.5% and exports sales volume recorded a decrease of 3.5%, compared with 2016, primarily due to decreased domestic production of automobiles resulting mainly from partial strikes by unionized workers of automobile manufacturers, increased overseas production and decreased exports to the US and China.

Electronics. In 2012, electronics production amounted to ￦314,558 billion, an increase of 0.1% from the previous year, primarily due to increased domestic demand for mobile phones and non-memory semiconductors, and exports amounted to US$155.2 billion, a decrease of 0.9% from the previous year, primarily due to adverse economic conditions in European countries. In 2012, export sales of semiconductor memory chips constituted approximately 9.2% of the Republic’s total exports. In 2013, electronics production amounted to ￦325,684 billion, an increase of 3.5% from the previous year, and exports amounted to US$169.4 billion, an increase of 9.1% from the previous year, primarily due to increases in demand for mobile phones in emerging markets and global demand for non-memory semiconductors. In 2013, export sales of semiconductor memory chips constituted approximately 10.2% of the Republic’s total exports. In 2014, electronics production amounted to ￦329,460 billion, an increase of 1.2% from the previous year, and exports amounted to US$173.9 billion, an increase of 2.7% from the previous year, primarily due to increases in demand for mobile phones and semiconductors. In 2014, export sales of semiconductor memory chips constituted approximately 10.9% of the Republic’s total exports. In 2015, electronics production amounted to ￦324,162 billion, a decrease of 1.6% from the previous year, and exports amounted to US$172.9 billion, a decrease of 0.6% from the previous year, primarily due to adverse global economic conditions and the expansion of overseas production. In 2015, export sales of semiconductor memory chips constituted approximately 11.9% of the Republic’s total exports. Based on preliminary data, in 2016, electronics production amounted to ￦306,331 billion, a decrease of 5.5% from the previous year, and exports amounted to US$162.5 billion, a decrease of 6.0% from the previous year, primarily due to continued adverse global economic conditions and the expansion of overseas production. In 2016, export sales of semiconductor memory chips constituted approximately 12.6% of the Republic’s total exports.

Iron and Steel. In 2013, crude steel production totaled 66.1 million tons, a decrease of 4.4% from 2012, and domestic sales volume and export sales volume of iron and steel products decreased by 4.2% and 4.2%, respectively, primarily due to the appreciation of the Won against the U.S. dollar and the Japanese Yen and excess supply from China. In 2014, crude steel production totaled 71.5 million tons, an increase of 8.3% from 2013, and domestic sales volume and export sales volume of iron and steel products increased by 7.3% and 10.5%, respectively, primarily due to the recovery of domestic and global demand for crude steel products. In 2015, crude steel production totaled 69.7 million tons, a decrease of 2.6% from 2014, and domestic sales volume of iron and steel products increased by 0.6% but export sales volume of iron and steel products decreased by 2.2%, primarily due to excess supply from China and adverse conditions in the global shipbuilding and construction industries. In 2016, crude steel production totaled 68.6 million tons, a decrease of 1.6% from 2015, and export sales volume of iron and steel products decreased by 1.8%, primarily due to intensified export competition and adverse conditions in the global shipbuilding and construction industries, but domestic sales volume of iron and steel products increased by 2.2%, primarily due to the recovery of the domestic construction industry. Based on preliminary data, in 2017, crude steel production totaled 71.1 million tons, an increase of 3.7% from 2016, and export sales volume of iron and steel products increased by 2.3%, primarily due to an increase in global demand for crude steel products but domestic sales volume of iron and steel products decreased by 1.2%, primarily due to adverse conditions in the domestic shipbuilding and automobile industries.

Shipbuilding. In 2013, the Republic’s shipbuilding orders amounted to approximately 19 million compensated gross tons, an increase of 137.5% compared to 2012, primarily due to increased demand for LNG carriers, bulk carriers and container carriers. In 2014, the Republic’s shipbuilding orders amounted to approximately 13 million compensated gross tons, a decrease of 31.6% compared to 2013, primarily due to a downturn in the domestic and global shipbuilding industry. In 2015, the Republic’s shipbuilding orders amounted to approximately 11 million compensated gross tons, a decrease of 15.4% compared to 2014, primarily due to the continued downturn in the domestic and global shipbuilding industry. In 2016, the Republic’s shipbuilding orders amounted to approximately 2 million compensated gross tons, a decrease of 81.8% compared to 2015, primarily due to the continued adverse conditions in the domestic and global shipbuilding industry. Based on preliminary data, in 2017, the Republic’s shipbuilding orders amounted to approximately 6 million compensated gross tons, an increase of 200% compared to 2016, primarily due to increased demand for LNG carriers, bulk carriers and container carriers.

Agriculture, Forestry and Fisheries

The Government’s agricultural policy has traditionally focused on:

•	grain production;

•	development of irrigation systems;

•	land consolidation and reclamation;

•	seed improvement;

•	mechanization measures to combat drought and flood damage; and

•	increasing agricultural incomes.

Recently, however, the Government has increased emphasis on cultivating profitable crops and strengthening international competitiveness as a result of the continued opening of the domestic agricultural market.

In 2012, rice production decreased 4.7% from 2011 to 4.0 million tons. In 2013, rice production increased 5.0% from 2012 to 4.2 million tons. In 2014, rice production remained at 4.2 million tons. In 2015, rice production increased 2.4% from 2014 to 4.3 million tons. In 2016, rice production decreased 2.3% from 2015 to 4.2 million tons. Due to limited crop yields resulting from geographical and physical constraints, the Republic depends on imports for certain basic foodstuffs.

The Government is seeking to develop the fishing industry by encouraging the building of large fishing vessels and modernizing fishing equipment, marketing techniques and distribution outlets.

In 2013, the agriculture, forestry and fisheries industry increased by 3.1% compared to 2012, primarily due to an increase in the cultivation and livestock industry. In 2014, the agriculture, forestry and fisheries industry increased by 2.6% compared to 2013, primarily due to increases in the price of certain livestock items, which led to increases in production and the establishment of new agriculture and fishery companies. In 2015, the agriculture, forestry and fisheries industry decreased by 0.4% compared to 2014, primarily due to unfavorable weather conditions. In 2016, the agriculture, forestry and fisheries industry decreased by 2.9% compared to 2015, primarily due to unfavorable weather conditions and a decrease in fishing catch. Based on preliminary data, in 2017, the agriculture, forestry and fisheries industry increased by 0.4% compared to 2016, primarily due to an increase in aquafarming production.

Construction

In 2013, the construction industry increased by 3.0% compared to 2012, primarily due to an increase in the construction of residential and commercial buildings. In 2014, the construction industry increased by 0.6% compared to 2013, primarily due to an increase in the construction of private residential buildings. In 2015, the construction industry increased by 5.7% compared to 2014, primarily due to an increase in the construction of private residential and commercial buildings. In 2016, the construction industry increased by 10.5% compared to 2015, primarily due to an increase in the construction of private residential and commercial buildings. Based on preliminary data, in 2017, the construction industry increased by 7.2% compared to 2016, primarily due to an increase in the construction of residential and commercial buildings.

Electricity and Gas

The following table sets out the Republic’s dependence on imports for energy consumption:

Dependence on Imports for Energy Consumption

	Total Primary Energy Supply	Imports	Imports Dependence Ratio
	(millions of tons of oil equivalents, except ratios)
2013	280.4	268.3	95.7
2014	283.1	269.5	95.2
2015	287.7	272.7	94.8
2016	294.7	279.1	94.7
2017(1)	301.1	283.6	94.2

(1)	Preliminary.

Source: Korea Energy Economics Institute; Korea National Statistical Office.

Korea has almost no domestic oil or gas production and depends on imported oil and gas to meet its energy requirements. Accordingly, the international prices of oil and gas significantly affect the Korean economy. Any significant long-term increase in the prices of oil and gas will increase inflationary pressures in Korea and adversely affect the Republic’s balance of trade.

To reduce its dependence on oil and gas imports, the Government has encouraged energy conservation and energy source diversification emphasizing nuclear energy. The following table sets out the principal primary sources of energy supplied in the Republic, expressed in oil equivalents and as a percentage of total energy consumption.

Primary Energy Supply by Source

	Coal		Petroleum		Nuclear		Others (1)		Total
	Quantity	%	Quantity	%	Quantity	%	Quantity	%	Quantity	%
	(millions of tons of oil equivalents, except percentages)
2013	82.1	29.3	105.8	37.7	29.3	10.4	63.2	22.5	280.4	100.0
2014	84.8	30.0	104.9	37.1	33.0	11.7	60.4	21.3	283.1	100.0
2015	85.7	29.8	109.6	38.1	34.8	12.1	57.6	20.0	287.7	100.0
2016	81.9	27.8	118.1	40.1	34.2	11.6	60.5	20.5	294.7	100.0
2017(2)	86.3	28.7	119.6	39.7	31.6	10.5	63.6	21.1	301.1	100.0

(1)	Includes natural gas, hydroelectric power and renewable energy.
(2)	Preliminary.

Source: Korea Energy Economics Institute; The Bank of Korea.

The Republic’s first nuclear power plant went into full operation in 1978 with a rated generating capacity of 587 megawatts. As of December 31, 2017, the Republic had 24 nuclear plants with a total estimated nuclear power installed generating capacity of 22,529 megawatts and five nuclear plants under construction. In December 2017, the Government released the “Eighth Basic Plan relating to the Long-Term Supply and Demand of Electricity” which serves as the guideline for stable medium- and long-term supply of electric power. The objectives of the Eighth Basic Plan include, among other things, (i) increasing efforts to address environmental and safety concerns, including reducing greenhouse gas emission and yellow dust, (ii) decreasing the portion of electricity supplied using nuclear and coal energy sources including through suspension of construction of new nuclear power plants, permanent closing of old coal-fired generation units and converting coal-fired generation units into LNG-fired generation units, (iii) increasing the portion of electricity supplied from renewable energy, in particular solar and wind power, and (iv) promoting the replacement of coal with LNG as an energy source by reducing the gap in expenses incurred in using the respective fuel types, for example, by adjusting the consumption tax rates applicable to the respective fuel types. The Government plans to expand infrastructure to supply natural gas to households, pursue a long-term strategy of overseas energy development projects to ensure supply stability, increase clean and renewable energy and provide support for research and development pertaining to green technologies.

Services Sector

In 2013, the service industry increased by 2.8% compared to 2012 as the business activities sector increased by 4.7%, the finance and insurance sector increased by 3.6% and the health and social work sector increased by 5.2%, each compared with 2012. In 2014, the service industry increased by 3.1% compared to 2013 as the health and social work sector increased by 7.5%, the finance and insurance sector increased by 5.7% and the business activities sector increased by 4.1%, each compared with 2013. In 2015, the service industry increased by 3.0% compared to 2014 as the finance and insurance sector increased by 6.7%, the business activities sector increased by 4.7% and the health and social work sector increased by 7.1%, each compared with 2014. In 2016, the service industry increased by 2.3% compared to 2015 as the health and social work sector increased by 7.8%, the wholesale and retail trade, restaurants and hotels sector increased by 2.7% and the finance and insurance sector increased by 2.3%, each compared with 2015. Based on preliminary data, in 2017, the service industry increased by 2.1% compared to 2016 as the health and social work sector increased by 7.9%, the finance and insurance sector increased by 3.5% and the public administration and defense sector increased by 2.5%, each compared with 2016.

Prices, Wages and Employment

The following table shows selected price and wage indices and unemployment rates:

	Producer Price Index (1)	Increase (Decrease) Over Previous Year	Consumer Price Index (1)	Increase (Decrease) Over Previous Year	Wage Index (1) (2)		Increase (Decrease) Over Previous Year		Unemployment Rate (1) (3)
	(2010=100)	(%)	(2015=100)	(%)	(2010=100)		(%)		(%)
2013	105.7	(1.6)	98.0	1.3	116.4		6.7		3.1
2014	105.2	(0.5)	99.3	1.3	124.3		6.8		3.5
2015	101.0	(4.0)	100.0	0.7	138.0		11.1		3.6
2016	99.1	(1.8)	101.0	1.0	143.6		4.0		3.7
2017	102.5	3.5	102.9	1.9	N/A	(4)	N/A	(4)	3.7

(1)	Average for year.
(2)	Nominal wage index of average earnings in manufacturing industry.
(3)	Expressed as a percentage of the economically active population.
(4)	Not available.

Source: The Bank of Korea; Korea National Statistical Office.

In 2013, the inflation rate decreased to 1.3%, primarily due to increased supply of agricultural goods. In 2014, the inflation rate remained at 1.3%, primarily due to increases in the prices of electricity, gas, water supply, food products and education, which were offset by lower oil prices. In 2015, the inflation rate decreased to 0.7%, primarily due to lower oil prices. In 2016, the inflation rate increased to 1.0%, primarily due to increases in agricultural and livestock product prices and private service fees, which more than offset a decrease in oil prices. In 2017, the inflation rate increased to 1.9%, primarily due to increases in the prices of agricultural and livestock products and oil.

In 2013, the unemployment rate decreased to 3.1%, primarily due to the continued increase in the number of workers employed in the service industry. In 2014, the unemployment rate increased to 3.5%, primarily due to the sluggishness of the domestic economy. In 2015, the unemployment rate increased to 3.6%, primarily due to the continued sluggishness of the domestic economy. In 2016, the unemployment rate increased to 3.7%, primarily due to the continued sluggishness of the domestic economy. In 2017, the unemployment rate remained unchanged at 3.7%.

From 1992 to 2009, the economically active population of the Republic increased by approximately 24.8% to 24.3 million, while the number of employees increased by approximately 23.7% to 23.5 million. The economically active population over 15 years old as a percentage of the total over-15 population has remained between 60% and 64% over the past decade. Literacy among workers under 50 is almost universal. As of December 31, 2017, the economically active population of the Republic was 27.8 million and the number of employees was 26.7 million.

The following table shows selected employment information by industry and by gender:

	2013	2014	2015	2016	2017
	(all figures in percentages, except as indicated)
Labor force (in thousands of persons)	25,299	25,897	26,178	26,409	26,725
Employment by Industry:
Agriculture, Forestry and Fishing	6.0	5.6	5.1	4.9	4.8
Mining and Manufacturing	17.1	17.3	17.6	17.2	17.2
S.O.C & Services	76.9	77.1	77.2	77.9	78.0
Electricity, Transport, Communication and Finance	12.2	11.8	11.8	11.8	11.4
Business, Private & Public Service and Other Services	35.3	35.3	35.4	36.3	36.4
Construction	7.0	7.1	7.0	7.0	7.4
Wholesale & Retail Trade, Hotels and Restaurants	22.4	23.0	23.0	22.9	22.8

Total Employed	100.0	100.0	100.0	100.0	100.0

Employment by Gender:
Male	58.3	58.0	57.7	57.6	57.5
Female	41.7	42.0	42.3	42.4	42.5

Total Employed	100.0	100.0	100.0	100.0	100.0

Source: The Bank of Korea

On February 28, 2018, the Korean National Assembly passed a bill to amend the Labor Standards Act, pursuant to which the maximum working hours of employees will be reduced from 68 hours per week to 52 hours per week, and the number of special industries that are exempt from restrictions on maximum working hours will be significantly reduced. This new maximum working hours restriction under the amended Labor Standards Act will apply to workplaces with 300 or more workers from July 1, 2018, will be extended to workplaces with 50 or more workers from July 1, 2020, and will be further extended to workplaces with 5 or more workers from July 1, 2021

Approximately 10.3% of the Republic’s workers were unionized as of December 31, 2016. Labor unrest in connection with demands by unionized workers for better wages and working conditions and greater job security occur from time to time in the Republic. Some of the significant incidents in recent years include the following:

•	In August 2013, unionized workers at Hyundai Motor and Kia Motors Corporation (“Kia Motors”) went on partial strikes demanding higher wages.

•	In December 2013, unionized workers at the state owned Korea Railroad Corporation (“Korail”) went on strike against Korail’s plan to establish a separate company to operate a new bullet train line fearing that such plan would eventually lead to privatization of Korail and layoffs of existing workers.

•	In November 2014, unionized workers at Hyundai Heavy Industries went on a series of partial strikes demanding higher wages.

•	In April 2015, tens of thousands of members of the Korean Confederation of Trade Unions, which includes teacher and civil servant union groups, went on general strike demanding that the Government scrap its plans to reform the labor market and pension program for public workers.

•	In September 2016, unionized subway and railroad workers launched a joint nationwide strike, the first in 22 years, demanding that the Government scrap its proposed merit pay system for subway and railroad workers.

•	In October 2016, unionized workers at Hyundai Motor went on full strike, the first in 12 years, demanding higher wages, while unionized workers at Kia Motors went on partial strike protesting the wage gap between workers at Kia Motors and workers at Hyundai Motor.

•	In September 2017, several thousand unionized workers at KBS and MBC, Korea’s two largest television and radio broadcasters, went on strike, which lasted several months, to protest against alleged management interference in news coverage and unfair labor practices.

•	In 2017, unionized workers at Hyundai Motor went on a series of partial strikes demanding higher wages and bonuses.

Actions such as these by labor unions may hinder implementation of the labor reform measures and disrupt the Government’s plans to create a more flexible labor market. Although much effort is being expended to resolve labor disputes in a peaceful manner, there can be no assurance that further labor unrest will not occur in the future. Continued labor unrest in key industries of the Republic may have an adverse effect on the economy.

In 1997, the Korean Confederation of Trade Unions organized a political alliance, which led to the formation of the Democratic Labor Party in January 2000. The Democratic Labor Party merged with The New People’s Participation Party and changed its name to The Unified Progressive Party (“UPP”) in December 2011. In October 2012, the UPP split and seven UPP members of the National Assembly and their supporters formed a new party, the Progressive Justice Party, which changed its name to the Justice Party in July 2013. In December 2014, the Constitutional Court ordered the dissolution of the UPP and the removal of the party’s five lawmakers from the National Assembly for violating the Republic’s Constitution after certain of its members were convicted of trying to instigate an armed rebellion and supporting North Korea. In the legislative general election held on April 13, 2016, the Justice Party won six seats in the National Assembly, and the members-elect began their four-year terms on May 30, 2016.

The Financial System

Structure of the Financial Sector

The Republic’s financial sector includes the following categories of financial institutions:

•	The Bank of Korea;

•	banking institutions;

•	non-bank financial institutions; and

•	other financial entities, including:

•	financial investment companies;

•	credit guarantee institutions;

•	venture capital companies; and

•	miscellaneous others.

To increase transparency in financial transactions and enhance the integrity and efficiency of the financial markets, Korean law requires that financial institutions confirm that their clients use their real names when transacting business. To ease the liquidity crisis, the Government altered the real-name financial transactions system during 1998, to allow the sale or deposit of foreign currencies through domestic financial institutions and the purchase of certain bonds, including Government bonds, without identification. The Government also strengthened confidentiality protection for private financial transactions.

In July 2007, the Korean National Assembly passed the Financial Investment Services and Capital Markets Act or the FSCMA, under which various industry-based capital markets regulatory systems were consolidated into a single regulatory system. The FSCMA, which became effective in February 2009, expands the scope of permitted investment-related financial products and activities through expansive definitions of financial instruments and function-based regulations that allow financial investment companies to offer a wider range of financial services, as well as strengthening investor protection and disclosure requirements.

Prior to the effective date of the FSCMA, separate laws regulated various types of financial institutions depending on the type of the financial institution (for example, securities companies, futures companies, trust business companies and asset management companies) and subjected financial institutions to different licensing and ongoing regulatory requirements (for example, under the Securities and Exchange Act, the Futures Business Act and the Indirect Investment Asset Management Business Act). By applying one uniform set of rules to financial businesses having the same economic function, the FSCMA attempts to improve and address issues caused by the previous regulatory system under which the same economic function relating to capital markets-related business were governed by multiple regulations. To this end, the FSCMA categorizes capital markets-related businesses into six different functions as follows:

•	investment dealing (trading and underwriting of financial investment products);

•	investment brokerage (brokerage of financial investment products);

•	collective investment (establishment of collective investment schemes and the management thereof);

•	investment advice;

•	discretionary investment management; and

•	trusts (together with the five businesses set forth above, “Financial Investment Businesses”).

Accordingly, all financial businesses relating to financial investment products are reclassified as one or more of the Financial Investment Businesses described above, and financial institutions are subject to the regulations applicable to their relevant Financial Investment Businesses, irrespective of what type of financial institution it is. For example, under the FSCMA, derivative businesses conducted by securities companies and future companies are subject to the same regulations, at least in principle.

The banking business and the insurance business are not subject to the FSCMA and will continue to be regulated under separate laws; provided, however, that they are subject to the FSCMA if their activities involve any Financial Investment Businesses requiring a license based on the FSCMA.

Banking Industry

The banking industry comprises commercial banks and specialized banks. Commercial banks serve the general public and corporate sectors. They include nationwide banks, regional banks and branches of foreign banks. Regional banks provide services similar to nationwide banks, but operate in a geographically restricted region. Branches of foreign banks have operated in the Republic since 1967 but provide a relatively small proportion of the country’s banking services. As of December 31, 2017, there were six nationwide banks, six regional banks, two internet banks and 38 foreign banks with branches operating in the Republic.

Specialized banks meet the needs of specific sectors of the economy in accordance with Government policy; they are organized under, or chartered by, special laws. Specialized banks include (i) The Korea Development Bank, (ii) The Export-Import Bank of Korea, (iii) The Industrial Bank of Korea, (iv) SuHyup Bank and (v) NongHyup Bank. The Government has made capital contributions to three of these specialized banks as follows:

•	The Korea Development Bank: the Government owns directly all of its paid-in capital and has made capital contributions since its establishment in 1954. Recent examples include the Government’s contributions to its capital of ￦2,055 billion in 2015, ￦308 billion in 2016 and ￦395 billion in 2017. Taking into account these capital contributions, its total paid-in capital was ￦17,938 billion as of December 31, 2017.

•	The Export-Import Bank of Korea: the Government owns, directly and indirectly, all of its paid-in capital and has made capital contributions since its establishment in 1976. Recent examples include the Government’s contributions to its capital of ￦1,130 billion in 2015, ￦1,620 billion in 2016 and ￦1,417 billion in 2017. Taking into account these capital contributions, its total paid-in capital was ￦11,815 billion as of December 31, 2017.

•	The Industrial Bank of Korea: the Government owned, directly and indirectly, 55.2% of its common shares and all of its preferred shares as of December 31, 2017. The Government had owned all of the issued share capital of The Industrial Bank of Korea until 1994, but the Government’s minimum share ownership requirement was repealed in 1997, and the Government has since periodically adjusted its ownership percentage in the Industrial Bank of Korea through transactions involving the purchase and sale of its common shares. In 2014, the Industrial Bank of Korea issued an aggregate of 3,022,240 new common shares to the Government for ￦36 billion in cash and the Government sold 49,009,880 common shares of the Industrial Bank of Korea for ￦675 billion in cash. In addition, in April 2014, the Industrial Bank of Korea disposed of 26,200,882 of its common shares held as treasury shares through an international offering for ￦294 billion. In 2015, the Industrial Bank of Korea issued an aggregate of 3,184,713 new common shares to the Government for ￦40 billion in cash. In March 2016, the Industrial Bank of Korea issued an aggregate of 3,576,857 new common shares to the Government for ￦40 billion in cash. Taking into account such transactions, the Government’s total paid-in capital was ￦1,674 billion as of December 31, 2017.

The economic difficulties in 1997 and 1998 caused an increase in Korean banks’ non-performing assets and a decline in capital adequacy ratios of Korean banks. From 1998 through 2002, the Financial Services Commission amended banking regulations several times to adopt more stringent criteria for non-performing assets that more closely followed international standards.

The following table sets out the total loans (including loans in Won and loans in foreign currencies) and non-performing assets of Korean banks as of the dates indicated.

	Total Loans	Non-Performing Assets(1)	Percentage of Total
	(trillions of won)		(percentage)
December 31, 2013	1,441.6	25.7	1.8
December 31, 2014	1,557.9	24.2	1.6
December 31, 2015	1,664.3	30.0	1.8
December 31, 2016	1,732.9	24.7	1.4
December 31, 2017(2)	1,775.9	21.0	1.2

(1)	Assets classified as substandard or below.
(2)	Preliminary.

Source: Financial Supervisory Service.

In 2013, these banks posted an aggregate net profit of ￦3.9 trillion, compared to an aggregate net profit of ￦8.7 trillion in 2012, primarily due to decreased net interest income and increased loan loss provisions. In 2014, these banks posted an aggregate net profit of ￦6.0 trillion, compared to an aggregate net profit of ￦3.9 trillion in 2013, primarily due to decreased loan loss provisions. In 2015, these banks posted an aggregate net profit of ￦3.4 trillion, compared to an aggregate net profit of ￦6.0 trillion in 2014, primarily due to increased loan loss provisions. In 2016, these banks posted an aggregate net profit of ￦1.6 trillion, compared to an aggregate net profit of ￦3.4 trillion in 2015, primarily due to increased loan loss provisions. Based on preliminary data, in 2017, these banks posted an aggregate net profit of ￦10.7 trillion, compared to an aggregate net profit of ￦1.6 trillion in 2016, primarily due to decreased loan loss provisions and increased net interest income.

Non-Bank Financial Institutions

Non-bank financial institutions include:

•	savings institutions, including trust accounts of banks, mutual savings banks, credit unions, mutual credit facilities, community credit cooperatives and postal savings;

•	life insurance institutions; and

•	credit card companies.

As of December 31, 2017, 79 mutual savings banks, 23 life insurance institutions, which includes joint venture life insurance institutions and wholly-owned subsidiaries of foreign life insurance companies, and eight credit card companies operated in the Republic.

Money Markets

In the Republic, the money markets consist of the call market and markets for a wide range of other short-term financial instruments, including treasury bills, monetary stabilization bonds, negotiable certificates of deposits, repurchase agreements and commercial paper.

Securities Markets

On January 27, 2005, the Korea Exchange was established pursuant to the now repealed Korea Securities and Futures Exchange Act by consolidating the Korea Stock Exchange, the Korea Futures Exchange, the KOSDAQ Stock Market, Inc., or the KOSDAQ, and the KOSDAQ Committee of the Korea Securities Dealers Association, which had formerly managed the KOSDAQ. There are three major markets operated by the Korea Exchange: the KRX KOSPI Market, the KRX KOSDAQ Market, and the KRX Derivatives Market. The Korea Exchange has two trading floors located in Seoul, one for the KRX KOSPI Market and one for the KRX KOSDAQ Market, and one trading floor in Busan for the KRX Derivatives Market. The Korea Exchange is a joint stock company with limited liability, the shares of which are held by (i) financial investment companies that were formerly members of the Korea Futures Exchange or the Korea Stock Exchange and (ii) the stockholders of the KOSDAQ. Currently, the Korea Exchange is the only stock exchange in Korea and is operated by membership, having as its members Korean financial investment companies and some Korean branches of foreign financial investment companies.

The Korea Exchange publishes the Korea Composite Stock Price Index every ten seconds, which is an index of all equity securities listed on the Korea Exchange. The Korea Composite Stock Price Index is computed using the aggregate value method, whereby the market capitalizations of all listed companies are aggregated, subject to certain adjustments, and this aggregate is expressed as a percentage of the aggregate market capitalization of all listed companies as of the base date, January 4, 1980.

The following table shows the value of the Korea Composite Stock Price Index as of the dates indicated:

December 30, 2013	2,011.3
January 29, 2014	1,941.2
February 28, 2014	1,980.0
March 31, 2014	1,985.6
April 30, 2014	1,961.8
May 30, 2014	1,995.0
June 30, 2014	2,002.2
July 31, 2014	2,076.1
August 29, 2014	2,068.5
September 30, 2014	2,020.1
October 31, 2014	1,964.4
November 28, 2014	1,980.8
December 31, 2014	1,915.6
January 30, 2015	1,949.3
February 27, 2015	1,985.8
March 31, 2015	2,041.0
April 30, 2015	2,127.2
May 29, 2015	2,114.8
June 30, 2015	2,074.2
July 31, 2015	2,030.2
August 29, 2015	1,941.5
September 30, 2015	1,962.8
October 30, 2015	2,029.5
November 30, 2015	1,992.0
December 30, 2015	1,960.3
January 29, 2016	1,912.1
February 29, 2016	1,916.7

March 31, 2016	1,995.8
April 29, 2016	1,994.2
May 31, 2016	1,983.4
June 30, 2016	1,970.4
July 29, 2016	2,016.2
August 31, 2016	2,034.7
September 30, 2016	2,043.6
October 31, 2016	2,008.2
November 30, 2016	1,983.5
December 29, 2016	2,026.5
January 31, 2017	2,067.6
February 28, 2017	2,091.6
March 31, 2017	2,160.2
April 28, 2017	2,205.4
May 31, 2017	2,347.4
June 30, 2017	2,391.8
July 31, 2017	2,402.7
August 31, 2017	2,363.2
September 29, 2017	2,394.5
October 31, 2017	2,523.4
November 30, 2017	2,476.4
December 28, 2017	2,467.5
January 31, 2018	2,566.5
February 28, 2018	2,427.4
March 30, 2018	2,445.9
April 30, 2018	2,515.4
May 31, 2018	2,423.0

As liquidity and credit concerns and volatility in the global financial markets increased significantly since September 2008, there was a significant overall decline in the stock prices of Korean companies during the fourth quarter of 2008 and first half of 2009 and the index has fluctuated since then. The index was 2,468.9 on June 12, 2018.

Supervision System

The Office of Bank Supervision, the Securities Supervisory Board, the Insurance Supervisory Board and all other financial sector regulatory bodies merged in January 1999 to form the Financial Services Commission. The Financial Services Commission acts as the executive body over the Financial Supervisory Service. The Financial Services Commission reports to, but operates independently of, the Prime Minister’s office.

The Ministry of Strategy and Finance focuses on financial policy and foreign currency regulations. The Bank of Korea manages monetary policy focusing on price stabilization.

Deposit Insurance System

The Republic’s deposit insurance system insures amounts on deposit with banks, non-bank financial institutions, securities companies and life insurance companies.

Since January 2001, deposits at any single financial institution are insured only up to ￦50 million per person regardless of the amount deposited.

The Government excluded certain deposits, such as repurchase agreements, from the insurance scheme, expanded the definition of unsound financial institutions to which the insurance scheme would apply and gradually increased the insurance premiums payable by insured financial institutions.

Monetary Policy

The Bank of Korea

The Bank of Korea was established in 1950 as Korea’s central bank and the country’s sole currency issuing bank. A seven-member Monetary Policy Committee, chaired by the Governor of The Bank of Korea, formulates and controls monetary and credit policies.

Inflation targeting is the basic system of operation for Korean monetary policy. The consumer price index is used as The Bank of Korea’s target indicator. To achieve its established inflation target, the Monetary Policy Committee of The Bank of Korea determines and announces the “Bank of Korea Base Rate,” the reference rate applied in transactions such as repurchase agreements between The Bank of Korea and its financial institution counterparts. The Bank of Korea uses open market operations as its primary instrument to keep the call rate in line with the Monetary Policy Committee’s target rate. In addition, The Bank of Korea is able to establish policies regarding its lending to banks in Korea and their reserve requirements.

Interest Rates

On October 9, 2008, The Bank of Korea cut its policy rate to 5.0% from 5.25%, and continued to lower it further to 4.25% on October 27, 2008, 4.0% on November 7, 2008, 3.0% on December 11, 2008, 2.5% on January 9, 2009 and 2.0% on February 12, 2009, in order to address financial market instability and to help combat the slowdown of the domestic economy. On July 9, 2010, The Bank of Korea raised the policy rate to 2.25% from 2.0%, which was further raised to 2.5% on November 16, 2010, in response to signs of inflationary pressures and the continued growth of domestic economy. On January 13, 2011, The Bank of Korea raised the policy rate to 2.75%, which was further increased to 3.0% on March 10, 2011 and to 3.25% on June 10, 2011, in response to inflationary pressures driven mainly by rises in the prices of petroleum products and farm products. The Bank of Korea lowered its policy rate to 3.0% from 3.25% on July 12, 2012, which was further lowered to 2.75% on October 11, 2012, 2.5% on May 9, 2013, 2.25% on August 14, 2014, 2.0% on October 15, 2014, 1.75% on March 12, 2015, 1.5% on June 11, 2015 and 1.25% on June 9, 2016, in order to address the sluggishness of the global and domestic economy. On November 30, 2017, The Bank of Korea raised its policy rate to 1.5% from 1.25%, in response to signs of inflationary pressures and the continued growth of the global and domestic economy.

With the deregulation of interest rates on banks’ demand deposits on February 2, 2004, The Bank of Korea completed the interest rate deregulation based upon the “Four-Stage Interest Rate Liberalization Plan” announced in 1991. The prohibition on the payment of interest on ordinary checking accounts was, however, maintained.

Money Supply

The following table shows the volume of the Republic’s money supply:

	December 31,
	2013	2014	2015	2016	2017
	(billions of Won)
Money Supply (M1) (1)	515,643.4	585,822.6	708,452.9	795,531.1	849,862.4
Quasi-money (2)	1,405,151.6	1,491,411.4	1,538,922.1	1,611,928.0	1,680,491.2
Money Supply (M2) (3)	1,920,795.0	2,077,234.0	2,247,375.0	2,407,459.1	2,530,353.6
Percentage Increase Over Previous Year	4.6%	8.1%	8.2%	7.1%	5.1%

(1)	Consists of currency in circulation and demand and instant access savings deposits at financial institutions.
(2)	Includes time and installment savings deposits, marketable instruments, yield-based dividend instruments and financial debentures, excluding financial instruments with a maturity of more than two years.
(3)	Money Supply (M2) is the sum of Money Supply (M1) and quasi-money.

Source: The Bank of Korea.

Exchange Controls

Authorized foreign exchange banks, as registered with the Ministry of Strategy and Finance, handle foreign exchange transactions. The ministry has designated other types of financial institutions to handle foreign exchange transactions on a limited basis.

Korean laws and regulations generally require a report to either the Ministry of Strategy and Finance, The Bank of Korea or authorized foreign exchange banks, as applicable, for issuances of international bonds and other instruments, overseas investments and certain other transactions involving foreign exchange payments.

In 1994 and 1995, the Government relaxed regulations of foreign exchange position ceilings and foreign exchange transaction documentation and created free Won accounts which may be opened by non-residents at Korean foreign exchange banks. The Won funds deposited into the free Won accounts may be converted into foreign currencies and remitted outside Korea without any governmental approval. In December 1996, after joining the OECD, the Republic freed the repatriation of investment funds, dividends and profits, as well as loan repayments and interest payments. The Government continues to reduce exchange controls in response to changes in the world economy, including the new trade regime under the WTO, anticipating that such foreign exchange reform will improve the Republic’s competitiveness and encourage strategic alliances between domestic and foreign entities.

In September 1998, the National Assembly passed the Foreign Exchange Transactions Act, which became effective in April 1999 and has subsequently been amended numerous times. In principle, most currency and capital transactions, including, among others, the following transactions, have been liberalized:

•	the investment in real property located overseas by Korean companies and financial institutions;

•	the establishment of overseas branches and subsidiaries by Korean companies and financial institutions;

•	the investment by non-residents in deposits and trust products having more than one year maturities; and

•	the issuance of debentures by non-residents in the Korean market.

To minimize the adverse effects from further opening of the Korean capital markets, the Ministry of Strategy and Finance is authorized to introduce a variable deposit requirement system to restrict the influx of short-term speculative funds.

The Government has also embarked on a second set of liberalization initiatives starting in January 2001, under which ceilings on international payments for Korean residents have been eliminated, including overseas travel expenses, overseas inheritance remittances and emigration expenses. Overseas deposits, trusts, acquisitions of foreign securities and other foreign capital transactions made by residents and the making of deposits in Korean currency by non-residents have also been liberalized. In line with the foregoing liberalization, measures will also be adopted to curb illegal foreign exchange transactions and to stabilize the foreign exchange market.

Effective as of January 1, 2006, the Government liberalized the regulations governing “capital transactions.” The regulations provide that no regulatory approvals are required for any capital transactions. The capital transactions previously subject to approval requirements are now subject only to reporting requirements.

In January 2010, the Financial Supervisory Services released FX Derivative Transactions Risk Management Guideline to prevent over-hedging of foreign exchange risk by corporate investors. According to the guideline as amended in July 2010, if a corporate investor, other than a financial institution or a public enterprise, wishes to enter into a foreign exchange forward, option or swap agreement with a bank, the bank is required to verify whether the corporate investor’s assets, liabilities or contracts face foreign exchange risks that could be mitigated by a foreign exchange forward, option or swap agreement. In addition, the bank is required to ensure that the corporate investor’s risk hedge ratio, which is the ratio of the aggregate notional amount to the aggregate amount of risk, does not exceed 100%.

Foreign Exchange

The following table shows the exchange rate between the Won and the U.S. Dollar (in Won per U.S. Dollar) as announced by the Seoul Money Brokerage Services, Ltd. as of the dates indicated:

Won/U.S. Dollar Exchange Rate
December 31, 2013	1,055.3
January 29, 2014	1,079.2
February 28, 2014	1,067.7
March 31, 2014	1,068.8
April 30, 2014	1,031.7
May 30, 2014	1,021.6
June 30, 2014	1,014.4
July 31, 2014	1,024.3
August 29, 2014	1,013.6
September 30, 2014	1,050.6
October 31, 2014	1,054.0
November 28, 2014	1,101.1
December 31, 2014	1,099.2
January 30, 2015	1,090.8
February 27, 2015	1,099.2
March 31, 2015	1,105.0
April 30, 2015	1,068.1
May 29, 2015	1,108.0
June 30, 2015	1,124.1
July 31, 2015	1,166.3
August 31, 2015	1,176.3
September 30, 2015	1,194.5
October 30, 2015	1,142.3
November 30, 2015	1,150.4
December 31, 2015	1,172.0
January 29, 2016	1,208.4
February 29, 2016	1,235.4

Won/U.S. Dollar Exchange Rate
March 31, 2016	1,153.5
April 29, 2016	1,143.9
May 31, 2016	1,190.6
June 30, 2016	1,164.7
July 31, 2016	1,125.7
August 31, 2016	1,118.5
September 30, 2016	1,096.3
October 31, 2016	1,145.2
November 30, 2016	1,168.5
December 30, 2016	1,208.5
January 31, 2017	1,157.8
February 28, 2017	1,132.1
March 31, 2017	1,116.1
April 28, 2017	1,130.1
May 31, 2017	1,123.9
June 30, 2017	1,139.6
July 31, 2017	1,119.1
August 31, 2017	1,122.8
September 29, 2017	1,146.7
October 31, 2017	1,125.0
November 30, 2017	1,082.4
December 29, 2017	1,071.4
January 31, 2018	1,071.5
February 28, 2018	1,071.0
March 30, 2018	1,066.5
April 30, 2018	1,076.2
May 31, 2018	1,081.3

During the period from January 2, 2008 through April 16, 2009, the value of the Won relative to the U.S. dollar declined by approximately 29.9%, due primarily to adverse economic conditions resulting from liquidity and credit concerns and volatility in the global credit and financial markets and repatriations by foreign investors of their investments in the Korean stock market. The exchange rate between the Won and the U.S. Dollar has fluctuated since then. The market average exchange rate was ￦1,073.5 to US$1.00 on June 12, 2018.

Balance of Payments and Foreign Trade

Balance of Payments

Balance of payments figures measure the relative flow of goods, services and capital into and out of the country as represented in the current balance and the capital balance. The current balance tracks a country’s trade in goods and services and transfer payments and measures whether a country is living within its income from trading and investments. The capital balance covers all transactions involving the transfer of capital into and out of the country, including loans and investments. The overall balance represents the sum of the current and capital balances. An overall balance surplus indicates a net inflow of foreign currencies, thereby increasing demand for and strengthening the local currency. An overall balance deficit indicates a net outflow of foreign currencies, thereby decreasing demand for and weakening the local currency. The financial account mirrors the overall balance. If the overall balance is positive, the surplus, which represents the nation’s savings, finances the overall deficit of the country’s trading partners. Accordingly, the financial account will indicate cash outflows equal to the overall surplus. If, however, the overall balance is negative, the nation has an international deficit which must be financed. Accordingly, the financial account will indicate cash inflows equal to the overall deficit.

The following table sets out certain information with respect to the Republic’s balance of payments:

Balance of Payments(1)

Classification	2013	2014	2015	2016	2017 (4)
	(millions of dollars)
Current Account	81,148.2	84,373.0	105,939.6	99,243.0	78,460.2
Goods	82,781.0	88,885.4	122,269.2	118,895.4	119,888.7
Exports (2)	618,156.9	613,020.6	542,881.2	511,947.3	577,381.4
Imports (2)	535,375.9	524,135.2	420,612.0	393,051.9	457,492.7
Services	(6,499.2)	(3,678.5)	(14,916.8)	(17,737.4)	(34,472.2)
Income	9,055.7	4,150.8	3,572.4	3,851.7	122.0
Current Transfers	(4,189.3)	(4,984.7)	(4,985.2)	(5,766.7)	(7,078.3)
Capital and Financial Account	80,077.6	89,325.1	106,239.0	102,520.6	87,069.1
Capital Account	(27.0)	(8.9)	(60.2)	(46.2)	(31.3)
Financial Account (3)	80,104.6	89,334.0	106,299.2	102,566.8	87,100.4
Net Errors and Omissions	(1,016.6)	4,969.9	419.8	3,370.0	8,671.5

(1)	Figures are prepared based on the sixth edition of Balance of Payment Manual, or BPM6, published by International Monetary Fund in December 2010 and implemented by the Government in December 2013.
(2)	These entries are derived from trade statistics and are valued on a free on board basis, meaning that the insurance and freight costs are not included.
(3)	Includes borrowings from the IMF, syndicated bank loans and short-term borrowings.
(4)	Preliminary.

Source: The Bank of Korea.

The Republic recorded a current account surplus of approximately US$105.9 billion in 2015. The current account surplus in 2015 increased from the current account surplus of US$84.4 billion in 2014, primarily due to an increase in surplus from the goods account which more than offset an increase in deficit from the services account. The Republic recorded a current account surplus of approximately US$99.2 billion in 2016. The current account surplus in 2016 decreased from the current account surplus of US$105.9 billion in 2015, primarily due to a decrease in surplus from the goods account and an increase in deficit from the service account. Based on preliminary data, the Republic recorded a current account surplus of approximately US$78.5 billion in 2017. The current account surplus in 2017 decreased from the current account surplus of US$99.2 billion in 2016, primarily due to an increase in deficit from the service account which more than offset an increase in surplus from the goods account.

Foreign Direct Investment

Since 1960, the Government has adopted a broad range of related laws, administrative rules and regulations, providing a framework for the conduct and regulation of foreign investment activities. In September 1998, the Government promulgated the Foreign Investment Promotion Act, or the FIPA, which replaced previous foreign direct investment related laws, rules and regulations, to promote inbound foreign investments by providing incentives to, and facilitating investment activities in the Republic by, foreign nationals. The FIPA prescribes, among others, procedural requirements for inbound foreign investments, incentives for foreign investments such as tax reductions, and requirements relating to designation and development of foreign investment target regions. The Government believes that providing a stable and receptive environment for foreign direct investment will accelerate the inflow of foreign capital, technology and management techniques.

The following table sets forth information regarding annual foreign direct investment in the Republic for the periods indicated.

Foreign Direct Investment

	2013	2014	2015	2016	2017
	(billions of dollars)
Contracted and Reported Investment
Greenfield Investment(1)	9.6	11.0	14.1	15.0	15.7
Merger & Acquisition	5.0	8.0	6.8	6.3	7.2

Total	14.5	19.0	20.9	21.3	22.9

Actual Investment	9.9	12.1	16.5	10.6	13.3	(2)

(1)	Includes building new factories and operational facilities.
(2)	Preliminary.

Source: Ministry of Trade, Industry and Energy

In 2016, the contracted and reported amount of foreign direct investment in the Republic increased to US$21.3 billion from US$20.9 billion in 2015, primarily due to an increase in foreign investment in (i) the service sector to US$15.5 billion in 2016 from US$14.7 billion in 2015 and (ii) the manufacturing sector to US$5.0 billion in 2016 from US$4.6 billion in 2015, which more than offset a decrease in foreign investment in the electricity, gas and construction sector to US$0.7 billion in 2016 from US$1.6 billion in 2015.

In 2017, the contracted and reported amount of foreign direct investment in the Republic increased to US$22.9 billion from US$21.3 billion in 2016, primarily due to an increase in foreign investment in the manufacturing sector to US$7.2 billion in 2017 from US$5.0 billion in 2016, which more than offset a decrease in foreign investment in the electricity, gas and construction sector to US$0.3 billion in 2017 from US$0.7 billion in 2016.

The following table sets forth information regarding the source of foreign direct investment by region and country for the periods indicated:

Foreign Direct Investment by Region and Country

	2013	2014	2015	2016	2017
	(billions of dollars)
North America
U.S.A.	3.5	3.6	5.5	3.9	4.7
Others	1.1	1.4	2.9	1.4	1.6

	4.6	5.0	8.4	5.3	6.3
Asia
Japan	2.7	2.5	1.7	1.2	1.8
Hong Kong	1.0	1.1	1.5	2.1	1.8
Singapore	0.4	1.7	2.5	2.3	1.8
China	0.5	1.2	2.0	2.0	0.8
Others	0.4	0.3	0.7	0.5	2.0

	5.0	6.8	8.4	8.1	8.2
European Union
Malta	1.8	0.4	0.7	4.1	1.1
Netherlands	0.6	2.4	0.5	1.5	1.7
England	0.1	0.4	0.3	0.4	2.2
Germany	0.4	0.2	0.5	0.3	0.7
France	0.5	0.2	0.1	0.2	0.3
Luxembourg	0.7	1.9	0.2	0.2	0.2
Others	0.8	1.2	0.4	0.8	1.1

	4.9	6.7	2.7	7.5	7.3
Others regions and countries	0.0	0.5	1.4	0.4	1.1

Total	14.5	19.0	20.9	21.3	22.9

Source: Ministry of Trade, Industry and Energy

Trade Balance

Trade balance figures measure the difference between a country’s exports and imports. If exports exceed imports the country has a trade balance surplus while if imports exceed exports the country has a deficit. A deficit, indicating that a country’s receipts from abroad fall short of its payments to foreigners, must be financed, rendering the country a debtor nation. A surplus, indicating that a country’s receipts exceed its payments to foreigners, allows the country to finance its trading partners’ net deficit to the extent of the surplus, rendering the country a creditor nation.

The following table summarizes the Republic’s trade balance for the periods indicated:

Trade Balance

	Exports(1)	As % of GDP(2)	Imports(3)	As % of GDP(2)	Balance of Trade	Exports as % of Imports
	(billions of dollars, except percentages)
2013	559.6	44.4%	515.6	40.9%	44.0	108.5
2014	572.7	44.1%	525.5	40.5%	47.2	109.0
2015	526.8	42.1%	436.5	34.9%	90.3	120.7
2016	495.4	39.7%	406.2	32.5%	89.2	122.0
2017(4)	573.7	36.9%	478.5	30.8%	95.2	119.9

(1)	These entries are derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(2)	At chained 2010 year prices.
(3)	These entries are derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(4)	Preliminary.

Source: The Bank of Korea; Korea Customs Service.

The Republic, due to its lack of natural resources, relies on extensive trading activity for growth. The country meets virtually all domestic requirements for petroleum, wood and rubber with imports, as well as much of its coal and iron needs. Exports consistently represent a high percentage of GDP and, accordingly, the international economic environment is of crucial importance to the Republic’s economy.

The following tables give information regarding the Republic’s exports and imports by major commodity groups:

Exports by Major Commodity Groups (C.I.F.)(1)

	2013	As % of 2013 Total	2014	As % of 2014 Total	2015	As % of 2015 Total	2016	As % of 2016 Total	2017(2)	As % of 2017 Total(2)
	(billions of dollars, except percentages)
Foods & Consumer Goods	6.7	1.1	7.0	1.2	6.8	1.3	7.4	1.5	7.8	1.4
Raw Materials and Fuels	61.2	10.9	59.2	10.3	39.5	7.5	33.0	6.7	43.1	7.5
Petroleum & Derivatives	53.2	9.5	51.2	8.9	32.4	6.1	26.8	5.4	35.4	6.2
Others	8.0	1.4	8.0	1.4	7.1	1.3	6.2	1.3	7.7	1.3
Light Industrial Products	39.0	6.9	38.6	6.7	35.4	6.7	35.4	7.1	36.0	6.3
Heavy & Chemical Industrial Products	452.8	77.8	467.9	81.7	445.1	84.5	419.7	84.7	486.8	84.9
Electronic & Electronic Products	171.2	30.6	174.4	30.5	170.5	32.4	159.4	32.2	192.0	33.5
Chemicals & Chemical Products	64.4	11.5	65.6	11.5	55.9	10.6	55.3	11.2	65.7	11.5
Metal Goods	43.6	7.8	47.5	8.3	41.4	7.9	39.9	8.1	46.9	8.2
Machinery & Precision Equipment	55.3	9.9	57.9	10.1	57.3	10.9	55.2	11.1	63.3	11.0
Transport Equipment	113.1	20.2	116.5	20.3	112.8	21.4	101.0	20.4	108.8	19.0
Passenger Cars	44.3	7.9	44.8	7.8	41.7	7.9	37.5	7.6	38.8	6.8
Ship & Boat	36.2	6.5	38.7	6.8	38.8	7.4	33.5	6.8	41.4	7.2
Others	32.6	5.8	33.0	5.8	32.3	6.1	30.0	6.1	28.6	5.0
Others	5.2	0.9	6.0	1.0	7.2	1.4	8.9	1.8	10.1	1.8

Total	559.6	100.0	572.7	100.0	526.8	100.0	495.4	100.0	573.7	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods includes insurance and freight costs.
(2)	Preliminary

Source: The Bank of Korea; Korea Customs Service.

Imports by Major Commodity Groups (C.I.F.)(1)

	2013	As % of 2013 Total	2014	As % of 2014 Total	2015	As % of 2015 Total	2016	As % of 2016 Total	2017(2)	As % of 2017 Total(2)
	(billions of dollars, except percentages)
Industrial Materials and Fuels	313.8	60.9	311.2	59.2	219.0	50.2	191.0	47.0	233.1	48.7
Crude Petroleum	99.4	19.3	94.9	18.1	55.1	12.6	44.3	10.9	59.6	12.5
Mineral	24.7	4.8	24.6	4.7	17.6	4.0	15.5	3.8	20.3	4.2
Chemicals	43.2	8.4	43.9	8.4	39.6	9.1	39.1	9.6	44.0	9.2
Iron & Steel Products	24.6	4.8	27.0	5.1	21.2	4.9	18.9	4.7	20.3	4.2
Non-ferrous Metal	12.5	2.4	12.8	2.4	11.6	2.7	10.7	2.6	12.1	2.5
Others	109.4	21.2	108.0	20.5	74.0	16.9	62.5	15.4	76.8	16.1
Capital Goods	144.2	28.0	149.0	28.3	150.8	34.5	147.8	36.4	171.8	35.9
Machinery & Precision Equipment	50.1	9.7	50.8	9.7	49.1	11.2	47.8	11.8	63.1	13.2
Electric & Electronic Machines	80.9	15.7	84.5	16.1	87.5	20.0	84.9	20.9	95.8	20.0
Transport Equipment	11.3	2.2	11.6	2.2	12.4	2.8	13.0	3.2	10.8	2.3
Others	1.9	0.4	2.1	0.4	1.9	0.4	2.1	0.5	2.1	0.4
Consumer Goods	58.2	11.3	65.3	12.4	66.7	15.3	67.4	16.6	73.6	15.4
Cereals	8.5	1.6	7.9	1.5	6.9	1.6	6.2	1.5	6.0	1.3
Goods for Direct Consumption	14.5	2.8	16.7	3.2	17.1	3.9	17.8	4.4	19.7	4.1
Consumer Durable Goods	21.0	4.1	24.7	4.7	26.6	6.1	27.0	6.6	30.0	6.3
Consumer Nondurable Goods	14.3	2.8	16.0	3.0	16.0	3.7	16.4	4.0	17.9	3.7

Total	515.6	100.0	525.5	100.0	436.5	100.0	406.2	100.0	478.5	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods includes insurance and freight costs.
(2)	Preliminary.

Source: The Bank of Korea; Korea Customs Service.

In 2013, the Republic recorded a trade surplus of US$44.1 billion. Exports increased by 2.1% to US$559.7 billion in 2013 from US$547.9 billion in 2012, primarily due to increased demand for wireless communication devices, semiconductors and other information technology related products from the United States, China and the Southeast Asian nations. Imports decreased by 0.8% to US$515.6 billion in 2013 from US$519.6 billion in 2012, primarily due to decreased imports of oil, iron and steel.

In 2014, the Republic recorded a trade surplus of US$47.2 billion. Exports increased by 2.3% to US$572.7 billion in 2014 from US$559.6 billion in 2013, primarily due to increased demand for semiconductors, wireless communication devices, iron and steel from the United States, the EU and the Southeast Asian nations. Imports increased by 1.9% to US$525.5 billion in 2014 from US$515.6 billion in 2013, primarily due to increased imports of cars, components for wireless communication devices and beef.

In 2015, the Republic recorded a trade surplus of US$90.3 billion in 2015. Exports decreased by 8.0% to US$526.8 billion in 2015 from US$572.7 billion in 2014, primarily due to adverse global economic conditions. Imports decreased by 16.9% to US$436.5 billion in 2015 from US$525.5 billion in 2014, primarily due to a decrease in oil prices, which also decreased unit prices of major raw materials.

In 2016, the Republic recorded a trade surplus of US$89.2 billion in 2016. Exports decreased by 6.0% to US$495.4 billion in 2016 from US$526.8 billion in 2015, primarily due to the continued slowdown of the global economy. Imports decreased by 6.9% to US$406.2 billion in 2016 from US$436.5 billion in 2015, primarily due to a continued decrease in oil prices, which also led to decreased unit prices of other major raw materials.

Based on preliminary data, the Republic recorded a trade surplus of US$95.2 billion in 2017. Exports increased by 15.8% to US$573.7 billion in 2017 from US$495.4 billion in 2016, primarily due to increased demand for semiconductors and steel products. Imports increased by 17.8% to US$478.5 billion in 2017 from US$406.2 billion in 2016, primarily due to an increase in oil prices, which also led to increased unit prices of other major raw materials, and increased imports of machinery, precision equipment and electronic machines.

The following table sets forth the Republic’s exports trading partners:

Exports

	2013	As % of 2013 Total	2014	As % of 2014 Total	2015	As % of 2015 Total	2016	As % of 2016 Total	2017(1)	As % of 2017 Total(1)
	(millions of dollars, except percentages)
China	145,869.5	26.1	145,287.7	25.4	137,123.9	26.0	124,432.9	25.1	142,120.0	24.8
United States	62,052.5	11.1	70,284.9	12.3	69,832.1	13.3	66,462.3	13.4	68,609.7	12.0
Japan	34,662.3	6.2	32,183.8	5.6	25,576.5	4.9	24,355.0	4.9	26,816.1	4.7
Hong Kong	27,756.3	5.0	27,256.4	4.8	30,418.2	5.8	32,782.4	6.6	39,112.3	6.8
Singapore	22,289.0	4.0	23,749.9	4.1	15,011.2	2.8	12,458.9	2.5	11,651.9	2.0
Vietnam	21,087.6	3.8	22,351.7	3.9	27,770.8	5.3	32,630.5	6.6	47,753.8	8.3
Taiwan	15,699.1	2.8	15,077.4	2.6	12,004.3	2.3	12,220.5	2.5	14,898.4	2.6
India	11,375.8	2.0	12,782.5	2.2	12,029.6	2.3	11,596.3	2.3	15,055.5	2.6
Indonesia	11,568.2	2.1	11,360.7	2.0	7,872.4	1.5	6,608.5	1.3	8,403.7	1.5
Mexico	9,727.4	1.7	10,846.0	1.9	10,891.9	2.1	9,720.8	2.0	10,932.6	1.9
Australia	9,563.1	1.7	10,282.5	1.8	10,830.6	2.1	7,500.7	1.5	19,861.6	3.5
Russia	11,149.1	2.0	10,129.2	1.8	4,685.7	0.9	4,768.8	1.0	6,906.6	1.2
Germany	7,907.9	1.4	7,570.9	1.3	6,220.2	1.2	6,443.0	1.3	8,483.8	1.5
Others (2)	168,924.6	30.2	173,501.0	30.3	156,489.1	29.7	143,445.3	29.0	153,088.4	26.7

Total	559,632.4	100.0	572,664.6	100.0	526,756.5	100.0	495,425.9	100.0	573,694.4	100.0

(1)	Preliminary
(2)	Includes more than 200 countries and regions.

Source: The Bank of Korea; Korea Customs Service.

The following table sets forth the Republic’s imports trading partners:

Imports

	2013	As % of 2013 Total	2014	As % of 2014 Total	2015	As % of 2015 Total	2016	As % of 2016 Total	2017(1)	As % of 2017 Total(1)
	(millions of dollars, except percentages)
China	83,052.9	16.1	90,082.2	17.1	90,250.3	20.7	86,980.1	19.9	97,860.1	20.5
Japan	60,029.4	11.6	53,768.3	10.2	45,853.8	10.5	47,466.6	10.9	55,124.7	11.5
United States	41,511.9	8.1	45,283.3	8.6	44,024.4	10.1	43,215.9	9.9	50,749.4	10.6
Saudi Arabia	37,665.2	7.3	36,694.5	7.0	19,561.5	4.5	15,741.7	3.6	19,590.5	4.1
Qatar	25,873.8	5.0	25,723.1	4.9	16,474.8	3.8	10,081.3	2.3	11,267.1	2.4
Australia	20,784.6	4.0	20,413.0	3.9	16,437.8	3.8	15,175.9	3.5	19,159.7	4.0
Germany	19,336.0	3.8	21,298.8	4.0	20,956.5	4.8	18,917.0	4.3	19,748.7	4.1
Kuwait	18,725.1	3.6	16,892.0	3.2	8,973.4	2.1	7,262.3	1.7	9,594.0	2.0
Taiwan	14,632.6	2.8	15,689.8	3.0	16,653.9	3.8	16,403.1	3.8	18,073.0	3.8
United Arab Emirates	18,122.9	3.5	16,194.3	3.1	8,614.7	2.0	6,941.1	1.6	9,557.1	2.0
Indonesia	13,190.0	2.6	12,266.3	2.3	8,850.4	2.0	8,285.3	1.9	9,571.0	2.0
Malaysia	11,095.8	2.2	11,097.9	2.1	8,609.4	2.0	7,507.8	1.7	8,714.7	1.8
Others (2)	151,565.3	29.4	160,111.0	30.5	131,238.1	30.1	122,214.8	34.9	149,468.3	31.2

Total	515,585.5	100.0	525,514.5	100.0	436,499.0	100.0	406,192.9	100.0	478,478.3	100.0

(1)	Preliminary
(2)	Includes more than 200 countries and regions.

Source: The Bank of Korea; Korea Customs Service.

In the past, the outbreak of severe health epidemics in Korea and various parts of the world increased uncertainty about prospects for international trade and economic growth for affected countries, as well as world economic prospects in general. In response to these outbreaks, the Government issued advisories on disease prevention and conducted special monitoring. In May 2015, an outbreak of Middle East Respiratory Syndrome, or MERS, resulted in the death of over 30 people and the quarantine of thousands. The Government continues to cooperate with regional and international efforts to develop and implement additional measures to contain and prevent MERS and other diseases. Another outbreak of MERS or similar incidents in the future, however, may have an adverse effect on Korean and world economies and on international trade.

In recent years, the value of the Won relative to the U.S. dollar and Japanese Yen has fluctuated widely. An appreciation of the Won against the U.S. dollar and Japanese Yen increases the Won value of the Republic’s export sales and diminishes the price-competitiveness of export goods in foreign markets in U.S. dollar and Japanese Yen terms, respectively. However, it also decreases the cost of imported raw materials in Won terms and the cost in Won of servicing the Republic’s U.S. dollar and Japanese Yen denominated debt. In general, when the Won appreciates, export dependent sectors of the Korean economy, including automobiles, electronics and shipbuilding, suffer from the resulting pressure on the price-competitiveness of export goods, which may lead to reduced profit margins and loss in market share, more than offsetting a decrease in the cost of imported raw materials. If the export dependent sectors of the Korean economy suffer reduced profit margins or a net loss, it could result in a material adverse effect on the Korean economy.

Since the Government announced its plans to pursue free trade agreements, or FTAs, in 2003, the Republic has entered into FTAs with key trading partners. The Republic has had bilateral FTAs in effect with Chile since 2004, Singapore since 2006, India since 2010, Peru since 2011, the United States since 2012, Turkey since 2013, Australia since 2014, Canada, China, New Zealand and Vietnam since 2015 and Colombia since July 2016. In March 2017, the Republic signed a regional FTA with each of Panama, Costa Rica, Guatemala, Honduras, El Salvador and Nicaragua. The Republic is currently in negotiations with a number of other key trading partners. In addition, the Republic has had regional FTAs in effect with the European Free Trade Association since 2006, the Association of Southeast Asian Nations since 2009 and the European Union since 2011 and is currently negotiating additional regional FTAs, including one with China and Japan. The Republic is also currently negotiating revisions to the bilateral FTA with the United States.

Non-Commodities Trade Balance

The Republic had a non-commodities trade deficit of US$1.6 billion in 2013, a non-commodities trade deficit of US$4.5 billion in 2014, a non-commodities trade deficit of US$16.3 billion in 2015 and a non-commodities trade deficit of US$19.7 billion in 2016. Based on preliminary data, the Republic had a non-commodities trade deficit of US$41.4 billion in 2017.

Foreign Currency Reserves

The foreign currency reserves are external assets that are readily available to and controlled by monetary authorities for meeting balance of payments financing needs and for other related purposes. The following table shows the Republic’s total official foreign currency reserves:

Total Official Reserves

	December 31,
	2013	2014	2015	2016	2017
	(millions of dollars)
Gold	$4,794.5	$4,794.7	$4,794.7	$4,794.7	$4,794.7
Foreign Exchange (1)	335,647.5	353,600.5	358,513.8	361,701.4	379,476.6

Total Gold and Foreign Exchange	340,442.0	358,395.2	363,308.5	366,496.1	384,271.3

Reserve Position at IMF	2,527.7	1,917.1	1,411.8	1,727.5	1,621.1
Special Drawing Rights	3,489.9	3,280.5	3,241.4	2,878.0	3,374.3

Total Official Reserves	$346,459.6	$363,592.7	$367,961.9	$371,101.6	$389,266.7

(1)	More than 95% of the Republic’s foreign currency reserves are comprised of convertible foreign currencies.

Source: The Bank of Korea; International Monetary Fund

The Government’s foreign currency reserves increased to US$262.2 billion as of December 31, 2007 from US$8.9 billion as of December 31, 1997, primarily due to continued balance of trade surpluses and capital inflows. In 2008, the Government’s foreign currency reserves decreased, falling to US$201.2 billion as of December 31, 2008, partially as a result of the Government’s use of the foreign currency reserve to provide foreign currency liquidity to Korean financial institutions. The Government’s foreign currency reserves increased to US$346.5 billion as of December 31, 2013, US$363.6 billion as of December 31, 2014, US$368.0 billion as of December 31, 2015, US$371.1 billion as of December 31, 2016 and US$389.3 billion as of December 31, 2017, primarily due to continued trade surpluses and capital inflows. The amount of the Government’s foreign currency reserve was US$396.8 billion as of March  31, 2018.

Government Finance

The Ministry of Strategy and Finance prepares the Government budget and administers the Government’s finances.

The Government’s fiscal year commences on January 1. The Government must submit the budget, which is drafted by the Minister of Strategy and Finance and approved by the President of the Republic, to the National Assembly not later than 90 days prior to the start of the fiscal year and may submit supplementary budgets revising the original budget at any time during the fiscal year.

2016 budgeted revenues increased by 6.8% to ￦369.9 trillion from ￦346.4 trillion in 2015, led by an increase in budgeted tax revenues (including revenues from social security contributions and income tax). 2016 budgeted expenditures and net lending increased by 4.0% to ￦367.4 trillion from ￦353.4 trillion in 2015, led by increases in budgeted expenditures on economic growth (including research and development), welfare services for senior citizens, unemployed people and temporary workers, promotion of cultural industries, military services, public assistance, child care and education. The 2016 budget anticipated a ￦2.5 billion budget surplus.

2017 budgeted revenues increased by 5.8% to ￦391.2 trillion from ￦369.9 trillion in 2016, led by an increase in budgeted tax revenues (including revenues from social security contributions, taxes on goods and services and taxes on income, profits and capital gains). 2017 budgeted expenditures and net lending increased by 2.9% to ￦378.2 trillion from ￦367.4 trillion in 2016, led by increases in budgeted expenditures on welfare services for senior citizens, children, unemployed people and temporary workers, military services, infrastructure and community development. The 2017 budget anticipated a ￦13.0 billion budget surplus.

2018 budgeted revenues increased by 6.4% to ￦416.1 trillion from ￦391.2 trillion in 2017, led by an increase in budgeted tax revenues (including revenues from social security contributions, taxes on goods and services and taxes on income, profits and capital gains). 2018 budgeted expenditures and net lending increased by 5.2% to ￦397.7 trillion from ￦378.2 trillion in 2017, led by increases in budgeted expenditures on the agriculture, forestry and fisheries industry, welfare services for senior citizens, children, unemployed people and temporary workers, health and medical services, education services and military services. The 2018 budget anticipated a ￦18.4 billion budget surplus.

The following table shows consolidated Government revenues and expenditures:

Consolidated Central Government Revenues and Expenditures

	Actual					Budget
	2013	2014	2015	2016	2017(1)	2016	2017	2018
	(billions of Won)
Total Revenues	314,438	320,895	339,186	371,264	403,839	369,913	391,175	416,085
Current Revenues	311,136	318,185	335,911	367,888	400,659	365,782	387,376	413,304
Total Tax Revenues	248,046	255,313	270,974	299,451	325,845	293,269	313,086	337,402
Taxes on income, profits and capital gains	91,674	95,976	105,751	120,612	134,242	114,680	126,847	135,942
Social security contributions	46,140	49,793	53,089	56,889	60,460	60,530	62,010	69,273
Tax on property	8,591	9,054	11,113	11,112	12,945	10,303	11,459	11,931
Taxes on goods and services	77,642	79,055	79,442	89,221	95,535	86,549	90,282	97,390
Taxes on international trade and transaction	10,562	8,721	8,495	8,045	8,529	8,292	8,991	9,418
Other tax	13,438	12,715	13,084	13,571	14,133	12,915	13,498	13,450
Non-Tax Revenues	63,089	62,872	64,936	68,437	74,814	72,513	74,290	75,902
Operating surpluses of departmental enterprise sales and property income	24,591	23,112	22,129	24,489	27,692	25,920	26,981	27,154
Administration fees & charges and non-industrial sales	8,537	7,997	8,664	8,469	9,067	8,578	8,978	9,460
Fines and forfeits	18,164	19,556	20,777	22,266	23,769	23,484	22,879	23,140
Contributions to government employee pension fund	8,776	9,915	10,929	11,289	12,311	11,372	12,370	13,200
Current revenue of non-financial public enterprises	3,021	2,292	2,437	1,924	1,974	3,159	3,082	2,947
Capital Revenues	3,302	2,710	3,276	3,376	3,180	4,131	3,800	2,781
Total Expenditures and Net Lending	300,238	312,394	339,351	354,354	379,809	367,413	378,196	397,739
Total Expenditures	302,036	311,507	330,537	342,612	363,671	352,710	367,705	388,134
Current Expenditures	268,019	280,466	296,216	309,981	332,719	320,293	336,209	358,912
Expenditure on goods and service	57,769	59,616	63,160	65,145	67,536	70,166	71,542	75,281
Interest payment	13,386	14,057	14,056	13,964	13,976	14,434	14,486	14,334
Subsidies and other current transfers	193,451	203,649	216,189	228,349	248,513	232,033	246,987	265,631
Current expenditure of non-financial public enterprises	3,414	3,143	2,810	2,524	2,694	3,661	3,193	3,666
Capital Expenditures	34,017	31,041	34,322	32,631	30,952	32,417	31,496	29,222
Net Lending	(1,798)	888	8,814	11,741	16,138	14,703	10,490	9,605

(1)	Preliminary.

Source: Ministry of Strategy and Finance; The Bank of Korea; Korea National Statistical Office

The consolidated Government account consists of a General Account, Special Accounts (including a non-financial public enterprise special account) and Public Funds. The Government segregates the accounts of certain functions of the Government into Special Accounts and Public Funds for more effective administration and fiscal control. The Special Accounts and Public Funds relate to business type activities, such as economic development, road and railway construction and maintenance, monopolies, and communications developments and the administration of loans received from official international financial organizations and foreign governments.

Revenues derive mainly from national taxes and non-tax revenues. Taxes in Korea can be roughly classified into the following types:

•	income tax and capital gains tax,

•	property tax,

•	value-added tax,

•	customs duty tax, and

•	other taxes.

Income tax and capital gains tax are imposed on income derived from labor, business operation and ownership of assets and profits derived from capital appreciation. Income tax and capital gains tax, depending on the type of taxpayer, can be further classified into corporate income tax and individual income tax. Property tax is imposed on exchange or ownership of property and includes inheritance tax and gift tax. Value-added tax is imposed on value added to goods and services. Customs duty tax is imposed on imported goods. Other taxes include tax on certain securities transactions and a stamp tax for certain documents.

Expenditures include general administration, national defense, community service, education, health, social security, certain annuities and pensions and local finance, which involves the transfer of tax revenues to local governments.

For 2013, the Republic recorded total revenues of ￦314.4 trillion and total expenditures and net lending of ￦300.2 trillion. The Republic had a fiscal surplus of ￦14.2 trillion in 2013.

For 2014, the Republic recorded total revenues of ￦320.9 trillion and total expenditures and net lending of ￦312.4 trillion. The Republic had a fiscal surplus of ￦8.5 trillion in 2014.

For 2015, the Republic recorded total revenues of ￦339.2 trillion and total expenditures and net lending of ￦339.4 trillion. The Republic had a fiscal deficit of ￦0.2 trillion in 2015.

For 2016, the Republic recorded total revenues of ￦371.3 trillion and total expenditures and net lending of ￦354.4 trillion. The Republic had a fiscal surplus of ￦16.9 trillion in 2016.

Based on preliminary data, the Republic recorded total revenues of ￦403.8 trillion and total expenditures and net lending of ￦379.8 trillion in 2017. The Republic had a fiscal surplus of ￦24 trillion in 2017.

Debt

The Government estimates that the total outstanding debt of the Government (including guarantees by the Government) as of December 31, 2016 amounted to approximately ￦616.1 trillion, an increase of 5.7% over the previous year. The Government estimates that the total outstanding debt of the Government (including guarantees by the Government) as of December 31, 2017 amounted to approximately ￦648.5 trillion, an increase of 5.3% over the previous year. The Ministry of Strategy and Finance administers the national debt of the Republic.

External and Internal Debt of the Government

The following table sets out, by currency and the equivalent amount in U.S. dollars, the estimated outstanding direct external debt of the Government as of December 31, 2017:

Direct External Debt of the Government

	Amount in Original Currency	Equivalent Amount in U.S. Dollars(1)
	(millions)
US$	US$ 4,900.0	US$	4,900.0
Chinese Yuan (CNY)	CNY3,000.0		458.2
Euro (EUR)	EUR1,125.0		1,343.2

Total		US$	6,701.4

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the arbitrage rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2017.

The following table summarizes, as of December 31 of the years indicated, the outstanding direct internal debt of the Republic:

Direct Internal Debt of the Government

(billions of Won)
2013	453,674.0
2014	493,584.9
2015	547,625.6
2016	584,785.0
2017	619,971.9

The following table sets out all guarantees by the Government of indebtedness of others:

Guarantees by the Government

	December 31,
	2013	2014	2015	2016	2017
	(billions of Won)
Domestic	32,978.5	29,158.4	26,393.8	24,241.6	21,130.5
External (1)	—	—	—	—	—

Total	32,978.5	29,158.4	26,393.8	24,241.6	21,130.5

(1)	Converted to Won at foreign exchange banks’ telegraphed transfer selling rates to customers or the market average exchange rates in effect on December 31 of each year.

For further information on the outstanding indebtedness, including guarantees, of the Republic, see “—Tables and Supplementary Information”.

External Liabilities

The following tables set out certain information regarding the Republic’s external liabilities calculated under the criteria based on the sixth edition of Balance of Payment Manual, or BPM6, published by the International Monetary Fund in December 2010 and implemented by the Government in December 2013. Under BPM6, in particular, prepayments received in connection with the construction of ships are excluded from the external liabilities.

	December 31,
	2013	2014	2015	2016	2017(1)
	(billions of dollars)
Long-term Liabilities	311.7	307.9	291.7	279.4	302.9
General Government	63.0	65.2	62.8	64.5	78.0
Monetary Authorities	29.2	25.9	20.1	10.8	14.5
Banks	102.2	104.0	103.1	93.8	91.7
Other Sectors	117.4	112.9	105.7	110.3	118.7

Short-term Liabilities	111.8	116.4	104.3	104.7	115.9
General Government	0.0	1.8	2.3	2.5	2.0
Monetary Authorities	10.8	12.2	12.0	6.9	8.1
Banks	77.9	79.9	74.8	78.4	85.1
Other Sectors	23.0	22.5	15.2	16.9	20.7

Total External Liabilities	423.5	424.3	396.1	384.1	418.8

(1)	Preliminary

Debt Record

The Government has always paid when due the full amount of principal of, interest on, and amortization of sinking fund requirements of, all of its indebtedness.

Tables and Supplementary Information

A. External Debt of the Government

(1) External Bonds of the Government

Series	Issue Date	Maturity Date	Interest Rate (%)	Currency	Original Principal Amount	Principal Amount Outstanding as of December 31, 2017
2005-001	November 2, 2005	November 3, 2025	5.625	USD	400,000,000		400,000,000
2006-002	December 7, 2006	December 7, 2021	4.250	EUR	375,000,000		375,000,000
2009-001	April 16, 2009	April 16, 2019	7.125	USD	1,500,000,000		1,500,000,000
2013-001	September 11, 2013	September 11, 2023	3.875	USD	1,000,000,000		1,000,000,000
2014-001	June 10, 2014	June 10, 2044	4.125	USD	1,000,000,000		1,000,000,000
2014-002	June 10, 2014	June 10, 2024	2.125	EUR	750,000,000		750,000,000
2015-003	December 16, 2015	December 16, 2018	3.000	CNY	3,000,000,000		3,000,000,000
2017-001	January 19, 2017	January 19, 2027	2.750	USD	1,000,000,000		1,000,000,000

Total External Bonds in Original Currencies							USD 4,900,000,000
							EUR 1,125,000,000
							CNY 3,000,000,000

Total External Bonds in Equivalent Amount of Won(1)						￦	7,179,966,250,000

(1)	U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to ￦1,071.40, the market average exchange rate in effect on December 31, 2017, as announced by Seoul Money Brokerage Services, Ltd. Euro amounts are converted to Won amounts at the rate of EUR1.00 to ￦1,279.25, the market average exchange rate in effect on December 31, 2017, as announced by Seoul Money Brokerage Services, Ltd. CNY amounts are converted to Won amounts at the rate of CNY1.00 to ￦163.65, the market average exchange rate in effect on December 31, 2017, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of the Government

None.

B. External Guaranteed Debt of the Government

None.

C. Internal Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2017
	(%)			(billions of Won)
1. Bonds
Interest-Bearing Treasury Bond for Treasury Bond Management Fund	1.00-5.75	2006-2017	2018-2066	546,715.2
Interest-Bearing Treasury Bond for National Housing I	1.25-3.00	2007-2017	2012-2022	68,635.3
Interest-Bearing Treasury Bond for National Housing II	0.0-3.0	1992-2017	2012-2030	779.2
Interest-Bearing Treasury Bond for National Housing III	0	2005	2015	1.6
Non-interest-Bearing Treasury Bond for Contribution to International Organizations(1)	0	1968-1985	—	9.4

Total Bonds				616,140.6

2. Borrowings
Borrowings from The Bank of Korea	1.362-1.453	2016-2017	2018	1,336.2
Borrowings from the Sports Promotion Fund	1.205-1.265	2016	2019	100.0
Borrowings from The Korea Foundation Fund	1.515-1.73	2016-2017	2018-2019	40.0
Borrowings from the Korea Credit Guarantee Fund	2.305-2.755	2014	2018	455.0
Borrowings from Korea Technology Finance Corporation	1.215-2.755	2014-2016	2018	195.0
Borrowings from the Credit Guarantee Fund for Agriculture, Forestry and Fisheries Suppliers	1.875-3.215	2014-2015	2018-2020	1,100.0
Borrowings from the Government Employees’ Pension Fund	1.467	2015	2018	10.0
Borrowings from the Film Industry Development Fund	1.385-2.16	2015-2017	2018-2020	69.0
Borrowings from the Housing Finance Credit Guarantee Fund	1.385-1.67	2016	2019-2021	526.1

Total Borrowings				3,831.3

Total Internal Funded Debt				619,971.9

(1)	Interest Rates and Years of Original Maturity not applicable.

D. Internal Guaranteed Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2017
	(%)			(billions of Won)
1. Bonds of Government-Affiliated Corporations
Korea Deposit Insurance Corporation	1.34-3.38	2013-2017	2018-2020	9,680.0
Korea Student Aid Foundation	Floating-5.07	2010-2017	2018-2037	11,430.0

Total Bonds				21,110.0

2. Borrowings of Government-Affiliated Corporations
Rural Development Corporation and Federation of Farmland	5.5	1989	2023	20.5
Total Borrowings				20.5

Total Internal Guaranteed Debt				21,130.5

DESCRIPTION OF THE SECURITIES

Description of Debt Securities

We will issue debt securities under a fiscal agency agreement or agreements. The description below summarizes the material provisions of the debt securities and the fiscal agency agreement. Since it is only a summary, the description may not contain all of the information that may be important to you as a potential investor in the debt securities. Therefore, we urge you to read the form of fiscal agency agreement and the form of global debt security before deciding whether to invest in the debt securities. We have filed a copy of these documents with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part. You should refer to such exhibits for more complete information.

The financial terms and other specific terms of your debt securities will be described in the prospectus supplement relating to your debt securities. The description in the prospectus supplement will supplement this description or, to the extent inconsistent with this description, replace it.

We will appoint a fiscal agent or agents in connection with debt securities whose duties will be governed by the fiscal agency agreement. We may replace the fiscal agent or appoint different fiscal agents for different series of debt securities.

General Terms of the Debt Securities

We may issue debt securities in separate series at various times. The Republic may irrevocably guarantee the payment of principal of, and interest on, one or more series of debt securities. The prospectus supplement that relates to your debt securities will specify some or all of the following terms:

•	the aggregate principal amount;

•	the currency of denomination and payment;

•	any limitation on principal amount and authorized denominations;

•	the percentage of their principal amount at which the debt securities will be issued;

•	the maturity date or dates;

•	the interest rate for the debt securities and, if variable, the method by which the interest rate will be calculated;

•	whether any amount payable in respect of the debt securities will be determined based on an index or formula, and how any such amount will be determined;

•	the dates from which interest, if any, will accrue for payment of interest and the record dates for any such interest payments;

•	where and how we will pay principal and interest;

•	whether and in what circumstances the debt securities may be redeemed before maturity;

•	any sinking fund or similar provision;

•	whether any part or all of the debt securities will be in the form of a global security and the circumstances in which a global security is exchangeable for certificated securities;

•	if issued in certificated form, whether the debt securities will be in bearer form with interest coupons, if any, or in registered form without interest coupons, or both forms, and any restrictions on exchanges from one form to the other;

•	whether any of the terms set out herein will differ for the debt securities;

•	whether the Republic will irrevocably guarantee the payment of principal of, and interest on, the debt securities; and

•	other specific provisions.

Depending on the terms of the debt securities we issue, the prospectus supplement relating to the debt securities may also describe applicable U.S. federal income tax and other considerations additional to the disclosure in this prospectus.

Unless otherwise specified in the applicable prospectus supplement, we will maintain at an office in the Borough of Manhattan, The City of New York, a register for the registration of transfers of debt securities issued in registered form.

Payments of Principal, Premium and Interest

On every payment date specified in the relevant prospectus supplement, we will pay the principal, premium and/or interest due on that date to the registered holder of the relevant debt security at the close of business on the related record date. We will make all payments at the place and in the currency set out in the prospectus supplement. Unless otherwise specified in the relevant prospectus supplement or the debt securities, we will make payments in U.S. dollars at the New York office of the fiscal agent or, outside the United States, at the office of any paying agent. Unless otherwise specified in the applicable prospectus supplement or debt securities, we will pay interest by check, payable to the registered holder.

We will make any payments on debt securities in bearer form at the offices and agencies of the fiscal agent or any other paying agent outside the United States as we may designate. At the option of the holder of the bearer debt securities, we will make such payments by check or by transfer to an account maintained by the holder with a bank located outside of the United States. We will not make payments on bearer debt securities at the corporate trust office of the fiscal agent in the United States or at any other paying agency in the United States. In addition, we will not make any payment by mail to an address in the United States or by transfer to an account maintained by a holder of bearer debt securities with a bank in the United States. Nevertheless, we will make payments on a bearer debt security denominated and payable in U.S. dollars at an office or agency in the United States if:

•	payment outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions; and

•	the payment is then permitted under United States law, without material adverse consequences to us.

If we issue bearer debt securities, we will designate the offices of at least one paying agent outside the United States as the location for payment.

Repayment of Funds; Prescription

If no one claims money paid by us to the fiscal agent for the payment of principal or interest in respect of any series of debt securities for two years after the payment was due and payable, the fiscal agent or paying agent will repay the money to us. After such repayment, the fiscal agent or paying agent will not be liable with respect to the amounts so repaid, and you may look only to us for any payment under the debt securities.

Under Korean laws concerning prescriptive periods for filing claims, as generally interpreted, you will not be permitted to file a claim against us for payment of principal or interest on any series of debt securities unless you do so within five years, in the case of principal, and three years, in the case of interest, from the date on which payment was due.

Global Securities

The prospectus supplement relating to a series of debt securities will indicate whether any of that series of debt securities will be represented by a global security. The prospectus supplement will also describe any unique specific terms of the depositary arrangement with respect to that series. Unless otherwise specified in the prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.

Registered Ownership of the Global Security

The global security will be registered in the name of a depositary identified in the prospectus supplement, or its nominee, and will be deposited with the depositary, its nominee or a custodian. The depositary, or its nominee, will therefore be considered the sole owner or holder of debt securities represented by the global security for all purposes under the fiscal agency agreement. Except as specified below or in the applicable prospectus supplement, beneficial owners:

•	will not be entitled to have any of the debt securities represented by the global security registered in their names;

•	will not receive physical delivery of any debt securities in definitive form;

•	will not be considered the owners or holders of the debt securities;

•	must rely on the procedures of the depositary and, if applicable, any participants (institutions that have accounts with the depositary or a nominee of the depositary, such as securities brokers and dealers) to exercise any rights of a holder; and

•	will receive payments of principal and interest from the depositary or its participants rather than directly from us.

We understand that, under existing industry practice, the depositary and participants will allow beneficial owners to take all actions required of, and exercise all rights granted to, the registered holders of the debt securities.

We will register debt securities in the name of a person other than the depositary or its nominee only if:

•	the depositary for a series of debt securities is unwilling or unable to continue as depositary; or

•	we determine, in our sole discretion, not to have a series of debt securities represented by a global security.

In either such instance, an owner of a beneficial interest in a global security will be entitled to registration of a principal amount of debt securities equal to its beneficial interest in its name and to physical delivery of the debt securities in definitive form.

Beneficial Interests in and Payments on a Global Security

Only participants, and persons that may hold beneficial interests through participants, can own a beneficial interest in the global security. The depositary keeps records of the ownership and transfer of beneficial interests in the global security by its participants. In turn, participants keep records of the ownership and transfer of beneficial interests in the global security by other persons (such as their customers). No other records of the ownership and transfer of beneficial interests in the global security will be kept.

All payments on a global security will be made to the depositary or its nominee. When the depositary receives payment of principal or interest on the global security, we expect the depositary to credit its participants’ accounts with amounts that correspond to their respective beneficial interests in the global security. We also expect that, after the participants’ accounts are credited, the participants will credit the accounts of the owners of beneficial interests in the global security with amounts that correspond to the owners’ respective beneficial interests in the global security.

The depositary and its participants establish policies and procedures governing payments, transfers, exchanges and other important matters that affect owners of beneficial interests in a global security. The depositary and its participants may change these policies and procedures from time to time. We have no responsibility or liability for the records of ownership of beneficial interests in the global security, or for payments made or not made to owners of such beneficial interests. We also have no responsibility or liability for any aspect of the relationship between the depositary and its participants or for any aspect of the relationship between participants and owners of beneficial interests in the global security.

Bearer Securities

We may issue debt securities in a series in the form of one or more bearer global debt securities deposited with a common depositary for the Euroclear and Clearstream, or with a nominee identified in the applicable prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement.

Additional Amounts

We will make all payments of principal of, and premium and interest, if any, on the debt securities, without withholding or deducting any present or future taxes imposed by the Republic or any of its political subdivisions, unless required by law. If Korean law requires us to deduct or withhold taxes, we will pay additional amounts as necessary to ensure that you receive the same amount as you would have received without such withholding or deduction.

We will not pay, however, any additional amounts if you are liable for Korean tax because:

•	you are connected with the Republic other than by merely owning the debt security or receiving income or payments on the debt security;

•	you failed to complete and submit a declaration of your status as a non-resident of the Republic after we or the relevant tax authority requested you to do so; or

•	you failed to present your debt security for payment within 30 days of when the payment is due or, if the fiscal agent did not receive the money prior to the due date, the date notice is given to holders that the fiscal agent has received the full amount due to holders. Nevertheless, we will pay additional amounts to the extent you would have been entitled to such amounts had you presented your debt security for payment on the last day of the 30-day period.

We will not pay any additional amounts for taxes on the debt securities except for taxes payable through deduction or withholding from payments of principal, premium or interest. Examples of the types of taxes for which we will not pay additional amounts include the following: estate or inheritance taxes, gift taxes, sales or transfer taxes, personal property or related taxes, assessments or other governmental charges. We will pay stamp or other similar taxes that may be imposed by the Republic, the United States or any political subdivision or taxing authority in one of those two countries on the fiscal agency agreement or be payable in connection with the issuance of the debt securities.

Status of Debt Securities

The debt securities will:

•	constitute our direct, unconditional, unsecured and unsubordinated obligations; and

•	rank without any preference among themselves and equally with all of our other unsecured and unsubordinated obligations. It is understood that this provision shall not be construed so as to require us to make payments under the debt securities ratably with payments being made under our any other debt securities.

Negative Pledge Covenant

If any debt securities are outstanding, we will not create or permit any security interests on our assets as security for any of our Long-Term External Indebtedness or guarantees issued by us, unless the security interest also secures our obligations under the debt securities. “Long-Term External Indebtedness” means any obligation for the payment or repayment of money borrowed that is denominated in a currency other than the currency of the Republic and which has a final maturity of one year or more from its date of issuance.

We may, however, create or permit a security interest:

•	in favor of the Government or The Bank of Korea or any other agency or instrumentality of or controlled by the Government;

•	arising from, or any deposit or other arrangement made or entered into in connection with, the sale, assignment or other disposition or the discounting of any of our notes or receivables, or any other transaction in the ordinary course of our business; or

•	on any asset (or documents of title to such asset) incurred when the asset was purchased or improved to secure payment of the cost of the activity.

Events of Default

Each of the following constitutes an event of default with respect to any series of debt securities:

1.	Non-Payment: we do not pay principal or interest or premium or deposit any sinking fund payment on any debt securities of the series when due and such failure to pay continues for 30 days.

2.	Breach of Other Obligations: we fail to observe or perform any of the covenants in the series of debt securities (other than non-payment) for 60 days after written notice of the default is delivered to us at the corporate trust office of the fiscal agent in New York City by holders representing at least 10% of the aggregate principal amount of the debt securities of the series.

3.	Cross Default and Cross Acceleration:

•	we default on any External Indebtedness, and, as a result, becomes obligated to pay an amount equal to or greater than US$10,000,000 in aggregate principal amount prior to its due date; or

•	we fail to pay when due, including any grace period, any of our External Indebtedness in aggregate principal amount equal to or greater than US$10,000,000 or we fail to pay when requested and required by the terms thereof any guarantee for External Indebtedness of another person equal to or greater than US$10,000,000 in aggregate principal amount, except in any such case where such External Indebtedness or guarantee is being contested in good faith by appropriate proceedings.

4.	Moratorium/Default:

•	we declare a general moratorium on the payment of our External Indebtedness, including obligations under guarantees;

•	the Republic declares a general moratorium on the payment of its External Indebtedness, including obligations under guarantees;

•	the Republic becomes liable to repay prior to maturity any amount of External Indebtedness, including obligations under guarantees, as a result of a default under such External Indebtedness or obligations; or

•	the international monetary reserves of the Republic become subject to a security interest or segregation or other preferential arrangement for the benefit of any creditors.

5.	Bankruptcy:

•	we are declared bankrupt or insolvent by any court or administrative agency with jurisdiction over us;

•	we pass a resolution to apply for bankruptcy or to request the appointment of a receiver or trustee or similar official in insolvency;

•	a substantial part of our assets are liquidated;

•	we are wound up or dissolved; or

•	we cease to conduct the banking business.

6.	Failure of Support: the Republic fails to provide financial support for us as required under Article 37 of the KEXIM Act as of the date of the debt securities of such series.

7.	Control of Assets: the Republic ceases to control us (directly or indirectly).

8.	IMF Membership/World Bank Membership: the Republic ceases to be a member in good standing of the IMF or the International Bank for Reconstruction and Development (World Bank).

For purposes of the foregoing, “External Indebtedness” means any obligation for the payment or repayment of money borrowed that is denominated in a currency other than the currency of the Republic.

If an event of default occurs, any holder may declare the principal amount of debt securities that it holds to be immediately due and payable by written notice to us and the fiscal agent.

You should note that:

•	despite the procedure described above, no debt securities may be declared due and payable if we cure the applicable event of default before we receive the written notice from the debt security holder;

•	we are not required to provide periodic evidence of the absence of defaults; and

•	the fiscal agency agreement does not require us to notify holders of the debt securities of an event of default or grant any debt security holder a right to examine the security register.

Modifications and Amendments; Debt Securityholders’ Meetings

Each holder of a series of debt securities must consent to any amendment or modification of the terms of that series of debt securities or the fiscal agency agreement that would, among other things:

•	change the stated maturity of the principal of the debt securities or any installment of interest;

•	reduce the principal amount of such series of debt securities or the portion of the principal amount payable upon acceleration of such debt securities;

•	change the debt security’s interest rate or premium payable;

•	change the currency of payment of principal, interest or premium;

•	amend either the procedures provided for a redemption event or the definition of a redemption event;

•	shorten the period during which we are not allowed to redeem the debt securities or grant us a right to redeem the debt securities which we previously did not have; or

•	reduce the percentage of the outstanding principal amount needed to modify or amend the fiscal agency agreement or the terms of such series of debt securities.

We may, with the exception of the above changes, with the consent of the holders of at least 66 2/3% in principal amount of the debt securities of a series that are outstanding, modify and amend other terms of that series of debt securities.

The fiscal agency agreement and a series of debt securities may be modified or amended, without the consent of the holders of the debt securities, to:

•	add covenants made by us that benefit holders of the debt securities;

•	surrender any right or power given to us;

•	secure the debt securities;

•	permit registered securities to be exchanged for bearer securities or relax or eliminate restrictions on the payment of principal, premium or interest on bearer securities to the extent permitted under United States Department of Treasury regulations, provided that holders of the debt securities do not suffer any adverse tax consequences as a result; and

•	cure any ambiguity or correct or supplement any defective provision in the fiscal agency agreement or the debt securities, without materially and adversely affecting the interests of the holders of the debt securities.

Fiscal Agent

The fiscal agency agreement governs the duties of each fiscal agent. We may maintain bank accounts and a banking relationship with each fiscal agent. The fiscal agent is our agent and does not act as a trustee for the holders of the debt securities.

Further Issues of Debt Securities

We may, without the consent of the holders of the debt securities, create and issue additional debt securities with the same terms and conditions as any series of debt securities (or that are the same except for the amount of the first interest payment and for the interest paid on the series of debt securities prior to the issuance of the additional debt securities); provided that if any such additional debt securities are not fungible with the outstanding series of debt securities for U.S. federal income tax purposes, they will be issued under a separate CUSIP or other identifying number. We may consolidate such additional debt securities with the outstanding debt securities to form a single series.

Description of Warrants

The description below summarizes some of the provisions of warrants for the purchase of debt securities that we may issue from time to time and of the warrant agreement. Copies of the forms of warrants and the warrant agreement are or will be filed as exhibits to the registration statement of which this prospectus is a part. Since it is only a summary, the description may not contain all of the information that is important to you as a potential investor in the warrants.

The description of the warrants that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Warrants

Each series of warrants will be issued under a warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The prospectus supplement relating to the series of warrants will describe:

•	the terms of the debt securities purchasable upon exercise of the warrants, as described above under “Description of the Securities—Description of Debt Securities—General Terms of the Debt Securities”;

•	the principal amount of debt securities purchasable upon exercise of one warrant and the exercise price;

•	the procedures and conditions for the exercise of the warrants;

•	the dates on which the right to exercise the warrants begins and expires;

•	whether and under what conditions the warrants may be terminated or canceled by us;

•	whether and under what conditions the warrants and any debt securities issued with the warrants will be separately transferable;

•	whether the warrants will be issued in bearer or registered form;

•	whether the warrants will be exchangeable between registered and bearer form, and, if issued in registered form, where they may be transferred and registered; and

•	other specific provisions.

Terms Applicable to Debt Securities and Warrants

Governing Law

The fiscal agency agreement, any warrant agreement and the debt securities and any warrants will be governed by the laws of the State of New York without regard to any principles of New York law requiring the application of the laws of another jurisdiction. Nevertheless, all matters governing our authorization, execution and delivery of the debt securities and the fiscal agency agreement and any warrants and warrant agreement by us will be governed by the laws of the Republic.

Jurisdiction and Consent to Service

We are owned by a foreign sovereign government and all of our board of directors and executive officers and some of the experts named in this prospectus are residents of Korea. In addition, all or most our assets and the assets of the people named in the preceding sentence are located outside of the United States. For that reason, you may have difficultly serving process on us or the individuals described above in the United States or enforcing in a U.S. court a U.S.-court judgment based on the U.S. federal securities laws. Our Korean counsel has informed us that there is doubt regarding the enforceability in Korea, either in original actions or in actions for the enforcement of U.S.-court judgments, of civil liabilities based on the U.S. federal securities laws. The enforcement of U.S.-court judgments against us may be affected or limited by the general principle of good morals and other social order and the general principle of good faith and fairness provided in the Civil Code of Korea. The courts of Korea will recognize as a valid judgment and enforce any judgment obtained in a U.S. court without re-examination of the merits; provided, that (a) such judgment was finally and conclusively given by a court having valid jurisdiction in accordance with the international jurisdiction principles under Korean law and applicable treaties, (b) we were duly served with service of process (otherwise than by publication or similar means) in sufficient time to enable us to prepare our defense in conformity with applicable laws or responded to the action without being served with process, (c) in light of the substance of such judgment and the procedures of litigation, recognition of such judgment is not contrary to the public policy of Korea, and (d) judgments of the courts of Korea are accorded reciprocal treatment in the jurisdiction of the court which had issued such judgment or the requirements for the recognition of a foreign judgment in the jurisdiction of the court which had issued such judgment are neither manifestly inequitable nor substantially different in material respects from the requirements for recognition of a foreign judgment in Korea.

We have appointed the Chief Representative of our New York Representative Office, Mr. Dong Hoon Lee, and a Senior Representative of our New York Representative Office, Mr. Young-rok Kim, and each of their successors in the future, as our authorized agents to receive service of process in any suit which a holder of any series of debt securities or warrants may bring in any state or federal court in New York City and we have accepted the jurisdiction of those courts for those actions. Our New York Representative Office is located at

460 Park Avenue, 8th Floor, New York, NY 10022. These appointments are irrevocable as long as any amounts of principal, premium or interest remain payable by us to the Fiscal Agent under any series of debt securities or any warrants have not expired or otherwise terminated under their terms. If for any reason either of these two men ceases to act as our authorized agent or ceases to have an address in Manhattan, we shall appoint a replacement. The appointment of agents for receipt of service of process and the acceptance of jurisdiction of state or federal courts in New York City do not, however, apply to actions brought under the United States federal securities laws. We may also be sued in courts having jurisdiction over us located in the Republic.

We will irrevocably consent to any relief and process in connection with a suit against us in relation to the debt securities or warrants, including the enforcement or execution of any order or judgment of the court. To the extent permitted by law, we will waive irrevocably any immunity from jurisdiction to which we might otherwise be entitled in any suit based on any series of debt securities or warrants.

Foreign Exchange Controls

Before we may issue debt securities outside the Republic, the Minister of Strategy and Finance of Korea must receive a report with respect to the issuance by us of debt securities having a maturity of more than one year (if the issue amount is more than US$50 million or the equivalent thereof) in accordance with the Foreign Exchange Transaction Act and Regulation of Korea. After issuance of debt securities outside the Republic, we are required to notify the Minister of Strategy and Finance of such issuance. No further approval or authorization is required for us to pay principal of or interest on the debt securities.

Description of Guarantees

The description below summarizes some of the provisions of the guarantees that the Republic may issue from time to time to guarantee our debt securities. Since it is only a summary, the description may not contain all of the information that is important to you as a potential beneficiary of a guarantee.

The prospectus supplement relating to a guarantee to be issued by the Republic will specify other specific provisions. The description of a guarantee to be issued by the Republic that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Guarantees

Each guarantee will be issued by the Republic as guarantor. The prospectus supplement relating to a guarantee will specify:

•	the relevant obligor and the obligations guaranteed under the guarantee;

•	the nature and scope of the guarantee, including whether or not it is irrevocable and unconditional;

•	the status of the guarantee in relation to the Republic’s other obligations;

•	the governing law of the guarantee; and

•	other relevant provisions of the guarantee.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS

Bearer securities will not be offered, sold or delivered in the United States or its possessions or to a United States person; except in certain circumstances permitted by United States tax regulations. Bearer securities will initially be represented by temporary global securities, without interest coupons, deposited with a common depositary in London for Euroclear and Clearstream for credit to designated accounts. Unless otherwise indicated in the prospectus supplement:

•	each temporary global security will be exchangeable for definitive bearer securities on or after the date that is 40 days after issuance only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations, provided that no bearer security will be mailed or otherwise delivered to any location in the United States in connection with the exchange; and

•	any interest payable on any portion of a temporary global security with respect to any interest payment date occurring prior to the issuance of definitive bearer securities will be paid only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations.

Bearer securities, other than temporary global debt securities, and any related coupons will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States federal income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in the legend provide that, with certain exceptions, a United States person who holds a bearer security or coupon will not be allowed to deduct any loss realized on the disposition of the bearer security, and any gain, which might otherwise be characterized as capital gain, recognized on the disposition will be treated as ordinary income.

For purposes of this section, “United States person” means:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof; or

•	an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

For purposes of this section, “United States” means the United States of America, including each state and the District of Columbia, its territories, possessions and other areas subject to its jurisdiction.

TAXATION

The following discussion summarizes certain Korean and U.S. federal income tax considerations that may be relevant to you if you invest in debt securities. This summary is based on laws, regulations, rulings and decisions in effect as of the date of this Prospectus. These laws, regulations, rulings and/or decisions may change; any such change could apply retroactively and could affect the continued validity of this summary.

This summary does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your tax adviser about the tax consequences of holding the debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Korean Taxation

The following summary of Korean tax considerations applies to you so long as you are not:

•	a resident of Korea;

•	a company having its head office, principal place of business or place of effective management in Korea (a “Korean company”); or

•	engaging in a trade or business in Korea through a permanent establishment or a fixed base to which the relevant income is attributable or with which the relevant income is effectively connected.

Tax on Interest Payments

Under the Special Tax Treatment Control Law (the “STTCL”), when we make payments of interest to you on the debt securities, no amount will be withheld from such payments for, or on account of, taxes of any kind imposed, levied, withheld or assessed by Korea or any political subdivision or taxing authority thereof or therein; provided that the debt securities are deemed to be foreign currency denominated bonds issued outside of Korea for the purpose of the STTCL.

Tax on Capital Gains

You will not be subject to any Korean income or withholding taxes in connection with the sale, exchange or other disposition of a debt security, provided that the disposition does not involve a transfer of the debt security to a Korean resident (or the Korean permanent establishment of a non-resident). In addition, the STTCL exempts you from Korean taxation on any capital gains that you earn from the transfer of the debt securities outside of Korea; provided that the offering of the debt securities is deemed to be an overseas issuance for the purpose of the STTCL. If you sell or otherwise dispose of debt securities to a Korean resident and such disposition or sale is made within Korea, any gain realized on the transaction will be taxable at ordinary Korean withholding tax rates at the lower of 22% (including local income surtax) of net gain (subject to the production of satisfactory evidence of the acquisition costs and certain direct transaction costs) or 11% (including local income surtax) of gross sale proceeds with respect to transactions, unless an exemption is available under an applicable income tax treaty. For example, if you are a resident of the United States for the purposes of the income tax treaty currently in force between Korea and the United States, you are generally entitled to an exemption from Korean taxation in respect of any gain realized on a disposition of a debt security, regardless of whether the disposition is to a Korean resident. For more information regarding tax treaties, please refer to the heading “Tax Treaties” below.

With respect to computing the above-mentioned 22% withholding taxes (including local income surtax) on net gain, please note that there is no provision under relevant Korean law for offsetting gains and losses or otherwise aggregating transactions for the purpose of computing the net gain attributable to sales of the debt securities. The purchaser of the debt securities or, in the case of the sale of the debt securities through a securities company in Korea, the securities company through which such sale is effected, is required under Korean law to withhold the applicable amount of Korean tax and make payment thereof to the relevant Korean tax authority. Unless you, as the seller, can either claim the benefit of an exemption or a reduced rate of tax under an applicable tax treaty or produce satisfactory evidence of your acquisition cost and certain direct transaction costs in relation to the debt securities being sold, the purchaser or the securities company, as applicable, must withhold an amount equal to 11% of the gross sale proceeds. Any withheld tax must be paid no later than the tenth day of the month following the month in which the payment for the purchase of the relevant debt securities occurred. Failure to timely transmit the withheld tax to the Korean tax authorities technically subjects the purchaser or the securities company to penalties under Korean tax laws.

Inheritance Tax and Gift Tax

If you die while domiciled in Korea, Korean inheritance tax will be imposed upon the transfer by succession of any of the debt securities, wherever located, that you own at the time of death. Furthermore, regardless of where you are domiciled when you die, Korean inheritance tax will be imposed upon the transfer by succession of any of the debt securities you own that are located in Korea at the time of death. Similarly, if you give the debt securities as a gift to any other person, the donee will be subject to Korean gift tax, based on where the donee or you are domiciled or where the debt securities are located at the time that you make the gift. The amount, if any, of the applicable inheritance or gift tax imposed in specific cases depends on the value of the debt securities (or other property) and the identities of the parties involved.

Under Korean inheritance and gift tax laws, debt securities issued by Korean companies are deemed to be located in Korea irrespective of where they are physically located or by whom they are owned.

Stamp Duty

You will not be subject to any Korean stamp duty, registration duty or similar documentary tax in respect of or in connection with a transfer of any debt securities or in connection with the exercise of exchange rights or conversion rights that may be acquired with the debt securities.

Guarantees

Although there are no Korean tax laws, regulations or rulings specific to the payment under the guarantee herein, we believe any payments of interest on and principal amount of the debt securities (or the issued price if the debt securities were originally issued at a discount) by the Republic under the Republic’s guarantee on the debt securities denominated in a foreign currency and issued by us are not subject to withholding tax, provided that the debt securities are deemed to be foreign currency denominated bonds issued outside of Korea for the purpose of the STTCL. Further details of the tax consequences of the holders of our debt securities guaranteed by the Republic may be provided in the relevant prospectus supplement.

Tax Treaties

At the date of this prospectus, Korea has tax treaties with, among others, Australia, Austria, Bangladesh, Belgium, Brazil, Bulgaria, Canada, China, Czech Republic, Denmark, Egypt, Finland, France, Germany, Hong Kong, Hungary, India, Indonesia, Ireland, Italy, Japan, Luxembourg, Malaysia, Mexico, Mongolia, the Netherlands, New Zealand, Norway, Pakistan, Philippines, Poland, Republic of Fiji, Romania, Singapore, Spain, Sri Lanka, Sweden, Switzerland, Thailand, Tunisia, Turkey, the United Kingdom, the United States of America and Vietnam under which the rate of withholding tax on interest and dividends is reduced, generally to between 5% and 16.5%, and the tax on capital gains is often eliminated.

With respect to any gains subject to Korean withholding tax, as described under the heading “Tax on Capital Gains” above, you should inquire for yourself whether you are entitled to the benefit of a tax treaty with Korea. It will be your responsibility to claim the benefits of any tax treaty that may exist between your country and Korea in respect of capital gains, and to provide to the purchaser of the debt securities, or the relevant securities company through which the transfer of the debt securities is effected, as applicable, a certificate as to your country of tax residence. In the absence of sufficient proof, the purchaser, or the relevant securities company, as the case may be, must withhold tax at normal rates.

In addition, subject to certain exceptions, in order to receive the benefit of a tax exemption available under any applicable tax treaty, you may also be required to submit to the payer of such Korean source income an application for tax exemption under a tax treaty, together with a certificate as to your country of tax residence. Subject to certain exceptions, the Korean tax laws also require an overseas investment vehicle (which is defined as an organization established in a foreign jurisdiction that manages funds collected through investment solicitation by way of acquiring, disposing or otherwise investing in proprietary targets and then distributes the outcome of such management to investors) to obtain the application for tax exemption from the beneficial owners together with a certificate of tax residence of the beneficial owner and submit a report of overseas investment vehicle to the payer, together with a detailed statement on the beneficial owner of the income and the obtained application for exemption from the beneficial owner. The payer of such Korean source income, in turn, will be required to submit such exemption application to the relevant district tax office in Korea by the ninth day of the month following the date of the first payment of such income. Even if the beneficial owner was unable to receive the benefit of a tax exemption due to his or her failure to timely submit such application, the beneficial owner may still receive tax treaty benefits by claiming tax refund with evidentiary documents to the relevant tax office within five years of the last day of the month during which the payment of such income occurred. Furthermore, the Corporation Income Tax Law (the “CITL”) and Individual Income Tax Law (the “IITL”) require the beneficial owner to submit an application for entitlement to a preferential tax rate together with evidence of tax residence (including a certificate of tax residence of the beneficial owner issued by a competent authority of the country of tax residence of the beneficial owner) to a withholding obligor paying Korean source income in order to benefit from the available reduced tax rate pursuant to the relevant tax treaty. Subject to certain exceptions, the CITL and IITL also require an overseas investment vehicle to obtain the application for entitlement to a preferential tax rate from the beneficial owners and submit a report of overseas investment vehicle to the withholding obligor, together with a detailed statement on the beneficial owner of the income.

At present, Korea has not entered into any tax treaties regarding inheritance or gift tax.

United States Tax Considerations

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in debt securities and are a U.S. holder. You will be a U.S. holder if you are the beneficial owner of a debt security and you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of its investment in a debt security. This summary deals only with U.S. holders that hold debt securities as capital assets for tax purposes. This summary does not apply to you if you are an investor that is subject to special tax rules, such as:

•	a bank or thrift;

•	a real estate investment trust;

•	a regulated investment company;

•	an insurance company;

•	a dealer in securities or currencies;

•	a trader in securities or commodities that elects mark-to-market treatment;

•	a person that will hold debt securities as a hedge against currency risk or as a position in a straddle or conversion transaction for tax purposes;

•	an entity taxed as a partnership or a partner therein;

•	a tax exempt organization; or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations promulgated thereunder, and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Any special U.S. federal income tax considerations relevant to a particular issuance of debt securities will be discussed in the applicable prospectus supplement. This discussion does not address U.S. state, local and non-U.S. tax consequences, the Medicare tax on certain investment income or the alternative minimum tax. You should consult your tax adviser about the tax consequences of holding debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

U.S. holders that use an accrual method of accounting for tax purposes (“accrual method holders”) generally are required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements (the “book/tax conformity rule”). The application of the book/tax conformity rule thus may require the accrual of income earlier than would be the case under the general tax rules described below, although it is not clear to what types of income the book/tax conformity rule applies. This rule generally is effective for tax years beginning after December 31, 2017 or, for notes issued with original issue discount, for tax years beginning after December 31, 2018. Accrual method holders should consult with their tax advisors regarding the potential applicability of the book/tax conformity rule to their particular situation.

Payments or Accruals of Interest

Payments or accruals of “qualified stated interest” (as defined below) on a debt security will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts, in accordance with your regular method of tax accounting. If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars (a “foreign currency”), the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment regardless of whether you convert the payment into U.S. dollars. If you are an accrual method holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year. Alternatively, as an accrual method holder you may elect to translate all interest income on foreign currency-denominated debt securities at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year), or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the United States Internal Revenue Service (the “IRS”). If you are an accrual method holder, you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt security.

Purchase, Sale and Retirement of Debt Securities

Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. (The rules for determining these amounts are discussed below.) If you purchase a debt security that is denominated in a foreign currency, the cost to you, and therefore generally your initial tax basis, will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency-denominated debt security is traded on an established securities market and you use the cash method of tax accounting, or if you are an accrual method holder that makes a special election, then you will determine the U.S. dollar value of the cost of the debt security by translating the amount of the foreign currency that you paid for the debt security at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a foreign currency-denominated debt security in respect of original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the purchase.

When you sell or exchange a debt security, or if a debt security that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction, less any accrued qualified stated interest, which will be subject to tax in the manner described above, and your tax basis in the debt security. If you sell or exchange a debt security for a foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. tax purposes generally will be the U.S. dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency debt security is disposed of or retired. If you dispose of a foreign currency debt security that is traded on an established securities market and you are a cash-basis U.S. holder, or if you are an accrual-basis holder that makes a special election, then you will determine the U.S. dollar value of the amount realized by translating the amount of the foreign currency that you received on the debt security at the spot rate of exchange on the settlement date of the sale, exchange or retirement. Furthermore, regardless of which of the foregoing methods applies, if Korean tax is withheld on the sale, exchange or retirement of a debt security, the amount you realize will include the gross amount of the proceeds of that sale or exchange before deduction of the Korean tax.

The special election available to you if you are an accrual method holder in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS.

Except as discussed below with respect to market discount, short-term debt securities and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be long-term capital gain or loss if you have held the debt security for more than one year. The Code provides preferential treatment under certain circumstances for net long-term capital gains recognized by individual U.S. holders. The ability of U.S. holders to offset capital losses against ordinary income is limited.

Under certain circumstances as described above under “Taxation—Korean Taxation—Tax on Capital Gains” and “Taxation—Korean Taxation—Tax Treaties”, you may be subject to Korean withholding tax upon the sale or other disposition of a debt security. If you are eligible for benefits of the Korea-United States tax treaty, which exempts capital gains from tax in Korea, you would not be eligible to credit against your U.S. federal income tax liability any such Korean tax withheld. In addition, any gain or loss that you recognize on the sale, exchange, redemption or retirement of a debt security generally will be treated as U.S. source income. Consequently, even if you are not eligible for an exemption from such taxes under the Korea-United States tax treaty, you may not be able to claim a credit for any Korean tax imposed upon the sale or exchange of a debt security unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. You should consult their own tax advisers with respect to your eligibility for benefits under the Korea-United States tax treaty and, if you are not eligible for treaty benefits, your ability to credit any Korean tax withheld upon sale of the debt securities against your U.S. federal income tax liability.

Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the debt security.

Original Issue Discount

If we issue debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of whole years to their maturity (the “de minimis threshold”), the debt securities will be “Original Issue Discount Debt Securities.” The difference between the issue price and their stated redemption price at maturity will be the “original issue discount.” The “issue price” of the Original Issue Discount Debt Securities will be the first price at which a substantial amount of the Original Issue Discount Debt Securities are sold to the public (i.e., excluding sales of Original Issue Discount Debt Securities to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under the Original Issue Discount Debt Securities other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property, other than debt instruments issued by us, at least annually during the entire term of an Original Issue Discount Debt Security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in Original Issue Discount Debt Securities you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Code and certain U.S. Treasury regulations (the “OID regulations”). You should be aware that, as described in greater detail below, if you invest in an Original Issue Discount Debt Security you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, before you may have received the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an Original Issue Discount Debt Security with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that Original Issue Discount Debt Security for all days during the taxable year that you own the Original Issue Discount Debt Security. The daily portions of original issue discount on an Original Issue Discount Debt Security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Debt Security, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the Original Issue Discount Debt Security, the amount of original issue discount on an Original Issue Discount Debt Security allocable to each accrual period is determined by:

(i)	multiplying the “adjusted issue price” (as defined below) of the Original Issue Discount Debt Security at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity (as defined below) of the Original Issue Discount Debt Security and the denominator of which is the number of accrual periods in a year; and

(ii)	subtracting from that product the amount, if any, payable as qualified stated interest allocable to that accrual period.

In the case of an Original Issue Discount Debt Security that is a floating rate debt security, both the “annual yield to maturity” and the qualified stated interest will be determined for these purposes as though the Original Issue Discount Debt Security had borne interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the Original Issue Discount Debt Security on its date of issue or, in the case of some floating rate debt securities, the rate that reflects the yield that is reasonably expected for the Original Issue Discount Debt Security. Additional rules may apply if interest on a floating rate debt security is based on more than one interest index. The “adjusted issue price” of an Original Issue Discount Debt Security at the beginning of any accrual period will generally be the sum of its issue price, including any accrued interest, and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the Original Issue Discount Debt Security in all prior accrual periods. All payments on an Original Issue Discount Debt Security, other than qualified stated interest, will generally be viewed first as payments of previously accrued original issue discount, to the extent of the previously accrued discount, with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “annual yield to maturity” of an Original Issue Discount Debt Security is the discount rate, appropriately adjusted to reflect the length of accrual periods, that causes the present value on the issue date of all payments on the Original Issue Discount Debt Security to equal the issue price. As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an Original Issue Discount Debt Security denominated in U.S. dollars will generally be lesser in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. For debt securities purchased at a premium or bearing market discount in your hands, if you make this election you will also be deemed to have made the election (discussed below under “Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant yield basis in respect of all other premium or market discount debt securities that you hold.

In the case of an Original Issue Discount Debt Security that is also a foreign currency-denominated debt security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method, and (ii) translating that foreign currency amount so determined at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount so determined at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years), or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described under the caption “Payments or Accruals of Interest” above. Because exchange rates may fluctuate, if you are the holder of an Original Issue Discount Debt Security that is also a foreign currency debt security you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar Original Issue Discount Debt Security denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount, whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the Original Issue Discount Debt Security, you will recognize ordinary income or loss measured by the difference between the amount received, translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the Original Issue Discount Debt Security, as the case may be, and the amount accrued, using the exchange rate applicable to such previous accrual.

If you purchase an Original Issue Discount Debt Security outside of the initial offering at a cost less than its “remaining redemption amount”, or if you purchase an Original Issue Discount Debt Security in the initial offering at a price other than the Original Issue Discount Debt Security’s issue price, you will also generally be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an Original Issue Discount Debt Security at a price greater than its adjusted issue price, you will be required to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The remaining redemption amount for an Original Issue Discount Debt Security is the total of all future payments to be made on the debt security other than qualified stated interest.

Floating rate debt securities generally will be treated as “variable rate debt instruments” under the OID regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as qualified stated interest, and such a debt security will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. A floating rate debt security that does not qualify as a variable rate debt instrument will be subject to special rules (the “contingent payment regulations”) that govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”). A detailed description of the tax considerations relevant to U.S. holders of any such debt securities will be provided in the applicable prospectus supplement.

Certain Original Issue Discount Debt Securities may be redeemed prior to maturity, either at our option or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the applicable prospectus supplement. Original Issue Discount Debt Securities containing these features may be subject to rules that differ from the general rules discussed above. If you purchase Original Issue Discount Debt Securities with these features, you should carefully examine the applicable prospectus supplement and consult your tax adviser about their treatment since the tax consequences with respect to original issue discount will depend, in part, on the particular terms and features of the Original Issue Discount Debt Securities.

If a debt security provides for a scheduled accrual period that is longer than one year (for example, as a result of a long initial period on a debt security with interest that is generally paid on an annual basis), then stated interest on the debt security will not qualify as “qualified stated interest” under the OID Regulations. As a result, the debt security would be an Original Issue Discount Debt Security. In that event, among other things, if you are a cash-method U.S. holder you will be required to accrue stated interest on the debt security under the rules for original issue discount described above, and regardless of your method of accounting for U.S. federal income tax purposes, you will be required to accrue original issue discount that would otherwise fall under the de minimis threshold.

The book/tax conformity rule, discussed above under “United States Tax Considerations,” applies to original issue discount in some cases, and therefore if you are an accrual method holder you may be required to include original issue discount on Original Issue Discount Debt Securities in a more accelerated manner than described above if you do so for financial accounting purposes. It is uncertain what adjustments, if any, should be made in later accrual periods when taxable income exceeds income reflected on your financial statements to reflect the accelerated accrual of income in earlier periods. In addition, it is possible, although less likely, that if you are an accrual method holder you may be required to include original issue discount that would otherwise fall under the de minimis threshold in gross income as such original issue discount accrues on your financial statements. The application of the book-tax conformity rule to original issue discount, including original issue discount that would otherwise fall under the de minimis threshold, is uncertain, and accrual method taxpayers should consult with their tax advisors on how the rule may apply to their investment in the debt securities.

Short-Term Debt Securities

The rules described above will also generally apply to Original Issue Discount Debt Securities with maturities of one year or less (“short-term debt securities”), but with some modifications.

First, the original issue discount rules treat none of the interest on a short-term debt security as qualified stated interest, but treat a short-term debt security as having original issue discount. Thus, all short-term debt securities will be Original Issue Discount Debt Securities. Except as noted below, if you are a cash-basis holder of a short-term debt security and you do not identify the short-term debt security as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the short-term debt security as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the short-term debt security during the period you held the short-term debt security. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security until the maturity of the short-term debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term debt security you may elect to accrue original issue discount on a current basis, in which case the limitation on the deductibility of interest described above will not apply. A U.S. holder using the accrual method of tax accounting and some cash method holders, including banks, securities dealers, regulated investment companies and certain trust funds, generally will be required to include original issue discount on a short-term debt security in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash- or accrual-basis holder, if you are the holder of a short-term debt security you can elect to accrue any “acquisition discount” with respect to the short-term debt security on a current basis. Acquisition discount is the excess of the remaining redemption amount of the short-term debt security at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

Finally, the market discount rules described below will not apply to short-term debt securities.

As described above, certain of the debt securities may be subject to special redemption features. These features may affect the determination of whether a debt security has a maturity of one year or less and thus is a short-term debt security. If you purchase debt securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about these features.

Premium and Market Discount

If you purchase a debt security at a cost greater than the debt security’s remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the IRS. If you elect to amortize the premium, you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. Original Issue Discount Debt Securities purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency debt security, you should calculate the amortization of the premium in the foreign currency. Amortization deductions attributable to a period reduce interest payments in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for those interest payments. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency debt security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the debt security and the exchange rate on the date when the holder acquired the debt security. For a U.S. holder that does not elect to amortize premium, the amount of premium will be included in your tax basis when the debt security matures or is disposed of. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

If you purchase a debt security at a price that is lower than the debt security’s remaining redemption amount, or in the case of an Original Issue Discount Debt Security, the debt security’s adjusted issue price, by 0.25% or more of the remaining redemption amount, or adjusted issue price, multiplied by the number of remaining whole years to maturity, the debt security will be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt security during your holding period. In addition, you could be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or maintained to purchase or carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency debt security in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within your taxable year).

Under the book/tax conformity rule, discussed above under “United States Tax Considerations,” if you are an accrual method holder that makes the election described in the paragraph above you may be required to accrue market discount in a more accelerated manner than described therein if you do so for financial accounting purposes. It is also possible, although less likely, that if you are an accrual method holder that has not made the election and you accrue market discount on a current basis on your financial statements, you may be required to accrue market discount—including de minimis market discount—currently for U.S. federal income tax purposes. The application of the book/tax conformity rule to debt instruments with market discount is uncertain, and accrual method taxpayers should consult with their tax advisors on how the rule may apply to their investment in the debt securities.

Warrants

A description of the tax consequences of an investment in warrants will be provided in the applicable prospectus supplement.

Indexed Debt Securities and Other Debt Securities Providing for Contingent Payments

The contingent payment regulations generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. In addition, special rules may apply to floating rate debt securities if the interest payable on the debt securities is based on more than one interest index. We will provide a detailed description of the tax considerations relevant to U.S. holders of any debt securities that are subject to the special rules discussed in this paragraph in the relevant prospectus supplement.

Information Reporting and Backup Withholding

Information returns are required to be filed with the IRS in connection with debt security payments made to certain United States persons. If you are a United States person, you generally will not be subject to United States backup withholding tax on such payments if you provide your taxpayer identification number to the withholding agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are not a U.S. holder, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a U.S. holder.

Information with Respect to Foreign Financial Assets

Certain U.S. holders that own “specified foreign financial assets” with an aggregate value in excess of $50,000 are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which would include the debt securities) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. holders who fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. You should consult your own tax advisors regarding the possible application of these rules to your investment in the debt securities, including the application of the rules to your particular circumstances.

Reportable Transactions

A U.S. taxpayer that participates in a “reportable transaction” will be required to disclose its participation to the IRS. Under the relevant rules, if the debt securities are denominated in a foreign currency, a U.S. holder may be required to treat a foreign currency exchange loss from the debt securities as a reportable transaction if this loss exceeds the relevant threshold in the regulations ($50,000 in a single taxable year, if the U.S. holder is an individual or trust, or higher amounts for other non-individual U.S. holders), and to disclose its investment by filing Form 8886 with the IRS. A penalty in the amount of $10,000 in the case of a natural person and $50,000 in all other cases is generally imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a transaction resulting in a loss that is treated as a reportable transaction. You are urged to consult your tax advisors regarding the application of these rules.

PLAN OF DISTRIBUTION

We and the Republic, if a guarantee by the Republic is furnished, may sell or issue the debt securities or warrants or guarantees in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

The prospectus supplement relating to a particular series of debt securities or warrants or guarantees will state:

•	the names of any underwriters;

•	the purchase price of the securities;

•	the proceeds to us from the sale;

•	any underwriting discounts and other compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or paid to dealers; and

•	any securities exchanges on which the securities will be listed.

Any underwriter involved in the sale of securities will acquire the securities for its own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale. The securities may be offered to the public either by underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless the prospectus supplement states otherwise, certain conditions must be satisfied before the underwriters become obligated to purchase securities from us and the Republic, if applicable, and they will be obligated to purchase all of the securities if any are purchased. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we and the Republic, if a guarantee by the Republic is furnished, sell any securities through agents, the prospectus supplement will identify the agent and indicate any commissions payable by us and the Republic, if applicable. Unless the prospectus supplement states otherwise, all agents will act on a best efforts basis and will not acquire the securities for their own account.

We and the Republic, if a guarantee by the Republic is furnished, may authorize agents, underwriters or dealers to solicit offers by certain specified entities to purchase the securities from us and the Republic, if applicable, at the public offering price set forth in a prospectus supplement pursuant to delayed delivery contracts. The prospectus supplement will set out the conditions of the delayed delivery contracts and the commission receivable by the agents, underwriters or dealers for soliciting the contracts.

We and the Republic, if a guarantee by the Republic is furnished, may offer debt securities as consideration for the purchase of other of our debt securities, either in connection with a publicly announced tender offer or in privately negotiated transactions. The offer may be in addition to or in lieu of sales of debt securities directly or through underwriters or agents.

Agents and underwriters may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution from us with respect to certain payments which the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with, or perform services (including commercial and investment banking services) for, us and the Republic in the ordinary course of business.

LEGAL MATTERS

The validity of any particular series of debt securities or warrants issued with debt securities will be passed upon for us and any underwriters or agents by United States and Korean counsel identified in the related prospectus supplement.

AUTHORIZED REPRESENTATIVES IN THE UNITED STATES

Our authorized agents in the United States are Mr. Dong Hoon Lee, Chief Representative of our New York Representative Office, and Mr. Young-rok Kim, Senior Representative of our New York Representative Office. The address of our New York Representative Office is 460 Park Avenue, 8th Floor, New York, NY 10022. The authorized representative of the Republic in the United States is Mr. Seong-Wook Kim, Financial Attaché, Korean Consulate General in New York, located at 460 Park Avenue, 9th Floor, New York, NY 10022.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chairman and President, in his official capacity, has supplied the information set forth under “The Export-Import Bank of Korea” (except for the information set out under “The Export-Import Bank of Korea—Business—Government Support and Supervision”). Such information is stated on his authority.

The Minister of Strategy and Finance of The Republic of Korea, in his official capacity, has supplied the information set out under “The Export-Import Bank of Korea—Business—Government Support and Supervision” and “The Republic of Korea.” Such information is stated on his authority. The documents identified in the portion of this prospectus captioned “The Republic of Korea” as the sources of financial or statistical data are official public documents of the Republic or its agencies and instrumentalities.

EXPERTS

The separate financial statements of The Export-Import Bank of Korea as of and for the year ended December 31, 2017 have been included in this Prospectus in reliance upon the report of KPMG Samjong Accounting Corp., independent auditor, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The separate financial statements of The Export-Import Bank of Korea as of and for the year ended December 31, 2016 included in this Prospectus have been audited by Deloitte Anjin LLC, independent auditor, as stated in their report appearing herein. Such separate financial statements are included in reliance upon the report of such auditor given upon their authority as experts in accounting and auditing.

FORWARD-LOOKING STATEMENTS

This prospectus includes future expectations, projections or “forward-looking statements”, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “expect”, “anticipate”, “estimate”, “project” and similar words identify forward-looking statements. In addition, all statements other than statements of historical facts included in this prospectus are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove correct. This prospectus discloses important factors that could cause actual results to differ materially from our expectations (“Cautionary Statements”). All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements.

Factors that could adversely affect the future performance of the Korean economy include:

•	difficulties in the financial sectors in Europe and elsewhere and increased sovereign default risks in selected countries and the resulting adverse effects on the global financial markets;

•	adverse conditions or uncertainty in the economies of countries and regions that are important export markets for Korea, such as the United States, Europe, Japan and China, or in emerging market economies in Asia or elsewhere, as well as increased uncertainty in the wake of a referendum in the United Kingdom in June 2016, in which the majority of voters voted in favor of an exit from the European Union (“Brexit”);

•	adverse changes or volatility in foreign currency reserve levels, commodity prices (including oil prices), exchange rates (including fluctuation of the U.S. dollar, the euro or Japanese yen exchange rates or revaluation of the Chinese renminbi and the overall impact of Brexit on the value of the Korean Won), interest rates, inflation rates or stock markets;

•	declines in consumer confidence and a slowdown in consumer spending;

•	increasing levels of household debt;

•	increasing delinquencies and credit defaults by consumer and small- and medium-sized enterprise borrowers;

•	further decreases in the market prices of Korean real estate;

•	the continued growth of the Chinese economy, to the extent its benefits (such as increased exports to China) are outweighed by its costs (such as competition in export markets or for foreign investment and the relocation of the manufacturing base from Korea to China), as well as a slowdown in the growth of China’s economy, which is Korea’s most important export market;

•	the investigations of large Korean conglomerates and their senior management for bribery, embezzlement and other possible misconduct relating to the recent impeachment and dismissal of former President Park Guen-hye;

•	increased sovereign default risk in select countries and the resulting adverse effects on the global financial markets;

•	the economic impact of any pending or future free trade agreements;

•	social and labor unrest;

•	a decrease in tax revenues and a substantial increase in the Government’s expenditures for fiscal stimulus measures, unemployment compensation and other economic and social programs that, together, would lead to an increased Government budget deficit;

•	financial problems or lack of progress in the restructuring of Korean conglomerates, other large troubled companies, their suppliers or the financial sector;

•	loss of investor confidence arising from corporate accounting irregularities or corporate governance issues at certain Korean companies;

•	increases in social expenditures to support an aging population in Korea or decreases in economic productivity due to the declining population size in Korea;

•	geo-political uncertainty and risk of further attacks by terrorist groups around the world;

•	the occurrence of severe health epidemics in Korea or other parts of the world, including an outbreak of severe acute respiratory syndrome, swine or avian flu, Ebola or Middle East respiratory syndrome.

•	deterioration in economic or diplomatic relations between Korea and its trading partners or allies, including deterioration resulting from territorial or trade disputes or disagreements in foreign policy (such as the controversy between Korea and China regarding the decision to allow the United States to deploy the Terminal High Altitude Area Defense system in Korea);

•	political uncertainty or increasing strife among or within political parties in Korea;

•	natural or man-made disasters that have a significant adverse economic or other impact on Korea or its major trading partners;

•	hostilities or political or social tensions involving oil producing countries in the Middle East or North Africa and any material disruption in the supply of oil or sudden increase in the price of oil; and

•	an increase in the level of tensions or an outbreak of hostilities between North Korea and Korea or the United States.

FURTHER INFORMATION

We filed a registration statement with respect to the securities with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and its related rules and regulations. You can find additional information concerning ourselves and the securities in the registration statement and any pre- or post-effective amendment, including its various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. These filings are also available to the public from the Securities and Exchange Commission’s website at http://www.sec.gov.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 11.	Estimated Expenses.*

It is estimated that our expenses in connection with the sale of the debt securities, warrants and guarantees hereunder, exclusive of compensation payable to underwriters and agents, will be as follows:

SEC Registration Fee	US$	560,000
Printing Costs		250,000
Legal Fees and Expenses		450,000
Fiscal Agent Fees and Expenses		50,000
Blue Sky Fees and Expenses		50,000
Rating Agencies’ Fees		350,000
Miscellaneous (including amounts to be paid to underwriters in lieu of reimbursement of certain expenses)		200,000

Total	US$	1,910,000

*	Based on three underwritten offerings of the debt securities.

UNDERTAKINGS

The Registrants hereby undertake:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(b)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser;

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

CONTENTS

This Registration Statement is comprised of:

(1)	Facing Sheet.

(2)	Explanatory Note.

(3)	Part I, consisting of the Prospectus.

(4)	Part II, consisting of pages II-1 to II-9.

(5)	The following Exhibits:

A-1	-	Form of Underwriting Agreement Standard Terms, incorporated herein by reference to Exhibit A-1 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

B-1	-	Form of Fiscal Agency Agreement, including forms of Debt Securities, incorporated herein by reference to Exhibit B-1 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

B-2	-	Form of global Debt Security that bears interest at a fixed rate, incorporated herein by reference to Exhibit B-2 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

B-3	-	Letter of successor Fiscal Agent, incorporated herein by reference to Exhibit B-3 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

B-4	-	Letter of 2nd successor Fiscal Agent, incorporated herein by reference to Exhibit B-4 to the Registration Statement of The Export-Import Bank of Korea (No. 333-9564).

B-5	-	Letter of 3rd successor Fiscal Agent, incorporated herein by reference to Exhibit B-5 to the Registration Statement of The Export-Import Bank of Korea (No. 333-136378).

B-6	-	Form of Guarantee to be issued by The Republic of Korea.**

C	-	Form of Warrant Agreement, including form of Warrants.**

D-1	-	Consent of the Director General of The Export-Import Bank of Korea (included on page II-5).

D-2	-	Power of Attorney of the Director General of The Export-Import Bank of Korea.*

E-1	-	Consent of the Minister of Strategy and Finance of The Republic of Korea (included on Page II-6).

E-2	-	Power of Attorney of the Minister of Strategy and Finance of The Republic of Korea, incorporated herein by reference to Exhibit E-2 to the Registration Statement of The Export-Import Bank of Korea (No. 333-156218).

F	-	Consent of KPMG Samjong Accounting Corp.

G-1	-	Letter appointing certain persons as authorized agents of The Export-Import Bank of Korea in the United States.*

G-2	-	Letter appointing Authorized Agents of The Republic of Korea in the United States (included in Exhibit E-2).

H	-	The Export-Import Bank of Korea Act, incorporated herein by reference to Exhibit H to the Registration Statement of The Export-Import Bank of Korea (No. 333-212164).

I	-	The Enforcement Decree of The Export-Import Bank of Korea Act, incorporated herein by reference to Exhibit I to the Registration Statement of The Export-Import Bank of Korea (No. 333-180273).

J	-	The Articles of Incorporation of The Export-Import Bank of Korea.*

K	-	Form of Prospectus Supplement relating to The Export-Import Bank of Korea’s Medium-Term Notes, Series A, Due Not Less Than Nine Months From Date of Issue (the “MTNs”), incorporated herein by reference to Exhibit K to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

L	-	Form of Distribution Agreement between The Export-Import Bank of Korea and the Agents named therein relating to the offer and sale from time to time of the MTNs, incorporated herein by reference to Exhibit L to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

M-1	-	Opinion (including consent) of Cleary Gottlieb Steen & Hamilton LLP, c/o 19F, Ferrum Tower, 19, Eulji-ro 5-gil, Jung-gu, Seoul, Korea, United States counsel to The Export-Import Bank of Korea, in respect of the legality of the Debt Securities (with or without Warrants).*

M-2	-	Opinion (including consent) of Yoon & Yang LLC, 19th Floor, ASEM Tower, 517, Yeongdong-daero, Gangnam-gu, Seoul, Korea, Korean counsel to The Export-Import Bank of Korea, in respect of the legality of the Debt Securities (with or without Warrants) and the Guarantees to be issued by The Republic of Korea.*

M-3	-	Opinion (including consent) of Cleary Gottlieb Steen & Hamilton LLP, c/o 19F, Ferrum Tower, 19, Eulji-ro 5-gil, Jung-gu, Seoul, The Republic of Korea, United States counsel to The Export-Import Bank of Korea, in respect of the legality of The Export-Import Bank of Korea’s US$600,000,000 Floating Rate Notes due 2022, US$400,000,000 2.50% Notes due 2020 and US$1,000,000,000 3.00% Notes due 2022.*

M-4	-	Opinion (including consent) of Yulchon, Parnas Tower, 38F, 521 Teheran-ro, Gangnam-gu, Seoul, The Republic of Korea, Korean counsel to The Export-Import Bank of Korea, in respect of the legality of The Export-Import Bank of Korea’s US$600,000,000 Floating Rate Notes due 2022, US$400,000,000 2.50% Notes due 2020 and US$1,000,000,000 3.00% Notes due 2022.*

M-5	-	Opinion (including consent) of Cleary Gottlieb Steen & Hamilton LLP, c/o 19F, Ferrum Tower, 19, Eulji-ro 5-gil, Jung-gu, Seoul, The Republic of Korea, United States counsel to The Export-Import Bank of Korea, in respect of the legality of The Export-Import Bank of Korea’s US$800,000,000 Floating Rate Notes due 2021 and US$700,000,000 Floating Rate Notes due 2023.*

M-6	-	Opinion (including consent) of Shin & Kim, 9F, State Tower Namsan, 100 Toegye-ro, Jung-gu, Seoul, The Republic of Korea, Korean counsel to The Export-Import Bank of Korea, in respect of the legality of The Export-Import Bank of Korea’s US$800,000,000 Floating Rate Notes due 2021 and US$700,000,000 Floating Rate Notes due 2023.*

N-1	-	Form of the MTNs that bears interest at a fixed rate, incorporated herein by reference to Exhibit N-1 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

N-2	-	Form of the MTNs that bears interest at a floating rate, incorporated herein by reference to Exhibit N-2 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

O	-	Form of Calculation Agency Agreement between The Export-Import Bank of Korea and the calculation agent named therein relating to the MTNs that bear interest at a floating rate, incorporated herein by reference to Exhibit O to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

*	Previously filed
**	May be filed by amendment.

SIGNATURE OF THE EXPORT-IMPORT BANK OF KOREA

Pursuant to the requirements of the Securities Act of 1933, as amended, The Export-Import Bank of Korea has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Seoul, The Republic of Korea, on the 14th day of June, 2018.

THE EXPORT-IMPORT BANK OF KOREA

By:	JIN-KYUN LEE*†
Director General

†By:	/S/ JAYOUNG GU
Jayoung Gu (Attorney-in-fact)

*	Consent is hereby given to use of his name in connection with the information specified in this Registration Statement or amendment thereto to have been supplied by him and stated on his authority.

SIGNATURE OF THE REPUBLIC OF KOREA

Pursuant to the requirements of the Securities Act of 1933, as amended, The Republic of Korea has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, New York, on the 14th day of June, 2018.

THE REPUBLIC OF KOREA

By:	DONG-YEON KIM*†
Minister of Strategy and Finance

†By:	/S/ SEONG-WOOK KIM
Seong-Wook Kim (Attorney-in-fact)

*	Consent is hereby given to use of his name in connection with the information specified in this Registration Statement or amendment thereto to have been supplied by him and stated on his authority.

SIGNATURE OF AUTHORIZED REPRESENTATIVE

OF THE EXPORT-IMPORT BANK OF KOREA

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative in the United States of The Export-Import Bank of Korea, has signed this Registration Statement or amendment thereto in The City of New York, New York, on the 14th day of June, 2018.

†By:	/S/ DONG HOON LEE
Dong Hoon Lee

New York Representative Office
The Export-Import Bank of Korea

SIGNATURE OF AUTHORIZED REPRESENTATIVE

OF THE EXPORT-IMPORT BANK OF KOREA

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative in the United States of The Export-Import Bank of Korea, has signed this Registration Statement or amendment thereto in The City of New York, New York, on the 14th day of June, 2018.

†By:	/S/ YOUNG-ROK KIM
Young-rok Kim

New York Representative Office
The Export-Import Bank of Korea

SIGNATURE OF AUTHORIZED REPRESENTATIVE

OF THE REPUBLIC OF KOREA

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative in the United States of The Republic of Korea, has signed this Registration Statement or amendment thereto in The City of New York, New York, on the 14th day of June, 2018.

†By:	/S/ SEONG-WOOK KIM
Seong-Wook Kim

Financial Attaché
Korean Consulate General in New York

EXHIBIT INDEX

A-1	-	Form of Underwriting Agreement Standard Terms, incorporated herein by reference to Exhibit A-1 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

B-1	-	Form of Fiscal Agency Agreement, including forms of Debt Securities, incorporated herein by reference to Exhibit B-1 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

B-2	-	Form of global Debt Security that bears interest at a fixed rate, incorporated herein by reference to Exhibit B-2 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

B-3	-	Letter of successor Fiscal Agent, incorporated herein by reference to Exhibit B-3 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

B-4	-	Letter of 2nd successor Fiscal Agent, incorporated herein by reference to Exhibit B-4 to the Registration Statement of The Export-Import Bank of Korea (No. 333-9564).

B-5	-	Letter of 3rd successor Fiscal Agent, incorporated herein by reference to Exhibit B-5 to the Registration Statement of The Export-Import Bank of Korea (No. 333-136378).

B-6	-	Form of Guarantee to be issued by The Republic of Korea.**

C	-	Form of Warrant Agreement, including form of Warrants.**

D-1	-	Consent of the Director General of The Export-Import Bank of Korea (included on page II-5).

D-2	-	Power of Attorney of the Director General of The Export-Import Bank of Korea.*

E-1	-	Consent of the Minister of Strategy and Finance of The Republic of Korea (included on Page II-6).

E-2	-	Power of Attorney of the Minister of Strategy and Finance of The Republic of Korea, incorporated herein by reference to Exhibit E-2 to the Registration Statement of The Export-Import Bank of Korea (No. 333-156218).

F	-	Consent of KPMG Samjong Accounting Corp.

G-1	-	Letter appointing certain persons as authorized agents of The Export-Import Bank of Korea in the United States.*

G-2	-	Letter appointing Authorized Agents of The Republic of Korea in the United States (included in Exhibit E-2).

H	-	The Export-Import Bank of Korea Act, incorporated herein by reference to Exhibit H to the Registration Statement of The Export-Import Bank of Korea (No. 333-212164).

I	-	The Enforcement Decree of The Export-Import Bank of Korea Act, incorporated herein by reference to Exhibit I to the Registration Statement of The Export-Import Bank of Korea (No. 333-180273).

J	-	The Articles of Incorporation of The Export-Import Bank of Korea.*

K	-	Form of Prospectus Supplement relating to The Export-Import Bank of Korea’s Medium-Term Notes, Series A, Due Not Less Than Nine Months From Date of Issue (the “MTNs”), incorporated herein by reference to Exhibit K to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

L	-	Form of Distribution Agreement between The Export-Import Bank of Korea and the Agents named therein relating to the offer and sale from time to time of the MTNs, incorporated herein by reference to Exhibit L to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

M-1	-	Opinion (including consent) of Cleary Gottlieb Steen & Hamilton LLP, c/o 19F, Ferrum Tower, 19, Eulji-ro 5-gil, Jung-gu, Seoul 04539, Korea, United States counsel to The Export-Import Bank of Korea, in respect of the legality of the Debt Securities (with or without Warrants).*

M-2	-	Opinion (including consent) of Yoon & Yang LLC, 19th Floor, ASEM Tower, 517, Yeongdong-daero, Gangnam-gu, Seoul, Korea, Korean counsel to The Export-Import Bank of Korea, in respect of the legality of the Debt Securities (with or without Warrants) and the Guarantees to be issued by The Republic of Korea.*

M-3	-	Opinion (including consent) of Cleary Gottlieb Steen & Hamilton LLP, c/o 19F, Ferrum Tower, 19, Eulji-ro 5-gil, Jung-gu, Seoul, The Republic of Korea, United States counsel to The Export-Import Bank of Korea, in respect of the legality of The Export-Import Bank of Korea’s US$600,000,000 Floating Rate Notes due 2022, US$400,000,000 2.50% Notes due 2020 and US$1,000,000,000 3.00% Notes due 2022.*

M-4	-	Opinion (including consent) of Yulchon, Parnas Tower, 38F, 521 Teheran-ro, Gangnam-gu, Seoul, The Republic of Korea, Korean counsel to The Export-Import Bank of Korea, in respect of the legality of The Export-Import Bank of Korea’s US$600,000,000 Floating Rate Notes due 2022, US$400,000,000 2.50% Notes due 2020 and US$1,000,000,000 3.00% Notes due 2022.*

M-5	-	Opinion (including consent) of Cleary Gottlieb Steen & Hamilton LLP, c/o 19F, Ferrum Tower, 19, Eulji-ro 5-gil, Jung-gu, Seoul, The Republic of Korea, United States counsel to The Export-Import Bank of Korea, in respect of the legality of The Export-Import Bank of Korea’s US$800,000,000 Floating Rate Notes due 2021 and US$700,000,000 Floating Rate Notes due 2023.*

M-6	-	Opinion (including consent) of Shin & Kim, 9F, State Tower Namsan, 100 Toegye-ro, Jung-gu, Seoul, The Republic of Korea, Korean counsel to The Export-Import Bank of Korea, in respect of the legality of The Export-Import Bank of Korea’s US$800,000,000 Floating Rate Notes due 2021 and US$700,000,000 Floating Rate Notes due 2023.*

N-1	-	Form of the MTNs that bears interest at a fixed rate, incorporated herein by reference to Exhibit N-1 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

N-2	-	Form of the MTNs that bears interest at a floating rate, incorporated herein by reference to Exhibit N-2 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

O	-	Form of Calculation Agency Agreement between The Export-Import Bank of Korea and the calculation agent named therein relating to the MTNs that bear interest at a floating rate, incorporated herein by reference to Exhibit O to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

*	Previously filed
**	May be filed by amendment.